Filed Pursuant to 424(b)(3)
Registration No. 333-122743

SUPPLEMENT NO. 15
DATED JUNE 5, 2007
TO THE PROSPECTUS DATED DECEMBER 8, 2006
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 15 supercedes and replaces the following prior supplements to the prospectus dated December 8, 2006: Supplement No. 7 dated March 23, 2007; Supplement No. 8 dated April 5, 2007; Supplement No. 9 dated April 16, 2007; Supplement No. 10 dated April 16, 2006; Supplement No. 11 dated May 3, 2007; Supplement No. 12 dated May 16, 2007; Supplement No. 13 dated May 23, 2007; and Supplement No. 14 dated May 31, 2007. This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below. You should read this Supplement No. 15 together with our prospectus dated December 8, 2006. Unless otherwise defined in this Supplement No. 15, capitalized terms used in this Supplement No. 15 have the same meanings as set forth in the prospectus.

Table of Contents

	Supplement No. 15 Page No.	Prospectus Page No.
Minimum Suitability Standards for Investors	1	3
Prospectus Summary	2	4
Selected Financial Data	5	7
Capitalization	7	9
Compensation Table	8	10
Use of Proceeds	10	12
Prior Performance of IREIC Affiliates	11	13
Management	49	51
Conflicts of Interest	54	116
Principal Stockholders	55	57
Business and Policies	56	58
Description of Real Estate Assets	71	73
Management’s Discussion and Analysis of Financial Condition and Results of Operations	261	263
Plan of Distribution	294	296
Independent Registered Public Accounting Firm	295	297
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1

MINIMUM SUITABILITY STANDARDS FOR INVESTORS

This section supplements the discussion contained in our prospectus under the heading “Minimum Suitability Standards for Investors,” which begins on page ii of the prospectus.

Effective as of May 8, 2007, a resident of the State of Nebraska may make investments in our shares exceeding 10% of his or her liquid net worth, which is defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

PROSPECTUS SUMMARY

We May Borrow Money

This subsection, which starts on page 4 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of March 31, 2007, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by sixty-five properties totaling approximately $1.3 billion, equivalent to approximately 45% of the combined fair market value of our assets on a consolidated basis. For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. The weighted average interest rate on these loans was 5.35% as of March 31, 2007.  See “Business and Policies — Borrowing” for additional discussion of our borrowing policies.

Use of Proceeds of Offering

This subsection, which starts on page 5 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through March 31, 2007, we have sold approximately 277.5 million shares in the “best efforts” offering and 3.9 million shares through our distribution reinvestment plan, generating approximately $2.8 billion in gross offering proceeds, 20,000 shares purchased by IREIC for $0.2 million and excluding approximately 241,000 shares repurchased through our share repurchase program for approximately $2.2 million.  Through March 31, 2007, we had incurred approximately $292.0 million, equal to 10.4% of the gross proceeds of the offering, in offering and organization costs, including selling commissions, marketing contributions and other expenses paid to affiliates of the Business Manager.

Distribution Policy

This subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through April 30, 2007, we have paid cash distributions to our stockholders aggregating approximately $73.0 million.  For the three months ended March 31, 2007, we paid cash distributions of approximately $27.3 million, all of which were funded with cash provided from our operating and investing activities.  For the three months ended March 31, 2006, we paid cash distributions of approximately $1.9 million, all of which were funded with cash provided from our operating activities.

Terms of the Offering

This subsection, which starts on page 10 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through March 31, 2007, we have sold approximately 277.5 million shares in the “best efforts” offering and 3.9 million shares through our distribution reinvestment plan, generating approximately $2.8 billion in gross offering proceeds, excluding 20,000 shares purchased by IREIC for $0.2 million and excluding approximately 241,000 shares repurchased through our share repurchase program for approximately $2.2 million.  Also through March 31, 2007, we have issued options to purchase 17,500 shares of our common stock pursuant to our independent stock option plan.

None of these options has been exercised.  See “Risk Factors — Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Distribution Reinvestment Plan

This subsection, which starts on page 11 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through March 31, 2007, we have sold approximately 3.9 million shares through our distribution reinvestment plan, generating approximately $37.3 million of proceeds.  See “Risk Factors — Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

Use of Proceeds

This subsection, which starts on page 12 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through March 31, 2007.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.  (All dollar amounts are rounded to the nearest thousand.)

	Estimated Proceeds		Actual Proceeds as of March 31, 2007
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$2,804,300,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$197,848,000	7.06%
Marketing Contribution	$125,000,000	2.50%	$67,029,000	2.39%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and Offering Expenses (2)	$50,500,000	1.01%	$27,093,000	0.97%
TOTAL EXPENSES:	$575,500,000	11.51%	$291,970,000	10.41%
Gross Amount Available	$4,424,500,000	88.49%	$2,512,330,000	89.59%
Less:
Working Capital Reserve (3)	$50,000,000	1.00%	$50,000,000	1.78%
Acquisition Expenses (4)	$25,000,000	0.50%	$2,017,000	0.07%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$2,460,313,000	87.73%

(1)          In the “actual proceeds” column, gross proceeds of $2,804,300,000 includes the 20,000 shares purchased by our sponsor for $0.2 million preceding the commencement of our offering and excludes the 241,000 shares repurchased for approximately $2.2 million.

(2)          Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)  As of March 31, 2007, we have funded a working capital reserve.  Our working capital, as of that date, was approximately $237.3 million.  We anticipate reducing the working capital reserve to an amount equal to 1% of gross offering proceeds by the time the offering terminates.

(4)          The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

SELECTED FINANCIAL DATA

This section supplements the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 41 of the prospectus.

The following table shows our consolidated selected financial data relating to the historical financial condition and results of operations.  This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus.  All dollar amounts are stated in thousands, except per share amounts.

	As of March 31, 2007	As of December 31, 2006	As of December 31, 2005	As of December 31, 2004
	(Dollar amounts in thousands)

Total assets	$4,293,091	3,040,544	865,851	731

Mortgages and margins payable	$1,323,953	1,107,113	227,654	—

	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,	Year Ended December 31,	For the period October 4, 2004 (inception) to December 31,
	2007	2006	2006	2005	2004
	(Dollar amounts in thousands)

Total income	$63,731	17,721	123,202	6,668	—

Total interest and dividend income	$10,722	2,086	23,289	1,740	—

Net income (loss) applicable to common shares	$12,089	(1,456)	1,131	(1,373)	(24)

Net income (loss) available to common stockholders per common share, basic and diluted (a)	$.06	(.07)	.02	(1.55)	(1.20)

Distributions declared to common stockholders	$31,374	2,913	41,178	438	—

Distributions per weighted average common share (a)	$.15	.15	.60	.11	—

Funds From Operations (b)	$38,080	4,413	45,626	(775)	—

Cash flows provided by (used in) operating activities	$30,043	7,063	65,883	11,498	(14)

Cash flows (used) in investing activities	$(449,782)	(159,486)	(1,552,014)	(810,725)	—

Cash flows provided by financing activities	$1,197,987	325,400	1,751,494	836,155	214

Weighted average number of common shares outstanding, basic and diluted	205,589,116	19,485,272	68,374,630	884,058	20,000

(a)                                  The net loss per basic and diluted share is based upon the weighted average number of common shares outstanding for the three months ended March 31, 2007 and 2006, and for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the three months ended March 31, 2007 and 2006, and the year ended December 31, 2006 and for the period from August 31, 2005 (commencement of the offering) to December 31, 2005.  Distributions of current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)                                 One of our objectives is to provide cash distributions to our stockholders from cash generated by our operating activities. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO,” which it believes more accurately reflects the operating performance of a REIT.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs.  The calculation of FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to “net income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  Our management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended March 31,	For the three months ended March 31,	For the year ended December 31,	For the year ended December 31,
		2007	2006	2006	2005
		(In Thousands)
	Net income (loss) applicable to common shares	$12,089	(1,456)	1,131	(1,373)
Add:	Depreciation and amortization related to investment properties	26,570	7,821	49,681	3,459
Less:	Minority interests’ share of the above adjustment	579	1,952	5,186	2,861

	Funds from operations	$38,080	4,413	45,626	(775)

CAPITALIZATION

This section supplements the discussion contained in the prospectus under the heading “Capitalization,” which begins on page 43 of the prospectus.

The following table sets forth our capitalization as of March 31, 2007 and December 31, 2006.  The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan.  The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

	March 31,	December 31,
	2007	2006
	(In Thousands)
Debt:
Mortgage Notes Payable	$1,259,475	$1,062,703
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 281,176,200 and 168,620,150 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	281	169
Additional Paid-In Capital	2,511,522	1,504,503
Retained Earnings Deficit	(38,903)	(20,224)
Total Stockholders’ Equity:	2,472,900	1,484,448

Total Capitalization:	$3,732,375	$2,547,151

COMPENSATION TABLE

Subordinated Payments - Operational Stage

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table — Nonsubordinated Payments,” which begins on page 44 of the prospectus, and all similar discussions appearing throughout the prospectus.

OTHER OPERATIONAL EXPENSES

Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for purchasing, selling and servicing mortgages.

Effective May 1, 2007, we will pay Inland Mortgage Servicing Corporation $225 per loan per month for servicing our loans and our consolidated joint venture, MB REIT, will pay $200 per loan per month for servicing its loans.

The actual amount depends on results of operations and cannot be determined at the present time.

Actual Compensation

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table — Actual Compensation,” which begins on page 54 of the prospectus.

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. Through March 31, 2007, these organization and offering expenses did not exceed the 4.5% or 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

For the period from October 4, 2004 (inception) through March 31, 2007, we have incurred the following expenses in connection with the offering and sale of our shares (all dollar amounts are rounded to the nearest thousand):

Offering Stage
Selling commissions	$197,848,000
Marketing contributions	67,029,000
Other expenses to affiliates of the Business Manager	9,839,000
Other expenses	17,254,000
Total organization and offering expenses:	$291,970,000

For the period from October 4, 2004 (inception) through March 31, 2007, we, MB REIT or our other joint ventures have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage
Acquisition expenses	$792,000
Acquisition fees	0
Property management fees	7,905,000
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	2,888,000
Ancillary services reimbursements	2,558,000
Business management fees	4,600,000
Investment advisor fees	2,463,000
Incentive fees	0
Total operating fees and expenses:	$21,206,000

We have not sold any properties and, therefore, no disposition fees have been paid or incurred by us or MB REIT for the period from October 4, 2004 (inception) through March 31, 2007.

USE OF PROCEEDS

This section supplements the discussion contained in the prospectus under the heading “Use of Proceeds,” which begins on page 56 of the prospectus.

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through March 31, 2007.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.  (All dollar amounts are rounded to the nearest thousand.)

	Estimated Proceeds		Actual Proceeds as of March 31, 2007
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$2,804,300,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$197,848,000	7.06%
Marketing Contribution	$125,000,000	2.50%	$67,029,000	2.39%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and Offering Expenses (2)	$50,500,000	1.01%	$27,093,000	0.97%
TOTAL EXPENSES:	$575,500,000	11.51%	$291,970,000	10.41%
Gross Amount Available	$4,424,500,000	88.49%	$2,512,330,000	89.59%
Less:
Working Capital Reserve (3)	$50,000,000	1.00%	$50,000,000	1.78%
Acquisition Expenses (4)	$25,000,000	0.50%	$2,017,000	0.07%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$2,460,313,000	87.73%

(1)          In the “actual proceeds” column, gross proceeds of $2,804,300,000 includes the 20,000 shares purchased by our sponsor for $0.2 million preceding the commencement of our offering and excludes the 241,000 shares repurchased for approximately $2.2 million.

(2)          Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)  As of March 31, 2007, we have funded a working capital reserve.  Our working capital, as of that date, was approximately $237.3 million.  We anticipate reducing the working capital reserve to an amount equal to 1% of gross offering proceeds by the time the offering terminates.

(4)          The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

PRIOR PERFORMANCE OF IREIC AFFILIATES

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 57 of the prospectus.

Prior Investment Programs

During the ten year period ending March 31, 2007, IREIC and its affiliates have sponsored three other REITs and fifty-seven real estate exchange private placements, which altogether have raised more than $8.1 billion from over 180,800 investors in offerings for which Inland Securities has served as dealer manager.  During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, have raised approximately $7.6 billion from over 179,700 investors.  Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these private placement programs do not have investment objectives similar to ours.  However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies.  The three REITs that seek current income and capital appreciation represent approximately 94% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the three months ended March 31, 2007.  On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No further information regarding IRRETI is available.

We pay fees to Inland Securities and our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which is reallowed to soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Further, we pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending March 31, 2007, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus.  With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006.  This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager.  All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities.  WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT.  ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of March 31, 2007	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of March 31, 2007 (1)	Inland Real Estate Exchange Private Placement Offerings as of March 31, 2007

Number of programs sponsored	1	1	1	57
Aggregate amount raised from investors	$4,472,189,000	2,424,515,000	716,486,000	480,813,000
Approximate aggregate number of investors	116,000	57,600	6,100	1,100
Number of properties purchased	307	287	166	59
Aggregate cost of properties	$7,734,332,000	4,138,046,000	1,778,354,000	977,704,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$135,328,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	85.00%	37.00%
Single-user net lease	30.00%	11.00%	15.00%	10.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	45.00%
Industrial	0.00%	0.00%	0.00%	8.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	36.00%	39.00%	36.00%	27.00%
Existing construction	64.00%	61.00%	64.00%	73.00%

Number of properties sold in whole or in part	0	13	19	1

Number of properties exchanged	0	0	0	0

(1)          On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments.  IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering. Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement.  Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

During the three years prior to March 31, 2007, Inland Western Retail Real Estate Trust, Inc. purchased 299 properties and Inland Real Estate Corporation purchased twenty commercial properties.  During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through March 31, 2007, IRC had issued approximately 15.2 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $666.3 million as of March 31, 2007. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On May 31, 2007, the closing price of the stock on the New York Stock Exchange was $18.00 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances.  All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of March 31, 2007, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, equal portions of which are paid monthly.  Effective with the April 17, 2007 cash distribution, IRC began paying an annual cash distribution of $0.98 per share.

As of March 31, 2007, IRC owned 147 properties for an aggregate purchase price of approximately $1.8 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit or sales proceeds from previous sales of properties.  As of March 31, 2007, IRC had debt of approximately $669.9 million secured by its properties and had $45 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate

Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

On February 27, 2007, IRRETI and DDR consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003.  Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through March 31, 2007, Inland Western had issued approximately 35 million shares through its distribution reinvestment program and had repurchased approximately 9 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.5 billion as of March 31, 2007.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of March 31, 2007, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of March 31, 2007, Inland Western owned 307 properties for an aggregate purchase price of approximately $7.7 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of March 31, 2007, Inland Western had borrowed approximately $4.4 billion secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western from the date each was formed or commenced its offering through March 31, 2007. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of any business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional amount of approximately $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through March 31, 2007, IREIC or its affiliates received approximately $60.4 million in advisor fees and agreed to forgo an additional $104.0 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. For the three months ended March 31, 2007, we paid our Business Manager a business management fee of $1.5 million, or approximately 0.22% on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive.  Our Business Manager is not, however, obligated to continue forgoing any portion of this fee, and thus we may pay less in distributions or have less cash available to acquire real estate assets.   See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation — Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005(4)	58,867,790	57,502,980	—	1,364,810.87
2006(5)	64,689,179	55,737,360	8,520,125	431,694.96
2007	15,735,000	15,735,000	—	—	.24
	536,282,454	417,916,320	98,686,319	3,944,815

(1)             The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)             Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)             Represents a capital gain distribution for federal income tax purposes.

(4)             For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)             The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

Inland Retail Real Estate Trust, Inc.—Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(4)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

(1)             The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.  Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)             Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)             Represents a capital gain distribution for federal income tax purposes.

(4)             IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)             For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Inland Western Retail Real Estate Trust, Inc.—Last Offering By Inland Securities Completed In 2005

	Total Distributions Paid	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions Paid per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	71,822,000	71,822,000	—	—	.16
	621,818,000	354,899,000	276,919,000	—

(1)             The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)             Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)             Represents a capital gain distribution for federal income tax purposes.

(4)             Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A

As of December 31,	IRC (1)	IRRETI (2)		Inland Western (3)
2001	17.88%	9.92%		N/A
2002	18.35%	11.07%		N/A
2003	20.07%	12.08%		4.97	%(6)
2004	21.71%	13.18%		6.91%
2005	23.99%	14.32%		7.32%
2006	25.50%	N/A	%(7)	7.94%

(1)             IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2005, the DRP purchase price was $15.10 per share.  As of March 31, 2007, the DRP purchase price per share was $18.34.

(2)             IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.  As of September 30, 2006, the DRP purchase price per share was $11.00.

(3)             Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.  As of March 31, 2007, the DRP purchase price per share was $10.00.

(4)             Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)             IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)             Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

(7)             Because of the acquisition by DDR, this information is not available for IRRETI as of March 31, 2007.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to increase cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through March 31, 2007, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 489 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From April 1, 1997 through March 31, 2007, investors in these private partnerships have received total distributions in excess of $499 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004.  As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002.  This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through March 31, 2007, IREX has offered the sale of fifty-nine properties with a total property value of approximately $987 million.

Landings Of Sarasota Delaware Business Trust (DBT). Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9.8 million. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8 million from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $8 million in debt assumption and $4 million in equity investment. $0.2 million of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

On July 28, 2005, this property was sold for approximately $15.9 million after the repayment of the mortgage balance of approximately $7.7 million and payment of the costs of sales totaling approximately $977,000, the investors received approximately $7.2 million in net sales proceeds.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7.5 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $11 million, which consisted of $7.5 million in debt assumption and $3.5 million in equity investment. $0.1 million of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

On April 12, 2006, the $7.2 million mortgage was refinanced with approximately $7.6 million mortgage.  After paying refinancing expenses totaling approximately $164,000, the investors received the net refinancing proceeds of approximately $267,000.

Pets Bowie DBT, a Delaware business trust, purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of approximately $2.6 million from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1.3 million with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of $1.3 million in debt assumption and $2.6 million in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

On October 31, 2006, the $1.3 million mortgage was refinanced with an approximately $3 million mortgage.  After paying refinancing expenses totaling approximately $174,000, the investors received the net refinancing proceeds of approximately $1.5 million.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1.5 million from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.4 million, which consisted of $1.5 million in debt assumption and $1.9 million in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

On December 22, 2006, the $1.5 million mortgage was refinanced with an approximately $2.4 million mortgage.  After paying refinancing expenses totaling approximately $100,000, the investors received the net refinancing proceeds of $800,000.

Lansing Shopping Center DBT, a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5.9 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10.9 million, which consisted of $5.9 million in debt assumption and $5 million in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

On May 26, 2006, the $5.9 million mortgage was refinanced with an approximately $7.5 million mortgage.  After paying refinancing expenses totaling $323,000, the investors received the net refinancing proceeds of approximately $1.3 million.

Inland 220 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18 million first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33.8 million, which consisted of $18 million in debt assumption and $158 million in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons DBT, a Delaware business trust, acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of approximately $8.9 million from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $17.3 million, which consisted of approximately $8.9 million in debt assumption and $8.4 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

On January 20, 2006, the $8.9 million mortgage was refinances with an approximately $11 million mortgage.  After paying refinancing expenses totaling approximately $349,000, the investors received the net refinancing proceeds of approximately $1.8 million.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage.  The refinancing expenses totaled $30,000.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building - Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4 million loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8 million, which consisted of $4 million in debt assumption and approximately $4 million in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $4 million equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10.5 million loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20.5 million, which consisted of approximately $10.5 million in debt assumption and approximately $10.1 million in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building - Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12.9 million loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22.9 million, which consisted of $12.9 million in debt assumption and $10 million in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. Approximately $0.2 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a

Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for approximately $15.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28.2 million, which consisted of $12.5 million in debt assumption and $15.7 million in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.7 million from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12 million, which consisted of approximately $5.7 million in debt assumption and approximately $6.4 million in equity investment. Approximately $0.5 million of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.6 million from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12.2 million, which consisted of approximately $5.6 million in debt assumption and $6.6 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of approximately $2 million. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.8 million, which consisted of $1.4 million in debt assumption and $1.4 million in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for approximately $12.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24.4 million, which consisted of approximately $11.9 million in debt assumption and approximately $12.5 million in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21.7 million and the total price of $24.4 million consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1.6 million of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.2 million, which consisted of approximately $3.9 million in debt assumption and $4.3 million in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.1 million and the total price of approximately $8.2 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4.7 million from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of approximately $1.8 million in mortgage financing from Parkway Bank and Trust Co. and approximately $2.1 million in equity investment. The difference between the real estate acquisition price of approximately $3.5 million and the total price of $3.9 million consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center.  BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for approximately $6.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $13.6 million, which consisted of approximately $6.9 million in debt assumption and $6.7 million in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of approximately $11.7 million and the total price of $13.6 million consists of $0.6 million acquisition fee, $0.4 million for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for approximately $6.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised approximately $2.8 million. The total price was approximately $12.1 million, which consisted of approximately $5.1 million in debt assumption and $7 million in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of approximately $10.3 million and the total price of approximately $12.1 million consists of $520,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center in East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for approximately $8.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $15.9 million, which consisted of $7.4 million in debt assumption and approximately $8.5 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13.5 million and the total price of approximately $15.9 million consists of $675,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center in Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for approximately $3.2 million and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $7.1 million, which consisted of approximately $3.2 million in debt assumption and approximately $4 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6.1 million and the total price of approximately $7.1 million consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2.9 million from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2.9 million in debt assumption and approximately $3.1 million in equity investment. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6 million consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store in Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.5 million, which consisted of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.6 million and the total price of approximately $6.5 million consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

On October 20, 2005, this property was financed with a $3,570,000 mortgage.  After paying refinancing expenses totaling approximately $141,000, the investors received the net financing proceeds of approximately $3.4 million.

Kraft Cold Storage Facility in Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for approximately $5.3 million and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 -

12th Street, Mason City Iowa for approximately $5.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of approximately $5.3 million in debt assumption and approximately $5.7 million in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of approximately $9.6 million and the total price of $11 million consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for approximately $19.2 million, a junior loan in the amount of approximately $6.2 million and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for approximately $20.1 million in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39.2 million, which consisted of approximately $19.2 million in debt assumption and approximately $20.1 million in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of $39.2 million consists of $1.5 million acquisition fee, $150,000 for a property reserve account and approximately $2.7 million of estimated costs and expenses. The offering was completed in June 2005 after approximately $19.1 million was raised.

Best Buy Store in Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $5 million and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for approximately $5.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $10.3 million, which consisted of approximately $5 million in debt assumption and approximately $5.4 million in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9 million and the total price of approximately $10.3 million consists of $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for approximately $11 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20.7 million, which consisted of approximately $9.8 million in debt assumption and approximately $11 million in equity investment,

1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.8 million and the total price of approximately $20.7 million consists of $1.3 million acquisition fee and market value adjustment, $0.1 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $12.1 million and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for approximately $10.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20 million, which consisted of approximately $9.8 million in debt assumption and $10.2 million in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.7 million and the total price of approximately $20 million consists of $775,000 acquisition fee, $0.1 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $1.1 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.2 million, which consisted of $1.1 million in debt assumption and approximately $1.1 million in equity investment. The difference between the real estate acquisition price of approximately $1.9 million and the total price of approximately $2.2 million consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $0.8 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $1.6 million, which consisted of $0.8 million in debt assumption and approximately $0.8 million in equity investment. The difference between the real estate acquisition price of approximately $1.4 million and the total price of approximately $1.6 million consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of approximately $2.5 million from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for approximately $7.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.3 million, which consisted of approximately $6.7 million in debt assumption and approximately $7.6 million in equity investment, 1% of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of approximately $12.3 million and the total price of approximately $14.3 million consists of $0.7 million acquisition fee, $320,000 for a property reserve account and approximately $1 million of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for 100% of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for approximately $21.4 million, a junior loan in the amount of $7.8 million from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust. The property is located at 2200 and 2222 Kensington Court, Oak Brook for approximately $23.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45 million, which consisted of approximately $21.5 million in debt assumption and $23.5 million in equity investment, 1% of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of approximately $40.2 million and the total price of approximately $45 million consists of $1.8 million acquisition fee, $0.4 million for a property reserve account, and approximately $2.5 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47.8 million from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for approximately $30.2 million, a junior loan in the amount of $8 million from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for approximately $23 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $53.5 million, which consisted of approximately $30.2 million in debt assumption and approximately $23.2 million in equity investment, 1% of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47.8 million and the total price of approximately $53.5 million consists of approximately $2.4 million acquisition fee, $0.5 million for a property reserve account, and approximately $2.8 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of approximately $2.4 million from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to approximately $1.8 million. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.8 million, which consisted of approximately $1.8 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.8 million consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of approximately $3.1 million. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $1.7 million. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.7 million, which consisted of approximately $1.7 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.7 million consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

On February 16, 2007 the Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse.  Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner.  The sole owner had retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of approximately $4.2 million. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.3 million the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.8 million, which consisted of approximately $2.4 million in debt assumption and approximately $2.5 million in equity investment. The difference between the real estate acquisition price of approximately $4.2 million and the total price of approximately $4.8 million consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50. The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for approximately $5.3 million from an unrelated third party, La Place Center limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $3.1 million. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for approximately $3.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.1 million which consisted of $2.9 million in debt assumption and approximately $3.2 million in equity investment, of which 1% was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6.1 million consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $5 million. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $2.6 million. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $5.6 million, which consisted of approximately $2.6 million in debt assumption and $3 million in equity investment. The difference between the real estate acquisition price of approximately $5 million and the total price of approximately $5.6 million consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for approximately $4.1 million. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $1.9 million and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.1 million. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.5 million, which consisted of approximately $2.1 million in debt assumption and approximately $2.4 million. The difference between the real estate acquisition price of approximately $4.1 million and the total price of approximately $4.5 million consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for approximately $34.8 million from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of approximately $20.9 million and a B note for approximately $5.2 million from Bear Stearns Commercial mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered 99% of the undivided tenant-in-common interests in the property for approximately $18.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $39.1 million which consisted of approximately $20.9 million in debt assumption and approximately $18.2 million in equity investment, 1% of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of approximately $39.1 million consists of approximately $2 million acquisition fee, approximately $0.5 million for a property reserve account, and approximately $2.2 million of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for approximately $7.5 million from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.9 million, which consisted of equity investment, 1% to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.5 million and the total price of approximately $8.9 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building in Louisville, Kentucky. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $26.6 million from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered 99% of the undivided tenant in common interests in the property for approximately $18.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45.4 million, which consisted of approximately $26.6 million in debt assumption and approximately $18.8 million in equity investment, 1% of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of approximately $41.3 million and the total price of approximately $45.4 million consists of $1.5 million acquisition fee, $0.2 million for a property reserve account, and approximately $2.4 million of estimated costs and expenses. The offering was completed in May 2006 when the maximum offering amount was raised.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $2.6 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $2.6 million. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.6 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3 million, which consisted of $1.6 million in debt assumptions and approximately $1.4 million in equity investment. The difference between the real estate acquisition price of approximately $2.6 million and the total price of approximately $3 million consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center in Murfreesboro, Tennessee. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12.5 million in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC interest in the property for a total of approximately $7.1 million in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12,5. million and the total price of approximately $14.7 million consists of $625,000 acquisition fee, $425,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The seller obtained permanent financing from the lender in the amount of $7.5 million evidenced by a promissory note and secured by a first-lien deed of trust. The offering was completed in July 2006 when the maximum offering amount was raised.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $3.1 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $3.1 million. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.9 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was $3,640,000, which consisted of $1.9 million in debt assumptions and approximately $1.7 million in equity investment. The difference between the real estate acquisition price of approximately $3.1 million and the total price of approximately $3.6 million consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center in McKinney, Texas. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for approximately $27.7 million from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $16.6 million from LaSalle National Bank. In March 2006, Craig Crossing 1031, L.L.C., offered 99% of the undivided tenant in common interests in the property for approximately $13.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $30.6 million, which consisted of $16.6 million in debt assumption and approximately $14 million in equity investment, 1% of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of approximately $27.7 million and the total price of approximately $30.6 million consists of $700,000 acquisition fee, $250,000 for a property reserve account, and approximately $2 million of estimated costs and expenses.  The offering was completed in August 2006 when the maximum offering amount was raised.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217 and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for approximately $53.3 million from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of approximately $34.6 million. In May 2006, Charlotte 1031, L.L.C., offered 99.5% of the undivided tenant in common interests in the property for approximately $24 million in cash. The total price was approximately $58.8 million, which consisted of approximately $34.6 million in debt assumption and approximately $24.1 million in equity investment. The difference between the real estate acquisition price of $53.3 million and the total price of approximately $58.8 million includes the seller’s share of the interest, represents all estimated costs and expenses related to the acquisition and financing of the property, offering, marketing, transferring of the interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of approximately $2.7 million.  The offering was completed in March 2007 when the maximum offering amount was raised.

Olivet Church Crossing in Paducah, Kentucky. Olivet Church 1031, L.L.C., a Delaware limited liability company, purchased a 16.13-acre parcel of land upon which is located an multi-tenant shopping center consisting of two buildings from which one of them is currently 100% occupied by Kohl’s Department Store and the second building is leased and occupied by eight tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond, Cost Plus World Market.  The L.L.C. purchased the property on March 17, 2006 for approximately $20.9 million from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of approximately $12.5 million which is secured by the property. The loan is evidenced by a promissory note and a mortgage and security agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky 42001. The buildings were built in 2005 and contain approximately 165,598 square feet of leasable area.  In June 2006, the seller offered to qualified accredited investors 99% of the undivided tenant in common interests in the property for approximately $10.7 million in cash plus the assumption of the existing indebtedness as described herein. The total price was approximately $23.3 million, which consisted of approximately $12.5 million in debt assumption and approximately $10.8 million in equity investment. The difference between the real estate acquisition price of approximately $20.9 million and the total price of approximately $23.3 million consists of $750,000 acquisition fee, $200,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses including, offering, marketing, and transferring of the tenant in common Interests.  The offering was completed in March 2007 when the maximum offering amount was raised.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land upon which four interconnected buildings totaling 256,700 square feet are located at 1900 East Lake Avenue, Glenview, Cook County, Illinois 60025 for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman.  The seller funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006.  In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The difference between the purchase price of approximately $51.8 million and the total price of approximately $57 million consists of an acquisition fee of approximately $2.2 million, $0.2 million for a property reserve account and approximately $2.9 million of estimated costs and expenses.  As of March 31, 2007, the offering had raised approximately $21.4 million from investors.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona 85365 for approximately $42.3 million in cash plus the assumption of the existing indebtedness, consisting of a portion of an open air multi-tenant shopping center, included, but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the Power Center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center.  The seller acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC.  The seller funded the acquisition of the property with approximately $27 million in cash, the proceeds from the Mezzanine Loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property.  In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The difference between the purchase price of $96.2 million and the total price of approximately $105.3 million consists of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses.  As of March 31, 2007, the offering had raised approximately $40.7 million from investors.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006, a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties, consisting of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants. The property contains two building totaling approximately 172,866 square feet of leasable area.  Subsequent to the initial purchase, the seller funded certain earn-outs totaling $2.6 million.  These earn-outs and the purchase price totaled approximately $26.4 million. The seller funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the seller offered to qualified accredited investors 99% of the TIC Interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness.  The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of a $750,000 acquisition fee, $0.2 million in property reserves, and approximately $1.9 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $12.6 million from investors.

Pacer Global Logistics Office Building in Dublin, Ohio. Dublin 1031, L.L.C. , a Delaware limited liability company, purchased a 13.349 acre parcel of land which includes a three-story office building on September 7, 2006 for $19.7 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $12 million from Sovereign Bank, Inc.  In January 2007, Dublin 1031, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $22.6 million, which consisted of approximately $12 million in debt assumption and approximately $10.6 million in equity investment, 1% of which was required by the lender to be retained by Dublin 1031, L.L.C. The difference between the real estate acquisition price of approximately $19.7 million and the total price of approximately $22.6 million consists of $1 million acquisition fee, $400,000 for a property reserve account and approximately $1.4 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $10 million from investors.

Pewaukee Office Building in Pewaukee, Wisconsin.  Inland Riverwoods, L.L.C. , a Delaware limited liability company, purchased an 11.29 acre parcel of land upon which includes a four-story office building on December 28, 2006 for $29 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $17 million from Nomura Credit & Capital, Inc. In February 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $16.7 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $32.9 million, which consisted of approximately $17 million in debt assumption and approximately $15.7 million in equity investment, 1% of which was required by the lender to be retained by Inland Riverwoods, L.L.C. The difference between the real estate acquisition price of approximately $29 million and the total price of approximately $32.9 million consists of $1.5 million acquisition fee, $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses. As of March 31, 2007, the offering had no investors.

Sioux Falls Office Building in Sioux Falls, South Dakota. Inland Sioux Falls, L.L.C. , a Delaware limited liability company, purchased a twenty-five acre parcel of land upon which includes both a one-story and a two-story office building on January 19, 2007 for $27.5 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $13.8 million from Bear Stearns Commercial Mortgage Inc.  In March 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $18.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $31.9 million, which consisted of approximately $13.8 million in debt assumption and approximately $18.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Sioux Falls, L.L.C. The difference between the real estate acquisition price of approximately $27.5 million and the total price of approximately $31.9 million consists of $1.4 million acquisition fee, $782,000 for a property reserve account and approximately $2.2 million of estimated costs and expenses. As of March 31, 2007, the offering had no investors.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	Paid by Asset Manager	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Yorkville 1031	Louisville 1031	Madison 1031	Murfreesboro 1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	4.5%	Paid by Asset Manager	5.00%

Backend Sales Commission	N/A	3.00%	3.00%	%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	Paid by Asset Manager	5.00%	3.00%	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%	3.00%

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%	Up to 8.68%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%	5.00%

Bridge Financing Fees	0.20%	0.27%	—	0.26%

Total Load(4)	21.49%	19.31%	20.00%	23.03%

Asset Management Fees(5)	0.25%	0.04%	5.53%	3.86%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission	3.00%	3.00%	3.00%	3.86%

	Inland Riverwoods	Inland Sioux Falls
Commissions & Fees(1)	Up to 8.48%	Up to 8.36%

Selling Commission To Third Party Reps	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%

Marketing Expenses	1.00%	1.00%

Offering & Organization	0.98%	086%

Mortgage Broker Fee (2)	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%

Bridge Financing Fees	0.27%	0.33%

Total Load(4)	22.80%	20.00%

Asset Management Fees(5)	3.47%	0.3.47%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission	3.00%	3.00%

_________________________

(1)   Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)   The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)   Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)   The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)   Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)   Property Management Fees are calculated as a percentage of gross income from the property.

(7)   Refinancing Fees are equal to 1% of the new mortgage

(8)   Backend Sales Commissions are equal to 3% of the sales price or the then current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through March 31, 2007:

	Number of	Offering	Offering	Distributions	2007 Annual	2006 Annual		2005 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution		Distribution
		($)		($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	N/A		9.45
Sentry Office Building DBT	7	3,500,000	04/2002	2,137,489	16.28	13.43		9.79
Pets Bowie DBT	7	2,600,000	07/2002	2,620,255	15.70	9.29		9.24
1031 Chattanooga DBT	9	1,900,000	05/2002	1,490,126	11.20	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,237,935	11.19	9.07		9.01
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	5,746,147	9.31	8.89		8.89
Taunton Circuit DBT	1	3,750,000	09/2002	1,405,448	8.31	8.31		8.30
Broadway Commons DBT	32	8,400,000	12/2003	4,593,900	10.18	10.18	B	8.62
Bell Plaza 1031, LLC	1	890,000	11/2003	544,391	17.33	17.33		15.56
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,281,614	8.90	8.90		8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,209,289	8.39	8.396		8.28
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	2,659,657	8.01	7.75		7.62
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	2,710,882	8.52	8.52		8.08
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	3,731,424	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	1,811,760	8.52	8.52	B	9.37
Macon Office DST	29	6,600,000	03/2004	1,746,671	8.35	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	391,248	8.34	8.34		8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	2,617,874	7.21	7.21		7.13
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	901,339	7.43	7.43		7.44
Long Run 1031, LLC	1	4,935,000	05/2004	1,900,937	N/A	N/A		8.47
Forestville 1031, LLC	1	3,900,000	05/2004	783,327	7.55	7.55		6.98
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,295,278	7.51	7.51		7.55
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,393,133	7.34	7.34		7.31
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	1,626,640	7.86	7.86		7.68
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	631,940	6.67	6.67		6.69
Port Richey 1031, LLC	1	3,075,000	07/2004	760,126	9.50	9.50		9.30
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,059,954	6.91	6.91		6.44
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004	946,217	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	2,687,106	6.51	6.47		6.40
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	792,215	7.53	6.73		6.75
Jefferson City 1031, LLC	28	10,973,000	04/2005	1,747,309	7.96	7.96		7.99
Stoughton 1031, LLC	27	19,950,000	05/2005	1,419,320	6.66	6.66		6.67
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	189,591	7.15	7.15		7.13
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	135,892	7.82	7.16		7.14
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,140,061	7.54	7.51	B	8.00
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	3,025,259	7.42	7.09	C	7.28
Columbus 1031, LLC	38	23,230,000	12/2006	2,837,121	7.96	7.87	C	7.93
Edmond 1031, LLC	1	1,920,000	05/2005	281,373	7.96	7.96		7.73
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	239,051	7.79	7.79		7.47
Wilmington 1031, LLC	1	2,495,000	09/2005	265,687	7.09	7.09		7.11
Wood Dale 1031, LLC	16	3,787,500	03/2006	380,525	6.95	6.82		6.78
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	263,440	7.00	7.00		N/A
Norcross 1031, LLC	1	3,000,000	11/2005	288,083	6.90	6.90		6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	203,568	6.74	6.74		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	1,783,307	7.65	7.62		N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	523,924	5.91	5.75		N/A
Louisville 1031, LLC	39	18,830,000	06/2006	1,219,808	7.00	7.00		N/A
Madison 1031, LLC	1	1,472,000	03/2006	90,134	7.00	6.70		N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	336,688	6.00	5.75		N/A
Aurora 1031, LLC	1	1,740,000	06/2006	91,739	7.01	6.73		N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	604,212	6.19	6.07		N/A
Charlotte 1031, LLC	52	24,105,000	03/2007	931,766	6.05	6.05		N/A
Olivet Church 1031, LLC	33	10,760,000	03/2007	292,293	6.34	6.25		N/A
Glenview 1031, LLC	35	23,350,000	*	491,591	6.25	6.25		N/A

	Number of	Offering	Offering	Distributions	2007 Annual	2006 Annual	2005 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution	Distribution
		($)		($)	(%)	(%)	(%)
Yuma Palms 1031, LLC	29	42,720,000	*	1,322,455	6.24	6.17	N/A
Honey Creek	26	13,137,300	*	178,041	6.29	6.29	N/A
Dublin 1031, LLC	37	10,550,000	*	42,991	N/A	N/A	N/A
Inland Riverwoods, LLC	0	15,712,805	*	0	N/A	N/A	N/A
Inland Sioux Falls, LLC	0	18,110,000	*	0	6.29	N/A	N/A
		$571,151,605		$87,421,317

*                    Offering was not complete as of March 31, 2007.

(A)         This property was sold in July 2005.

(B)           The 2005 distribution includes additional distribution of excess operating funds.

(C)           No property reserve contributions were taken in 2005 and fund were distributed to investors per projections.

MANAGEMENT

Our Directors and Executive Officers

This section modifies the discussion contained in our prospectus under the heading “Management — Our Directors and Executive Officers,” which begins on page 95 of the prospectus.

The following table sets forth information with respect to our directors and executive officers.  The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	63	Director and Chairman of the Board
Brenda G. Gujral	64	Director and President
J. Michael Borden	70	Independent Director
David Mahon	44	Independent Director
Thomas F. Meagher	76	Independent Director
Paula Saban	53	Independent Director
William J. Wierzbicki	60	Independent Director
Roberta S. Matlin	62	Vice President—Administration
Lori Foust	42	Treasurer
Scott W. Wilton	46	Secretary

*As of January 1, 2007

Brenda G. Gujral, president and director, also serves as president, chief operation officer and a director of IREIC, our sponsor and the parent company of our Business Manager, and as president, chief operating officer and a director of Inland Securities Corporation.  Additionally, Ms. Gujral is a director of Inland Investment Advisors, Inc., an investment advisor, and has been an affiliated director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 as well as its chief executive officer since June 2005.  Ms. Gujral also is chairman of the board of Inland Real Estate Exchange Corporation.  Ms. Gujral was an affiliated director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for IREIC-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other SEC and National Association of Securities Dealers securities regulations both for IREIC and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior IREIC-sponsored investment programs.  She works with the internal and outside legal counsel in structuring IREIC’s investment programs and in connection with the preparation of its offering documents and registering the related securities with the SEC and state securities commissions.

 Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982.  Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state.

J. Michael Borden, an independent director, is president and chief executive officer of Freedom Plastics, Inc., Rock Valley Trucking Co., Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc. and Soft Heat.  Mr. Borden also is the chief executive officer of F. P. Investments.  Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets.  He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Employers Health Cooperative, Competitive Wisconsin, St. Anthony of Padua Charitable Trust and Great Lakes Packaging, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering.   Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council.  He was named Wisconsin entrepreneur of the year in 1998.  Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin.  He also attended a master of business administration program in finance at Marquette University.

David Mahon, an independent director, currently serves as managing director of GE Antares Capital and is one of GE Antares’ senior deal professionals with over eighteen years of leveraged finance experience.  Mr. Mahon is responsible for structuring and syndicating GE Antares’ transactions.  Previously, Mr. Mahon also was primarily responsible for purchasing and trading investments for Antares’ securitized investment funds.  Prior to forming Antares, Mr. Mahon spent six years at Heller Financial, the last three years of which he worked within the capital markets group.  He also spent three years with Citicorp’s leveraged capital group and started his career at Arthur Andersen.  Mr. Mahon currently serves on the board of directors for Noodles & Company, an operator of approximately 150 casual dining restaurants based in Boulder, Colorado.  Mr. Mahon is a certified public accountant and a graduate of Augustana College, Rock Island, Illinois. He holds Series 7 and 13 certifications from the National Association of Securities Dealers, Inc.

Thomas F. Meagher, an independent director, currently serves on the board of directors of The Private Bank of Chicago, DuPage Airport Authority and the TWA Plan Oversight Committee.  He also is a former member of the board of trustees of Edward Lowe Foundation.  Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc., Festival Airlines, Lakeside Bank and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for its management training program.  He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964.  In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972.  In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005.  He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher received his bachelor degree from St. Mary’s University of Minnesota.  Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain.  Mr. Meagher also attended graduate business school at the University of Chicago.

Paula Saban, an independent director, has worked in the financial services and banking industry for over twenty-five years.  She began her career in 1978 with Continental Bank, which later merged into Bank of America.  From 1978 to 1990, Ms. Saban held various consultative sales roles in treasury management and in traditional lending areas.  She also managed client service teams and developed numerous client satisfaction programs.  In 1990, Ms. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc.  Her clients included top management of publicly-held companies and entrepreneurs.  In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction.  She recently retired from Bank of America as a senior vice president/private client manager.  In 1994, Ms. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is president and a principal stockholder.

Ms. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois.  She holds Series 7 and 63 certifications from the National Association of Securities Dealers, Inc.  She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

William J. Wierzbicki, an independent director, is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute.  Mr. Wierzbicki is the sole proprietor of Planning Advisory Services, a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals.

Mr. Wierzbicki has recently retired from his position as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario.  In that capacity, his expertise was in the review of residential, commercial and industrial development proposals.  Mr. Wierzbicki led the program to develop a new Comprehensive Zoning By-Law for the City of Sault Ste. Marie.  Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy, which identified approximately 1,000 acres of land that has the potential for industrial development.  He also administered the implementation of the first phase of the strategy, which resulted in the city purchasing, servicing, and putting approximately 150 acres on the market at competitive prices.  The program is designed to use and replenish the city’s Industrial Development Fund.

Mr. Wierzbicki is the chairman of the Sault North Planning Board, which is responsible for land-use planning for thirty-two unorganized townships north of the City of Sault Ste. Marie.  Membership on the Sault North Planning Board is through a provincial government appointment.  He has served three consecutive three-year terms with six years as the chairman of the board.  Mr. Wierzbicki is an independent director on the Sault Area Hospital board of directors and sits on that board’s New Hospital Planning Committee and the Quality and Performance Committee.

Roberta S. Matlin has been our vice president—administration since our formation in October 2004.  Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also is a director and president of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation and is the president of our Business Manager.  She has been vice president of administration of Inland Western Retail Real Estate Trust, Inc. since its formation.  Ms. Matlin served as vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from the National Association of Securities Dealers, Inc.

Lori Foust, has been our treasurer and principal accounting officer, and the chief financial officer of our Business Manager since October 2005.  Ms. Foust also served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005.  Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc.  Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Scott W. Wilton, has been our secretary since our formation in October 2004.  Mr. Wilton joined The Inland Group in January 1995.  He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department.  In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc.  In 2001, he became the secretary of Inland Real Estate Exchange Corporation.  In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc.  Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters and litigation management.  He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985.  Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

Compensation Committee Interlocks and Insider Participation

This subsection has been added to page 99 of the “Management” section of the prospectus, directly following “Committees of our Board of Directors—Audit Committee.”

None of our officers or employees, or the officers or employees of our subsidiaries, participated in the deliberations of our board of directors concerning executive officer compensation.  In addition, during the year ended December 31, 2006, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Independent Director Compensation

This section supercedes in its entirety the first paragraph of the discussion appearing in the prospectus under the heading “Management—Compensation of Directors and Officers,” which appears on page 99 of the prospectus.

We pay our independent directors an annual fee of $15,000 plus $500 for each in-person meeting of the board or a committee of the board (other than the audit committee) and $350 for each meeting of the board or a committee of the board (other than the audit committee) attended by telephone.  We also pay the chairperson of the audit committee an annual fee of $5,000, and members of the audit committee receive $750 for each in-person meeting and $500 for each meeting attended by telephone.  We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.  In addition, on the date of each annual meeting of stockholders, we grant to each independent director then in office options to purchase 500 shares of our common stock under our independent director stock option plan.  We do not compensate any director that also is an employee of our Business Manager or its affiliates.

The following table further summarizes compensation earned by, or paid to, the independent directors during 2006.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Michael Borden	22,100	—	31,325	(1)	—	—	—	53,425
David Mahon	26,550	—	31,325	(1)	—	—	—	57,875
Thomas F. Meagher	24,800	—	31,325	(1)	—	—	—	56,125
Paula Saban	20,350	—	31,325	(1)	—	—	—	51,675
William J. Wierzbicki	18,850	—	31,325	(1)	—	—	—	50,175

(1)             Each independent director had options to purchase 3,500 shares of our common stock outstanding at December 31, 2006.  All options have been granted pursuant to our independent director stock option plan.

CONFLICTS OF INTEREST

Policies and Procedures with Respect to Related Party Transactions

This subsection has been added to page 118 of the “Conflicts of Interest” section of the prospectus.

We do not currently have written, formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of the SEC Regulation S-K. Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.  Related parties include any executives, officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

Our articles, however, contain provisions setting forth our ability to engage in certain transactions.  Our board reviews all of these transactions as well as any related party transactions.  As a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction.   In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

PRINCIPAL STOCKHOLDERS

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 119 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of June 1, 2007. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
J. Michael Borden, Independent Director	62,386	(3)	*
Brenda G. Gujral, Director and President	5,374	(4)	*
David Mahon, Independent Director	16,000	(3)	*
Thomas F. Meagher, Independent Director	7,329	(3)	*
Robert D. Parks, Director and Chairman of the Board	488,914	(5)	*
Paula Saban, Independent Director	2,000	(3)	*
William J. Wierzbicki, Independent Director	3,055	(3)	*
Roberta S. Matlin, Vice President—Administration	2,719		*
Lori J. Foust, Treasurer	—		—
Scott W. Wilton, Secretary	3,351		—
All Directors and Officers as a group (ten persons)	591,127		*

*                    Less than 1%

(1)             The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)             All fractional ownership amounts have been rounded to the nearest whole number.

(3)             Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.  Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)             Includes 3,033 shares owned by Ms. Gujral’s spouse through his individual IRA.

(5)             Consists of 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

BUSINESS AND POLICIES

Acquisition of REITs

This subsection, which begins on page 123 in the “Business and Policies” section of the prospectus, has been updated and modified as follows:

Acquisition of Winston Hotels, Inc.

Overview.  On April 2, 2007, we and our wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), entered into a definitive merger agreement with Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), pursuant to which we have agreed to purchase 100% of the outstanding shares of common stock and Series B preferred stock of Winston.

Background.  Winston, a real estate investment trust headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans and provides hotel development and asset management services. Winston conducts substantially all of its operations through WINN.  According to filings made by Winston with the SEC, as of March 31, 2007, Winston’s ownership interest in WINN was 95.77%.

Winston presently operates in two business segments within the lodging industry: hotel ownership and hotel financing. Winston owns hotels directly or indirectly through joint ventures and includes Winston’s development activities.  Winston’s primary source of revenue from its hotel ownership segment is room revenue generated from hotels that Winston either wholly owns or owns an interest in through joint ventures. Winston’s hotel ownership segment also generates revenue through food and beverage, telephone, parking and other incidental sales at its hotels. Hotel financing refers to owning hotel-related loans through origination or acquisition.  Winston’s hotel financing segment generates interest income from hotel loans that it originates or acquires.  According to filings made by Winston with the SEC, Winston’s hotel ownership segment and hotel financing segment revenues for the three months ended March 31, 2007 were $43.4 million and $1.5 million, respectively. Total assets as of March 31, 2007 for the hotel ownership segment and hotel financing segment were $516.6 million and $30.7 million, respectively.

Hotel Ownership Segment—General.  According to filings made by Winston with the SEC, as of March 31, 2007, Winston owned, directly or indirectly, fifty-one hotel properties in eighteen states, having an aggregate of 6,911 rooms. This included forty-three wholly-owned properties with an aggregate of 5,877 rooms; a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms; a 60% ownership interest in a joint venture that owned one hotel with 138 rooms; a 49% ownership interest in a joint venture that owned one hotel with 118 rooms; a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms; a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms; and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to Winston.

Property Leasing and Management. Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of March 31, 2007, forty-two of Winston’s forty-three wholly-owned hotels were operated under leases with Barclay Hospitality. The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay

Holding. One joint venture hotel, the Chapel Hill, North Carolina Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding. A second joint venture hotel, the Ponte Vedra, Florida Hampton Inn, was leased to an entity owned 49% by Barclay Holding. A third joint venture hotel, the Stanley Hotel in Estes Park, Colorado, was leased to an entity owned 60% by Barclay Holding. A fourth joint venture hotel, the Kansas City, Missouri Courtyard by Marriott, was leased directly to Barclay Holding. A fifth joint venture hotel, the Akron, Ohio Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding. The remaining three joint venture hotels, the West Des Moines, Iowa Fairfield Inn & Suites, the Houston, Texas SpringHill Suites and the West Des Moines, Iowa SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, Winston generally cannot operate hotels. Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Under these management contracts, Winston’s third-party managers have direct control of the daily operations of Winston’s hotels. As of March 31, 2007, Alliance Hospitality Management, LLC managed forty of Winston’s fifty-one hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation and GHG-Stanley Management, LLC each managed one hotel.

Franchise Agreements.  Of the fifty-one hotels in which Winston holds an ownership interest, fifty are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International. Winston anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

Winston received written notification from a franchisor that the franchise license agreements for three of its hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed. The franchisor has notified Winston that it will not extend any of the three franchise licenses beyond the end of 2007 if the merger is completed. Winston may decide to change the brand of the hotels prior to the expiration date. The expiration of these licenses is not expected to have a material impact on Winston’s results of operations in the future. There can be no assurance that other licenses will be renewed upon the expiration thereof. Such future non-renewals could have a material adverse effect on Winston.

Acquisitions of Additional Hotels. One of Winston’s primary growth strategies is to acquire additional hotels. In August 2006, Winston acquired the 121-room Courtyard by Marriott in St. Charles, Illinois. In August 2006, Winston also announced that it had entered into definitive agreements to acquire two hotels in the Chelsea and Tribeca areas of New York City for a purchase price of $55 million each.  Acquisition of each of these hotels is subject to satisfactory completion of due diligence and other customary closing conditions. Winston has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for both the Tribeca hotel and the Chelsea hotel. According to filings by Winston with the SEC, the Tribeca hotel has experienced construction delays and Winston is continuing to pursue legal action against the seller. As of March 31, 2007, construction on the Tribeca hotel had ceased. As a result, Winston does not expect the Tribeca hotel to open prior to the close of the 2007 fiscal year. The Chelsea hotel is expected to open in the third quarter of 2007.

Winston focuses on acquiring additional hotels, or ownership interests in hotels, with strong national franchise affiliations or hotel properties with the potential to obtain these franchise affiliations in the “full service,” “extended stay,” “mid-scale without food and beverage,” “upscale,” and “upper upscale” market segments. In particular, Winston will consider acquiring mid-scale without food and beverage hotels, such as Hampton Inn, Hampton Inn & Suites, Holiday Inn, and Fairfield Inn by Marriott; upscale hotels such as Hilton Garden Inn, Courtyard by Marriott, Homewood Suites by Hilton, Residence Inn by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott and Staybridge by Holiday Inn; and upper upscale hotels such as full service Marriott, Hilton, Embassy Suites and Sheraton hotels. Winston believes that its relationships with its managers and franchisors will provide additional potential investment opportunities. Winston intends to consider investments in hotel properties that meet one or more of the following criteria:

•                                          properties in locations with relatively high demand for rooms, a relatively low supply of hotel properties and relatively high barriers to entry into the hotel business, such as a scarcity of suitable sites or zoning restrictions;

•                                          successful hotels available at favorable prices;

•                                          newly developed hotels;

•                                          hotels that could benefit from repositioning;

•                                          hotels that could benefit from substantial rehabilitation; and

•                                          hotels that could benefit from new management and additional hotel capital.

Developing Hotels on Selected Sites. Winston has the in-house capability to develop hotels, and has developed several of its wholly-owned hotels and has completed major renovations for certain hotels owned through joint ventures. Winston typically earns development fees for its services provided to develop joint venture hotels. In April 2006, Winston completed the conversion of a former historic residential building in Kansas City, Missouri into a 123-room Courtyard by Marriott hotel. On November 2, 2006, one of Winston’s joint ventures opened a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Green, Ohio. On November 30, 2006, Winston opened a 142-room Homewood Suites hotel in Princeton, New Jersey.  Winston opened one more hotel in March of 2007 and expects another hotel currently under development to open in late 2007. Winston also has entered into a joint venture that is developing a 120-room Courtyard by Marriott hotel in Jacksonville, Florida, which is expected to open in late 2007.

Winston has also been designated a preferred developer for the new select-service aloft brand by Starwood Hotels and Resorts Worldwide, Inc. and is currently reviewing several potential development sites on which it can build and own aloft-branded hotels. During November 2006, Winston purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel. The 151-room aloft is estimated to cost approximately $18.5 million. Winston expects to break ground on the wholly owned hotel during the third quarter of 2007 with an expected opening date during the fourth quarter of 2008. In April 2007, Winston purchased a 0.73-acre vacant site in downtown Raleigh, North Carolina on which it plans to build a high-rise, mixed-use development that will include a 120-room Hampton Inn and Suites, an 80-room aloft hotel and approximately 5,000 square feet of retail and restaurant space. The high-rise may also include up to 250 residential condominiums. Pending city planning, permitting and other required government approvals, construction is expected to begin in the first quarter of 2008.  Winston is continually looking to develop additional hotel properties, either to wholly-own or to own through joint ventures.

Disposition of Hotels. Selling older hotels, underperforming hotels, or hotels that no longer meet its yield objectives, and investing the funds in selected hotel developments, hotels or hotel loans is another of Winston’s growth strategies. In April 2007, Winston sold the Brunswick, Georgia Hampton Inn for net proceeds of $6.1 million. During the three months ended March 31, 2007, Winston sold two hotels for net proceeds of $19.6 million.  During 2006, Winston sold seven hotels that it believed no longer fit its long-term growth strategy, for aggregate net proceeds of $52.5 million and recognized an aggregate net gain, net of minority interest, of $17.5 million. Winston recorded a $12.4 million (net of allocation to minority interest) non-cash impairment charge in the third quarter of 2005 relating to two hotels. On November 4, 2005, Winston’s board adopted a formal plan to sell the two hotels. In June 2006, Winston sold one of these hotels, the Dallas, Texas Holiday Inn Select, for net proceeds of $4.3 million and recognized a net gain of $0.5 million. The remaining hotel, the Orlando, Florida Comfort Suites, is being actively marketed by Winston for sale.

Seasonality. Winston’s hotel operations historically have been seasonal in nature, reflecting higher revenue per available room during the second and third quarters. This seasonality can be expected to cause fluctuations in Winston’s quarterly operating profits.

Competition. The hotel industry is highly competitive with various participants competing on the basis of price, level of service and geographic location. Winston’s hotels compete with other hotel properties in their immediate vicinity and geographic markets. Some of Winston’s competitors may have greater marketing and financial resources than Winston and the managers of Winston’s hotels. Winston competes for financing acquisition opportunities with entities that may have greater financial resources than it has. These entities may generally be able to accept more risk than Winston can prudently manage, including risks with respect to the creditworthiness of a hotel manager.

Hotel Financing Segment.  Winston’s hotel financing segment generates interest income from hotel loans that it originates or acquires. As of March 31, 2007, Winston had $29.5 million in loan receivables from owners of several hotels. Winston does not hold an ownership interest in any of the hotels for which it has provided debt financing. Winston’s hotel loan program is designed to provide loans to the hotel industry, primarily by either originating single loans, purchasing participations or subordinate pieces of loans originated by others or through the purchase of the first loss piece of collateralized mortgage backed securities (“CMBS”) transactions, which typically contain mortgage loans on multiple hotel properties. The first loss piece consists of mortgage loans collateralized by some of the respective underlying hotels but which are not included in the CMBS pool. However, Winston may also issue whole loans and then potentially sell the senior portion of the loan. Winston’s loan amount is typically 10% to 25% of the project’s all-in cost, ranging from approximately $1 million to approximately $25 million. Winston primarily will provide financing between 60% and 85% of the lesser of the project’s all-in cost or fair market value. Loans will typically be issued for hotels with between 100 and 450 rooms.

In May 2006, Winston funded a $20.3 million “B” note, which was part of a $66.0 million senior note for the Lady Luck Casino in Las Vegas, Nevada.  On February 20, 2007, Winston paid $150,000 to enter into a Put Agreement with Canpartners Realty Holding Company IV LLC to sell its interest in the $20.3 million “B” note for a discount price of approximately $15.2 million. On February 21, 2007, Winston exercised its put option and on February 27, 2007, completed the sale of its interest in the “B” note for $15.2 million.  Accordingly, Winston will recognize a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest income, during the quarter ended March 31, 2007 as a result of this sale. Winston’s management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

Summary of Hotel Properties.  The following table sets forth, by franchise affiliation, certain unaudited information with respect to Winston’s wholly-owned hotels for the years ended December 31, 2006 and 2005, for properties owned as of December 31, 2006 (room revenue in thousands):

		2006			2005
	Number of	Room	Average	Occupancy	Room	Average	Occupancy
Hotel Name	Rooms	Revenue	Daily Rate	Percentage	Revenue	Daily Rate	Percentage
Comfort Inns/Suites
Comfort Inn Charleston, SC	129	$2,655	$77.85	72.4%	$2,434	$75.37	68.6%
Comfort Inn Durham, NC	136	$2,342	$71.36	66.1%	$2,165	$64.38	67.6%
Comfort Inn Fayetteville, NC	123	$2,260	$71.01	70.9%	$2,439	$64.20	62.3%
Comfort Suites Orlando, FL	213	$2,701	$56.20	62.1%	$2,935	$54.50	68.9%
Courtyard by Marriott
Courtyard by Marriott Ann Arbor, MI	160	$4,863	$112.91	73.7%	$4,238	$101.14	71.7%
Courtyard by Marriott Houston, TX	197	$3,785	$102.38	51.4%	$3,344	$83.75	55.5%
Courtyard by Marriott Houston, TX (Northwest) (2)	126	$3,295	$99.90	71.9%	$428	$77.25	70.9%
Courtyard by Marriott Roanoke, VA	135	$4,285	$113.26	76.8%	$3,756	$97.09	78.5%
Courtyard by Marriott St. Charles, IL (3)	121	$754	$91.95	55.5%	$—	$—	0.0%
Courtyard by Marriott Wilmington, NC	128	$3,338	$97.31	73.4%	$2,895	$86.07	72.0%
Fairfield Inn
Fairfield Inn Ann Arbor, MI	110	$2,304	$89.11	64.4%	$1,976	$76.01	64.7%
Hampton Inn/Suites
Hampton Inn & Suites Gwinnett, GA	136	$3,226	$93.99	69.1%	$2,987	$85.13	70.7%
Hampton Inn & Suites Baltimore, MD (1)	116	$4,912	$159.48	72.7%	$1,427	$148.16	68.1%
Hampton Inn Brunswick, GA	129	$2,473	$78.80	66.7%	$2,656	$76.83	73.7%
Hampton Inn Cary, NC	129	$2,666	$81.82	69.2%	$2,064	$73.26	59.8%
Hampton Inn Charlotte, NC	126	$2,806	$89.04	68.5%	$2,294	$76.59	65.1%
Hampton Inn Durham, NC	136	$3,033	$83.99	72.7%	$2,729	$76.49	71.9%
Hampton Inn Jacksonville, NC	122	$3,034	$79.49	85.7%	$2,537	$69.54	81.9%
Hampton Inn Perimeter, GA	131	$3,389	$100.98	70.2%	$2,694	$85.35	66.0%
Hampton Inn Raleigh, NC	141	$3,204	$89.28	69.7%	$2,618	$79.35	64.1%
Hampton Inn White Plains, NY	156	$5,825	$137.42	74.4%	$5,070	$117.44	75.8%
Hilton Garden Inn
Hilton Garden Inn Albany, NY	155	$4,667	$113.03	73.0%	$4,534	$114.12	70.2%
Hilton Garden Inn Alpharetta, GA	164	$3,606	$97.30	61.9%	$3,282	$89.05	61.6%
Hilton Garden Inn Evanston, IL	178	$6,630	$132.98	76.7%	$5,963	$126.55	72.5%
Hilton Garden Inn Raleigh, NC	155	$5,134	$118.75	76.4%	$4,447	$113.80	69.1%
Hilton Garden Inn Windsor, CT	157	$3,928	$104.88	65.4%	$3,811	$98.61	67.4%

Holiday Inn/Express/Select
Holiday Inn at Tinton Falls, NJ	174	$4,654	$112.26	65.3%	$4,375	$108.35	63.6%
Holiday Inn Express Abingdon, VA	81	$1,666	$81.18	69.4%	$1,499	$74.36	68.2%
Holiday Inn Express Clearwater, FL	126	$2,479	$85.47	63.1%	$2,358	$76.44	66.7%
Holiday Inn Secaucus, NJ	161	$5,698	$129.28	75.0%	$5,374	$115.95	78.9%
Homewood Suites
Homewood Suites Cary, NC	150	$3,981	$95.48	76.2%	$3,493	$90.66	70.4%
Homewood Suites Durham, NC	96	$2,731	$98.02	79.5%	$2,529	$99.18	72.8%
Homewood Suites Houston, TX	92	$2,861	$106.62	79.9%	$2,729	$101.62	80.0%
Homewood Suites Lake Mary, FL	112	$2,930	$97.66	73.4%	$3,249	$96.63	82.3%
Homewood Suites Phoenix, AZ	126	$2,980	$88.49	73.2%	$2,539	$83.93	65.8%
Homewood Suites Princeton, NJ (4)	142	$74	$126.02	13.0%	$—	$—	0.0%
Homewood Suites Raleigh, NC	137	$3,909	$98.11	79.7%	$3,435	$94.88	72.4%
Quality Suites
Quality Suites Charleston, SC	168	$4,085	$82.49	80.8%	$3,614	$80.66	73.1%
Residence Inn
Residence Inn Phoenix, AZ	168	$3,901	$98.33	64.7%	$3,385	$88.20	62.6%
Towneplace Suites
Towneplace Suites Austin, TX (2)	127	$2,651	$73.94	77.6%	$351	$69.62	64.0%
Towneplace Suites Birmingham, AL (2)	128	$2,588	$83.50	66.5%	$443	$77.56	72.5%
Towneplace Suites Bryan, TX (2)	94	$1,749	$75.13	68.0%	$270	$79.57	58.2%
Towneplace Suites Houston, TX (Northwest) (2)	128	$2,687	$79.31	72.7%	$389	$73.88	66.3%
Towneplace Suites Houston, TX (Clearlake) (2)	94	$2,327	$84.01	80.9%	$328	$75.97	74.0%
Total for 44 Hotels	6,013	$145,066	$96.83	70.8%	$116,083	$89.45	69.2%

(1)             Purchased in September 2005.

(2)             Purchased in October 2005.

(3)             Purchased in August 2006.

(4)             Development hotel opened November 2006.

In addition to its wholly owned hotels, Winston maintains investments in joint ventures that in the aggregate owned interests in nine operating hotels as of December 31, 2006. The following table sets forth certain unaudited information about the hotels owned through joint ventures with third parties for the years ended December 31, 2006 and 2005 (room revenue in thousands):

		2006			2005
Hotel Name	Number of	Room	Average	Occupancy	Room	Average	Occupancy
(Percentage owned by Company)	Rooms	Revenue	Daily Rate	Percentage	Revenue	Daily Rate	Percentage
Consolidated
Courtyard by Marriott Chapel Hill, NC (48.78%)	147	$4,790	$123.10	72.5%	$4,117	$108.73	70.6%
Stanley Hotel Estes Park, CO (60%) (1)	138	$4,104	$144.77	56.3%	$1,623	$141.91	55.6%
Hampton Inn Ponte Vedra, FL (49%)	118	$3,248	$103.59	73.0%	$2,936	$96.98	70.3%
Courtyard by Marriott Kansas City, MO (0.21%) (2)	123	$2,662	$130.91	64.6%	$—	$—	0.0%
Hilton Garden Inn Akron, OH (41.7%) (3)	121	$279	$113.28	33.9%	$—	$—	0.0%

Total Consolidated Joint Ventures	647	$15,083	$124.23	65.4%	$8,676	$109.03	67.8%

Unconsolidated (13.05%)
Courtyard by Marriott Shelton, CT (4)	158	$4,837	$118.46	69.5%	$3,313	$105.36	53.5%
Fairfield Inn & Suites West Des Moines, IA	102	$2,144	$83.41	69.0%	$2,059	$77.03	71.8%
Springhill Suites by Marriott Houston, TX	190	$4,734	$84.36	80.9%	$4,161	$79.20	75.6%
Springhill Suites by Marriott West Des Moines, IA (5)	95	$2,208	$92.12	67.7%	$1,605	$86.29	52.5%

Total Unconsolidated Joint Ventures	545	$13,923	$94.96	73.0%	$11,138	$86.13	64.4%

(1)	Acquired August 2005.
(2)	Development hotel opened April 2006.
(3)	Development hotel opened November 2006.
(4)	Acquired February 2004 as a Ramada hotel. Began operations as a Courtyard by Marriott hotel beginning February 2005.
(5)	Acquired September 2004 as a Quality Suites hotel. Began operations as a Springhill Suites by Marriott hotel beginning April 2005. Each hotel is encumbered by a first mortgage loan.

In addition to the operating hotels, Winston also develops hotels for its own account and through joint ventures. During 2005, Winston began construction on various hotels.  As of December 31, 2006, Winston had invested $11.7 million in properties under development.

Environmental Matters.  Phase I environmental site assessments (“ESAs”) have been obtained on all of Winston’s hotels, and have not revealed any environmental condition, liability or compliance concern that Winston believes would have a material adverse effect on its business, assets or results of operations, nor is Winston aware of any such condition, liability or compliance concern.

In addition to the ESAs, Winston also obtained asbestos surveys in early 2006 for the five hotels constructed before 1985. In the asbestos surveys, the consultants discovered the presence of asbestos-containing materials (“ACMs”) in four of the hotels, one of which was sold during 2006. The ACMs are managed, in accordance with current environmental laws and regulations. As such, if the ACMs pose a threat to human health or if any construction, renovation, remodeling or demolition occurs, it is Winston’s practice to remediate the ACMs. Winston is managing and monitoring the presence of the ACMs with the assistance of its consultants.

Portions of the soil and groundwater under Winston’s Durham, North Carolina Hampton Inn have been contaminated by one or more leaking underground storage tanks from an adjacent property owned by a third-party. The North Carolina Department of Environment and Natural Resources classified the adjacent property as “low risk” and issued a “No Further Action” determination in November 2003. A Phase II ESAs file review was conducted in February 2005 to review and obtain regulatory files related to the leaking underground tanks on the adjacent property. The Phase II file review indicated that this Hampton Inn is restricted from use of groundwater and recommended additional investigation to determine the extent of contamination, if any, from the leaking tanks. Winston conducted an investigation in August 2005, which identified benzene in groundwater as the only volatile organic compound that exceeded the permitted concentration limits. Winston believes liability for future cleanup, if any, of this subsurface contamination most likely would be imposed on the third-party owner of the leaking underground storage tanks and not us. Winston could, however, be responsible for cleanup of this site if, for instance, the owner of the leaking tanks refused or were financially unable to conduct a cleanup.

Winston believes that its hotels have been operated in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Winston has not been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its properties.

The Merger Agreement.  Pursuant to the merger agreement, at closing Winston will merge with and into MergerCo, with MergerCo continuing as the surviving entity of the merger, and we will purchase 100 units of partnership interest in WINN for a purchase price of $100.00, whereby we will become a limited partner of WINN.  At the effective time of the merger, each common unit of MergerCo will be converted into one common unit of the surviving entity of the merger and each issued and outstanding share of Winston’s common stock (other than shares owned by us, MergerCo, Winston, WINN and our and their respective subsidiaries) will be converted into, and cancelled in exchange for, the right to receive $15.00 in cash to be paid by us, without interest.  In addition,  each issued and outstanding share of the Series B preferred stock of Winston will be converted into, and cancelled in exchange for, the right to receive an amount equal to the sum of (i) $25.44 per share (if the merger effective time occurs on or prior to June 30, 2007) or $25.38 per share (if the merger effective time occurs after June 30, 2007 and on or prior to September 30, 2007) plus (ii) any accrued and unpaid dividends as of the merger effective time, to be paid in cash by us.  Further, each partnership interest in WINN that is not specifically designated as a Series B preferred unit will be converted into, and cancelled in exchange for, the right to receive an amount in cash equal to $15.00, multiplied by a conversion factor set forth in the WINN limited partnership agreement, which as of May 15, 2007 was one.  We intend to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The merger agreement may be terminated by us or by Winston under certain circumstances.  Upon termination by Winston in connection with a superior proposal, or by us due to Winston’s breach of the representations, warranties, covenants and agreements contained in the agreement, Winston will be required to pay us a termination fee of $11 million, plus any out-of-pocket expenses that we incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $9 million.

Winston previously was the subject of a merger agreement with Wilbur Acquisition Holding Company, LLC (“Wilbur”), entered into on February 21, 2007.  In connection with executing the merger agreement with us, Winston paid Wilbur a total of $20 million in satisfaction of termination fees and reimbursement of expenses relating to the terminating the previous agreement.  Pursuant to the terms of our agreement with Winston, we have reimbursed Winston for this $20 million payment.  In the event of termination of our agreement with Winston under certain circumstances, Winston will be required to repay this $20 million payment to us.

Our board has unanimously approved the merger agreement and related transactions.  Likewise, Winston’s board of directors, upon the recommendation of a special committee of its independent directors, unanimously approved the merger agreement.  The merger is subject to various closing conditions, including, among other things, the requisite approval of the merger by the affirmative vote of a majority of the outstanding shares of Winston’s common stock.  Winston will ask the holders of its common stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced.

Litigation Relating to the Merger.  On May 2, 2007, the plaintiffs in the case captioned Whitney v. Winston Hotels, Inc., et al. (Case No. 07-CVS-3449) amended the complaint by, among other things, adding us and our wholly-owned subsidiary, Inland American Acquisition (Winston), LLC, which we refer to as “MergerCo”, as defendants. The lawsuit seeks class action status and generally alleges that members of Winston’s board of directors breached fiduciary duties to its stockholders by entering into the merger agreement and by allegedly failing to disclose certain information, and that we and MergerCo, among others, aided and abetted these alleged breaches. The lawsuit seeks a variety of equitable and injunctive relief, including enjoining the merger, declaring the termination fee for not completing the merger to be unfair and enjoining the payment of the fee, and awarding pre-and post judgment interest, attorney’s fees, expert fees and other costs incurred by the plaintiffs.

Acquisition of Assets

This subsection has been added to page 123 of the “Business and Policies” section of the prospectus, directly following “Acquisition of REITs” and directly prior to “Investments in Securities.”

Overview.  On May 18, 2007, our wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P. (“Utley”), URC GP, LLC, the general partner of Utley, and Robert K. Utley III, Steven R. Utley and John R. Allums, the limited partners of Utley.  Pursuant to the purchase agreement, Communities agreed to purchase the assets of Utley related to the development of conventional and student housing for approximately $23.1 million.

Background.  Utley is a private real estate development company developing both student and conventional multi-family housing. Since founding the business in 1976, Utley and its predecessors have focused on fostering relationships with major universities and education-related institutions as well as local constituents and government agencies.  Prior to this transaction, Utley served as the general partner of FirstWorthing Company, which, since its inception in October 2000, has focused on developing and acquiring student housing and multi-family platforms.

The Transaction.  Pursuant to the purchase agreement, Communities will acquire certain assets of Utley, including its existing pipeline of student and conventional multi-family housing development projects and workforce in place as well as other goodwill related to Utley’s development business.  The individual assets include a ground lease for land in Lafayette, Louisiana, certain professional services agreements to which Utley is a party and certain governmental permits and leases for office space and equipment.  Communities also purchased, as a pre-closing asset in connection with the transaction, the right to acquire University House at Huntsville, an undeveloped parcel of land that we acquired on May 1, 2007, and University House at Gainesville, an undeveloped parcel of land in Gainesville, Florida that we acquired on April 25, 2007.  Communities intends to develop student housing on these properties.  Additionally, as part of the transaction, a wholly-owned subsidiary of Communities acquired the remaining interests in a joint venture that it previously entered into with Utley for the ground lease to the property known as 3900 Market Street, located in Philadelphia, Pennsylvania, which will be developed as student housing at the University of Pennsylvania.

Communities also will hire certain of Utley’s employees to continue to develop any projects in the development pipeline and to generate future development deals for Communities.  These persons will be employed by Communities, or its wholly-owned subsidiaries, and certain of the employees will be the owners of Worthing Investment GP, LLC (“Worthing”), a management company that will oversee the development pipeline, pursuant to the terms of a participation agreement entered into between Communities and Worthing contemporaneously with the execution and delivery of the purchase agreement.  Each of the employees that is an owner of Worthing, including Robert K. Utley III, Steven R. Utley and John R. Allums, has entered into a noncompetition agreement with Communities contemporaneously with the execution and delivery of the purchase agreement.  Worthing will have responsibility and authority for the day-to-day management and direction of Communities’ employees in their duties to develop, acquire, construct, rent, operate, manage and lease development projects.  Worthing also will have the authority to approve “pursuit” costs incurred by Communities on any new projects, in an amount not to exceed $125,000 per project.  Each development project ultimately must be presented to, and approved by, Communities’ five-member investment committee.  We have the right to appoint three members of the investment committee and Worthing has the right to appoint two members of the committee.  We have initially appointed Brenda G. Gujral, Scott W. Wilton and Lori Foust to the committee, and Worthing has appointed Robert K. Utley III and Steven R. Utley.  Accordingly, because all decisions must be approved by a majority of the committee, our designees will have the collective power to approve or deny all projects brought to the committee by Worthing.  Additionally, once the investment committee has approved a particular project, it also must be approved by a majority of our board of directors before Communities may acquire and develop the property.  We may, through our wholly-owned subsidiaries, commit up to $250 million per year in future development equity over the next four years, for an aggregate commitment not to exceed $1 billion.  At closing, we had committed approximately $175.6 million to purchase and develop four parcels of land for student and conventional multi-family housing.  We will earn a preferred return, computed like interest at a rate of 8.5%, on all capital contributions we make to Communities, which must be earned prior to the payments on stabilization, as described below.

Communities will pay the purchase price to Utley in three separate cash payments, the first $13.1 million of which was paid upon closing.  Communities will pay the next $5 million payment to Utley on the latter of the first day after the first anniversary of the closing date or the date on which Worthing has presented development projects with aggregate development costs of $360 million to Communities’ investment committee that either (1) have been approved by the committee or (2) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  Communities will pay the final $5 million payment to Utley on the latter of the first day after the second anniversary of the closing date or the date on which Worthing has presented development projects with aggregate development costs of $480 million to Communities’ investment committee that either (y) have been approved by the committee or (z) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  These payments will be forfeited if not paid by the third anniversary of the closing date.  We have guaranteed the payment of the first and second $5 million payments by Communities to Utley and the limited partners, subject to the performance standards being satisfied.

Pursuant to the participation agreement, Worthing is eligible to receive compensation payable upon the development projects reaching stabilization and general and administrative expenses not exceeding certain limits.  In addition, Communities has agreed to enter into management agreements with certain of our property managers to manage each completed development project and, unless otherwise agreed upon by the parties in writing, each management agreement will provide for the payment of a fee to the applicable property manager by Communities in the amount of 3.5% of gross income of the retail portion of each project and 1% of the gross income of the non-retail portion of each project.  These management agreements may not be terminated prior to the participation agreement.  The participation agreement has an initial term ending on December 31, 2009 and will continue thereafter for successive one year periods unless terminated by either party.

Investments in Securities

This subsection has been added to page 123 of the “Business and Policies” section of the prospectus, directly following “Acquisition of REITs.”

Feldman Mall Properties, Inc.  On April 10, 2007, we entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to our agreement with Feldman, we have agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50 million.  We were required to purchase at least 600,000 shares of the series A preferred stock by April 30, 2007; however, if the closing for these shares occurred after April 16, 2007, Feldman was required to pay us a stand-by fee of $2,815.07 for each day from and including April 17, 2007, to and including the day before initial closing.   We must purchase the remaining shares of the series A preferred stock, in minimum increments of 400,000 shares, by April 10, 2008.  As of May 15, 2007, we had purchased 600,000 shares of the Feldman series A preferred stock. Because the closing did not occur until April 30, 2007, however, Feldman owed us approximately $36,600 for stand-by fees.

The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, we may convert our shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock.

In the event that stockholder approval to permit the conversion has not been obtained prior to June 1, 2008, the distribution rate on the preferred shares will be increased to 7.85% on June 1, 2008 and by 100 basis points each year after that to a cap of 9.85% at June 1, 2010 (reverting to 6.85% as soon as convertibility approval is obtained).  If the convertibility is approved by Feldman’s stockholders, the rate will remain at 6.85% until conversion or redemption.  Distributions will increase an additional 1.00% from and after any failure by Feldman to pay four quarterly distributions (which need not be consecutive).

Feldman has the option to redeem the series A preferred stock at any time beginning on August 1, 2009 at the Liquidation Preference ($25.00 per share).  In addition, within forty-five days following a merger or consolidation or sale of substantially all assets, Feldman may redeem the series A preferred stock at a price equal to 102% of the Liquidation Preference ($25.50 per share) plus accumulated and unpaid distributions.  Feldman also may optionally redeem the series A preferred stock at 103.5% of the Liquidation Preference ($25.88 per share), plus accrued and unpaid distributions to the date of redemption, at any time following a rejection by Feldman’s common stockholders of approval to permit convertibility.

If Feldman engages in a disposition of 50% or more of its assets in one or a related series of transactions, and if stockholder approval to permit conversion has by that time been obtained, we will have full conversion rights before June 30, 2009.  The conversion rate for the series A preferred stock will be adjusted for stock splits, combinations, stock distributions and other similar recapitalization events.  At all times, conversion of the series A preferred stock will be subject to Feldman’s articles and bylaws, including capital stock ownership limits and requirements that Feldman’s ability to qualify as a REIT not be impaired.

We will have no voting rights except to elect one member of Feldman’s board of directors.  From and after the occurrence of Feldman’s failure to pay distributions on the series A preferred stock for two quarters, or failure to satisfy certain financial covenants specified in its articles supplementary, we will have the right to elect a maximum of one additional member of Feldman’s board of directors (regardless of the number of such defaults in existence).  We have elected Thomas H. McAuley, president of Inland Capital Markets Group, Inc., to serve on Feldman’s board.

The series A preferred stock requires that, starting as of March 31, 2008 (upon public release of the unaudited interim financial statements for such date), Feldman will satisfy a fixed charge coverage ratio and a capitalization ratio, each as defined in its articles supplementary.

Contemporaneously with the execution and delivery of the purchase agreement, we and Feldman entered into a registration rights agreement pursuant to which Feldman agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder with respect to the series A preferred stock and any common stock of Feldman that may be issuable upon any conversion of the series A preferred stock.  Under the registration rights agreement, Feldman has agreed to register the series A preferred shares within 180 days of a written demand from us, so long as Feldman is eligible to register those shares on Form S-3.

Notes Receivable

This subsection, which starts on page 123 in the “Business and Policies” section of the prospectus, has been updated and modified as follows:

South Shore Corporate Park.  On May 9, 2007, we advanced approximately $21.2 million of a $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC, referred to herein as SSCP.  In connection with the loan, SSCP paid a 0.5% loan origination fee of which only approximately $153,300 was paid at the initial closing and the remaining balance will be paid in about one year.  SSCP will make monthly interest-only payments at an annual interest rate of 9.5% until the loan is repaid in full.  SSCP also will make payments of principal each time that it sells a portion of the property securing this loan, as described herein.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid by SSCP at maturity on May 8, 2012.  Subject to certain conditions, SSCP may extend the term of the loan for not more than two consecutive terms of two years each by paying an extension fee of 0.25% of the principal amount then outstanding.  SSCP has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately 230.5 acres of land located in a master planned community located at Interstate 75 and Highway 674 in Tampa, Hillsborough County, Florida, and any buildings or improvements on that land. SSCP also has assigned its interests in contracts relating to the land, and the construction of improvements thereon, as additional collateral securing the loan.  Ryan Companies also has agreed to guarantee the performance of SSCP’s obligations under the loan documents.

Palazzo Del Lago.  On May 9, 2007, we funded a loan of approximately $45.0 million to an unaffiliated third party, Buena Vista Shores, LP, referred to herein as BVS.  In connection with the loan,

BVS paid a 0.125% loan origination fee and will make monthly interest-only payments at the lesser of (1) the LIBOR rate plus 3.75% or (2) 18% until the loan is repaid in full.  BVS has deposited approximately $4.1 million into an interest reserve account to be paid to us as such payments become due.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid by BVS at maturity on May 8, 2008.

Subject to certain conditions, BVS may extend the term of the loan to May 8, 2009 by paying an extension fee of $225,000.   BVS has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately two hundred seven acres of land located at the west side of International Drive just north of World Center Drive in Orlando, Florida and any buildings or improvements on that land. BVS also has assigned its interests in licenses and other contracts relating to the property and the construction of improvements thereon, as additional collateral securing the loan.  In connection with the loan, BVS and two of its individual owners have agreed to indemnify us, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land.  These two individual owners of BVS have also agreed to guarantee the performance of BVS’s obligations under the loan documents.

S. Thomas Enterprises of Sacramento, LLC.  On April 26, 2007, we funded a loan, through our subsidiary, IA Sacramento Rail, L.L.C., (herein referred to as “IASR”), of $125 million to an unaffiliated third party, S. Thomas Enterprises of Sacramento, LLC, a Delaware limited liability company (herein referred to as “STES”).  Under the promissory note, STES is required to make monthly interest-only payments at an annual interest rate of 7.9% until the loan is repaid in full.  At closing, STES was required to deposit approximately $19.4 million into an interest reserve account to be paid to IASR as these payments become due.  STES has granted IASR a first-priority perfected security interest in this reserve and any monies therein.  The loan matures on December 31, 2007.  Subject to certain conditions, STES may extend the term of the loan to December 31, 2008 by paying an extension fee of $100,000, and an additional $50,000 to extend the loan for an additional four months to become due April 30, 2008.

As collateral for this loan, Fourth Quarter Properties 130, LLC, the sole member of STES, has pledged all of its membership interests in STES and STES has granted IASR a deed in trust against 228.36 acres of the former Union Pacific Rail Yard property in Sacramento, California, together with any equipment and any buildings or improvements now existing or later constructed on the property.  Approximately 195.76 acres of this property was pledged as a first priority mortgage and 32.60 acres was pledged as a second priority mortgage.  The City of Sacramento has first position on the second mortgage covering 23.86 acres (parcel B) and 8.74 acres (parcel D).  Approximately 205 acres of this property, which was appraised for approximately $451 million, presently is being redeveloped by STES.  In connection with this redevelopment, STES is performing work to remedy existing contamination at the premises; STES anticipates funding the remediation through a $60 million pre-funded environmental remediation insurance policy that it holds with AIG.  STES has assigned its interests in the contracts relating to the development and zoning of the property and the environmental remediation insurance policy in connection with the loan from IASR.

Further, in connection with STES’s ongoing performance of environmental remediation work at the property, STES, Stanley E. Thomas and Thomas Enterprises, Inc., have agreed to indemnify IASR, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials at the property.  In connection with this loan to STES, IASR will hold in reserve, for the duration of any environmental remediation work, approximately $2.2 million for additional environmental clean-up which is not covered by the AIG policy that may be required on this property over the next two years.  Stanley E. Thomas and Thomas Enterprises, Inc. have guaranteed the performance by STES of its obligations under the loan documents.

Alcoa Exchange.  On March 28, 2007, we loaned approximately $16.8 million to an unaffiliated third party, Alcoa Exchange Associates, LLC, a Georgia limited liability company (referred to herein as AEA).  In connection with the loan, AEA will make monthly interest-only payments at an annual interest rate of 7.1864% until the loan is repaid in full.  We will retain an interest reserve equal to $301,463.  Approximately $68,600 of the principal amount was deposited with a third party escrow agent, representing rent, common area expenses, taxes and insurance for certain vacant space within the property, and approximately $355,750 was deposited with that escrow agent, representing anticipated costs for certain tenant improvements and leasing commissions.  The loan matures on December 31, 2007.  Subject to certain conditions, AEA may extend the term of the loan to December 31, 2008 by paying an extension fee of $335,593 at an interest rate of 8.1864%.  AEA granted to us a mortgage security interest in Alcoa Exchange Shopping Center Phase I, which is comprised of 90,750 square feet of building and related improvements at Southeast Corner Alcoa Road/I-30 Interchange in Bryant, Arkansas.  In connection with the loan, AEA and two of its principals, John J. Graham and Benjamin A. Harris, have agreed to indemnify us, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land.  John J. Graham and Benjamin A. Harris have agreed to guarantee AEA’s performance of its obligations under the loan documents.

Joint Ventures and Other Co-Ownership Arrangements

This subsection, which starts on page 124 in the “Business and Policies” section of the prospectus, has been updated and modified as follows:

D.R. Stephens Institutional Fund.  On April 27, 2007, we entered into a joint venture agreement with Stephens Venture III, LLC referred to herein as “Stephens.”  The venture will be known as the D. R. Stephens Institutional Fund, LLC.  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located in the San Francisco Bay area and Silicon Valley. Stephens Venture III, LLC has been formed by Stephens & Stephens, LLC which was formed in 1999 to continue the real estate investment business operated by D. R. Stephens & Company, LLC.  D. R. Stephens was organized in 1973 and, since inception, has focused on acquiring industrial/commercial properties located in the San Francisco Bay area.

Under the joint venture agreement, we will invest, through a wholly-owned subsidiary, Inland American (Stephens) SUB, LLC, approximately $90 million and Stephens will invest approximately $10 million.  Stephens will also serve as the manager of the Fund.  In that capacity, Stephens will be responsible for managing the Fund’s day-to-day affairs including supervising each subsidiary established to hold each property acquired by the Fund.  The fees to be paid to Stephens for serving as manager are described below.

We will be entitled to a preferred return on our “outstanding capital” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to Stephens.  Once Stephens has received a similar 8.5% return on its “unreturned capital contribution,” distributions will generally be made first to each member in an amount that would provide, at a minimum an 8.5% internal rate of return on each member’s capital contribution. Thereafter, depending on the Fund’s performance, we may receive additional distributions that would increase our internal rate of return.  There is no assurance, however, that we will receive any particular level of distributions, if any, from the Fund.

The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.  All decisions regarding the Fund’s operations will be made by an executive committee comprised of three members designated by Stephens and two members designated by us.  Certain “major decisions” will, however, require the approval of all members of the executive committee.  “Major decisions” for these purposes means, among other things:

•                                          proposals to acquire any project involving use of more than $8.0 million of our capital contribution;

•                                          any financing for the Fund;

•                                          approval of an annual operating budget;

•                                          proposals to require additional capital contributions from the members;

•                                          admitting additional members;

•                                          winding up or dissolving the Fund; or

•                                          extending the termination date of the Fund.

As noted above, Stephens will also serve as manager of the Fund.  In return, the Fund will pay Stephens:

•                                          an annual asset management fee equal to 1.25% on any unreturned capital contributions;

•                                          a property management fee equal to 4.5% of gross collected revenues; and

•                                          an acquisition fee equal to 0.5% of the purchase price of any assets acquired by the Fund.

As of May 24, 2007, the Fund has acquired three industrial properties consisting of approximately 386,711 total gross leasable square feet located in Fremont and Milpitas, California for a total purchase price of approximately $43.2 million, of which we have funded approximately $14.7 million.

Distributions

This subsection, which starts on page 130 in the “Business and Policies” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through April 30, 2007, we have paid cash distributions to our stockholders aggregating approximately $73.0 million.  For the three months ended March 31, 2007, we paid cash distributions of approximately $27.3 million, all of which were funded with cash provided from our operating and investing activities.  For the three months ended March 31, 2006, we paid cash distributions of approximately $1.9 million, all of which were funded with cash provided from our operating activities.

DESCRIPTION OF REAL ESTATE ASSETS

As of May 15, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned interests in 156 properties located in Arkansas, California, Connecticut, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia, Wisconsin and Washington.  We own interests in retail, office, industrial and multi-tenant properties.  Our retail properties represent approximately 7,705,807 aggregate gross leasable square feet, our office properties represent approximately 6,471,240 aggregate gross leasable square feet and our industrial properties represent approximately 8,915,322 aggregate gross leasable square feet.  Our multi-family properties consist of 1,205 units.  The following table provides summary information about the business segment, the location and character of these properties.

Retail Properties	Location	GLA Occupied	% Occupied as of 05/15/07	No. of Tenants as of 05/15/07	Total GLA	Mortgage Payable ($)
24 Hour Fitness	Houston, TX	85,000	100%	4	85,000
25 Hour Fitness	Woodlands, TX	45,906	100%	1	45,906
6101 Richmond Ave	Houston, TX	19,230	100%	2	19,230
Pinehurst Shopping Center	Humble, TX	27,822	70%	18	39,934
Paradise Shops of Largo	Largo, FL	54,641	100%	6	54,641	7,325,000
Saratoga Town Center	Corpus Christie, TX	60,282	98%	22	61,682
Willis Town Center	Willis, TX	15,240	87%	8	17,540
Woodforest Square	Houston, TX	28,666	62%	11	45,916
Windermere Village	Houston, TX	18,320	73%	12	25,200
Eldridge Town Center	Houston, TX	78,471	100%	30	78,471
NTB Eldridge	Houston, TX	6,290	100%	1	6,290
Blackhawk Town Center	Houston, TX	127,128	100%	12	127,128
Carver Creek	Dallas, TX	23,732	71%	2	33,321
Chili’s- Hunting Bayou	Jacinto City, TX	5,476	100%	1	5,476
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1	7,282
Cinemark Theaters	Jacinto City, TX	68,000	100%	1	68,000
Antoine Town Center	Houston, TX	36,230	92%	19	39,507
Ashford Plaza	Houston, TX	27,739	84%	14	33,094
Highland Plaza	Houston, TX	72,350	98%	22	73,780
West End Square	Houston, TX	32,556	75%	13	43,171
Winchester Town Center	Houston, TX	16,500	92%	9	18,000
Atascocita Shopping Center	Humble, TX	46,226	98%	7	47,326
Cypress Town Center	Houston, TX	51,720	94%	26	55,000
Friendswood Shopping Center	Friendswood, TX	69,900	90%	14	71,326
Cinemark Theaters	Webster, TX	80,000	100%	1	80,000
Stables at Town Center (Phase I & II)	Spring, TX	82,938	85%	31	98,148
Walgreens	Springfield, MO	14,560	100%	1	14,560
Tomball Town Center	Tomball, TX	46,998	68%	19	68,732
Bay Colony Town Center	League City, TX	179,687	94%	25	191,150
Triangle Center	Longview, WA	247,014	98%	38	253,064	23,600,000
Cinemark 12	Pearland, TX	38,910	100%	1	38,910
Hunting Bayou	Jacinto City, TX	125,185	93%	20	133,165
Lakewood Shopping Center	Margate, FL	144,677	97%	31	149,077	11,714,963

Monadnock Marketplace	Keene, NH	200,633	100%	12	200,633	26,785,000
Stop & Shop	Hyde Park, NY	52,500	100%	1	52,500	8,100,000
Canfield Plaza	Canfield, OH	88,744	88%	10	100,958	7,575,000
Shakopee Center	Shakopee, MN	35,972	35%	1	103,442	8,800,000
Lincoln Mall	Lincoln, RI	433,406	99%	48	439,132	33,835,000
Stop & Shop	Cumberland, RI	85,799	100%	1	85,799	11,531,000
Stop & Shop	Malden, MA	79,229	100%	1	79,229	12,752,742
Stop & Shop	Swampscott, MA	65,268	100%	1	65,268	11,066,477
Stop & Shop	Southington, CT	64,948	100%	1	64,948	11,145,000
Stop & Shop	Framingham, MA	64,917	100%	1	64,917	9,268,514
Stop & Shop	Bristol, RI	63,128	100%	1	63,128	8,368,067
Stop & Shop	Sicklerville, NJ	68,323	100%	1	68,323	8,535,000
Bi-Lo	Greenville, SC	55,718	100%	1	55,718	4,286,000
Brooks Corner	San Antonio, TX	140,705	85%	20	166,205	14,275,800
Fabyan Randall	Batavia, IL	85,385	88%	11	96,253	13,405,000
The Market at Hilliard	Hilliard, OH	104,656	97%	17	107,544	11,220,000
Eldridge Lakes Town Center	Houston, TX	54,980	100%	21	54,980
Spring Town Center	Spring, TX	78,998	98%	15	80,658
CyFair Town Center	Cypress, TX	51,520	100%	28	51,520
Sherman Town Center	Sherman, TX	285,498	100%	34	285,498	37,979,858
Buckhorn Plaza	Bloomsburg, PA	72,865	92%	14	79,427	9,025,000
Lincoln Village	Chicago, IL	130,601	97%	28	134,362	22,035,000
Parkway Centre North	Grove City, OH	101,282	76%	3	134,136
Plaza at Eagles Landing	Stockbridge, GA	33,265	100%	11	33,265	5,310,000
Bradley Portfolio - Glendale Heights I, II, III	Glendale Heights, IL	60,820	100%	3	60,820	4,704,680
Bradley Portfolio - Lexington Road	Athens, GA	46,000	100%	1	46,000	5,453,805
Bradley Portfolio - Newtown	Virginia Beach, VA	7,488	100%	1	7,488	967,799
State Street Market	Rockford, IL	193,657	100%	6	193,657	10,450,000
New Forest Crossing	Houston, TX	25,080	100%	7	25,080	3,437,500
Shoppes at Sherman Plaza	Evanston, IL	125,630	83%	11	150,794	30,275,000
The Market at Hamilton	Gahanna, OH	42,340	95%	11	44,742
Parkway Centre North Outlot Building B	Grove City, OH	8,635	84%	4	10,245
Crossroads at Chesapeake Square	Chesapeake, VA	166,085	100%	21	166,085	11,210,000
Chesapeake Commons	Chesapeake, VA	79,476	100%	3	79,476	8,950,000
Shallotte Commons	Shallotte, NC	85,897	100%	11	85,897
Legacy Crossing	Marion, OH	132,169	100%	17	132,169
Pavilions at Hartman Heritage	Independence, MO	206,340	88%	26	233,735
Gravois Dillon Plaza	High Ridge, MO	136,694	100%	23	136,694
14th Street Market	Plano, TX	76,418	96%	9	79,418
Cross Timbers Court	Flower Mound, TX	75,616	98%	8	77,366
Custer Creek Village	Richardson, TX	87,219	100%	12	87,219
Flower Mound Crossing	Flower Mound, TX	81,581	100%	12	81,581
Heritage Heights	Grapevine, TX	89,611	100%	10	89,611
The Highlands	Flower Mound, TX	87,421	96%	15	91,116
Hunters Glen Crossing	Plano, TX	93,690	100%	12	93,690
Josey Oaks Crossing	Carrollton, TX	80,478	98%	11	82,228
Park West Plaza	Grapevine, TX	80,977	97%	11	83,517
Pioneer Plaza	Mesquite, TX	14,200	100%	9	14,200
Riverview Village	Arlington, TX	85,730	100%	12	85,730

Shiloh Square	Garland, TX	49,179	97%	11	50,758
Suncreek Village	Plano, TX	39,646	92%	10	43,146
Market at Westlake	Westlake Hills, TX	29,625	100%	4	29,625
Scofield Crossing	Austin, TX	97,561	100%	15	97,561
Brandon Centre South	Brandon, FL	89,858	68%	27	132,896
Fury’s Ferry	Augusta, GA	70,458	100%	14	70,458
The Center at Hugh Howell	Tucker, GA	81,064	98%	15	82,819
Bellerive Plaza	Nicholasville, KY	64,135	85%	12	75,235
East Gate	Aiken, SC	75,716	100%	13	75,716
Donelson Plaza	Nashville, TN	12,165	100%	3	12,165

Total Retail Properties GLA Occupied:		7,261,675	94%		7,705,807	$393,387,205

Office Properties	Location	GLA Occupied	% Occupied as of 05/15/07	No. of Tenants as of 05/15/07	Total GLA	Mortgage Payable ($)
6234 Richmond Ave	Houston, TX	16,392	58%	2	28,391
11500 Market Street	Houston, TX	2,719	100%	1	2,719
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	153,110	17,325,000
Lakeview Technology Center I	Suffolk, VA	110,007	100%	1	110,007	14,470,000
Dulles Executive Offices I & II	Herndon, VA	346,559	91%	8	379,596	68,750,000
IDS	Minneapolis, MN	1,303,713	93%	222	1,400,392	161,000,000
Washington Mutual	Arlington, TX	239,905	100%	1	239,905	20,115,000
Bradley Portfolio - Commons Drive	Aurora, IL	60,000	100%	2	60,000	3,662,584
Bradley Portfolio-Regional Road	Greensboro, NC	113,526	100%	1	113,526	8,678,875
Bradley Portfolio-Santee	Santee, CA	76,977	100%	1	76,977	12,022,693
Bradley - Houston Lakes	Houston, TX	119,527	100%	1	119,527	8,987,523
AT&T St. Louis	St. Louis, MO	1,461,274	100%	1	1,461,274	112,695,000
Bradley - Kinross Lakes	Richfield, OH	86,000	100%	1	86,000	10,563,142
Bradley - Denver Highlands	Highlands Ranch, CO	85,680	100%	1	85,680	10,500,000
AT&T Cleveland	Cleveland, OH	463,922	100%	1	463,922

Total Office Properties GLA Occupied:		6,329,525	98%		6,471,240	$649,241,817

Industrial/Distribution Properties	Location	GLA Occupied	% Occupied as of 05/15/07	No. of Tenants as of 05/15/07	Total GLA	Mortgage Payable ($)
McKesson Distribution Center	Conroe, TX	162,613	100%	1	162,613	5,760,000
Thermo Process	Sugarland, TX	150,000	100%	1	150,000	8,201,000
Bradley Portfolio - Doral	Waukesha, WI	43,500	100%	1	43,500	1,364,493
Bradley Portfolio - 500 Hartland	Hartland, WI	134,210	100%	1	134,210	5,860,131
Bradley Portfolio - 55th Street	Kenosha, WI	175,052	100%	1	175,052	7,350,732
Bradley Portfolio - Industrial Drive	Horicon, WI	139,000	100%	1	139,000	3,708,608
Bradley Portfolio - Deerpark	Deer Park, TX	23,218	100%	1	23,218	2,964,819
Bradley Portfolio - Kirk Road	St. Charles, IL	299,176	100%	1	299,176	7,862,815
Bradley Portfolio - Westport	Mechanicsburg, PA	178,600	100%	1	178,600	4,028,814
Bradley Portfolio - 1800 Bruning Drive	Itasca, IL	202,000	100%	1	202,000	10,156,344

Bradley Portfolio - Baymeadow	Glend Burnie, MD	120,000	100%	1	120,000	13,824,427
Bradley Portfolio - Clarion	Clarion, IL	126,900	100%	1	126,900	3,171,555
C&S Wholesale - Westfield	Westfield, Ma	520,000	100%	1	520,000	29,500,000
C&S Wholesale - Hatfield North	North Hatfield, MA	467,000	100%	1	467,000	20,280,000
C&S Wholesale - Hatfield South	South Hatfield, MA	333,000	100%	1	333,000	10,000,000
C&S Wholesale - Aberdeen	Aberdeen, MD	400,000	100%	1	400,000	22,720,000
Bradley - Stevenson Road	Ottawa, IL	38,285	100%	1	38,285	1,855,615
Bradley - Faulkner Road	North Little Rock, AR	712,000	100%	1	712,000	25,635,743
Bradley - Foster Road (Tri-State Holdings I)	Wood Dale, IL	137,607	100%	1	137,607	4,895,239
Bradley - Airport Road (Tri-State Holdings II)	Houston, TX	223,599	100%	1	223,599	6,686,883
Bradley - Indianhead Road (Tri-State Holdings III)	Mosinee, WI	193,200	100%	1	193,200	4,548,795
Bradley - Mt. Zion Road	Lebannon, IN	1,091,435	100%	1	1,091,435	25,850,000
Bradley - US Highway 45	Libertyville, IL	197,100	100%	1	197,100
Schneider Electric	Loves Park, IL	545,000	100%	1	545,000	11,000,000
Airport Distribution Center #15	Memphis, TN	81,639	100%	1	81,639	1,202,900
Airport Distribution Center #16	Memphis, TN	251,685	100%	1	251,685	2,713,500
Airport Distribution Center #11	Memphis, TN	121,345	100%	1	121,345	1,538,600
Airport Distribution Center #18	Memphis, TN	75,000	100%	3	75,000	1,007,100
Airport Distribution Center #19	Memphis, TN	175,275	100%	1	175,275	2,545,600
Airport Distribution Center #9	Memphis, TN	42,000	100%	3	42,000	811,300
Airport Distribution Center #2	Memphis, TN	102,400	100%	1	102,400	1,734,400
Airport Distribution Center #10	Memphis, TN	—	—	-	161,350	2,042,100
Airport Distribution Center #7	Memphis, TN	42,000	100%	1	42,000	699,400
Airport Distribution Center #8	Memphis, TN	32,400	100%	1	32,400	447,600
Airport Distribution Center #4	Memphis, TN	80,000	100%	2	80,000	1,286,800
Delp Distribution Center #2	Memphis, TN	97,716	100%	2	97,716	1,622,500
Delp Distribution Center #5	Memphis, TN	144,000	100%	1	144,000	1,622,500
Delp Distribution Center #8	Memphis, TN	94,500	100%	2	94,500	1,398,700
Southwide Industrial Center #5	Memphis, TN	23,580	83%	4	28,380	391,600
Southwide Industrial Center #6	Memphis, TN	53,370	91%	5	58,560	1,007,100
Southwide Industrial Center #7	Memphis, TN	106,320	90%	6	118,320	2,014,100
Southwide Industrial Center #8	Memphis, TN	10,185	100%	1	10,185	195,800
Stone Fort Distribution Center #1	Chattanooga, TN	500,000	100%	1	500,000	6,769,700
Stone Fort Distribution Center #4	Chattanooga, TN	86,072	100%	1	86,072	1,398,700

Total Industrial/Distribution Properties GLA Occupied:		8,731,982	98%		8,915,322	$269,676,013

Multi-Family Properties	Location	GLA Occupied	% Occupied as of 5/15/07	No. of Tenants as of 5/15/07	Total GLA	Mortgage Payable ($)
Southgate Apartments	Louisville, KY	201,159	90%	233	233,375	10,725,000
Fields Apartment Homes	Bloomington, IN	311,969	98%	277	319,869	18,700,000
Waterford Place at Shadow Creek	Pearland, TX	316,110	96%	283	329,919
The Landings at Clear Lakes	Webster, TX	301,980	90%	328	339,208

Multi-Family Properties GLA Occupied:		1,131,218	95%		1,222,371	$29,425,000

Grand Total all properties GLA Occupied:		23,454,400			24,314,740	$1,341,730,035

The following table provides a summary of the property types that comprised our portfolio as of May 15, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Retail Shopping Center and Malls	92	7,705,807	31.69%	101,456,139	42.29%

Office Building	16	6,471,240	26.61%	86,630,662	36.11%

Industrial/Distribution Center	44	8,915,322	36.67%	39,251,100	16.36%

Apartment Complex	4	1,222,371	5.03%	12,590,880	5.25%

Total	156	24,314,740	100.00%	$239,928,781	100.00%

The following table provides a summary of the market concentration of our portfolio as of May 15, 2007.

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Arkansas	1	712,000	2.93%	3,579,816.00	1.49%
California	1	76,977	0.32%	1,678,868.40	0.70%
Colorado	1	85,680	0.35%	1,106,300.04	0.46%
Connecticut	1	64,948	0.27%	1,263,087.96	0.53%
Florida	3	336,614	1.38%	4,186,372.38	1.74%
Georgia	4	232,542	0.96%	3,026,471.73	1.26%
Illinois	13	3,805,268	15.65%	41,798,475.05	17.42%
Indiana	2	1,411,304	5.80%	6,895,403.88	2.87%
Iowa	1	126,900	0.52%	442,881.00	0.18%
Kentucky	2	308,610	1.27%	2,827,276.25	1.18%
Maryland	2	520,000	2.14%	4,730,465.28	1.97%
Massachusetts	6	1,529,414	6.29%	11,290,383.96	4.71%
Minnesota	2	1,503,834	6.18%	20,496,221.58	8.54%
Missouri	4	1,846,263	7.59%	19,546,265.56	8.15%
North Carolina	2	199,423	0.82%	2,045,133.22	0.85%
New Hampshire	1	200,633	0.83%	3,412,767.33	1.42%
New Jersey	1	68,323	0.28%	967,287.96	0.40%
New York	1	52,500	0.22%	929,775.00	0.39%
Ohio	8	1,079,716	4.44%	12,715,207.38	5.30%
Pennsylvania	3	411,137	1.69%	3,961,052.34	1.65%
Rhode Island	3	588,059	2.42%	7,120,488.70	2.97%
South Carolina	2	131,434	0.54%	1,243,681.12	0.52%
Tennessee	21	2,314,992	9.52%	5,252,873.74	2.19%
Texas	61	5,166,491	21.25%	59,907,559.82	24.97%
Virginia	5	742,652	3.05%	14,525,658.66	6.05%
Washington	1	253,064	1.04%	2,872,036.44	1.20%
Wisconsin	4	545,962	2.25%	2,106,970.16	0.88%

Total	156	24,314,740	100.00%	$239,928,780.94	100.00%

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leasable area and greatest 2006 annualized base rent based on the properties owned as of May 15, 2007.

Tenant Name	Number of Tenants	Square Footage	% of Total Portfolio Square Footage	Annualized Income ($)
AT&T Centers	3	3,647,354	15.00%	42,506,121.06
C&S Wholesalers	4	1,720,000	7.07%	10,340,499.96
Pearson Education, Inc.	1	1,091,435	4.49%	3,492,287.88
Deluxe Video Services, Inc.	1	712,000	2.93%	3,579,816.00
Randall’s Food and Drugs, Inc.	15	650,137	2.67%	5,541,897.42
Stop & Shop	10	601,652	2.47%	10,116,297.88
Barber-Colman Company	1	545,000	2.24%	6,401,062.50
Electolux Home Products, Inc.	1	500,000	2.06%	1,129,421.88
Dopaco, Inc.	1	299,176	1.23%	1,097,975.88
Lockheed Martin Corporation	3	288,632	1.19%	7,628,307.94

With respect to those leases in place as of May 15, 2007, 2007, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	920	1,164,988	4.79%	13,155,539.00	5.48%
2008	418	1,004,274	4.13%	12,185,620.00	5.08%
2009	235	1,142,584	4.70%	10,462,247.00	4.36%
2010	221	1,252,656	5.15%	12,283,736.00	5.12%
2011	191	1,109,593	4.56%	21,387,557.00	8.91%
2012	99	1,290,009	5.31%	12,024,063.00	5.01%
2013	63	561,590	2.31%	10,452,616.00	4.36%
2014	66	741,143	3.05%	13,587,733.00	5.66%
2015	106	1,215,089	5.00%	16,383,884.00	6.83%
2016	57	989,064	4.07%	15,235,926.00	6.35%

(1)  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Acquired Properties

We, directly or indirectly through MB REIT or another joint venture, purchased the following properties on the respective dates indicated below.

Worldgate Plaza.  On June 1, 2007, we purchased a fee simple interest in an office campus comprised of four eight-story office buildings known as Worldgate Plaza, containing approximately 322,325 gross leasable square feet located at 12901 & 12851 Worldgate Drive (Towers I and II) and 12825 & 12801 Worldgate Drive (Towers III and IV) in Herndon, Virginia.  Worldgate Plaza was originally built between 1999 and 2000.  As of May 15, 2007, this property was 94% occupied, with a total of 302,180 square feet leased to six tenants.  The property is located in the metropolitan Washington D.C. area which includes the northern Virginia office market and Herndon submarket in the Dulles Airport/Route 28 Corridor section of Fairfax County business district.  The property competes with at least six other office buildings within its submarket.

We purchased this property from Worldgate Plaza LLC, an unaffiliated third party for a cash purchase price of approximately $109.0 million.  We may later borrow monies using this property as collateral.

We will be obligated to make significant tenant improvements for one tenant, the General Services Administration (GSA), for space located in Tower III, totaling approximately $2.1 million during the year relating to 60,435 square feet and approximately $354,000 relating to another 20,145 square feet.  In addition, we will be responsible for paying, from time to time, for expenditures made in connection with the construction and completion of the tenant improvements, a maximum amount of approximately $1.1 million.  Otherwise, we do not intend to make significant repairs or improvements to the property over the next few years.  However, if any repairs or improvements are made, the tenants may be obligated by the terms of its lease to pay a substantial portion of any monies spent.

Four tenants, Verizon Avenue Corp., the Navy Federal Credit Union, GSA and Symantec, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Worldgate Tower I
Verizon Avenue Corp.	80,582	25	31.72	2/5 yrs.	01/07	12/07
			32.55		01/08	12/08
			33.41		01/09	12/09

Worldgate Tower II
Navy Federal Credit Union (1)	80,582	25	33.15	1/5 yr.	03/07	02/08
			34.14		03/08	02/09
			35.16		03/09	02/10
			36.21		03/10	05/10

Worldgate Tower III
GSA - U.S. Customs	60,435	19	27.76	1/5 yr.	03/07	03/12

GSA (2)	20,145	6	30.01	1/5 yr.	11/07	03/12

Worldgate Tower IV
Symantec	60,435	15	24.00	1/5 yr.	01/03	12/07

(1)                   The Navy Federal Credit Union was assigned and assumed all rights of the original lease from SAAVIS Communications Corporation as of March 1, 2007.

(2)                   The GSA’s lease for the fourth floor, totaling 20,145 square feet, is anticipated to commence in November 2007.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although, leases with some tenants may only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $875,355.  The real estate taxes paid were calculated by multiplying the assessed value of Worldgate Plaza by a tax rate for Fairfax County of 0.89% and for Town of Herndon of 0.25%.

For federal income tax purposes, the depreciable basis in this property is approximately $81.8 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	49,433	1,186,392	12.97%
2008	—	—	—	—
2009	1	80,582	2,692,245	32.36%
2010	1	80,582	2,917,874	50.82%
2011	2	31,148	1,161,721	40.92%
2012	2	80,580	2,282,227	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Worldgate Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	75%	30.52
2005	75%	29.62
2004	75%	28.47
2003	75%	27.45
2002	75%	29.24

Villages at Kitty Hawk.  On June 1, 2007, we purchased a fee simple interest in a newly constructed apartment complex known as Villages at Kitty Hawk, which contains approximately 277,052 gross leasable square feet.  The center is located at 11801 East Loop 1604 in Universal City, Texas.  Villages at Kitty Hawk was built in 2006, and consists of eighteen two-and three-story apartment buildings.  The buildings contain a total of 308 units, comprised of 144 one-bedroom, 132 two-bedroom and thirty-two three-bedroom units.  As of May 15, 2007, this property was 93% occupied, with a total of approximately 285 units leased.  We purchased this property from an unaffiliated third party, American Opportunity for Housing - Kitty Hawk, LLC, for approximately $21 million in cash, and may later borrow monies using the property as collateral.

Lakewood Shopping Center Phase II.  On June 1, 2007, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center Phase II, which contains approximately 89,328 gross leasable square feet.  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida.  As of May 15, 2007, this property was 98% occupied with approximately 87,272 square feet leased to five tenants.  MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $14.4 million in cash, and may later borrow monies using the property as collateral.

Shallotte Commons.  On May 15, 2007, we purchased a fee simple interest in a retail center known as Shallotte Commons, which contains approximately 85,897 gross leasable square feet.  The center is located in Shallotte, North Carolina.  Shallotte Commons was built in 1984, was expanded in 1996 and underwent a renovation during 2005 and 2006.  As of May 15, 2007, this property was 100% occupied, with a total of eleven tenants. We purchased this property from an unaffiliated third party, Glenwood Shallotte Company, L.L.C., for approximately $10.9 million in cash, and may later borrow monies using this property as collateral.

Legacy Crossing.  On May 15, 2007, we purchased a fee simple interest in a newly constructed shopping center known as Legacy Crossing, which contains approximately 134,389 gross leasable square feet.  The center is located in Marion, Ohio.  Legacy Crossing was built in 2006 and early 2007. As of May 15, 2007, this property was 98% occupied, with a total of seventeen tenants.

We purchased this property from an unaffiliated third party, Legacy Village Ventures, L.L.C., for approximately $19.8 million, of which approximately $19.2 million was paid at closing and approximately $0.6 million remains subject to a future earnout for 2,220 gross leasable square feet of vacant and unleased space.  The seller has up to eighteen months to lease this earnout space and earn all or a portion of these amounts.  In addition, at closing, the seller placed approximately $788,600 into escrow: $46,200 for common area maintenance costs, property taxes, tenant improvements and leasing commission costs related to approximately 2,220 square feet of leased but unoccupied space, $78,600 for completion of paving work to be performed by the seller and $663,800 representing unpaid retainage owed to the construction company related to the improvements to the property.  The escrow will be maintained for a period not to exceed eighteen months.  We purchased this property for cash and may later borrow monies using this property as collateral.

Pavilions at Hartman Heritage. On May 3, 2007, we purchased a fee simple interest in a retail center known as Pavilions at Hartman Heritage, which contains approximately 223,881 gross leasable square feet.  The center is located at I-70 and Little Blue Parkway in Independence, Missouri.  Pavilions at Hartman Heritage was built in 2003 and re-tenanted in 2006.  As of May 15, 2007, this property was 92% occupied, with a total of approximately 205,079 square feet leased to twenty-six tenants.  The property competes with at least five other retail centers in the Independence/Raytown submarket of the Kansas City market for sales, tenants or both.

We purchased this property from an unaffiliated third party, Pavilions, LLC, for approximately $39.8 million out of a total purchase price of $42.6 million. At closing, approximately $869,000 was placed into escrow by the seller: $268,000 to fund future tenant improvement and leasing commission costs related to future earnout space of approximately 14,885 square feet of vacant and unleased space, and $601,000 for rent, common area maintenance costs, property taxes, tenant improvements and leasing commission costs related to approximately 2,927 square feet of master leased space. Approximately $2.0 million of the purchase price remains subject to a future earnout for 14,885 gross leasable square feet of vacant and unleased space. The seller has up to twenty-four months to lease this earnout space and earn all or a portion of these amounts.  We purchased this property for cash and may later borrow monies using the property as collateral.

Two tenants, Stein Mart and Linens N’ Things, each lease more than 10% of the total gross leasable area, or “GLA,” of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stein Mart	36,470	16	6.75	3/5 yr.	04/03	03/08
			7.25		04/08	03/13
			7.75		04/13	04/18

Linens N’ Things	33,166	15	11.25	3/5 yrs.	06/03	01/09
			11.75		02/09	01/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $599,845.  The real estate taxes paid were calculated by multiplying Pavilions at Hartman Heritage’s assessed value by a tax rate of 7.36%.

For federal income tax purposes, the depreciable basis in this property is approximately $31.9 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,376	31,648	1.10%
2008	2	9,720	158,750	5.41%
2009	2	4,049	95,973	3.40%
2010	5	9,981	229,913	8.32%
2011	1	2,000	47,200	1.84%
2012	3	5,553	130,026	5.17%
2013	2	17,212	318,984	13.26%
2014	3	63,232	835,192	39.55%
2015	1	10,011	210,231	9.96%
2016	1	1,742	41,808	3.87%

The table below sets forth certain information with respect to the occupancy rate at Pavilions at Hartman Heritage expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	80%	13.95
2005	78%	13.73
2004	75%	13.34
2003	54%	11.92
2002	—	—

University House at Huntsville. On May 1, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in an undeveloped parcel of land consisting of approximately 24.50 acres and located on three sides of Lake Road, Wilson Street and College Farm Road adjacent to an extension of the Sam Houston State University Campus in Huntsville, Texas.

We anticipate developing this land to construct a 318 unit, 687 bedroom garden style student housing apartment complex that will have between one to four bedroom units.  The property will be leased on a bedroom basis with tenants sharing a living room and kitchen and is being developed to serve the students attending Sam Houston State University.  The property will compete with at least thirteen other student housing apartment complexes located in the Huntsville market when construction is completed, which is anticipated by August 2008.

We purchased this parcel of land from an unaffiliated third party, Utley Residential Company, L.P., for approximately $1.3 million in cash, and may later borrow monies using this land as collateral.  We anticipate that the cost to develop this property will be approximately $24.8 million.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $8,018.  The real estate taxes paid were calculated by multiplying the undeveloped parcel of land’s assessed value by a tax rate of 2.68%.  We anticipate that our purchase of the land will result in an increase of property taxes in 2008 using a 100% fair market assessed value based on the purchase price which would result in approximately $36,200 in property taxes.  Once construction is completed on the development, we anticipate that the county will reassess the cost of the property’s improvements in 2008 and will adjust the amount of the property tax due to include the assessed value of the improvements.  Based on our estimate of development costs of $24.8 million, we anticipate that the 2009 property taxes will be approximately $704,800 using the current tax rate of 2.68%.

For federal income tax purposes, the costs associated with undeveloped land may not be depreciated. We anticipate that the depreciable basis in this property will be $18.6 million, assuming additional costs to complete do not exceed $18.6 million.  We also anticipate spending approximately $1.5 million for personal property at the student housing apartment complex. This personal property will have an estimated useful life of five years.

Gravois Dillon Plaza — Phase I.  On April 30, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in the first phase of a retail center known as Gravois Dillon Plaza -Phase I, which contains a total of approximately 136,694 gross leasable square feet.  The center is located at 5301-5315 Caroline Drive, 1-13 Dillon Plaza in High Ridge, Missouri.  Gravois Dillon Plaza - Phase I was built in various stages from 1996 through 2004.  As of May 15, 2007, this property was 100% occupied and leased to twenty-three tenants.  The property competes with at least five other retail centers in the St. Louis South submarket of the St. Louis market for sales, tenants or both.

We purchased this property from unaffiliated third parties, Gravois Dillon I, L.L.C., Gravois Dillon VI, L.L.C., Gravois Dillon 4-D, L.L.C., and Gravois Dillon 4-E, L.L.C., for approximately $22.8 million.  We purchased this property for cash and may later borrow monies using the property as collateral.

Two tenants, Schnuck Markets and Sears Roebuck & Company, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Schnuck Markets	62,336	46	8.50	6/5 yr.	06/97	06/07
			9.00		06/07	06/17

Sears Roebuck & Company	23,164	17	9.56	2/5 yr.	12/06	12/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $302,193.  The real estate taxes paid were calculated by multiplying Gravois Dillon Plaza’s - Phase I’s assessed value by a tax rate of 7.24%.

For federal income tax purposes, the depreciable basis in this property is approximately $17.1 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,500	N/A (1)	—
2008	2	3,000	57,000	3.39%
2009	5	8,174	170,980	10.49%
2010	5	15,870	242,500	16.51%
2011	1	23,164	221,560	18.11%
2012	1	2,765	55,300	5.45%
2013	2	5,589	118,869	12.38%
2014	2	6,250	112,375	13.35%
2015	2	2,800	69,300	9.91%
2016	—	—	—	—

(1)  This lease which expires in 2007 is for the Jefferson County Sheriff’s space which is not charged any rent.

The table below sets forth certain information with respect to the occupancy rate at Gravois Dillon Plaza -Phase I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	12.14
2005	77%	12.09
2004	75%	11.76
2003	70%	11.14
2002	62%	10.20

University House at Gainesville. On April 25, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in an undeveloped parcel of land consisting of approximately 7.57 acres and located at the southeast corner of Northwest 7th Avenue and Northwest 13th Street in Gainesville, Florida.

We anticipate developing this land to construct a 185 unit, 584 bedroom student housing apartment complex that will have between one to four bedroom units.  The property will be leased on a bedroom basis with tenants sharing a living room and kitchen and is being developed to serve the students attending the University of Florida or a local community college.  The property will compete with at least eight other student housing apartment complexes located in the Gainesville market, when construction is completed, which is anticipated by August 2008.

We purchased this parcel of land from an unaffiliated third party, Park Central Holdings of Gainesville, LLC, for approximately $6.5 million in cash, and may later borrow monies using this land as collateral.  We anticipate that the cost to develop this property will be approximately $31.7 million.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $59,668.  The real estate taxes paid were calculated by multiplying the undeveloped parcel of land’s assessed value by a tax rate of 2.46%.  We anticipate that our purchase of the land will result in an increase of property taxes in 2008 using an 80% fair market assessed value based on the purchase price, or approximately $5.1 million, which would result in approximately $120,800 in property taxes.  Once construction is completed on the development, we anticipate that the county will reassess the cost of the property’s improvements in 2008 and will adjust the amount of the property tax due to include the assessed value of the improvements.  Based on our estimate of development costs of $31.7 million, we anticipate that the 2009 property taxes will be approximately $546,000 using the current tax rate of 2.46%.  Because the property is located in a redevelopment district, we believe that we will benefit from a tax incentive program from the City of Gainesville and have been approved for an abatement which is estimated to be approximately $300,800 for 2009, based on the present value of the reimbursement of taxes not exceeding $2,168,048 using a 7.25% discount rate.

For federal income tax purposes, the costs associated with undeveloped land may not be depreciated. We anticipate that the depreciable basis in this property will be $31.7 million, assuming additional costs to complete do not exceed $31.7 million. We also anticipate spending approximately $1.1 million for personal property at the student housing apartment complex. This personal property will have an estimated useful life of five years.

Six Pines Portfolio: Texas, Georgia, South Carolina and Tennessee.  On April 10, 2007, we purchased from unaffiliated third parties, fee simple interests in a portfolio of twenty-one existing retail properties for a total purchase price of approximately $265.6 million.  We purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information with respect to the location of each of the properties in this portfolio, including the year each structure was built, its percentage of occupancy as of May 15, 2007, its approximate gross leasable area (excluding any ground leased space) and the corresponding seller:

	Year	Occupancy	Approximate GLA	Approximate Purchase
Property/Address	Built	Rate (%)	(Square Feet)	Price ($)
14th Street Market 2200 E. 14th Street Plano, Texas	1995	95	79,418	12,925,000
Cross Timbers Court 745 Cross Timbers Road Flower Mound, Texas	1995	98	77,366	13,731,000
Custer Creek Village 3411-3501 Custer Parkway Richardson, Texas	1999	100	87,219	17,009,000	(2)
Flower Mound Crossing 2600-2650 Flower Mound Road Flower Mound, Texas	1996	100	81,581	13,981,000
Heritage Heights 4000-4020 William D. Tate Avenue Grapevine, Texas	1999	100	89,611	17,965,000
The Highlands 2301 FM 407 Flower Mound, Texas	1999	96	91,116	16,333,000
Hunters Glen Crossing 3495 Legacy Drive Plano, Texas	1994	100	93,690	16,407,000
Josey Oaks Crossing 4112 North Josey Lane Carrollton, Texas	1996	98	82,228	15,664,000	(1)
Park West Plaza 302-322 Park Boulevard Grapevine, Texas	1994	98	83,157	12,623,000
Pioneer Plaza 701 E. Cartwright Road Mesquite, Texas	2000	100	14,200	3,771,000
Riverview Village 1050 N.E. Green Oaks Boulevard Arlington, Texas	1998	100	82,730	16,963,000
Shiloh Square 2301 Arapaho Road Garland, Texas	2000	91	17,038	5,427,000
Suncreek Village 7801 Alma Drive Plano, Texas	2000	80	17,489	4,497,000
Market at Westlake 3700 Bee Caves Road Westlake Hills, Texas	1972	100	29,625	8,050,000
Scofield Crossing 1700 W. Parmer Lane Austin, Texas	2001/ 2004	100	97,561	14,136,000
Brandon Centre South 1903 Lumsden Road Brandon, Florida	1987	68	132,896	27,039,000
Fury’s Ferry 403 Furys Ferry Road Augusta, Georgia	1995	100	70,458	10,694,000
The Center at Hugh Howell 4420 Hugh Howell Road Tucker, Georgia	1996	100	82,819	12,941,000
Bellerive Plaza 170 Bellerive Boulevard Nicholasville, Kentucky	1999	83	75,235	10,211,000
East Gate 250 Eastgate Drive Aiken, South Carolina	1995	100	75,716	11,397,000
Donelson Plaza 2500 Lebanon Pike Nashville, Tennessee	1978/ 1993 & 2000	100	12,165	3,872,000

Totals			1,473,318	265,636,000

(1) Purchase price includes Bank of America ground lease.

(2) Purchase price includes vacant land parcel of approximately 0.690 acres.

Property	Sellers’ Names
14th Street Market	North Dallas Retail Fund I General Partnership
Cross Timbers Court	North Dallas Retail Fund I General Partnership
Custer Creek Village	Metroplex Retail Fund I General Partnership
Flower Mound Crossing	Dallas North Retail Fund II General Partnership
Heritage Heights	Metroplex Retail Fund I General Partnership
The Highlands	Metroplex Retail Fund I General Partnership
Hunters Glen Crossing	Hebron/Legacy General Partnership
Josey Oaks Crossing	Woodstead Realty General Partnership and Hebron/Legacy General Partnership
Park West Plaza	North Dallas Retail Fund I General Partnership
Pioneer Plaza	Woodstead Realty General Partnership
Riverview Village	Metroplex Retail Fund I General Partnership
Shiloh Square	Shiloh/Hedgcoxe General Partnership
Suncreek Village	Shiloh/Hedgcoxe General Partnership
Market at Westlake	The Center at Westlake General Partnership
Scofield Crossing	Scofield Crossing, L.P.
Brandon Centre South	Preston Oil Company Limited Partnership (Seller’s Subsidiary), Preston Oil Limited Liability Company, A.F. Preston Trust and William J. Preston Trust
Fury’s Ferry	Southeast U.S. Retail Fund, L.P. (Seller’s Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
The Center at Hugh Howell	Southeast U.S. Retail Fund, L.P. (Seller’s Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
Bellerive Plaza	Southeast U.S. Retail Fund, L.P.
East Gate	Southeast U.S. Retail Fund, L.P. (Seller’s Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
Donelson Plaza	Southeast U.S. Retail Fund, L.P.

At the time of the acquisition, two escrows were established with a third party escrow agent.  Approximately $800,000 was set up to cover the costs of environmental issues at 14th Street Market, Flower Mound Crossing, Hunters Glen Crossing, Shiloh Square and Donelson Plaza, with the maximum amount for each property at $160,000.  As soon as clean environmental letters have been received by us, any excess funds will be released to the seller after payment of those costs.  Another escrow in the amount of approximately $3.4 million was set up to cover construction at Brandon Centre South for the Home Goods space consisting of approximately $1.1 million to fund the completion of construction for this space and $2.3 million to ensure that we are satisfied with the condition of the space.

The properties in this portfolio compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table; to the extent such information is available:

		Min. No. of Competitive Properties in Submarket (or Market, if no
Property	Market/Submarket	Submarket)

14th Street Market, Plano, Texas	Dallas-Fort Worth/East Plano	5
Cross Timbers Court, Flower Mound, Texas	Dallas-Fort Worth/Southeast Denton County	5
Custer Creek Village, Richardson, Texas	Dallas-Fort Worth/Richardson	5
Flower Mound Crossing, Flower Mound, Texas	Dallas-Fort Worth/Southeast Denton County	5
Heritage Heights, Grapevine, Texas	Dallas-Fort Worth/Northeast Tarrant County	5
The Highlands, Flower Mound, Texas	Flower Mound/Southeast Denton County	5
Hunters Glen Crossing, Plano, Texas	Dallas-Fort Worth/West Plano	5
Josey Oaks Crossing, Carrollton, Texas	Dallas-Fort Worth/Carrollton	5
Park West Plaza. Grapevine, Texas	Dallas-Fort Worth/Northeast Tarrant County	5
Pioneer Plaza, Mesquite, Texas	Dallas-Fort Worth/South Mesquite	4
Riverview Village, Arlington, Texas	Dallas-Fort Worth/North Arlington	5
Shiloh Square, Garland, Texas	Dallas-Fort Worth/North Garland	4
Suncreek Village, Plano, Texas	Dallas-Fort Worth/West Plano	5
Market at Westlake, Westlake Hills, Texas	Austin/Southwest Austin	5
Scofield Crossing, Austin, Texas	Austin/Austin	5
Brandon Centre South, Brandon, Florida	Tampa/Brandon	6
Fury’s Ferry, Augusta, Georgia	Augusta/Sandy Springs/North Columbia	6
The Center at Hugh Howell, Tucker, Georgia	Atlanta/Lilburn-Highway 78	6
Bellerive Plaza, Nicholasville, Kentucky	Lexington/Nicholasville	5
East Gate, Aiken, South Carolina	Augusta/Aikenn County	6
Donelson Plaza, Nashville, Tennessee	Nashville/East Nashville	5

The table below shows the tenants for each property that lease more than 10% of the total gross leasable area of that property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA	Renewal	Base Rent per Square Foot per	Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)	Beginning	To
14th Street Market	Tom Thumb	59,480	4/5 yr.	9.00	03/95	02/15
Plano, Texas

Cross Timbers Court,	Tom Thumb	62,132	4/5 yr.	9.00	03/95	02/15
Flower Mound, Texas

Custer Creek Village,	Tom Thumb	62,130	4/5 yr.	9.89	08/99	08/09
Richardson, Texas				10.39	08/09	08/24

		Approximate GLA	Renewal	Base Rent per Square Foot per	Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)	Beginning	To
Flower Mound Crossing,	Tom Thumb	58,960	4/5 yr.	8.00	09/96	09/16
Flower Mound, Texas

Heritage Heights,	Tom Thumb	62,139	4/5 yr.	10.95	04/99	04/09
Grapevine, Texas				11.45	05/09	04/24

The Highlands,	Tom Thumb	62,139	4/5 yr.	10.00	04/99	04/09
Flower Mound, Texas				10.50	05/09	04/24

Hunters Glen Crossing,	Tom Thumb	72,090	4/5 yr.	7.50	11/94	11/14
Plano, Texas

Josey Oaks Crossing,	Tom Thumb	57,553	4/5 yr.	7.50	08/95	08/20
Carrollton, Texas

Park West Plaza,	Tom Thumb	59,480	4/5 yr.	8.00	03/95	02/15
Grapevine, Texas

Pioneer Plaza,	Washington	4,000	2/5yr.	10.00	06/02	05/07
Mesquite, Texas	Mutual Bank			11.00	06/07	05/12
				12.10	06/12	05/17
				13.31	06/17	05/22

	Toudanine’s	2,000	1/5 yr.	17.00	07/00	07/07
	Fine Dry			18.50	08/07	07/10
	Cleaning

Riverview Village,	Tom Thumb	62,530	4/5 yr.	9.85	10/98	10/08
Arlington, Texas				10.35	10/08	10/23

Shiloh Square,	Perry’s Fine	3,000	1/5 yr.	15.00	03/07	08/09
Garland, Texas	Dry Cleaning
	David	2,295	1/5 yr.	17.00	07/04	12/07
	Anderson,
	DDS

Suncreek Village,	Stephen’s	3,500	1/5 yr.	20.00	11/06	10/11
Plano, Texas	Cleaners
	Dali Dental,	1,775	2/5 yr.	18.00	04/07	08/07
	PA			20.00	09/07	08/12

Market at Westlake,	Walgreens (1)	23,000	—	17.52	11/99	10/59 (1)
Westlake Hills, Texas

Scofield Crossing,	Randall’s	63,000 (3)	8/5 yr.	2.78	09/01	08/11
Austin, Texas	Food Market			4.13	09/11	08/26

		Approximate GLA	Renewal	Base Rent per Square Foot per	Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)	Beginning	To
Brandon Centre South,	The Athletic	18,000	1/5 yr.	11.85 (2)	01/07	06/13
Brandon, Florida	Club Health &
	Wellness
	Center

Fury’s Ferry,	Publix Super	47,955		8.35	09/95	09/15
Augusta, Georgia	Markets		4/5 yr.

The Center at	Publix Super	56,146	4/5 yr.	8.40	01/96	02/16
Hugh Howell,	Markets
Tucker, Georgia

Bellerive Plaza,	Kroger	43,035	—	6.95	04/99	03/19
Nicholasville, Kentucky

East Gate,	Publix Super	56,146	4/5 yr.	8.25	03/95	04/15
Aiken, South Carolina	Markets

Donelson Plaza,	CVS	9,450	6/5 yr.	20.17	11/05	10/10
Nashville, Tennessee	Pharmacy
				21.38	11/10	10/15
				22.66	11/15	01/21

(1)  Walgreens has the option to terminate its lease as of October 31, 2011 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every twelve years thereafter upon giving six months notice to the lessor.

(2)  This lease provides for an annual 3% base rent increase.

(3)  The square footage includes the fuel station outparcel building.

The tenants at each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 or 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $199.2 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property:

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
14th Street Market, Plano, Texas	178,411	2.38	9,694,000
Cross Timbers Court, Flower Mound, Texas	180,596	2.32	10,298,000
Custer Creek Village, Richardson, Texas	279,092	2.49	12,757,000
Flower Mound Crossing, Flower Mound, Texas	186,008	2.32	10,486,000
Heritage Heights, Grapevine, Texas	403,926	2.58	13,474,000

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
The Highlands, Flower Mound, Texas	222,185	2.32	12,250,000
Hunters Glen Crossing, Plano, Texas	238,591	2.38	12,306,000
Josey Oaks Crossing, Carrollton, Texas	237,874	1.25	11,748,000
Park West Plaza. Grapevine, Texas	268,978	2.58	9,468,000
Pioneer Plaza, Mesquite, Texas	257,076	2.84	2,828,000
Riverview Village, Arlington, Texas	345,489	2.90	12,721,000
Shiloh Square, Garland, Texas	230,045	2.78	4,070,000
Suncreek Village, Plano, Texas	229,510	2.38	3,373,000
Market at Westlake, Westlake Hills, Texas	87,558	2.27	6,037,000
Scofield Crossing, Austin, Texas	374,051	2.71	10,602,000
Brandon Centre South, Brandon, Florida	270,332	2.20	20,279,000
Fury’s Ferry, Augusta, Georgia	63,355	2.68	8,020,000
The Center at Hugh Howell, Tucker, Georgia	130,908	4.12	9,706,000
Bellerive Plaza, Nicholasville, Kentucky	70,161	1.28	7,658,000
East Gate, Aiken, South Carolina	87,038	1.78	8,547,000
Donelson Plaza, Nashville, Tennessee	1,838	4.69	2,903,000

Totals	$4,343,022		$199,227,000

The following tables set forth certain information with respect to the expiration of leases currently in place at these properties (ground lease space is noted as “N/A”):

14th Street Market

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,080	16,740	2.31%
2008	1	678	10,848	1.53%
2009	—	—	—	—
2010	1	1,800	27,900	3.99%
2011	4	7,400	136,228	20.29%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	59,480	535,320	100.00%
2016	—	—	—	—

Cross Timbers Court

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,440	27,360	3.00%
2008	1	2,590	40,145	4.54%
2009	—	—	—	—
2010	2	4,110	68,385	8.09%
2011	2	2,760	43,770	5.57%
2012	1	2,584	78,500	10.58%
2013	—	—	—	—
2014	—	—	—	—
2015	1	62,132	559,188	84.32%
2016	1	N/A	104,000	100.00%

Custer Creek Village

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	8	17,929	332,999	28.39%
2010	2	3,160	64,690	7.70%
2011	1	4,000	74,800	9.65%
2012	—	—	—	—
2013	—	—	—	—
2014	1	N/A	55,000	7.85%
2015	—	—	—	—
2016	—	—	—	—

Flower Mound Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	4	9,676	185,505	19.44%
2009	1	N/A	50,625	6.59%
2010	1	1,330	26,600	3.71%
2011	4	8,680	165,907	23.91%
2012	1	1,675	29,313	5.55%
2013	—	—	—	—

Flower Mound Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2014	—	—	—	—
2015	—	—	—	—
2016	2	60,220	498,518	100.00%

Heritage Heights

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	4	12,730	248,080	19.18%
2010	1	1,580	29,546	2.81%
2011	1	1,050	23,100	2.26%
2012	1	1,960	32,340	3.24%
2013	1	N/A	55,000	5.70%
2014	1	6,152	148,878	16.35%
2015	1	4,000	50,000	6.57%
2016	—	—	—	—

The Highlands

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,000	17,600	1.62%
2008	—	—	—	—
2009	9	15,382	298,358	26.99%
2010	—	—	—	—
2011	2	4,300	80,410	9.96%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

Hunters Glen Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	5,838	113,037	10.31%
2008	—	—	—	—
2009	6	11,800	240,610	24.13%
2010	3	3,962	87,888	11.62%
2011	—	—	—	—
2012	—	—	—	—
2013	1	N/A	66,552	9.96%
2014	2	72,090	601,901	100.00%
2015	—	—	—	—
2016	—	—	—	—

Josey Oaks Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	6,000	102,000	8.36%
2009	—	—	—	—
2010	7	13,440	462,890	40.95%
2011	1	1,985	33,924	5.08%
2012	2	1,500	75,372	11.90%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Park West Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	3,234	56,991	6.68%
2008	—	—	—	—
2009	4	7,690	148,725	18.57%
2010	1	4,626	60,138	9.22%
2011	—	—	—	—
2012	2	2,997	57,392	9.69%
2013	1	2,950	59,000	11.03%

Park West Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2014	—	—	—	—
2015	1	59,480	475,836	100.00%
2016	—	—	—	—

Pioneer Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	3	4,075	73,295	28.13%
2009	—	—	—	—
2010	4	4,925	89,230	47.66%
2011	—	—	—	—
2012	1	N/A	54,000	52.73%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Riverview Village

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	9	17,900	338,708	29.18%
2009	—	—	—	—
2010	1	2,300	40,480	4.87%
2011	—	—	—	—
2012	—	—	—	—
2013	1	N/A	50,820	6.42%
2014	1	3,000	93,136	12.58%
2015	—	—	—	—
2016	—	—	—	—

Shiloh Square

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	3,695	62,815	16.73%
2008	1	1,400	25,200	7.91%
2009	1	3,000	45,000	15.27%
2010	1	900	16,830	6.74%
2011	3	4,064	79,138	34.00%
2012	3	51,958	98,640	64.20%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Suncreek Village

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	1,423	25,614	7.65%
2009	—	—	—	—
2010	2	2,666	49,854	16.13%
2011	4	7,725	149,007	57.49%
2012	2	1,775	89,500	81.22%
2013	1	400	20,700	100%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

Market at Westlake

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	4,400	88,000	16.35%
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	2,225	53,022	11.63%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

Scofield Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	4,760	99,190	9.80%
2010	2	2,916	66,480	7.26%
2011	4	9,411	205,453	22.94%
2012	2	4,315	120,170	17.41%
2013	—	—	—	—
2014	2	5,260	120,980	21.23%
2015	—	—	—	—
2016	—	—	—	—

Brandon Centre South

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	4	9,855	147,651	8.65%
2008	3	9,530	196,336	12.52%
2009	2	2,800	43,000	3.09%
2010	6	13,211	205,125	15.06%
2011	6	13,360	216,612	18.59%
2012	1	1,600	29,897	3.09%
2013	3	25,000	360,032	38.04%
2014	—	—	—	—
2015	1	8,502	126,255	21.29%
2016	—	—	—	—

Fury’s Ferry

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	2,000	30,420	4.33%
2009	1	1,400	22,484	3.34%
2010	1	1,250	27,488	4.20%
2011	5	10,103	140,327	22.37%
2012	2	3,250	48,840	10.03%
2013	—	—	—	—
2014	—	—	—	—
2015	1	47,955	400,424	90.98%
2016	—	—	—	—

The Center at Hugh Howell

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	5	7,670	116,647	14.12%
2008	2	1,105	29,689	4.06%
2009	2	2,910	41,636	5.96%
2010	2	1,300	23,413	3.56%
2011	5	11,933	167,562	26.21%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	56,146	471,626	100.00%

Bellerive Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	3	8,600	144,800	22.68%
2008	2	2,700	47,232	9.55%
2009	—	—	—	—
2010	5	8,600	126,300	28.22%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	1,200	22,200	6.91%
2015	—	—	—	—
2016	—	—	—	—

East Gate

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	3,200	55,437	7.28%
2009	3	4,600	73,109	10.34%
2010	5	9,770	137,425	21.67%
2011	1	1,000	17,040	3.43%
2012	1	1,000	17,000	3.54%
2013	—	—	—	—
2014	—	—	—	—
2015	1	56,146	463,204	100.00%
2016	—	—	—	—

Donelson Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	2,715	60,157	23.99%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each of the five years ended December 31, 2002, 2003, 2004, 2005 and 2006:

	Occupancy Rate (%) as of December 31,
Address	2002	2003	2004	2005	2006
14th Street Market, Plano, Texas	91	91	91	93	98
Cross Timbers Court, Flower Mound, Texas	89	89	94	96	98
Custer Creek Village, Richardson, Texas	100	100	100	100	100
Flower Mound Crossing, Flower Mound, Texas	97	97	97	98	98
Heritage Heights, Grapevine, Texas	97	97	97	99	100
The Highlands, Flower Mound, Texas	92	92	93	93	96
Hunters Glen Crossing, Plano, Texas	95	95	98	100	100
Josey Oaks Crossing, Carrollton, Texas	97	97	97	100	100
Park West Plaza, Grapevine, Texas	97	97	97	97	97
Pioneer Plaza, Mesquite, Texas	77	94	94	100	100
Riverview Village, Arlington, Texas	97	97	97	100	100
Shiloh Square, Garland, Texas	38	38	71	71	76
Suncreek Village, Plano, Texas	58	58	58	58	91
Market at Westlake, Westlake Hills, Texas	100	100	100	100	100
Scofield Crossing, Austin, Texas	88	88	100	100	100
Brandon Centre South, Brandon, Florida	90	92	91	99	69
Fury’s Ferry, Augusta, Georgia	91	91	91	97	100
The Center at Hugh Howell, Tucker, Georgia	93	98	98	98	100
Bellerive Plaza, Nicholasville, Kentucky	89	91	88	100	89
East Gate, Aiken, South Carolina	100	100	100	100	100
Donelson Plaza, Nashville, Tennessee	100	100	100	100	100

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
14th Street Market, Plano, Texas	10.51	10.51	10.51	10.63	10.96
Cross Timbers Court, Flower Mound, Texas	11.54	11.54	11.87	11.97	12.07
Custer Creek Village, Richardson, Texas	13.04	13.04	13.04	13.04	13.04
Flower Mound Crossing, Flower Mound, Texas	11.33	11.33	11.33	11.48	11.48
Heritage Heights, Grapevine, Texas	13.66	13.66	13.66	13.75	13.82
The Highlands, Flower Mound, Texas	12.16	12.16	12.27	12.27	12.42
Hunters Glen Crossing, Plano, Texas	11.19	11.19	11.52	11.71	11.71
Josey Oaks Crossing, Carrollton, Texas	10.83	10.83	12.28	12.69	12.69
Park West Plaza, Grapevine, Texas	10.16	10.16	10.16	10.16	10.16
Pioneer Plaza, Mesquite, Texas	20.50	20.02	20.02	19.78	19.78
Riverview Village, Arlington, Texas	13.05	13.05	13.05	13.18	13.18
Shiloh Square, Garland, Texas	24.97	24.97	19.31	19.31	19.03
Suncreek Village, Plano, Texas	25.07	27.14	27.14	27.14	24.43
Market at Westlake, Westlake Hills, Texas	18.17	18.17	18.17	18.17	18.17
Scofield Crossing, Austin, Texas	7.48	7.48	9.08	9.08	9.08
Brandon Centre South, Brandon, Florida	13.00	12.64	13.56	13.65	15.36
Fury’s Ferry, Augusta, Georgia	9.80	9.80	9.87	9.95	10.08
The Center at Hugh Howell, Tucker, Georgia	9.77	10.01	10.09	10.16	10.50
Bellerive Plaza, Nicholasville, Kentucky	9.96	10.01	10.05	10.15	10.00
East Gate, Aiken, South Carolina	9.56	9.56	9.84	9.93	10.00
Donelson Plaza, Nashville, Tennessee	19.72	19.72	19.72	20.61	20.61

ProLogis Tennessee Portfolio.  On April 9, 2007, we purchased from ProLogis — North Carolina Limited Partnership, an unaffiliated third party, fee simple interests in a portfolio of twenty existing properties totaling approximately 2.3 million square feet for a total purchase price of approximately $56.6 million. The ProLogis Tennessee Portfolio consisted of twenty-two properties, all of which we contemplated purchasing. Two tenants at two properties located in Chattanooga, Tennessee (Stone Fort Distribution Centers #2 and #3) had the right of first refusal to purchase their respective properties at the same price offered by us. Both tenants exercised their rights under their respective leases. Therefore, the portfolio consists of twenty industrial distribution centers, of which eighteen are located in Memphis, Tennessee and two are located in Chattanooga, Tennessee.

The following table sets forth certain information with respect to the location, year of construction and the approximate gross leasable area:

	Year of	Approximate GLA	Approximate Purchase
Address	Construction	(Square Feet)	Price ($)
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	1968	81,639	2,018,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1972	251,685	4,713,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	1967	121,345	2,727,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	1972	75,000	1,716,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	1973	175,275	4,801,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	1981	42,000	1,277,000

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	1973	97,716	2,871,000

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	1969	102,400	2,910,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	1978	144,000	2,681,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	1970	161,350	3,453,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	1978	94,500	2,459,000

	Year of	Approximate GLA	Approximate Purchase
Address	Construction	(Square Feet)	Price ($)
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	1979	42,000	1,123,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	1979	32,400	797,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	1985	80,000	2,176,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	1976	28,380	639,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	1976	58,560	1,789,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	1976	118,320	3,547,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	1976	10,185	327,000

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	1968/Renovated in 1973	500,000	12,085,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	1968	86,072	2,487,000

Totals		2,302,829	56,596,000

The properties in this portfolio compete with similar properties within their respective market areas.

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	Chattanooga/Central City	7

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	Chattanooga/Central City	7

As of May 15, 2007, most of the properties in this portfolio were 100% occupied, with the exception of the Airport Distribution Center #10 property which was vacant, Southwide Industrial Center #5 which was 83% occupied, Southwide Industrial Center #6 which was 91% occupied and Southwide Industrial Center #7 which was 90% occupied.  The tenants listed in the following table each lease 10% or more of the gross leasable area of the respective properties in which their spaces are located.  These tenants’ leases require them to pay base annual rent on a monthly basis as follows:

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	VML Company LLC	81,639	—	2.31	11/06	11/08
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	Wells Lamont(1)	251,685	2/3 yr.	1.80	05/07	04/10
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	Detail Distribution, Inc.	121,345	—	2.10	02/07	04/12

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	C.C. Dickson Co.	20,250	1/3 yr.	2.00 2.30	07/06 07/09	06/09 09/11
	GDC Screen Printing, LLC	20,250	—	3.00	12/03	11/08
	Jackson Supply Co.	34,500	—	2.30	04/06	03/09
		2.50	04/09	06/12
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	Vital Records Control, Inc.	175,275	1/3 yr.	2.56 2.71	08/05 08/08	07/08 07/10
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	Exide Technologies	16,328	—	3.06	01/07	12/09
	Thyssen Krupp Materials NA, Inc.	23,100	1/5 yr.	2.10 2.50	03/05 03/08	02/08 06/10
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	Vet-Serve, Inc.	32,070	—	2.35	03/06	12/07
	Cadna Rubber Company	65,646	—	2.94	04/07	02/08
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	Jacobsen Warehouse Company, Inc.	102,400	—.	2.66	11/06	08/11
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	The Bryce Company	144,000	1/3 yr.	1.74 1.96	12/05 08/07	07/07 01/10
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	Vacant	161,350	—
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	Printer Essentials, Inc.	56,700	1/2 yr.	2.10	04/06	04/08
	Kroger Limited Partnership I	37,800	—	2.93	02/05	01/11
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	C & I Supply, Inc.(1)	42,000	—	2.50 2.60	06/05 06/07	05/07 05/10

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	Supply Network, Inc.	32,400	1/5 yr.	2.30	05/06	01/12
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	P.M. Green & Sons, Inc.	40,625	1/3 yr.	2.70	06/05	05/08
	American Standard, Inc.	39,375	2/3 yr.	2.38	07/06	08/09
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	Building Plastics, Inc.	9,600	—	2.90	10/05	11/08
	Memphis AG, LLC	4,590	—	3.00	10/06	10/09
	Sharp Electronic	4,590	—	2.44	04/03	06/07
	K&W Forklift	4,800	—	3.88	05/07	06/10
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	AAR Cargo Systems	8,100	—	3.60	04/06	03/09
	Entertainment Transportation, Inc.	8,100	—	6.90	09/06	(2)
	Rose Company LLC	10,800	—	2.15	01/07	(2)
	Keystone Automotive Industries TN, Inc.	15,570	—	3.25	05/07	04/10
	Shelby Railroad Industries, Inc.	10,800	—	2.67	05/06	03/08
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	Capitoline Metro Memphis, Inc.	12,000	—	2.40	11/05	02/09
	Interline Brands, Inc.	17,580	1/3 yr.	3.35	01/06	06/09
	Alenite, L.P.	17,580	—	3.10	03/07	02/08
	Capitoline Tops, Inc.	24,000	—	2.35	09/04	02/09
	Chick Packaging Mid-South, Inc.	11,580	—	3.10	01/02	01/08
	Building Plastics, Inc.	23,580	2/4 yr.	2.50	02/06	03/09
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	Rose Company, LLC	10,185	N/A	0.49	02/05	(2)

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	Electrolux Home Products, Inc.	500,000	2/3 yr.	2.26 2.32 2.37	01/07 01/08 01/09	12/07 12/08 04/10
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	Ferguson Enterprises, Inc.	86,072	1/3 yr.	2.70 2.97	10/06 10/11	09/11 09/16

(1)             These tenants are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.

(2)             Represents a month-to-month lease.

The tenants for each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

The following tables set forth certain information with respect to the expiration of leases currently in place at the properties in this portfolio that we purchased on April 9, 2007 (ground lease space is noted as “N/A”):

Airport Distribution Center #15

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	81,639	188,586	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

Airport Distribution Center #16

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	251,685	453,033	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Airport Distribution Center #11

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	121,345	254,825	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Airport Distribution Center #18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	20,250	60,750	33.64%
2009	—	—	—	—
2010	—	—	—	—
2011	1	20,250	46,575	35.06%
2012	1	34,500	86,250	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Airport Distribution Center #19

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	175,275	474,995	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Airport Distribution Center #9

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	2,572	22,915	18.88%
2008	1	23,100	48,510	49.26%
2009	1	16,328	49,964	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

Delp Distribution Center #2

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	32,070	75,365	28.08%
2008	1	65,646	192,999	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

Airport Distribution Center #2

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	1	102,400	272,001	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

Delp Distribution Center #5

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	144,000	282,240	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Delp Distribution Center #8

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	56,700	119,070	51.81%
2009	—	—	—	—
2010	—	—	—	—
2011	1	37,800	110,754	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

Airport Distribution Center #7

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	42,000	109,200	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Airport Distribution Center #8

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	32,400	74,520	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Airport Distribution Center #4

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	40,625	109,688	53.93%
2009	1	39,375	93,713	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

Southwide Industrial Center #5

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	4,590	11,200	15.68%
2008	1	9,600	27,840	46.21%
2009	1	4,590	13,770	42.49%
2010	1	4,800	18,639	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Southwide Industrial Center #6

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	10,800	28,824	26.55%
2009	1	8,100	29,160	36.56%
2010	1	15,570	50,603	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Southwide Industrial Center #7

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	29,160	90,396	30.81%
2009	4	77,160	203,043	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

Stone Fort Distribution Center #1

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	500,000	1,186,599	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

Stone Fort Distribution Center #4

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	86,072	255,634	100.00%

For federal income tax purposes, the total depreciable basis in these properties is approximately $42.4 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

			Income Tax
	Real Estate	Real Estate	Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	33,103	7.47	1,400,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	116,513	7.47	4,000,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	56,267	7.47	2,000,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	41,814	7.47	1,700,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	82,268	7.47	3,600,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	25,851	7.47	1,000,000

			Income Tax
	Real Estate	Real Estate	Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	47,963	7.47	2,000,000

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	53,275	7.47	2,000,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	69,184	7.47	2,000,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	62,326	7.47	2,500,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	46,557	7.47	1,700,000

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	25,800	7.47	800,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	19,212	7.47	600,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	48,438	7.47	1,600,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	14,438	7.47	500,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	43,315	7.47	1,300,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	66,589	7.47	2,400,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	11,957	7.47	300,000

			Income Tax
	Real Estate	Real Estate	Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	156,937	5.10	9,100,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	36,736	5.10	1,900,000

Totals	$1,105,142		$42,400,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	100%	100%	100%	100%
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	100%	100%	100%	100%	100%
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0%

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	100%	100%	100%
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	83%
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	73%
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	85%
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	100%	100%	100%	100%	100%
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	100%	100%	100%	100%	100%

	Effective Annual Rent per
	Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	2.15	2.15	2.15	2.31
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1.75	1.75	1.75	1.75	1.75
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	2.20	2.20	2.20	2.20	2.20
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.41

	Effective Annual Rent per
	Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	2.77	2.77	2.77	2.56	2.56
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	N/A	N/A
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.75
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	3.37	3.37	3.37	3.37	2.66
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	1.74	1.74
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	2.43	2.43
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	2.40	2.50	2.50
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.30
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.54
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	3.01
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	2.51
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	2.32
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	0.49	0.49
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	2.53	2.53	2.53	2.15	2.20
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	3.90	3.90	2.50	2.50	2.70

The Landings at Clear Lake.  On April 5, 2007, we acquired through Inland American Webster Clear Lake Limited Partnership, an Illinois limited partnership, a wholly owned subsidiary formed for this purpose, a fee simple interest in an apartment complex known as The Landings at Clear Lake located at 501 Sarah Deel Drive, Webster, Texas. The Landings at Clear Lake was built in 2006. The property has sixteen apartment buildings, containing a total of 364 units and approximately 339,208 rentable square feet. There are 232 one-bedroom units and 132 two-bedroom units. The property is located in the Houston market and the city of Webster submarket and competes with at least five other apartment complexes in its submarket for tenants.

We purchased this property from an unaffiliated third party, Clearlake Apartments Limited Partnership, for an aggregate purchase price of approximately $34.0 million. We additionally paid an advisor fee in the amount of $340,000 to the Lynd Company, an unaffiliated third party. We purchased this property for cash but may later borrow monies using this property as collateral.

No tenant occupies 10% or more of the rentable square footage.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $186,377. The real estate taxes paid were calculated by multiplying the assessed value of The Landings at Clear Lake by a tax rate of 2.534%.

For federal income tax purposes, the depreciable basis in this property is approximately $25.5 million.

As of May 15, 2007, this property was 90% occupied, with approximately 328 residential units leased. All residential leases expire during 2007, with the exception of 105 residential leases, which expire during 2008 and one which expires in 2009.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	223	207,385	2,498,532	70.32%
2008	105	93,470	1,054,680	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at The Landings at Clear Lake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	89%	12.72
2005	N/A	N/A
2004	N/A	N/A
2003	N/A	N/A
2002	N/A	N/A

AT&T - Cleveland.  On March 30, 2007, MB REIT acquired though MB Cleveland Erieview, L.L.C., a Delaware limited liability company, a wholly owned subsidiary formed for this purpose, a fee simple interest in a sixteen story office building, known as AT&T Cleveland, containing approximately 495,866 gross leasable square feet located at 45 Erieview Plaza in Cleveland, Ohio. This property includes an adjacent seven story parking garage containing 290 parking spaces located at 1180 Lakeside Avenue in Cleveland, Ohio. MB REIT purchased this property from Ohio Bell Telephone Company, an unaffiliated third party, for cash in the amount of approximately $53.2 million. The AT&T Cleveland office building was built in 1983, and the parking garage was built in 1995. The property is located in the Cleveland market and is considered a Class A high-rise office building in the downtown financial district submarket and competes with at least five other office buildings within its submarket.

At closing, the seller’s affiliate, AT&T Services, Inc., entered into two separate leases for the office building and the parking garage, which together comprise 100% of the total gross leasable area of the property. As of May 15, 2007, this property was 100% leased by AT&T Services. The office building lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $502,700; the total rent for the first year of this lease is expected to be approximately $6 million, with annual increases of 2.6% per year thereafter. The parking garage lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $36,500; the total rent for the first year of this lease is expected to be approximately $0.5 million with annual increases of 3% per year thereafter. AT&T Services has the right to reduce its space by 65,420 square feet in 2009 and by an additional 140,553 square feet in 2011. If AT&T exercises its right to reduce their space by 65,420 square feet in 2009, then their annual base rent will decrease by $0.9 million. If AT&T exercises its right to reduce their space by an additional 140,553 square feet in 2011, its annual base rent will decrease by approximately $2.0 million. AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the lease. The lease with this tenant requires the tenant to pay annual base rent on a monthly basis as follows:

Approximate
	GLA			Base Rent Per
	Leased		% of Total	Square Foot Per		Renewal	Lease Term
Lessee	(Sq. Ft.)		GLA	Annum ($)		Options	Beginning	To
AT&T Services	458,646	(2)	100%	13.15	(1)	4/5 yr.	04/07	09/19

(1)             This lease provides for an annual 2.6% base rent increase.

(2)             This lease provides for two rights to reduce their space in 2009 by 65,420 square feet and 140,553 square feet in 2011.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $1.6 million. The real estate taxes payable were calculated by multiplying AT&T Cleveland’s assessed value by a tax rate of 8.03%.

For federal income tax purposes, the depreciable basis in this property is approximately $39.9 million.

Chesapeake Commons.  On March 22, 2007, we purchased a fee simple interest in a retail center known as Chesapeake Commons, containing approximately 79,476 gross leasable square feet (excluding approximately 35,037 square feet of unleasable space). The center is located at 4107 Portsmouth Boulevard in Chesapeake, Virginia. Chesapeake Commons was built in 1991 and redeveloped in 2004 and 2005. As of May 15, 2007, this property was 100% occupied, with a total of approximately 79,476 square feet leased to three tenants. The property competes with at least five other retail centers in the Norfolk/Chesapeake submarket for sales, tenants or both.

We purchased this property from an unaffiliated third party, MB COIPSPT- Chesapeake, L.L.C., for approximately $14.6 million.  We purchased this property for cash and may later borrow monies using the property as collateral.

Three tenants, Best Buy, Ross Dress for Less and Old Navy, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Best Buy	30,608	39	14.00	4/5 yr.	11/04	01/10
			14.50		02/10	01/15

Ross Dress for Less	29,797	37	13.00	4/5 yr.	12/05	01/16

Old Navy	19,071	24	12.94	2/5 yr.	10/05	04/10
			14.23		05/10	10/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 and payable in 2007 for the tax year ended 2007 (the most recent tax year for which information is generally available) were approximately $79,319.  The real estate taxes paid were calculated by multiplying Chesapeake Commons’ assessed value by a tax rate of 1.11%.

For federal income tax purposes, the depreciable basis in this property will be approximately $10.9 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	19,071	271,380	24.29%
2013	—	—	—	—
2014	—	—	—	—
2015	1	30,608	443,816	52.46%
2016	1	29,797	402,260	100.00%

The table below sets forth certain information with respect to the occupancy rate at Chesapeake Commons expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.37
2005	63%	13.59
2004	27%	14.00
2003	N/A	N/A
2002	N/A	N/A

Crossroads at Chesapeake Square.  On March 22, 2007, we purchased a fee simple interest in a retail center known as Crossroads at Chesapeake Square containing approximately 119,685 gross leasable square feet.  The center is located at 4107 Portsmouth Boulevard in Chesapeake, Virginia.  Crossroads at Chesapeake Square was built in 1991.  As of May 15, 2007, this property was 99% occupied, with a total of approximately 118,585 square feet leased to nineteen tenants.  The property competes with at least four other retail centers in the Norfolk/Chesapeake submarket for sales, tenants or both.

We purchased this property from an unaffiliated third party, Crossroads at Chesapeake Square, L.P., for approximately $19.2 million.  We purchased this property for cash and may later borrow monies using the property as collateral.

Two tenants, Circuit City and T.J. Maxx, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Circuit City	33,314	28	11.18	3/5 yr.	11/06	11/11
			12.07		12/11	11/16
T.J. Maxx	24,940	21	7.50	1/5 yr.	02/07	01/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 and payable in 2007 for the tax year ended 2007 (the most recent tax year for which information is generally available) were approximately $132,375.  The real estate taxes paid were calculated by multiplying Crossroads at Chesapeake Square’s assessed value by a tax rate of 1.11%.

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	3	6,558	95,617	6.19%
2008	7	18,080	312,670	20.46%
2009	—	—	—	—
2010	—	—	—	—
2011	3	10,850	212,095	16.73%
2012	5	40,590	524,610	49.70%
2013	—	—	—	—
2014	—	—	—	—
2015	1	9,193	129,500	24.35%
2016	1	33,314	402,247	100.00%

The table below sets forth certain information with respect to the occupancy rate at Crossroads at Chesapeake Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	96%	13.19
2005	55%	13.99
2004	44%	13.30
2003	44%	13.01
2002	44%	12.87

Waterford Place at Shadow Creek Ranch Apartments.  On March 14, 2007, we purchased a fee simple interest in an apartment complex known as Waterford Place at Shadow Creek Ranch Apartments located at 2200 Business Center Drive, Pearland, Texas.  Waterford Place at Shadow Creek Ranch Apartments was built in 2006.  The property has twelve apartment buildings, containing a total of 296 units.  There are ninety-eight one-bedroom units, 162 two-bedroom units and thirty-six three-bedroom units.  The property is located in the Houston market and the city of Pearland submarket and competes with at least five other apartment complexes in its submarket for tenants.

We purchased this property from an unaffiliated third party, Waterford SCR, L.P., for an aggregate purchase price of approximately $30.0 million.  We purchased this property for cash but may later borrow monies using this property as collateral.

No tenant occupies 10% or more of the rentable square footage.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $561,884.  The real estate taxes paid were calculated by multiplying the assessed value of Waterford Place Apartments by a tax rate of 2.94%.

As of May 15, 2007, this property was 95% occupied, with approximately 281 residential units leased.  All leases expire during 2007 except fifty-one leases, which expire during 2008.  The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	230	253,505	2,866,800	82.29%
2008	51	60,330	617,100	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Waterford Place at Shadow Creek Ranch Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per unit.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Unit ($)
2006	88%	12,972
2005	N/A	N/A
2004	N/A	N/A
2003	N/A	N/A
2002	N/A	N/A

For federal income tax purposes, the depreciable basis in this property will be approximately $22.5 million.

The Fields Apartment Homes.  On March 1, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in an existing apartment complex known as The Fields Apartment Homes located on approximately fifty-three acres of land. The property has nineteen apartment buildings, ten town homes and a triplex, containing a total of 285 units and a commercial building with two tenants.  There are seventy-two one-bedroom units, one hundred seventy three two-bedroom units, thirty-nine three-bedroom units, one four-bedroom unit and a commercial barn.  The apartment complex is located at 1333 Fenbrook Lane in Bloomington, Indiana.  The property is located in the Bloomington market and the southeastern portion of Bloomington submarket and competes with at least seven other apartment complexes in its submarket for tenants.

We purchased this property from unaffiliated third parties, Rogers Farm, LLC; Rogers Farm II, LLC; Rogers Farm III, LLC; Rogers Farm IV, LLC; Rogers Farm V, LLC and Rogers Farm VI, LLC, for an aggregate purchase price of approximately $34.0 million.  We purchased this property for cash but may later borrow monies using this property as collateral.

Real estate and personal property taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $455,544 and $2,333, respectively.  The real estate taxes paid were calculated by multiplying the assessed value of The Fields Apartment Homes by a tax rate of 1.97%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	233	253,505	2,806,176	82.46%
2008	47	54,407	585,240	98.04%
2009	1	1,142	11,700	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

The Fields Apartment Homes was built between 1997 and 2001.  As of May 15, 2007, this property was 97% occupied, with approximately 281 residential units leased. All residential leases expire during 2007, with the exception of forty-seven residential leases, which expire during 2008 and one residential lease which expires in 2009. The second floor of one of the buildings is leased to two commercial tenants with the terms of their leases as follows:

	Approximate		Base Rent
	GLA Leased	% of Total	Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Consultech Technologies, Inc.	N/A	N/A	10,392	02/07	01/10
		10,794	02/10	01/12

Envisage Technologies, Inc.	N/A	N/A	31,068	03/07	06/11

For federal income tax purposes, the depreciable basis in this property is approximately $25.5 million.

Schneider Electric Building.  On February 23, 2007, we purchased through a wholly owned subsidiary formed for this purpose, a fee simple interest in an industrial building known as the Schneider Electric Building, containing approximately 545,000 gross leasable square feet located at 1354 Clifford Avenue in Loves Park, Illinois.  The Schneider Electric Building was originally built in 1953 and was expanded in three phases through 1966.  The property is located in the Rockford regional industrial market about 4.5 miles northeast of the Rockford central business district and approximately ninety miles northwest of Chicago.  The property competes with at least four other industrial buildings within its market.

We purchased this property from McLaren Rockford, L.P., an unaffiliated third party, for a cash purchase price of approximately $20.0 million.  We may later borrow monies using this property as collateral.

One tenant, Barber-Colman Company, leases 100% of the total gross leasable area of the property.  The initial term of the lease is twenty years, which will expire in April 2012.  The lease requires the tenant to pay base annual rent on a quarterly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Barber-Colman Company	545,000	100	4.83	—	04/07	04/12

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $107,580.  The real estate taxes payable were calculated by multiplying the assessed value of the Schneider Electric Building by a tax rate of 8.65%.

The table below sets forth certain information with respect to the occupancy rate at the Schneider Electric Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	4.41
2005	100%	4.41
2004	100%	4.41
2003	100%	4.41
2002	100%	4.38

For federal income tax purposes, the depreciable basis in this property is approximately $15.0 million.

Bradley Portfolio:  Colorado, Illinois, Indiana, Texas and  Wisconsin.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in five industrial properties and one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased twenty-eight properties out of the thirty-two properties contained in the Bradley Portfolio.  MB REIT anticipates also acquiring the four remaining properties in the portfolio.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of these six properties:

Date			Approximate GLA	Approximate Purchase
Closed	Type	Address	(Sq. Ft.)	Price ($)
01/23/07	I	321 Foster Avenue, Wood Dale, Illinois	137,607	9,300,000
01/23/07	I	50 Indianhead Drive, Mosinee, Wisconsin	193,200	9,400,000
01/23/07	I	7300 Airport Road, Houston, Texas	223,599	13,600,000
01/23/07	O	8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	85,680	14,600,000
01/24/07	I	135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1,091,435	47,200,000
01/30/07	I	700 N. U.S. Highway 45, Libertyville, Illinois	197,100	26,500,000

I = Industrial

O = Office

MB REIT purchased these six properties for a total purchase price of approximately $120.5 million.  MB REIT may borrow monies using one or more of these properties as collateral.

In connection with the acquisition of 8822 S. Ridgeline Boulevard in Highlands Ranch, Colorado property, the purchasing subsidiary of MB REIT, MB Highlands Ranch Ridgeline, L.L.C. (referred to herein as “MBHRR”), assumed a mortgage loan totaling approximately $10.5 million from Principal Commercial Funding, LLC (referred to herein as “PCF”) and paid the remaining amount of the purchase price, approximately $4.1 million, in cash.  MBHRR’s obligations under the loan are secured by a first priority mortgage on the property.  MBHRR also granted a security interest to PCF in, among other things, interests in certain tangible and intangible personal property of MBHRR used at the property.

MBHRR is required under the loan documents to make interest-only payments on a monthly basis at the rate of 5.48% per annum through October 1, 2010.  If the loan is not paid in full by October 1, 2010, then, among other things, the interest rate will be increased by 2.5% or converted to the 10-year on the run U.S. Treasury Issue plus 250 basis points, whichever is greater, and PCF will have the right to receive and apply all rents pursuant to the terms of the promissory note until the loan is paid in full.  The unpaid principal balance, all accrued unpaid interest thereon and other indebtedness, if not sooner paid, are due at maturity on October 1, 2025 .  MBHRR may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: two years after PCF securitizes the loan or October 31, 2009.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MB REIT has agreed to guaranty the recourse obligations of MBHRR under the loan documents, including the environmental indemnity given by MBHRR.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
321 Foster Avenue, Wood Dale, Illinois	Chicago, Illinois/O’Hare Airport area	6
50 Indianhead Drive, Mosinee, Wisconsin	Portage County	4
7300 Airport Road, Houston, Texas	Houston, Texas	5
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	Metro Denver, Colorado/Southwest	6
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	Boone County	Not Available
700 N. U.S. Highway 45, Libertyville, Illinois	Chicago, Illinois/Lake County	5

The following table reflects the respective years during which these properties were built:

Property	Year of Construction
321 Foster Avenue, Wood Dale, Illinois	1987
50 Indianhead Drive, Mosinee, Wisconsin	1992
7300 Airport Road, Houston, Texas	1999
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	1986
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1998 and expanded in 2001
700 N. U.S. Highway 45, Libertyville, Illinois	1965 and 1995

As of May 15, 2007, each of these properties was 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
321 Foster Avenue Wood Dale, Illinois	Trimas Fasteners Inc.	137,607	2/10 yrs.	5.17	(1)	01/02	01/22

50 Indianhead Drive, Mosinee, Wisconsin	Cequent Trailer Products Inc.	193,200	2/10 yrs.	3.42	(1)	01/02	01/22

7300 Airport Road, Houston, Texas	Lamons Metal Gasket Company	223,599	2/10 yrs.	4.34	(1)	01/02	01/22

8822 S. Ridgeline Boulevard Highlands Ranch, Colorado	Software AG, Inc.	85,680	3/5 yrs.	12.91 13.23 13.83 14.82		12/95 01/08 01/11 01/13	12/07 12/10 12/12 12/15

135 S. Mount Zion Road, Building 577 Lebanon, Indiana	Pearson Education, Inc.	1,091,435	1/5 yrs.	3.20 3.36 3.55 3.72		11/06 01/08 11/11 01/13	12/07 10/11 12/12 10/16

700 N. U.S. Highway 45, Libertyville, Illinois	USG Corporation	197,100	3/5 yrs.	10.64		09/98	08/13

(1)             Future base rent per square foot is increased  annually based upon the corresponding increase in the Consumer Price Index.

The tenants at each respective property are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 and 2007 for the tax years ended 2005 and 2006 (the most recent tax years for which information is generally available) were calculated by multiplying the properties’ assessed values by the respective tax rates listed in the table below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $90.5 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties.

Address	Tax Year	Year Paid	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($ in millions)
321 Foster Avenue Wood Dale, Illinois	2005	2006	133,328	5.27	7.0

50 Indianhead Drive Mosinee, Wisconsin	2005	2006	139,197	2.24	7.0

7300 Airport Road Houston, Texas	2005	2006	228,171	2.72	10.2

8822 S. Ridgeline Boulevard Highlands Ranch, Colorado	2005	2006	233,059	2.78	11.0

135 S. Mount Zion Road, Building 577 Lebanon, Indiana	2005	2006	439,661	2.10	35.4

700 N. U.S. Highway 45 Libertyville, Illinois	2005	2006	189,511	5.72	19.9

The tables below set forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
321 Foster Avenue Wood Dale, Illinois	100%	100%	100%	100%	100%

50 Indianhead Drive Mosinee, Wisconsin	100%	100%	100%	100%	100%

7300 Airport Road Houston, Texas	100%	100%	100%	100%	100%

8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	100%	100%	100%	100%	100%

135 S. Mount Zion Road, Building 577, Lebanon, Indiana	100%	100%	100%	100%	100%

700 N. U.S. Highway 45 Libertyville, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
321 Foster Avenue Wood Dale, Illinois	4.63	4.76	4.82	4.97	5.17

50 Indianhead Drive Mosinee, Wisconsin	3.06	3.15	3.19	3.29	3.42

07300 Airport Road Houston, Texas	3.90	4.01	4.06	4.18	4.34

8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	12.26	12.26	12.58	12.76	12.76

135 S. Mount Zion Road, Building 577, Lebanon, Indiana	2.89	3.04	3.04	3.04	3.20

700 N. U.S. Highway 45 Libertyville, Illinois	10.64	10.64	10.64	10.64	10.64

The Market at Hamilton (f/k/a The Market at Morse).  On January 12, 2007, we, through a wholly owned subsidiary formed for this purpose, entered into a joint venture with Hamilton Road Retail, LLC (“HRR”), an unaffiliated third party, to acquire fee title to a newly constructed shopping center known as The Market at Hamilton.  The Market at Hamilton, contains approximately 44,742 gross leasable square feet (including ground lease space).  The center is located at 1320-80 North Hamilton Road in Gahanna, Ohio.  The Market at Hamilton was built over a one-year period beginning in late 2005.  As of May 15, 2007, the property was 100% occupied with a total of approximately 44,742 square feet, including the ground lease space, leased to twelve tenants.  This property is located in the northeast Columbus retail market and the North Gahanna-New Albany retail submarket and  competes with at least twenty-one other retail centers in its submarket for sales, tenants or both.

HRR contributed The Market at Hamilton to the joint venture.  The estimated value of The Market at Hamilton, assuming 100% occupancy, is approximately $14.5 million.  We made a capital contribution to the joint venture in cash of approximately $13.4 million for which we received equity interests (referred to as “invested capital”) in the joint venture valued at approximately $10.7 million.  $10.3 million of our initial contribution was used by the joint venture to pay off indebtedness encumbering the property.  The initial invested capital of HRR in the joint venture entity was approximately $2.8 million, an amount equal to its equity interest in the property.  Because the property was less than 100% occupied at the time of HRR’s contribution, HRR will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to 2,402 square feet of leased and unoccupied space with the maximum earnout interests valued at approximately $1.1 million.  HRR is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If HRR receives the maximum number of earnout interests, we would own approximately 73% of the invested capital in the joint venture, and the remaining 27% ($3.9 million) of the invested capital would be owned by HRR.  HRR will receive a preferred return equal to 5% per annum on its invested capital.  After HRR has received its preferred return, we will receive a preferred return equal to 15% per annum on our invested capital.  If the property is sold, HRR would receive any unpaid preferred return and its invested capital, whereupon we would receive our unpaid preferred return and our invested capital.  HRR will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, HRR has an option to require us to purchase its interest.  Our company has agreed to guaranty this obligation of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of HRR in the joint venture. The option purchase price of the HRR interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the HRR’s invested capital will be increased to 6% since the commencement of the joint venture. Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow up to $8,711,476 using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Three tenants, Lifestyle Fitness, Sleep Outfitters and Bob Evans, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
California Fitness Centers	14,637	33	22.16	3/5 yr.	01/07	03/12
			24.37		04/12	03/17
			26.81		04/17	03/22

Sleep Outfitters	4,475	10	27.50	1/5 yr.	10/06	10/11

Bob Evans (Ground Lease)	5,615	13	17.81	4/5 yr.	09/06	09/11
			19.59		10/11	09/16
			21.55		10/16	09/21
			23.70		10/21	09/26

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $26,350. The real estate taxes payable were calculated by multiplying Market at Hamilton’s assessed value by a tax rate of 7.41%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	7	16,788	456,627	39.02%
2012	1	2,402	74,462	9.98%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,800	90,000	12.96%

For federal income tax purposes, the joint venture’s depreciable basis in this property is approximately $10.9 million.

Parkway Centre North - Outlot Building B.  On January 12, 2007, we entered into a joint venture, through a wholly owned subsidiary formed for this purpose, with BA-Grove City North, LLC (“BAGCN”), an unaffiliated third party, that acquired fee title to a newly constructed shopping center outlot known as Parkway Centre North - Outlot Building B, which contains approximately 10,245 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.   Parkway Centre North - Outlot Building B was constructed during 2006.  As of May 15, 2007, Parkway Centre North - Outlot Building B was 72% occupied, with a total of approximately 7,364 square feet occupied by four tenants.  We anticipate that 2,881 gross leasable square feet leased to two tenants will become occupied by those tenants in May and June 2007, respectively, whereupon the occupancy rate would increase to 100%.   The property is located in the Columbus retail market and southwest Columbus submarket and competes with at least six other retail centers in its submarket for sales, tenants or both.

BAGCN contributed Parkway Centre North - Outlot Building B to the joint venture.  The estimated value of Parkway Centre North - Outlot Building B, assuming 100% occupancy, is approximately $4.0 million.  We made a capital contribution to the joint venture in cash of approximately $2.7 million for which we received 100% of the equity interests (also referred to as “invested capital”) in the joint venture.  BAGCN will receive equity interests in the joint venture as part of an earnout arrangement with respect to 2,881 square feet of leased and unoccupied space with the maximum amount of earnout interests valued at approximately $1.3 million.  BAGCN is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If BAGCN receives the maximum number of earnout interests, we would own approximately 68% of the invested capital in the joint venture, and the remaining 32% ($1.3 million) of the invested capital would be owned by BAGCN.  BAGCN will receive a preferred return equal to 5% per annum on its invested capital.  After BAGCN has received it preferred return, we will receive a preferred return of 15% per annum on our invested capital.   If the property is sold, BAGCN would receive any unpaid preferred return on its invested capital, whereupon we would receive our unpaid preferred return on our invested capital.  BAGCN will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, BAGCN has an option to require us to purchase its interest.  Our company has agreed to guaranty the obligations of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of BAGCN in the joint venture. The option purchase price of the BAGCN interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the BAGCN’s invested capital will be increased to 6% since the commencement of the joint venture.   Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow money using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Six retail tenants, Sports Clips, Advance America, Starbucks, Cardboard Heroes Sports Stuff, Rotolo’s Pizza and Manpower, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Sports Clips(1)	1,271	12	26.50	1/5 yr.	06/07	01/12

Advance America	1,232	12	28.00	1/5 yr.	10/06	10/11

Starbucks	1,650	16	35.25 38.78	4/5 yr.	10/06 03/12	02/12 02/17

Cardboard Heroes Sports Stuff	2,762	27	26.05	1/5 yr.	11/06	01/12

Manpower	1,720	17	26.00	1/5 yr.	12/06	12/11

Rotolo’s Pizza(1)	1,610	16	26.00	1/5 yr.	05/07	05/12

(1) These tenants’ lease terms reflect the anticipated beginning month of their respective leases. The actual beginning of the lease term may vary according to the provisions of these tenants’ respective leases.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $3,581.  The real estate taxes paid were calculated by multiplying Parkway Centre North - Outlot Building B’s assessed value by a tax rate of 7.75%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

The following table sets forth information with respect to the expiration of leases currently in place at this property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	2	2,952	79,216	45.31%
2012	1	2,762	71,950	52.93%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

For federal income tax purposes, the depreciable basis in this property is approximately $3.0 million.

Bradley Portfolio: Ohio, Arkansas and Illinois.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one office property and two industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of these three properties:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price ($)
01/10/07	O	3900 Kinross Lakes Parkway, Richfield, Ohio	86,000	17,500,000
01/12/07	I	9201 Faulkner Lake Road, North Little Rock, Arkansas	712,000	45,700,000
01/12/07	I	421 E. Stevenson Road, Ottawa, Illinois	38,285	3,300,000

I = Industrial

O = Office

MB REIT purchased these properties for a total purchase price of approximately $66.5 million in cash.  MB REIT may later borrow monies using one or both of these properties as collateral.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
3900 Kinross Lakes Parkway, Richfield, Ohio	Cleveland, Ohio/Southeast	5
9201 Faulkner Lake Road, North Little Rock, Arkansas	Little Rock, Arkansas/North Little Rock	5
421 E. Stevenson Road, Ottawa, Illinois	LaSalle County	6

The following table reflects the respective years during which these properties were built:

Property	Year of Construction
3900 Kinross Lakes Parkway, Richfield, Ohio	1997
9201 Faulkner Lake Road, North Little Rock, Arkansas	1995
421 E. Stevenson Road, Ottawa, Illinois	1992

As of May 15, 2007, these properties were 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

3900 Kinross Lakes Parkway, Richfield, Ohio	Snap-On Business Solutions, Inc.	86,000	2/5 yrs.	17.15		07/98	05/09

9201 Faulkner Lake Road, North Little Rock, Arkansas	Deluxe Video Services, LLC	712,000	2/10 yrs.	5.03	(1)	01/07	12/21

421 E. Stevenson Road, Ottawa, Illinois	The Reliable Corporation	38,285	2/5 yrs.	6.77		11/92	10/12

(1)             This lease provides for an annual 2% base rent increase.

The tenants at each of the properties are required by their respective leases to pay for real estate taxes, common area maintenance and insurance costs.  Real estate taxes paid for the properties were calculated by multiplying the properties’ assessed values by the respective tax rates listed in the table below.  For federal income tax purposes, the total depreciable basis in these properties is approximately $49.9 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties for the most recent tax year for which information is available.

			Approximate Real Estate	Real Estate	Approximate Income Tax Depreciable
Address	Tax Year	Year Paid	Tax Amount ($)	Tax Rate (%)	Basis ($)

3900 Kinross Lakes Parkway Richfield, Ohio	2005	2006	220,126	5.01	13.1

9201 Faulkner Lake Road North Little Rock, Arkansas	2005	2006	328,875	5.92	34.3

421 E. Stevenson Road Ottawa, Illinois	2005	2006	72,615	8.63	2.50

The tables below set forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

3900 Kinross Lakes Parkway Richfield, Ohio	100%	100%	100%	100%	100%

9201 Faulkner Lake Road North Little Rock, Arkansas	100%	100%	100%	100%	100%

421 E. Stevenson Road Ottawa, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

3900 Kinross Lakes Parkway Richfield, Ohio	17.15	17.15	17.15	17.15	17.15

9201 Faulkner Lake Road North Little Rock, Arkansas	4.74	4.74	4.74	4.83	4.93

421 E. Stevenson Road Ottawa, Illinois	6.77	6.77	6.77	6.77	6.77

C & S Wholesale Grocers, Inc.: Massachusetts and Maryland.  On December 27, 2006, we purchased, through wholly owned subsidiaries formed this purpose, from C & S Wholesale Grocers, Inc., L & S Associates, L.P., J R & D Associates Limited Partnership and Wagner/Kinsley L.L.C., unaffiliated third parties, fee simple interests in four industrial buildings for a total purchase price of approximately $150 million.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of each of these properties:

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price ($)
53 Summit Lock Road, Westfield MA	520,000	52,800,000
95 North Hatfield Road, North Hatfield, MA	467,000	37,300,000
142 Elm Street, South Hatfield, MA	333,000	19,300,000
1000 Old Philadelphia Boulevard, Aberdeen, MD	400,000	40,600,000

Totals	1,720,000	150,000,000

Pertinent GAAP financial data related to C&S Wholesaler Grocers, Inc.’s subsidiaries and affiliates for the year ended September 30, 2006 is presented as follows:

For the year ended September 30, 2006
Total Assets	$2,239,936,000
Net Worth	$133,211,000
Net Sales	$19,843,443,000

We do not intend to make any  repairs or improvements to any of these properties over the next few years. However, if any repairs or improvements are required, C & S Wholesale Grocers is obligated to pay for them pursuant to the provisions of the respective leases.  In response to the results of an environmental assessment, the seller has agreed to take the following actions promptly following closing:  (i) remove contaminated soil near the fuel oil storage tank at Westfield;  (ii) examine the storm water drain pipe and implement measures to avoid contamination of adjacent soils, which measures may include installation of an oil water separator, at Westfield and North Hatfield (iii) change the filters in the oil/water separators regularly at Westfield, North Hatfield and South Hatfield and (iv) remove contaminated soils near the AST containment area at North Hatfield.  Each tenant has agreed in its lease to  indemnify the landlord against environmental liabilities and losses that arise from actions or omissions during the term of the lease, except to the extent caused by landlord.

The four industrial properties compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table to the extent such information is available:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
53 Summit Lock Road, Westfield, MA	Greater Springfield Industrial	Not available
95 North Hatfield Road, North Hatfield, MA	Greater Springfield Industrial	Not available
142 Elm Street, South Hatfield, MA	Greater Springfield Industrial	Not available
1000 Old Philadelphia Boulevard, Aberdeen, MD	Baltimore MSA Industrial/Harford/Cecil County Submarket	5

The following table reflects the years during which each of the properties was built.

Property	Year of Construction
53 Summit Lock Road, Westfield, MA	1995/expanded in 2004
95 North Hatfield Road, North Hatfield, MA	1994/expanded in 1996
142 Elm Street, South Hatfield, MA	1968/expanded in 1972
1000 Old Philadelphia Boulevard, Aberdeen, MD	1995/expanded in 2000

As of May 15, 2007, all of the properties were 100% occupied by C & S Wholesale Grocers.  The leases of the properties require C & S Wholesale Grocers to pay base annual rent on a monthly basis as follows:

	Approximate GLA	Renewal	Base Rent per Square Foot per		Lease Term
Address	Square Feet	Options	Annum ($)		Beginning	To
53 Summit Lock Road Westfield, MA	520,000	4/5 yr.	7.00	(1)	12/06	06/22

95 North Hatfield Road North Hatfield, MA	467,000	4/5 yr.	5.50	(1)	12/06	06/22

142 Elm Street South Hatfield, MA	333,000	4/5 yr.	4.00	(1)	12/06	06/22

1000 Old Philadelphia Boulevard, Aberdeen, MD	400,000	4/5 yr.	7.00	(1)	12/06	06/22

(1)             These leases provide for an annual 1.5% base rent increase.

C & S Wholesale Grocers will be responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their respective leases.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $112.5 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

53 Summit Lock Road, Westfield, MA	1,121,270	2.69	39.6 million
95 North Hatfield Road, North Hatfield, MA	354,325	1.18	28.0 million
142 Elm Street, South Hatfield, MA	45,948	0.56	14.5 million
1000 Old Philadelphia Boulevard, Aberdeen, MD	243,129	1.01	30.4 million

Totals	$1,764,672		$112.5 million

The Shops at Sherman Plaza.  On December 21, 2006, MB REIT purchased, through a wholly owned subsidiary formed for this purpose, a newly constructed shopping center known as The Shops at Sherman Plaza containing approximately 152,264 gross leasable square feet, approximately 142,227 of which will be owned in fee and approximately 10,037 of which will be leased from the City of Evanston.  The term of the City of Evanston lease is forty years.  MB REIT will pay rent pursuant to this lease in an amount equal to approximately 20% of the rent from subtenants that sublease this space from MB REIT.

The property is located at 1620 Sherman Avenue in Evanston, Illinois in the metropolitan Chicago retail market and the North Suburbs submarket.  Construction on The Shops at Sherman Plaza was completed in late summer 2006.  As of May 15, 2007, this property was 85% occupied with a total of approximately 128,526 square feet leased to thirteen tenants.  The property competes with at least five other retail centers in its submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Sherman Plaza Partners, LLC, for approximately $55.2 million in cash.  Approximately $10.9 million of the purchase price will be held in escrow for a potential earnout to the seller.  Approximately 8,927 square feet of leased and unoccupied space and 16,237 square feet of unleased and unoccupied space will be subject to the earnout.  Earnout funds held in escrow will be released to the seller for up to eighteen months when a lease has been approved by MB REIT, the tenant has moved into the leased space, payment of rent has commenced and the tenant has provided an acceptable estoppel certificate.  The amount paid pursuant to the earnout may vary from the amount held in escrow to the extent the actual base rent differs from the projected base rent amount; however, in no event will the amount paid be more than 110% of the escrow amount.

On December 21, 2006, MB REIT loaned approximately $2.7 million to the seller, which is due and payable on June 20, 2008.  The loan is evidenced by a promissory note that bears interest at 9% per annum and has an eighteen month maturity.  Tim Anderson and Jim Klutznick, owners of the seller, jointly and severally guarantee the obligations of seller under the Sherman Closing Loan, and these obligations are secured by the right of seller to any earnout proceeds and any rent paid for space subject to the earnout prior to the earnout closing for that space.

Two tenants, Barnes & Noble and L.A. Fitness, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Barnes & Noble (1) (2)	28,564	19	22.76	2/5 yr.	04/06	08/16

L.A. Fitness (3)	53,322	35	20.00	3/5 yr.	09/06	01/10
			21.00		01/10	01/14
			22.00		01/14	01/17
			24.20		01/17	01/22

(1)             This tenant occupies 30,034 square feet but is only obligated to pay for 28,564 square feet because 1,470 square feet of stairway within the space is not subject to rent.

(2)             This tenant’s lease term commenced in April, 2006, but the lease did not require the tenant to begin paying rent until September 2006.

(3)             This tenant’s lease term commenced in August 2006, but the lease does not require the tenant to begin paying rent until January 2007.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $175,354.  The real estate taxes paid were calculated by multiplying The Shops at Sherman Plaza’s assessed value by a tax rate of 7.83%.  The property is newly constructed so there is no annual rent per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,350	83,750	2.39%
2015	—	—	—	—
2016	10	70,428	2,251,657	65.75%

For federal income tax purposes, the depreciable basis in this property is approximately $41.4 million.

One AT&T Center.  On December 21, 2006, MB REIT acquired though MB St. Louis Chestnut, L.L.C., a Delaware limited liability company, (“MBSLC”), a wholly owned subsidiary formed for this purpose, a fee simple interest in a forty-two story office building known as One AT&T Center, containing approximately 1.5 million gross leasable square feet located at 909 Chestnut Street in St. Louis, Missouri.  MB REIT purchased this property from Southwestern Bell Telephone, L.P., an unaffiliated third party, for cash  in the amount of approximately $204.9 million.  One AT&T Center was built in 1986.  As of May 15, 2007, this property was 100% leased by AT&T.  The property is located in the St. Louis market and downtown submarket and competes with at least five other office buildings within its submarket.

One tenant, AT&T Services, Inc., entered into a lease at closing for 100% of the total gross leasable area of the property, and closing was conditioned upon execution of this lease.  The lease with this tenant is for an initial term of ten years and nine months and to require the tenant to pay base annual rent on a monthly basis in an amount of approximately $1.2 million. The total rent for the first year is tentatively expected to be approximately $14.7 million with annual increases of 2% per year thereafter.  AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the lease.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $2.1 million.  The real estate taxes payable were calculated by multiplying One AT&T Center’s assessed value by a tax rate of 8.63%.

For federal income tax purposes, the depreciable basis in this property is approximately $154.2 million.

New Forest Crossing - Phase II.  On December 19, 2006, MB REIT purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in a newly constructed shopping center known as New Forest Crossing - Phase II containing approximately 26,680 gross leasable square feet.  The center is located at Wallisville Road and Beltway 8 in Houston, Texas.  New Forest Crossing - Phase II was built in 2006.  As of May 15, 2007, this property was 94% occupied, with a total of approximately 25,080 square feet leased to seven tenants.  The property is located in the northeast submarket of the Houston market and competes with at least five other shopping centers in its submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Ley-Lane Partnership No. 7, L.P., for a cash purchase price of approximately $6.3 million, of which up to approximately $406,000 remains subject to a future earnout regarding 1,600 gross leasable square feet of vacant and unleased space.  The seller has up to twenty-four months to lease earnout space and earn all or a portion of the earnout amount.   MB REIT may borrow monies using this property as collateral.

Two tenants, Buffalo Wild Wings and Anna’s Linens, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal		Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options		Beginning	To
Buffalo Wild Wings	5,614	21	19.50	4/5 yr	.	05/06	05/11
			21.45			06/11	05/16

Anna’s Linens	8,050	30	13.00	3/5 yr.		05/06	05/11
			14.00			05/11	05/16

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $9,984.  The real estate taxes paid were calculated by multiplying New Forest Crossing - Phase II’s assessed value by a tax rate of 3.69%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	4	8,916	169,829	36.86%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	3	16,164	290,870	100.00%

For federal income tax purposes, the depreciable basis in this property is approximately $4.7 million.

State Street Market.  On December 14, 2006, MB REIT purchased a fee simple interest in a retail center known as State Street Market.  MB REIT purchased this property from an unaffiliated third party, Market Shopping Center LLC, for approximately $19 million in cash.  The retail center contains approximately 193,657 gross leasable square feet.  The center is located at 6380 East State Street in Rockford, Illinois.  As of May 15, 2007, this property was 100% occupied, with a total of six tenants.  The property competes with at least four other retail centers in the Rockford retail market for sales, tenants or both.

MB REIT intends to make significant repairs to this property over the next few years that are expected to cost approximately $309,000.  A majority of this $309,000 will go to roof repairs and deferred maintenance. However, if any other repairs or improvements are required, the tenants may be obligated to pay a portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Dick’s Sporting Goods, PetSmart and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	60,000	31	10.25	3/5 yr.	05/06	04/11

PetSmart	26,507	14	10.50	4/5 yr.	02/07	01/12

Burlington Coat Factory	72,600	37	7.25	4/5 yr.	08/05	08/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with two tenants only require the tenants to pay these expenses in excess of a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $419,800.  The real estate taxes paid were calculated by multiplying State Street Market’s assessed value by a tax rate of 10.78%.

For federal income tax purposes, the depreciable basis in this property is approximately $14 million.  The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	1	18,800	155,100	8.88%
2010	2	82,350	604,350	37.96%
2011	1	60,000	615,000	62.26%
2012	2	32,507	372,824	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at State Street Market expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	8.92
2005	100%	8.75
2004	100%	8.67
2003	100%	8.67
2002	100%	8.67

Bradley Portfolio: Iowa and Texas.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one industrial property and one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of these two properties:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price
12/13/06	I	300 - 10th Street, Clarion, Iowa	126,900	$5,241,000
12/18/06	O	8900 Lakes at 610 Drive, Houston, Texas	119,527	$17,267,000

I = Industrial

O = Office

MB REIT purchased these properties for a total purchase price of approximately $22.5 million in cash.  MB REIT may later borrow monies using one or both of these properties as collateral.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
300 - 10th Street; Clarion, Iowa	Clarion, Iowa	Not Available
8900 Lakes at 610 Drive, Houston, Texas	Greater Houston, Texas/South Main and Medical Center	5

The following table reflects the respective years during which these properties were built:

Property	Year of Construction
300 - 10th Street, Clarion, Iowa	1997
8900 Lakes at 610 Drive, Houston, Texas	1993

As of May 15, 2007, these properties were 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

300 - 10th Street Clarion, Iowa	EDS Information Services, LLC	126,900	2/5 yr.	3.49	(1)	01/07	12/09

8900 Lakes at 610 Drive Houston, Texas	Kelsey-Seybold Clinic	119,527	2/5 yr.	10.50 10.35		04/04 07/09	06/09 01/10

(1)             This lease provides for an annual base rent increase of $0.10 per square foot.

Real estate taxes payable in 2006 and 2007 for the tax years ended 2005 and 2006  for the Clarion, Iowa property, and paid in 2006 for the 2006 tax year for the Houston, Texas property (the most recent tax years for which information is generally available) were calculated by multiplying the  properties’ assessed values by the respective tax rates listed in the table below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $16.9 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties.

Address	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)

300 - 10th Street, Clarion, Iowa	95,000	3.87	3.9 million
8900 Lakes at 610 Drive, Houston, Texas	214,148	2.86	13.0 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

300 - 10th Street Clarion, Iowa	100%	100%	100%	100%	100%

8900 Lakes at 610 Drive Houston, Texas	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

300 - 10th Street Clarion, Iowa	2.99	3.09	3.19	3.29	3.39

8900 Lakes at 610 Drive Houston, Texas	10.35	10.35	10.50	10.50	10.50

Bradley Portfolio: California, Maryland and Virginia.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one retail property and one industrial property and a leasehold interest in one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased interests in seventeen properties out of the portfolio of thirty-three properties. The following table sets forth certain information with respect to the location and the approximate gross leasable area, or “GLA,” of the three properties most recently purchased:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price
11/29/06	I	6752 Baymeadow Drive, Glen Burnie, Maryland	120,000	$26,000,000
11/30/06	O	101 Civic Center Drive, Santee, California	77,000	$19,000,000
12/01/06	R	629 Newtown Road, Virginia Beach, Virginia	7,488	$1,900,000

R = Retail

O = Office

I = Industrial

MB REIT purchased its interests in three properties for a total purchase price of approximately $47.8 million in cash.  MB REIT may later borrow monies using one or more of the properties as collateral.

MB REIT has assumed the rights and obligations of the tenant under a ground lease with the County of San Diego with respect to the office property in Santee, California.  The term of this ground lease began on August 3, 2002 and is scheduled to expire on July 31, 2057.  MB REIT has four, five-year renewal options.  MB REIT is obligated under the lease to pay annual rent in the amount of $204,348 through July 31, 2007, at which time, and every five years thereafter, the rent will be adjusted by the lesser of the increase or decrease in the Consumer Price Index (referred to herein as the CPI) over this period or 3% per year.  The CPI-adjusted rent notwithstanding, the rent is also subject to adjustment every fifteen years through the sixtieth anniversary of the commencement to an amount equal to the mean of the CPI-adjusted rent and the fair market rent as agreed upon by the parties or as determined by appraisal.

At the time of acquisition, the three properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
6752 Baymeadow Drive, Glen Burnie, Maryland	Metropolitan Baltimore, Maryland/Baltimore Washington Corridor	344
101 Civic Center Drive, Santee, California	San Diego, California/East County	2
629 Newtown Road, Virginia Beach, Virginia	Virginia Beach, Virginia/Kempsville and Bayside	2

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
6752 Baymeadow Drive, Glen Burnie, Maryland	1984/Renovated in 1998
101 Civic Center Drive, Santee, California	2003
629 Newtown Road, Virginia Beach, Virginia	1997

As of May 15, 2007, the three properties were 100% occupied.  The leases for the three properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

6752 Baymeadow Drive, Glen Burnie, Maryland	Millennium Inorganic Chemicals, Inc.	120,000	2/1 yr.	16.09	(1)	01/07	12/21

101 Civic Center Drive, Santee, California	Hartford Fire Insurance Company	76,977	2/5 yrs.	21.81		11/06	10/10

629 Newtown Road, Virginia Beach, Virginia	Hollywood Entertainment Corporation	7,488	2/5 yrs.	18.63		12/06	04/12

(1)             This lease provides for an annual 2.5% base rent increase.

The tenants at each of the properties are required by their respective leases to pay for real estate taxes, common area maintenance and insurance costs. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ respective assessed values by the corresponding tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $35.9 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Approximate Real Estate	Real Estate	Approximate Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

6752 Baymeadow Drive, Glen Burnie, Maryland	149,647	1.03	19.5 million
101 Civic Center Drive, Santee, California	223,047	1.05	14.9 million
629 Newtown Road, Virginia Beach, Virginia	8,993	1.02	1.4 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

6752 Baymeadow Drive, Glen Burnie, Maryland,	100%	100%	100%	100%	100%

101 Civic Center Drive, Santee, California	N/A	100%	100%	100%	100%

629 Newtown Road, Virginia Beach, Virginia	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

6752 Baymeadow Drive, Glen Burnie, Maryland,	14.22	14.57	14.94	15.31	15.69

101 Civic Center Drive, Santee, California	N/A	21.81	21.81	21.81	21.81

629 Newtown Road, Virginia Beach, Virginia	18.63	18.63	18.63	18.63	18.63

Bradley Portfolio: Illinois.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one office property and one industrial property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased fourteen properties out of the portfolio of thirty-three properties.  The following table sets forth certain information with respect to the location and the approximate GLA of the two properties most recently purchased:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price
11/13/06	O	3901 Liberty Street, Aurora, Illinois	60,000	$8,300,000
11/17/06	I	1800 Bruning Drive, Itasca, Illinois	202,000	$19,000,000

O = Office

I = Industrial

MB REIT purchased these two properties for a total purchase price of approximately $27.3 million in cash.  MB REIT may later borrow monies using one or both of the properties as collateral.

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
3901 Liberty Street, Aurora, Illinois	1995
1800 Bruning Drive, Itasca, Illinois	1975/Renovated in 2001

At the time of acquisition, the two properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
3901 Liberty Street, Aurora, Illinois	Suburban Chicago, Illinois/East-West Tollway	5
1800 Bruning Drive, Itasca, Illinois	Chicago, Illinois/O’Hare Airport area	5

As of May 15, 2007, the two properties were 100% occupied.  The leases for the two properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
3901 Liberty Street, Aurora, Illinois	BRK Brands, Inc.	30,000	—	12.04	(1)	01/03	06/10
	Powermate Corporation	30,000	7/1 yr.	9.18		09/04	08/07

1800 Bruning Drive Itasca, Illinois	OCE, USA	202,000	2/5 yrs.	7.02	(2)	01/01	06/17

(1)           This lease provides for a 2% base rent increase per year.

(2)           This lease provides for a 3% base rent increase per year.

The tenants at each of the properties are responsible for paying real estate taxes in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed value by the respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $20.5 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

Address	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)
3901 Liberty Street, Aurora, Illinois	140,908	7.78	6.2 million
1800 Bruning Drive, Itasca, Illinois	197,061	5.67	14.3 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
3901 Liberty Street, Aurora, Illinois	100%	75%	100%	100%	100%

1800 Bruning Drive, Itasca, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
3901 Liberty Street, Aurora, Illinois	12.91	10.71	10.19	10.36	10.74

1800 Bruning Drive, Itasca, Illinois	6.06	6.24	6.43	6.62	6.82

Plaza at Eagles Landing.  On November 2, 2006, MB REIT acquired through MB Eagles Stockbridge, LLC, a Delaware limited liability company, (“MBES”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  Plaza at Eagles Landing was built in late 2005 and 2006.  As of May 15, 2007, 2007, this property was 100% occupied, with a total of approximately 33,265 square feet leased to eleven tenants.   This property is located in the Atlanta retail market and Forest Park/Jonesboro/ Clayton retail submarket and, at the time of acquisition, competed with at least six other retail centers within its submarket.

MB REIT purchased this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.5 million.  MB REIT purchased this property for cash.  At closing, MBES entered into loan documents as the borrower of approximately $5.3 million from Allstate Life Insurance Company (referred to herein as Allstate). MBES’s obligations are secured by a first priority mortgage on the property. MBES also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBES related to the property.  The loan bears interest at the rate of 5.70% per annum. MBES is required to make interest-only payments on a monthly basis in the approximate amount of $25,223 until the loan matures on November 1, 2011. Upon maturity, MBES will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due pursuant to any of the loan documents. MBES may, in certain circumstances, after December 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Allstate may declare, subject to customary cure rights granted to MBES, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBES, may be liable for the obligations of MBES under the loan documents. In connection with the loan, MBES has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBES and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81	(1)

(1) Walgreens has the option to terminate its lease as of March 31, 2031 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount. Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $62,861.  The real estate taxes paid were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 3.747%.  The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	8	14,300	300,173	40.26%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	2	4,145	142,477	31.98%

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00
2006	100%	21.16

For federal income tax purposes, the depreciable basis in this property will be approximately $7.1 million

Bradley Portfolio: Georgia, Illinois, North Carolina, Pennsylvania and Texas.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four retail properties, one office property and three industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $61.1 million in cash.

The following table sets forth certain information with respect to the location and the approximate gross leasable area of the eight properties closed:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price ($)
11/03/06	R	125 E. Army Trail Road, Glendale Heights, Illinois	42,000	5,700,000
11/03/06	R	135 E. Army Trail Road, Glendale Heights, Illinois	10,000	1,900,000
11/03/06	R	145 E. Army Trail Road, Glendale Heights, Illinois	8,820	1,800,000
11/07/06	O	725 Regional Road, Greensboro, North Carolina	113,526	13,000,000
11/08/06	R	1575 Lexington Road, Athens, Georgia	46,000	10,500,000
11/09/06	I	4500 Westport Drive, Mechanicsburg, Pennsylvania	178,600	7,900,000
11/09/06	I	1114 Seaco Avenue, Deer Park, Texas	23,218	5,900,000
11/09/06	I	315 Kirk Road, St. Charles, Illinois	299,176	14,400,000

R = Retail

O = Office

I = Industrial

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
125 E. Army Trail Road, Glendale Heights, Illinois	1987
135 E. Army Trail Road, Glendale Heights, Illinois	1987
145 E. Army Trail Road, Glendale Heights, Illinois	1987
725 Regional Road, Greensboro, North Carolina	1988
1575 Lexington Road, Athens, Georgia	1999
4500 Westport Drive, Mechanicsburg, Pennsylvania	1996
1114 Seaco Avenue, Deer Park, Texas	1999
315 Kirk Road, St. Charles, Illinois	1970 (53,000 square feet)
1993 (81,000 square feet)
1995 (175,000 square feet)

The eight properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
125, 135 and 145 E. Army Trail Road Glendale Heights, Illinois	Chicago, Illinois/Far West Suburbs	127
725 Regional Road, Greensboro, North Carolina	Greensboro, North Carolina/Greensboro Airport	6
1575 Lexington Road, Athens, Georgia	Athens, Georgia/Clarke County	2
4500 Westport Drive, Mechanicsburg, Pennsylvania	Central Pennsylvania/Greater Harrisburg	Not Available
1114 Seaco Avenue, Deer Park, Texas	Houston, Texas/Northwest	5
315 Kirk Road, St. Charles, Illinois	Chicago, Illinois/Central Kane and DuPage County	5

As of May 15, 2007, all eight properties were 100% occupied.  Each of the eight properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the eight properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To
125 E. Army Trail Road, Glendale Heights, Illinois	TSA Sports, Inc.	42,000	4/5 yrs.	10.05	02/05	01/15

145 E. Army Trail Road, Glendale Heights, Illinois	Ulta Salon, Cosmetics & Fragrance, Inc.	8,820	1/5 yrs.	15.57	04/04	03/09

135 E. Army Trail Rd. Glendale Heights, Illinois	Cardinal Fitness	10,000	2/5 yrs.	13.50	12/06	12/11
				14.85	01/12	12/16

725 Regional Road, Greensboro, North Carolina	EDS Information Services LLC	113,526	3/5 yr.	10.68	09/03	08/08

1575 Lexington Road, Athens, Georgia	Eastwynn Theaters, Inc.	46,000	1/7 yrs.	16.56	11/06	06/09
				18.21	07/09	06/14
				20.03	07/14	06/19
				22.04	07/19	06/23

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To
4500 Westport Drive, Mechanicsburg, Pennsylvania	FMC Corporation- Bioployme	178,600	3/5 yrs.	3.15	07/06	06/07
				3.19	07/07	06/08
				3.22	07/08	06/09
				3.27	07/09	06/10
				3.31	07/10	06/11
				3.35	07/11	06/12
				3.39	07/12	06/13
				3.43	07/13	06/14

1114 Seaco Avenue, Deer Park, Texas,	Caleb Brett USA, Inc.	23,218	2/5 yrs.	17.83	09/04	08/09
				18.63	09/09	08/14

315 Kirk Road, St. Charles, Illinois	DOPACO	299,176	1/5 yrs.	3.67	08/03	12/08
				4.05	01/09	12/13
				4.47	01/14	12/15

(1)  Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The three properties located in Glendale Heights, Illinois are combined on one tax parcel and are obligated to pay their pro rata share in accordance with the terms of their respective leases.  The tenants at each of the other properties may be responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 or 2006, depending on the respective taxing authorities, (the most recent tax year for which information is generally available) were calculated by multiplying the assessed value of the property by the respective tax rate listed below.  The amounts listed below for the Glendale Heights, Illinois properties were allocated proportionately based on the gross leasable square feet of each respective property.

For federal income tax purposes, the total depreciable basis in these eight properties is approximately $45.8 million.  The following table indicates the real estate tax amounts, real estate tax rates and estimated income tax basis for each property.

Address	Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Income Tax Depreciable Basis ($)
			(in millions)
125 E. Army Trail Road, Glendale Heights, Illinois	94,903	7.72	4.3
135 E. Army Trail Road, Glendale Heights, Illinois	22,595	7.72	1.4
145 E. Army Trail Road, Glendale Heights, Illinois	19,943	7.72	1.4
725 Regional Road, Greensboro, North Carolina(1)	135,467	1.27	9.8
1575 Lexington Road, Athens, Georgia(1)	79,379	3.30	7.8
4500 Westport Drive, Mechanicsburg, Pennsylvania	80,057	14.23	5.9
1114 Seaco Avenue, Deer Park, Texas	40,612	3.32	4.4
315 Kirk Road, St. Charles, Illinois	226,364	6.73	10.8

(1) Tenant is obligated to pay its real estate taxes directly to the taxing authorities.

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the three properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
125 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

135 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

145 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

725 Regional Road, Greensboro, North Carolina	100%	100%	100%	100%	100%

1575 Lexington Road, Athens, Georgia	100%	100%	100%	100%	100%

4500 Westport Drive, Mechanicsburg, Pennsylvania	100%	100%	100%	100%	100%

1114 Seaco Avenue, Deer Park, Texas	100%	100%	100%	100%	100%

315 Kirk Road, St. Charles, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
125 E. Army Trail Road, Glendale Heights, Illinois	8.93	8.93	8.93	10.05	10.05

135 E. Army Trail Road, Glendale Heights, Illinois	15.00	15.00	15.00	15.00	13.50

145 E. Army Trail Road, Glendale Heights, Illinois	14.09	14.09	15.57	15.57	15.57

725 Regional Road, Greensboro, North Carolina	10.03	10.68	10.68	10.68	10.68

1575 Lexington Road, Athens, Georgia	15.05	15.05	16.56	16.56	16.56

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
4500 Westport Drive, Mechanicsburg, Pennsylvania	N/A	N/A	3.07	3.10	3.15

1114 Seaco Avenue, Deer Park, Texas	16.35	16.35	17.83	17.83	17.83

315 Kirk Road, St. Charles, Illinois	N/A	3.67	3.67	3.67	3.67

Bradley Portfolio: Wisconsin.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $34 million in cash.  These four  properties are the first four  properties to be purchased out of a portfolio of thirty-three properties MB REIT anticipates purchasing from affiliates of Bradley Associates Limited Partnership.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of the four industrial properties closed:

Date Closed	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price ($)
10/18/06	21875 Doral Road, Brookfield, Wisconsin	43,500	2,400,000
10/19/06	500 W. North Shore Drive, Hartland, Wisconsin	134,210	10,800,000
10/20/06	9625 55th Street, Kenosha, Wisconsin	175,052	13,500,000
10/23/06	301 Industrial Drive, Horicon, Wisconsin	139,000	7,400,000

The Brookfield property was constructed in four phases; the first phase was completed in 1967, the second phase was completed in 1976, the third phase was completed in 1990 and the fourth phase was completed in 1991.  The Hartland property was completed in 2000.  The Kenosha property was constructed in three phases; the first phase was complete in 1995, the second phase was complete in 1999 and the third phase was complete in 2001.  The Horicom property was completed in 1996.

The four industrial properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
21875 Doral Road; Brookfield, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
500 W. North Shore Drive; Hartland, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
9625 55th Street; Kenosha, Wisconsin	Milwaukee, Wisconsin/Kenosha County	4
301 Industrial Drive; Horicon, Wisconsin	Milwaukee, Wisconsin/Dodge County	4

As of May 15, 2007, each of the four properties was, and has been for each of the past five years, 100% occupied.  Each of the four industrial properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the four industrial properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
21875 Doral Road Brookfield, Wisconsin	The Lang Companies, LLC	43,500	2/10 yrs.	4.38	(1)	05/03	05/18

500 W. North Shore Dr., Hartland, Wisconsin	The Lang Companies, LLC	134,210	2/10 yrs.	6.10	(1)	08/02	08/22

9625 55th Street Kenosha, Wisconsin	IEA, Inc.	175,052	—	2.50	(2)	04/07	01/13

301 Industrial Drive Horicon, Wisconsin	Metals USA, Inc.	139,000	—	4.12	(3)	07/97	01/21

(1)           These leases provide for a 2% base rent increase per year.

(2)           This lease provides for a 3% base rent increase per year.

(3)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The tenants at each property are responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these four properties is approximately $25.5 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

Address	Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Income Tax Depreciable Basis ($)
			(in millions)
21875 Doral Road, Brookfield, Wisconsin	22,519	1.43	1.8
500 W. North Shore Drive, Hartland, Wisconsin	134,303	1.85	8.1
9625 55th Street, Kenosha, Wisconsin	230,200	2.30	10.1
301 Industrial Drive, Horicon, Wisconsin	85,400	2.60	5.5

The table below sets forth certain information, to the extent historical information is available, with respect to the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Effective Annual Rent per Square Foot as of December 31,
Address	2002	2003	2004	2005	2006
	$	$	$	$	$
21875 Doral Road, Brookfield, Wisconsin	N/A	4.13	4.21	4.29	4.38
500 W. North Shore Drive, Hartland, Wisconsin	5.38	5.51	5.59	5.59	6.10
9625 55th Street, Kenosha, Wisconsin	N/A	5.37	5.53	5.69	5.86
301 Industrial Drive, Horicon, Wisconsin	3.54	3.73	3.73	3.73	4.12

Washington Mutual Office/Data Center.  On October 20, 2006, MB REIT purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the Washington Mutual Office/Data Center.  MB REIT purchased this property for approximately $38 million in cash from an unaffiliated third party, Collins Walton Buckner, L.P.  The property is located at 3801 South Collins in Arlington, Texas, and consists of 180,000 square feet of office space and 59,905 square feet of Tier Three level data center space, for a total of approximately 239,905 gross leasable square feet.  The Washington Mutual Office/Data Center was originally constructed as an interior outlet mall in 1983 and was later renovated into an office and data center complex.  The property is located in the Dallas/Ft. Worth market and Arlington submarket.  At the time of acquisition, the property competed with at least six other office properties in its submarket for tenants.

The lease obligates the landlord to replace the HVAC units in the property if the landlord and tenant reasonably determine that the HVAC system is not functioning properly and tenant’s repair would be impracticable.  A property condition assessment has indicated an immediate need to replace all of the HVAC units in the property at an estimated cost of $550,000.  This cost will be reimbursed ratably by the tenant over the fifteen year expected life of the units for the remainder of the tenant’s lease term, as it may be extended.  The tenant has decided to replace the HVAC units itself at its sole expense.

As of May 15, 2007, this property was 100% occupied by Providian Bancorp Services (Providian), a California corporation and subsidiary of Washington Mutual Bank.  The lease for this property generates total annual base rental income of $3,046,794 and expires in August 2013.  Washington Mutual Bank has guaranteed the performance by Providian of its obligations under the lease.  The lease requires Providian to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum ($)	Options	Beginning	To
Providian Bancorp Services	239,905	100	12.70	2/5 yr.	10/06	08/11
			13.20		09/11	08/13

In addition to the monthly base rent, MB REIT anticipates receiving monthly payments totaling approximately $233,606 over the thirty-four months following the date of acquisition for parking lot reimbursements.  In general, the tenant is required to pay real estate taxes, insurance, utilities and common area maintenance costs, although the lease with this tenant limits the liability for controllable common area maintenance costs to 105% of the costs that were incurred in the previous year.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $483,800.  The real estate taxes payable were calculated by multiplying Washington Mutual Office/Data Center’s assessed value by a tax rate of 3.04%.

The table below sets forth certain historical information with respect to the occupancy rate at Washington Mutual Office/Data Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	$12.70
2005	100%	$10.00
2004	100%	$10.00
2003	100%	$9.88
2002	100%	$9.75

For federal income tax purposes, the depreciable basis in this property is approximately $28.5 million.

Parkway Centre North — Phases I and II.  On October 13, 2006, we entered into a joint venture with Stringtown Partners North, LLC, an unaffiliated third party.  The joint venture holds a fee title to a newly constructed shopping center known as Parkway Centre North — Phases I and II containing approximately 132,522 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  The center will be constructed in two phases and both are located on the same property.  Parkway Centre North Phase I was built over an eighteen-month period beginning in 2005.  Parkway Centre North Phase II is substantially completed and contains 31,240 square feet.  As of May 15, 2007, Phase I was 100% occupied, with a total of approximately 101,282 square feet leased to three tenants.   At the time of acquisition, the property competed with at least six other retail centers in the Columbus retail market and greater Columbus submarket for sales, tenants or both.

Stringtown Partners North contributed the Phase I and Phase II property to the joint venture, and we made a capital contribution to the joint venture in the amount of $14.9 million, which represents Phase I’s purchase price.  In return, we received almost 100% of the equity interests in the joint venture, and Springtown Partners North received an interest of nominal value.  Springtown Partners North will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to Phase II.  The Phase II earnout relates to approximately 31,240 square feet of vacant and unoccupied space, and the Phase II maximum earnout interests are valued at approximately $12.1 million.  The earnout period is twenty-four months, during which Stringtown Partners North is entitled to receive earnout interests in the joint venture when a vacant, unoccupied Phase II space is leased and the tenant has taken possession and commenced paying rent.  If the earnout is fully earned, we would own approximately 54% of the invested capital in the joint venture, and the remaining invested capital would be attributed to Stringtown Partners North.  Stringtown Partners North earns 5% per annum as a preferred return on its invested capital.  After Stringtown Partners North has received its preferred return, we earn 15% per annum through our subsidiary member as a preferred return on our invested capital.  Stringtown Partners North has a fifteen month option to require us to purchase its interest beginning October 13, 2007.  Upon the expiration of this option, we have a twenty-one month option to purchase all of the interests of Stringtown Partners North in the joint venture.  The option purchase price of the Stringtown Partners North interests is the sum of (i) its invested capital plus (ii) a 6% per annum return on invested capital, as adjusted from time to time, less distributions.  We may borrow monies using this property as collateral.

The three retail tenants located in Phase I, Dick’s Sporting Goods, Best Buy and Michaels, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total GLA	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Phase I only	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	49,447	49	10.00	4/5 yr.	10/06	01/12
			10.50		02/12	01/17

Best Buy	30,000	30	14.00	4/5 yr.	09/06	01/12
			14.50		02/12	01/17

Michaels	21,835	22	11.10	4/5 yr.	09/06	09/16

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid for Phase I in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $87,701.  The real estate taxes paid were calculated by multiplying Parkway Centre North’s assessed value by a tax rate of 7.7%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	21,835	242,369	20.26%

For federal income tax purposes, the depreciable basis in this property is approximately $20.2 million.

Lincoln Village.  On October 13, 2006, we purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in approximately 7.6 acres of land that contains an existing shopping center known as Lincoln Village.  We purchased this property from an unaffiliated third party, BGP Lincoln Village L.L.C., for approximately $40.1 million in cash.  Lincoln Village consists of approximately 138,962 gross leasable square feet, excluding ground lease space.  The center is located at 6201 North Lincoln Avenue in Chicago, Illinois.  Lincoln Village was built during the 1950’s and renovated in 2002.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 138,962 square feet, excluding one ground lease tenants, leased to twenty-eight tenants.  The property is located in the Chicago retail market and the city north submarket and, at the time of acquisition, competed with at least five other retail centers in its submarket for sales, tenants or both.

In connection with the acquisition of Lincoln Village, we assumed a ground lease of approximately 2.4 acres of adjacent land owned by the Metropolitan Water Reclamation District of Greater Chicago.  This ground lease terminates on December 31, 2063 and provides for fixed rent of $106,000 per annum (10% of the appraised value of the land as of the effective date of January 1, 2003) until December 31, 2013.  The rent is subject to adjustment on January 1, 2014 and on January 1st every ten years thereafter and will be an amount equal to 10% of the value of the land as appraised according to the terms of the lease.  One of the tenants that subleases the ground leased property described above is obligated by its lease to construct a senior living facility, which construction will essentially complete the development.

Two tenants, Borders Books & Music and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Borders Books & Music	24,500	18	22.00	4/5 yr.	10/06	04/13
			24.20		05/13	04/18
			26.62		05/18	06/23

Office Depot	24,112	17	9.95	2/5 yr.	10/06	12/07
			11.19		01/08	12/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $723,190.  The real estate taxes paid were calculated by multiplying Lincoln Village’s assessed value by a tax rate of 16.34%.

We have assumed all remaining rights and obligations of the seller under a redevelopment agreement between the seller and the City of Chicago and a tax income allocation revenue note made by the City in favor of the seller.  Pursuant to the redevelopment agreement and note, the City has agreed, subject to certain conditions, to make payments of tax increment financing (TIF) funds to us pursuant to certain City ordinances based on amounts expended in redeveloping the property.  The remaining principal balance of the TIF funds available to be paid to us is $4.95 million.  The note from the City of Chicago accrues interest at an annual 8% interest rate.  Among other obligations we have assumed, we must complete the redevelopment and generally maintain a 70% lease and occupancy rate.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	7	7,523	178,993	6.53%
2009	4	7,959	144,383	5.57%
2010	1	2,736	42,408	1.73%
2011	2	12,788	211,968	8.78%
2012	6	51,647	824,953	37.13%
2013	4	10,162	341,089	23.16%
2014	—	—	—	—
2015	—	—	—	—
2016	1	11,518	149,734	13.16%

The table below sets forth certain information with respect to the occupancy rate at Lincoln Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	95%	19.37
2005	84%	18.93
2004	82%	18.99
2003	78%	18.43
2002	37%	12.45

For federal income tax purposes, the depreciable basis in this property is approximately $30.1 million.

Buckhorn Plaza.  On August 30, 2006, MB REIT acquired, through MB Bloomsburg Buckhorn DST (“MBBB”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Buckhorn Plaza.  The property is comprised of approximately 79,427 gross leasable square feet (including ground lease space), and is located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania. Buckhorn Plaza was built over a two-year period beginning in 2004. As of May 15, 2007, this property was 92% occupied, with a total of approximately 72,865 square feet leased to thirteen tenants (including one ground lease tenant).  The property is located in northeastern Pennsylvania in Columbia County within the Scranton/Wilkes-Barre/Hazelton primary metropolitan statistical area.  At the time of acquisition, the property competed with at least three other shopping centers in its submarket for sales, tenants or both.

MBBB acquired this property from an unaffiliated third party, Bloomsburg Community Center L.P., for a purchase price of approximately $15.7 million, of which up to approximately $2.2 million remains subject to a future earnout regarding 5,362 gross leasable square feet and two outlots. MBBB purchased this property for cash. The seller has up to twelve months to lease the earnout space and earn all or a portion of the earnout amount.

Two tenants, Office Depot and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	19,910	25	13.00	3/5 yr.	09/05	12/10
			14.04		01/11	09/15

Dollar Tree	10,260	13	8.00	2/5 yr.	03/05	03/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $81,309.  The real estate taxes paid were calculated by multiplying Buckhorn Plaza’s assessed value by a tax rate of 3.5%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,840	166,920	17.53%
2010	6	22,560	275,130	35.04%
2011	1	2,840	39,760	7.41%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	2	26,750	368,456	72.18%
2016	1	5,000	100,000	67.57%

The table below sets forth certain information with respect to the occupancy rate at Buckhorn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	93%	12.68
2005	95%	13.15
2004	17%	13.00

For federal income tax purposes, the depreciable basis in this property is approximately $11.8 million.

IDS Center.  On August 17, 2006, MB REIT acquired, through MB Minneapolis 8th Street Limited Liability Company (referred to herein as “MBM8S”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the IDS Center.  The property contains a total of approximately 1.4 million gross leasable square feet and is located at 80 South 8th Street in Minneapolis, Minnesota.  In connection with the transaction, MB REIT acquired ownership of approximately 77% of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a pro rata share of the income, expenses and capital expenditures of the parking garage.  IDS Center was built in 1972.  As of May 15, 2007, this property was 93% occupied, with a total of approximately 1.3 million square feet leased to 223 tenants.  The property is located in the Minneapolis/St. Paul market area and the Minneapolis submarket.  At the time of acquisition, the property competed in its submarket with at least seven other office centers for tenants and at least two other comparable properties for retail tenants.

MBM8S purchased this property from an unaffiliated third party, 80 South Eighth, L.L.C., for approximately $277.9 million.  At closing, MBM8S assumed a mortgage loan in the principal amount of approximately $161.0 million from Teachers Insurance and Annuity Association of America (referred to herein as Teachers IAA) and paid the remaining amount of the purchase price, approximately $116.9 million, in cash.  The interest rate of the loan is fixed at 5% per annum.  The terms of the loan require MBM8S to make monthly interest-only payments in the amount of approximately $670,833 until the loan matures in January 2010.  The unpaid principal balance and all accrued unpaid interest thereon is due at maturity.  MBM8S may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  MBM8S’s obligations are secured by a first priority mortgage on the property.  MBM8S also granted a security interest to Teachers IAA in, among other things, all of the personal property owned by MBM8S at the property.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Teachers IAA may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable subject to customary cure rights granted to MBM8S.

In connection with the assumption of the loan, MBM8S has agreed to be liable to Teachers IAA for, among other things, losses caused by certain misconduct of MBM8S, such as the commission of fraud or engaging in a prohibited transfer, rents derived from the property after an event of default that is the basis of a collection proceeding by Teachers IAA and losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as the sole member of MBM8S, has agreed to guarantee payment and performance of these obligations of MBM8S and expenses related thereto.  MB REIT also has entered into a separate environmental indemnity agreement whereby it has agreed to indemnify Teachers IAA against losses and other costs related to violations of environmental laws, the presence or release of asbestos or other hazardous substances.  Claims under this environmental indemnity agreement are independent of the loan and are not secured by the lien of the mortgage or any other loan document.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months that are expected to cost approximately $1.27 million.  A majority of this $1.27 million will be utilized to pay for repairs and improvements to the underground parking garage, other parking, paving and sidewalk repairs and repairs to the building mechanical and electrical systems.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

No tenant leases more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $6.3 million.  The real estate taxes payable were calculated by multiplying IDS Center’s assessed value by a tax rate of 3.8%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	17	38,086	1,196,192	6.08%
2008	23	88,938	3,453,191	17.60%
2009	48	46,950	1,647,689	8.47%
2010	24	84,965	2,501,886	12.92%
2011	41	240,787	6,087,568	31.63%
2012	25	163,949	3,733,751	19.71%
2013	18	67,241	2,049,900	10.93%
2014	16	174,167	4,812,170	25.80%
2015	41	243,005	4,863,998	26.42%
2016	13	154,099	4,828,824	26.58%

The table below sets forth certain information with respect to the occupancy rate at IDS Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The seller purchased this property in December 2004; therefore, the historical rent rolls for 2001, 2002 and 2003 are not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006
2005	90%	14.23
2004	90%	13.78

For federal income tax purposes, the depreciable basis in this property is approximately $208.5 million.

Sherman Town Center.  On August 17, 2006, MB REIT acquired, through MB Sherman Town Center, Limited Partnership (referred to herein as “MBSherman”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Sherman Town Center.  The center contains approximately 285,498 gross leasable square feet, excluding ground lease space.  The center is located at Highway 75 North in Sherman, Texas.  Sherman Town Center was built in 2002.  As of May 15, 2007, this property was 100% occupied, with approximately 285,498 square feet (excluding ground lease space) leased to thirty-two tenants (including four ground lease tenants).  The subject is located in the

Sherman market with a primary trade area.  At the time of acquisition, this property competed with at least four retail centers in its market area for tenants, sales or both.

MBSherman purchased this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., for approximately $60.1 million.  At closing, MBSherman assumed the existing loan as the borrower of approximately $38.4 million from Wells Fargo Bank, N.A. (referred to herein as Wells Fargo), as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2004-CIBC1O, and paid the remaining amount of the purchase price, approximately $21.6 million, in cash.  Approximately $300,000 of the $21.6 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is defeased and the seller has paid all expenses and costs associated with the defeasance of the loan other than the payment of the unpaid principal balance and interest.

MBSherman’s obligations are secured by a first priority mortgage on the property.  MBSherman also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSherman at the property.  The annual interest rate of the loan is fixed at 4.95% per annum.  The terms of the loan require MBSherman to make monthly principal and interest payments in the amount of approximately $211,640 and monthly tax and insurance reserve payments until the loan matures in July 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBSherman may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBSherman, Wells Fargo may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBSherman also has agreed to indemnify Wells Fargo against losses suffered by Wells Fargo arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guarantee the performance of the obligations of its subsidiary with respect to the foregoing environmental indemnity and with respect to certain other losses that may be caused by the certain acts of misconduct of its subsidiary, for example, any fraud or willful misconduct by the subsidiary in connection with the loan.

Three tenants, Ross Dress for Less, Hobby Lobby and Cinemark USA, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,187	11	9.50	5/5 yr.	09/04	01/15

Hobby Lobby	65,000	23	7.25	3/5 yr.	04/04	04/09
			7.75		05/09	04/14
			8.25		05/14	04/19

Cinemark USA	38,597	14	14.50	4/5 yr.	12/03	12/23

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000.  The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	10	31,314	539,692	13.04%
2010	4	25,010	389,875	10.61%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,108	134,860	4.10%
2014	6	31,160	618,775	19.36%
2015	6	94,417	1,040,494	39.79%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	99%	13.84
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

For federal income tax purposes, the depreciable basis in this property is approximately $44.4 million.

Dulles Executive Office Plaza.  On July 25, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in two freestanding office buildings known as Dulles Executive Office Plaza.  MB REIT purchased this property from an unaffiliated third party, Valley

View Associates, Limited Partnership, for approximately $124.0 million in cash.  The property consists of approximately 379,596 of gross leasable square feet.  The buildings are located at 13530 and 13560 Dulles Technology Drive, in Herndon, Virginia. The 13530 building (Plaza I) has approximately 156,795 square feet leased to seven tenants.  The 13560 building (Plaza II) has approximately 189,764 square feet leased to one tenant.  Dulles Executive Office Plaza was built over a two-year period beginning in 2000.  As of May 15, 2007, Plaza I was approximately 83% occupied and Plaza II was 100% occupied.  At the time of acquisition, the property competed with at least thirty-four other office centers in the Northern Virginia area.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months.  Window caulking on the buildings in the amount of approximately $477,000 and repairs to a parking garage floor in the amount of approximately $150,000 were credited by the seller against the purchase price at closing to defray the costs of improvement.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

Two tenants, Lockheed Martin Corporation and Cisco Systems, each lease more than 10% of the total gross leasable area of the property.  The leases require these tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Plaza I:
Lockheed Martin Corporation	65,831	17	26.14	(1)	03/07	02/08
			26.79		03/08	02/09
			27.46		03/09	02/10
			28.15		03/10	02/11
			28.85		03/11	02/12
			29.57		03/12	02/13

Lockheed Martin Corporation	33,037	9	26.50	1/5 yr.	06/06	05/07
			27.30		06/07	05/08
			28.12		06/08	05/09
			28.96		06/09	05/10
			29.83		06/10	05/11
			30.72		06/11	12/11
Plaza II:
Cisco Systems, Inc./ Lockheed Martin Corporation (2)	189,764	50	26.05	2/5 yr	06/06	05/07
			26.77		06/07	05/08
			27.51		06/08	05/09
			28.26		06/09	05/10
			29.04		06/10	05/11

(1)    Tenant has one option of extending the term of the lease for either three or five years.

(2)    Valley View Associates, as landlord, Cisco Systems, Inc. (Cisco) and Lockheed Martin Corporation (Lockheed) entered into an agreement in August 2004 to sublease this space to Lockheed pursuant to which the parties agreed, among other things, that Lockheed would pay rent to Cisco and Cisco would remain primarily liable to the landlord for rent obligations under the lease until the expiration of the initial term on May 31, 2011.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.   Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $862,073.  The real estate taxes payable were calculated by multiplying Dulles Executive Office Plaza’s assessed value by a tax rate of 1.0910%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	14,777	518,153	5.35%
2008	1	4,326	112,822	1.20%
2009	—	—	—	—
2010	—	—	—	—
2011	4	259,881	7,988,861	80.79%
2012	—	—	—	—
2013	1	65,831	1,946,623	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Dulles Executive Office Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	91%	27.33
2005	59%	28.95
2004	59%	27.51
2003	59%	26.33
2002	59%	26.68

For federal income tax purposes, the depreciable basis in this property is approximately $93.8 million.

CyFair Town Center.  On July 21, 2006, MB REIT acquired, through MB Cypress Cyfair Limited Partnership (referred to herein as “MBCC”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center and an adjacent parcel known as CyFair Town Center, comprised of approximately 51,520 of gross leasable square feet (including ground lease space).  The center is located at 17445 Spring Cypress in Cypress, Texas.  CyFair Town Center was built over a two-year period beginning in 2003.  As of May 15, 2007, this property was 100% occupied, with approximately 51,520 square feet leased to twenty-eight tenants (including two ground lease tenants).  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from two unaffiliated third parties, A-S 46 Hwy 290-Spring Cypress L. P., for approximately $15.0 million and A-S 45 Hwy 249-Boudreaux, L.P., for approximately $1.0 million, for a total purchase price of $16.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $5.7 million and paid the remaining amount of $10.3 million in cash.  Approximately $4.8 million of the $10.3 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBCC assumed the existing loan as the borrower of approximately $5.7 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBCC’s obligations are secured by a first priority mortgage on the property.  MBCC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBCC at the property.  The annual interest rate of the loan is fixed at 4.83% per annum.  The terms of the loan will require MBCC to make monthly principal and interest payments in the amount of approximately $47,895 and monthly tax and insurance reserve payments until the loan matures in December 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBCC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

None of the tenants lease more than 10% of the total gross leasable area of this property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $154,000.  The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	6	8,714	177,570	15.77%
2009	12	21,396	443,424	45.91%
2010	2	5,183	100,175	18.91%
2011	—	—	—	—
2012	1	1,400	33,600	7.82%
2013	3	7,350	161,700	39.83%
2014	1	3,477	59,109	24.20%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	19.89
2005	79%	20.04
2004	37%	19.69

For federal income tax purposes, the depreciable basis in this property is approximately $11.7 million.

Eldridge Lakes Town Center.  On July 21, 2006, MB REIT acquired, through MB Houston Eldridge Lakes Limited Partnership (referred to herein as MBHEL), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet.  The center is located at 6340 North Eldridge Parkway in Houston, Texas.  Eldridge Lakes Town Center was built over a three-year period beginning in 2003.  As of May 15, 2007, this property was 100% occupied, with approximately 54,980 square feet leased to nineteen tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S-K 41 Eldridge-W. Little York, L.P., for approximately $16.6 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.5 million and paid the remaining amount of $9.1 million in cash.  Approximately $5.9 million is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBHEL assumed the existing loan as the borrower of approximately $7.5 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBHEL’s obligations are secured by a first priority mortgage on the property.  MBHEL also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBHEL at the property.  The loan bears interest at the rate of 4.88% per annum.  MBHEL is required to make principal and interest payments on a monthly basis in the amount of approximately $63,549 and monthly tax and insurance reserve payments until the loan matures on December 1, 2014.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBHEL may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Three tenants, Walgreens, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	27	20.85	—	10/04	09/79(1)

Dollar Hut	6,000	11	16.00	2/5 yr.	12/03	11/08
			17.60		12/08	11/13

Pizza Factory	5,710	10	18.42	2/5 yr.	12/04	12/09

                                               (1)  Walgreens has the option to terminate its lease as of September 30, 2029 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five                 years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $166,000.  The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	1,400	27,650	2.34%
2009	9	17,440	330,361	28.23%
2010	2	2,650	49,000	5.83%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,750	142,175	17.50%
2014	3	6,220	125,148	18.68%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	20.63
2005	100%	20.61
2004	98%	12.25

For federal income tax purposes, the depreciable basis in this property is approximately $12.4 million.

Spring Town Center.  On July 21, 2006, MB REIT acquired, through MB Spring Town Center Limited Partnership (referred to herein as MBSTC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet, excluding ground lease space.  The center is located at 21212 Kyukendahl Road in Spring, Texas.  Spring Town Center was built over a two year period beginning in 2003.  As of May 15, 2007, this property was 96% occupied with approximately 38,911 square feet leased, excluding ground lease space, to sixteen tenants, including three ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $17.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.6 million and paid the remaining amount of $9.4 million in cash.  Approximately $6.1 million of the $7.6 million cash payment is being held in escrow and remains subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBSTC assumed the existing loan as the borrower of approximately $7.6 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP1.  MBSTC’s obligations are secured by a first priority mortgage on the property.  MBSTC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSTCL at the property.  The loan bears interest at the rate of 4.87% per annum.  MBSTC is required to make principal and interest payments on a monthly basis in the amount of approximately $64,291, monthly tax and insurance reserve payments and tenant improvement and leasing commission reserve payments until the loan matures on January 1, 2015.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBSTC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,560	36	23.35	—	01/04	12/78	(1)

Bank of America	4,700	12	37.23	4/5 yr.	12/03	12/08
			40.96		01/09	12/13
			45.05		01/14	12/18

(1) Walgreens has the option to terminate its lease as of December 31, 2029 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $216,000.  The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

The following table sets forth certain information with respect to the expirations of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	5	8,670	169,852	14.49%
2010	—	—	—	—
2011	1	1,500	36,000	3.55%
2012	—	—	—	—
2013	—	—	—	—
2014	5	7,957	339,238	33.85%
2015	—	—	—	—
2016	1	1,524	31,013	4.91%

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	96%	29.03
2005	92%	29.28
2004	92%	29.24
2003	12%	37.23

For federal income tax purposes, the depreciable basis in this property is approximately $12 million.

The Market at Hilliard.  On July 11, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a shopping center known as The Market at Hilliard containing approximately 107,544 gross leasable square feet (excluding ground lease space).  The center is located at 1852 Hilliard Rome Road in Hilliard, Ohio in the southwest submarket of the Columbus retail market.  The Market at Hilliard was built over a three-year period beginning in 2003.  As of May 15, 2007, this property was 97% occupied, with a total of approximately 104,656 square feet leased to ten tenants.   At the time of acquisition, the property competed with at least five other retail centers in the Columbus retail market for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Continental/HR, LLC, for approximately $20.3 million, of which approximately $1.0 million remains subject to a future earnout regarding 2,888 gross leasable square feet of vacant and unoccupied space. MB REIT may later borrow monies using this property as collateral.  In connection with the acquisition of this property by MB REIT, the seller has agreed to place approximately $476,000 in escrow which amount will be paid back to the seller over the course of nine months following the closing if Office Max meets certain rent and pass-through obligations under its lease.  If Office Max fails to meet any of its monthly rent or pass-through obligations and does not timely cure that default under its lease, the remaining escrowed amount will be released to the purchaser.

Also in connection with the acquisition of this property, MB REIT has agreed to purchase a contiguous parcel of land to the north at the seller’s option if certain conditions are met by seller, including a condition that the property be developed and that 75% of the gross leasable area be leased and occupied within thirty-six months of the closing of the purchase of The Market at Hilliard by MB REIT.  Seller is under no obligation to develop or sell the property to MB REIT and may sell this contiguous parcel to a third party.  Seller also has the right to contribute this contiguous parcel to a joint venture with MB REIT in which seller would retain an interest.  If this contiguous parcel is sold to Target Corporation, MB REIT has agreed to sell a small portion of parking lot space of The Market at Hilliard back to seller for $1.00, which portion will in turn be conveyed by seller to Target.  These two properties are subject to a reciprocal easement agreement which provides, among other things, that each property will be subject to the “exclusive use” clauses in the leases of the existing tenants of the other property, except that this restriction will only apply to leases of the parcel owned by MB REIT if the tenant in the contiguous parcel with a right to “exclusive use” leases at least 10,000 square feet.

Four retail tenants, Michaels, Bed, Bath & Beyond, OfficeMax and Old Navy, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Michaels	21,517	20	12.00	4/5 yr.	07/04	08/14

Bed, Bath & Beyond	20,000	19	12.48	3/5 yr.	12/03	01/14

OfficeMax	19,961	19	12.00	3/5 yr.	02/06	03/16

Old Navy	16,800	16	13.75	2/5 yr.	09/04	08/09
			15.13		09/09	08/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $220,000.  The real estate taxes paid were calculated by multiplying The Market at Hilliard’s assessed value by a tax rate of 3.689%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	2	12,467	221,074	14.62%
2010	1	1,460	36,500	2.81%
2011	2	6,127	125,794	9.98%
2012	1	6,324	132,804	11.71%
2013	—	—	—	—
2014	3	58,317	738,804	73.77%
2015	—	—	—	—
2016	1	19,961	239,532	100%

The table below sets forth certain information with respect to the occupancy rate at the Market at Hilliard expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	97%	14.28
2005	100%	11.58
2004	94%	6.65
2003	100%	12.48

For federal income tax purposes, the depreciable basis in this property will be approximately $15.2 million..

Fabyan Randall Plaza.  On June 29, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Fabyan Randall Plaza.  The center is comprised of approximately 96,253 gross leasable square feet, and is located at 1942 West Fabyan Parkway in Batavia, Illinois.  Fabyan Randall Plaza was built over a two-year period beginning in 2002.  As of May 15, 2007, this property was 89% occupied, with a total of approximately 85,385 square feet leased to twelve tenants.   The property is located in the Chicago market area and the Kane County submarket and at the time of acquisition, competed with at least four other retail centers in this submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Quincy Development, LLC, for approximately $26 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $13.4 million and paid the remaining amount of $12.6 million in cash.  The annual interest rate of the loan is fixed at 5.375% per annum.  The terms of the loan will require MB REIT to make monthly interest payments in the amount of approximately $60,101 until the loan matures on November 1, 2013.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MB REIT may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Four retail tenants, Trader Joe’s, Walgreens, Circuit City and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Trader Joe’s	10,900	11	14.22	3/5 yr.	12/03	01/08
			15.35		02/08	02/08
			15.64		03/08	01/13
			16.87		02/13	02/13
			17.21		03/13	01/14

Walgreens	14,490	15	25.53	—	05/03	05/78	(1)

Circuit City	32,924	34	19.00	4/5 yr.	11/02	01/13
			19.49		02/13	01/18
			19.99		02/18	01/23

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	11,300	12	17.50	4/5 yr.	09/03	09/18

(1)             Walgreens has the option to terminate its lease as of May 31, 2028 upon giving twelve months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving twelve months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $286,000.  The real estate taxes payable were calculated by multiplying Fabyan Randall Plaza’s assessed value by a tax rate of 7.0%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	3	3,579	112,795	6.33%
2009	3	5,409	142,481	8.52%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	2,200	86,816	5.51%
2014	1	10,900	187,550	12.61%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Fabyan Randall Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	89%	20.54
2005	91%	20.48
2004	91%	20.48
2003	90%	20.32
2002	36%	19.00

For federal income tax purposes, the depreciable basis in this property will be approximately $19.5 million.

Brooks Corner.  On June 26, 2006, MB REIT purchased a fee simple interest in a newly constructed shopping center known as Brooks Corner Shopping Center.  The property contains approximately 166,205 gross leasable square feet, excluding ground lease space, and is located at 3143 SE Military Road in San Antonio, Texas.  Brooks Corner was built over a two-year period beginning in 2004.  As of May 15, 2007, this property was 85% occupied, with a total of approximately 140,705 square feet leased to nineteen tenants (including ground lease tenants).  This property is located in the San Antonio primary trade area and, at the time of acquisition, competed with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million in cash, of which approximately $1.7 million was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of 7,539 square feet of vacant and unoccupied space. The escrow will be maintained for a period not to exceed eighteen months; the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount

Two retail tenants, Ross Dress for Less and Conns, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,105	18	9.00	5/5 yr.	09/05	01/16

Conns	30,000	18	9.00	4/5 yr.	11/05	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226.  The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	5	13,300	299,600	15.49%

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2011	7	34,050	510,263	31.01%
2012	2	8,250	146,250	12.88%
2013	—	—	—	—
2014	—	—	—	—
2015	3	40,000	519,200	52.50%
2016	2	45,105	469,695	100.00%

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	85%	13.62
2005	40%	15.19

For federal income tax purposes, the depreciable basis in this property will be approximately $22.8 million.

Ahold Portfolio.  On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet

Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Stop & Shop	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718
		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest

Stop & Shop — Bristol	$4,722,647	5.50%
Stop & Shop — Cumberland	$6,507,875	5.50%
Stop & Shop — Framingham	$5,230,828	5.50%
Stop & Shop — Malden	$7,197,205	5.50%
Stop & Shop — Southington	$6,289,891	5.50%

Stop & Shop — Swampscott	$6,245,536	5.50%
Stop & Shop — Sicklerville	$4,816,874	5.50%
Bi-Lo Store — Greenville	$2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interests in the joint venture entities that own the properties.  We made the capital contributions funded out of working capital and from the proceeds of a loan obtained at the time of closing.  Each loan is secured by its corresponding property and requires interest only payments until maturity.  The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term in Years	Rate

Stop & Shop — Bristol	$8,368,067	25	5.01
Stop & Shop — Cumberland	11,531,000	7	5.17
Stop & Shop — Framingham	9,268,514	25	5.17
Stop & Shop — Malden	12,752,742	7	5.17
Stop & Shop — Southington	11,145,000	7	5.17
Stop & Shop — Swampscott	11,066,477	25	5.17
Stop & Shop — Sicklerville	8,535,000	7	5.17
Bi-Lo Store — Greenville	4,286,000	7	5.17

                These properties compete with other supermarket-anchored centers within the area and their economic performance could be affected by changes in local economic conditions.  The following table indicates the number of competitive supermarkets for each property in this portfolio at the time of acquisition:

Lessee	Competitive Supermarkets	County/Market Area

Stop & Shop — Bristol	22	Bristol, Providence & Boston
Stop & Shop — Cumberland	20	Providence
Stop & Shop — Framingham	29	Middlesex & Boston
Stop & Shop — Malden	37	Middlesex & Boston
Stop & Shop — Southington	4	Hartford/Hartford
Stop & Shop — Swampscott	37	Essex/Boston
Stop & Shop — Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store — Greenville	11	Greenville/Greenville

                Each tenant leases 100% of the total gross area of its property in this portfolio.  None of these leases will expire within the next ten years. The leases require the respective tenants to pay base annual rent on a monthly basis as follows:

	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To

Stop & Shop — Bristol	63,128	11/5 yr.	15.02	01/07	12/11
			15.53	01/12	12/16
			16.04	01/17	12/21
			16.55	01/22	12/26

	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To

Stop & Shop — Cumberland	85,799	11/5 yr.	15.23	01/07	12/11
			15.73	01/12	12/16
			16.23	01/17	12/21
			16.73	01/22	12/26

Stop & Shop — Framingham	64,917	11/5 yr.	16.18	01/07	12/11
			16.68	01/12	12/16
			17.18	01/17	12/21
			17.68	01/22	12/26

Stop & Shop — Malden	79,299	11/5 yr.	18.24	01/07	12/11
			18.71	01/12	12/16
			19.18	01/17	12/21
			19.65	01/22	12/26

Stop & Shop — Southington	64,948	11/5 yr.	19.45	01/07	12/11
			19.96	01/12	12/16
			20.47	01/17	12/21
			20.97	01/22	12/26

Stop & Shop — Swampscott	65,268	11/5 yr.	19.22	01/07	12/11
			19.72	01/12	12/16
			20.22	01/17	12/21
			20.72	01/22	12/26

Stop & Shop — Sicklerville	68,323	11/5 yr.	14.16	01/07	12/11
			14.66	01/12	12/16
			15.16	01/17	12/21
			15.66	01/22	12/26

Bi-Lo Store — Greenville	55,718	11/5 yr.	8.72	01/07	12/11
			9.22	01/12	12/16
			9.71	01/17	12/21
			10.21	01/22	12/25

The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate.  The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties is approximately $97.8 million.  The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

	Real Estate	Real Estate	Income Tax
Property	Tax Amount ($)	Tax Rate (%)	Depreciation Basis

Stop & Shop — Bristol	113,209	10.25	$10,600,000
Stop & Shop — Cumberland	94,648	10.75	14,700,000
Stop & Shop — Framingham	264,792	31.21	11,800,000
Stop & Shop — Malden	211,862	19.39	16,200,000
Stop & Shop — Southington	120,637	29.43	14,200,000
Stop & Shop — Swampscott	2,906,273	20.87	14,100,000
Stop & Shop — Sicklerville	243,353	43.69	10,800,000
Bi-Lo Store — Greenville	58,526	30.47	5,400,000
Totals:	4,013,300		$97,800,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2002, 2003, 2004, 2005 and 2006.

Property	Occupancy Rate as of December 31, 2002 - 2006	Effective Annual Rental Per Square Foot ($) December 31, 2002 - 2006
Stop & Shop — Bristol	100%	14.51
Stop & Shop — Cumberland	100%	14.73
Stop & Shop — Framingham	100%	15.68
Stop & Shop — Malden	100%	17.77
Stop & Shop — Southington	100%	18.94
Stop & Shop — Swampscott	100%	18.72
Stop & Shop — Sicklerville	100%	13.66
Bi-Lo Store — Greenville	100%	8.22

Lincoln Mall.  On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall.  MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million in cash.  Lincoln Mall is located at 620 George Washington Highway in Lincoln, Rhode Island and contains approximately 372,511 gross leasable square feet, excluding ground lease space.   Lincoln Mall was originally constructed as an enclosed regional mall in 1974.  Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively.  As of May 15, 2007, this property was approximately 97% occupied, with a total of approximately 356,737 square feet (excluding ground lease space) leased to forty-one tenants, including three ground lease tenants.  This property is part of the Warwick/Cranston retail market and, at the time of acquisition, competed with at least seven other retail centers within this market area for sales, tenants or both.

Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease 10% or more of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stop & Shop	56,040	15	16.50	10/5 yr	09/05	08/10
			17.00		09/10	08/15
			17.50		09/15	08/20

Lincoln Educational Services	58,881	16	10.00	2/5 yr	05/04	05/14

Marshalls	39,239	10	7.88	3/5 yr	12/03	10/07
			8.38		10/07	10/12

                In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409.  The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	4	35,416	384,507	8.11%
2009	2	2,157	34,998	0.79%
2010	5	30,950	417,412	8.32%
2011	4	11,286	179,697	4.43%
2012	3	49,828	469,359	12.08%
2013	2	29,280	186,100	5.44%
2014	2	70,381	753,260	23.01%
2015	8	32,394	576,092	22.36%
2016	5	18,761	305,635	15.27%

                The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	93%	13.25
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55%	11.67

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million.

Shakopee Shopping Center.  On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center.  MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million.  The center contains approximately 103,442 gross leasable square feet, and is located at 1698 Vierling Drive in Shakopee, Minnesota.  Shakopee Shopping Center was built in 2000 and retrofitted in 2004.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 103,442 square feet leased to two tenants.  This property is located in the Minneapolis/St. Paul market and the southwest submarket.  At the time of acquisition, this property competed with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

Two tenants, Roundy’s and Gold’s Gym, each lease more than 10% of the total gross leasable area of the property.  None of the leases at this property expire in any of the next ten years.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	4/5 yr	11/03	12/25

Gold’s Gym	35,972	35	8.76	2/5 yr	04/06	03/11
			9.23		04/11	03/16
			10.17		04/16	03/20

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.  Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600.  The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	11.49
2005	100%	9.48
2004	65%	12.95

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million.

Canfield Plaza.  On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet.  MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million.  The center is located at 525 East Main Street in Canfield, Ohio.  Canfield Plaza was built in 1961 and substantially renovated in 1999.  As of May 15, 2007, this property was 88% occupied, with a total of approximately 88,744 square feet leased to ten tenants.  This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and, at the time of acquisition, competed with approximately 36 other retail centers within this area for sales, tenants or both.

Two tenants, Giant Eagle and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Giant Eagle	58,449	58	11.25	6/5 yr	06/99	06/19

Dollar Tree	10,074	10	6.50	2/5 yr	03/02	03/07
			7.00		04/07	03/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345.  The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	1	3,333	44,996	4.61%
2008	2	4,065	57,780	6.20%
2009	3	5,112	71,568	8.13%
2010	—	—	—	—
2011	1	1,660	19,920	2.46%
2012	1	10,074	70,518	8.94%
2013	—	—	—	—
2014	1	6,051	60,510	8.43%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	88%	10.91
2005	88%	10.88
2004	85%	10.85
2003	74%	10.80
2002	74%	10.64

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million.

Southgate Apartments.  On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million. The property has eleven three-story apartment buildings containing 256 apartment units and thirty-three garage spaces.  There are 116 one-bedroom units and 140 two-bedroom units.  Some of the units are two levels with a loft area.  The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky.  Southgate Apartments was built during 2001 and 2002.  As of May 15, 2007, this property was 90% occupied, with approximately 230 units leased.   This property is located in the metropolitan Louisville market and South Central submarket.  At the time of acquisition, there were at least five comparable apartment rental properties in the submarket that might compete with this property.

No tenant occupies 10% or more of the rentable square footage.  Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300.  The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	172	253,505	1,666,512	77.49%
2008	58	52,711	484,140	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2006	91%	9.19
2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

                For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.

Hunting Bayou.  On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas. Hunting Bayou was built in 1985.  As of May 15, 2007, this property was 94% occupied, with approximately 125,185 square feet leased to twenty-one tenants, including Chase Bank ATM.   This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than 10% of the total gross leasable area of the property.  24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities.  MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	43,460	33	9.80	4/5 yr	11/05	01/14

MTI College of Business	33,650	25	7.50	1/5 yr	05/04	05/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000.  The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	3	10,095	133,007	10.28%
2008	2	5,660	82,116	7.04%
2009	5	38,625	343,545	31.68%
2010	5	6,225	107,535	14.29%
2011	3	14,885	116,476	18.06%
2012	—	—	—	—
2013	—	—	—	—
2014	1	43,460	426,000	80.63%
2015	2	6,235	102,365	100.00%
2016	—	—	—	—

                The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2006	95%	10.38
2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million.

Lakewood Shopping Center.  On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 149,077 gross leasable square feet, including ground lease space.  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida. Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004.  As of May 15, 2007, this property was 95% occupied with approximately 142,277 square feet leased to twenty-eight tenants (including ground lease tenants).  This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate.  There were four new or proposed developments within this submarket as of July 2005 and eleven retail centers that were built or under construction in 2004 within Broward County, each of which might compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million.  Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash.  The annual interest rate of the loan is fixed at 6.01% per annum.  The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024.  The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  Until ninety days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty days prior and payment of a prepayment premium.  Within 90 days of maturity, prepayment may be made in full without a prepayment premium.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than 10% of the total gross leasable area of this property.  Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Marshalls	29,923	20	8.25	3/5 yr	08/02	08/07
			9.00		09/07	08/12

Walgreens	14,490	10	19.46	—	11/02	11/77	(1)

(1)             Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000.  The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

The following table sets forth certain information with respect to leases the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	1	13,126	133,897	6.75%
2008	8	31,156	470,548	25.40%
2009	5	16,452	243,566	17.60%
2010	4	8,300	136,688	11.92%
2011	2	7,410	120,710	11.91%
2012	2	31,113	287,157	32.03%
2013	2	9,300	130,315	21.28%
2014	2	5,680	111,209	39.44%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	86%	15.33
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

For federal income tax purposes, the depreciable basis in this property is approximately $20 million.

Thermo Process Systems Office/Warehouse & Distribution Facility.  On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems.  MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million.  The property contains approximately 150,000 gross leasable square feet, and is located at 1410 Gillingham Lane in Sugar Land, Texas.  The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases 100% of the total gross leasable area of the property.  However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leasable square feet.  The remaining 26,000 gross leasable square feet can be used by the tenant but they are not obligated to pay rent.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Renewal	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Beginning	To

Thermo Process Systems	150,000	100	1/5 yr.	6.40	12/05	9/10
				7.04	10/10	11/15

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000.  The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	150,000	1,056,000	100%
2016	—	—	—	—

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million.

Stop & Shop.  On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet.  The building is located at 5 St. Andrews Road in Hyde Park, New York.  The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately 67%. We made a capital contribution to the joint venture funded out of working capital and from the proceeds of a loan obtained at the time of closing.  The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000.  The real estate taxes payable were calculated by multiplying Stop & Shop—Hyde Park’s assessed value by a tax rate of 38.61%.

The lease does not expire within the next ten years.  The lease requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

The Stop & Shop Supermarket Company	52,500	100	17.71	10/5 yr.	12/04	11/07
			18.71		12/07	11/12
			19.71		12/12	11/17
			20.71		12/17	11/22
			21.71		12/22	11/25

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	17.71
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million.

Monadnock Marketplace.  On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace.  MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.8 million.  The property contains approximately 200,633 gross leasable square feet.  The center is located at 20 Ashbrook Road in Keene, New Hampshire.  Monadnock Marketplace was built between 2003 and 2005.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 200,633 square feet leased to twelve tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per
	GLA Leased	% of Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum ($)	Option	Beginning	To
Price Chopper	73,883	37	17.89	4/5 yr	11/05	12/25

Michaels	21,718	11	16.25	3/5 yr	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	3/5 yr	10/03	01/14
			13.75		02/14	01/19

Circuit City	20,413	10	16.00	5/5 yr	10/05	01/17

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.   Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000.  The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,900	43,700	1.27%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	9,590	171,181	5.03%
2014	—	—	—	—
2015	3	23,585	405,250	12.41%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	17.00
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million.

Cinemark 12 — Silverlake.  On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet.  The building was built in 2004.  One tenant, Cinemark, leases 100% of the total gross leasable area of the building.  At the time of acquisition, this property competed with five other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc. to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions repaid this loan using the proceeds from the assignment.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Base Rent Per
	GLA Leased	Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To

Cinemark	38,910	100	16.00	4/5 yr	07/05	06/10
			16.50		07/10	06/15
			17.00		07/15	06/20
			17.50		07/20	06/25

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	16.00
2005	100%	16.00

Triangle Center.  On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 253,064 gross leasable square feet.  The center is located at 1305 Ocean Beach Highway in Longview, Washington.  Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005.  As of May 15, 2007, 2007, this property was 99% occupied, with a total of approximately 250,614 square feet leased to thirty-eight tenants.  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million. A third party escrow agent retains master lease funds for approximately 2,800 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s lease has been approved by MB REIT and the tenant has moved into its space and rent has commenced.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Ace Hardware	31,574	13	8.80	3/5 yr.	12/04	11/09
			9.68		12/09	11/14

Ross Dress for Less	29,793	12	Abated	4/5 yr.	12/04	05/05
			9.50		06/05	01/11
			10.00		02/11	01/16

Triangle Bowl	30,000	12	3.50	2/5 yr.	09/05	08/10
			4.00		09/10	08/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875.  The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

The following tables set forth certain information with respect to the expiration of leases: currently in place at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,180	21,240	0.730%
2008	2	4,920	90,046	3.14%
2009	7	17,038	251,560	8.81%
2010	9	22,969	481,424	18.14%
2011	7	30,130	294,354	13.37%
2012	—	—	—	—
2013	—	—	—	—
2014	1	31,574	305,640	16.00%
2015	7	73,646	816,159	50.87%
2016	3	59,157	658,280	83.53%

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	99%	11.57
2005	95%	11.01
2004	36%	10.63

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million.

Bay Colony Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 92,200 of gross leasable square feet, excluding ground lease space.  The center is located at 1807 FM 646 in League City, Texas.  Bay Colony Town Center was built in 2004.  As of May 15, 2007, this property was 94% occupied, with approximately 80,737 square feet, excluding ground lease space, leased to twenty-five tenants, including two ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.5 million remains in a separate escrow to fund a future earnout regarding 14,103 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent.  The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Three tenants, HCA Hospital, University of Texas Medical Branch and Walgreens, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Mainland Medical Center	10,000	11	18.00	—	02/05	02/10

The University of Texas Medical Branch	9,920	11	22.00	—	03/05	03/10
			23.00	—	04/10	03/15

Walgreens	14,820	16	20.71	—	11/05	09/80(1)

(1)  Walgreens has an option to terminate the lease on September 30, 2030, and a similar option every five years thereafter until September 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.   Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000.  The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	3	5,639	144,352	5.62%
2010	8	21,725	460,094	18.52%
2011	2	6,654	129,382	6.39%
2012	1	2,787	55,740	3.10%
2013	—	—	—	—
2014	—	—	—	—
2015	6	21,972	523,071	28.30%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	89%	29.39
2005	82%	30.33
2004	50%	36.54

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million.

Tomball Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 63,258 of gross leasable square feet (excluding ground lease space).  The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas.  Tomball Town Center was built in 2004.  As of May 15, 2007, this property was 71% occupied, with approximately 45,024 square feet leased to twenty tenants (including one ground lease tenant).  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Hollywood Video, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Hollywood Video	6,100	10	21.50	4/5 yr	02/05	02/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000.  The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	3,500	79,100	6.73%
2010	9	19,962	454,663	40.50%
2011	2	3,400	74,800	11.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	5	15,762	380,460	64.08%
2016	1	2,400	73,272	100.00%

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	81%	22.28
2005	72%	22.03
2004	37%	22.55

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million.

Walgreens.  On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens.  MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million.  The property contains approximately 14,560 of gross leasable square feet.  The building is located at National and Cherokee in Springfield, Missouri.  The building was built in 2003.  One tenant, Walgreens, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

The lease with Walgreens requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum, ($)	Options	Beginning	To

Walgreens	14,560	100	21.66	—	01/06	01/73(1)

(1)  Walgreens has an option to terminate its lease as of January 31, 2031 upon giving four months prior notice to the lessor and, to the extent that the lease remains in effect, additional options to terminate every five years thereafter upon giving four months prior notice.

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000.  The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	21.66
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million.

Stables at Town Center.  On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 98,148 gross leasable square feet, excluding ground lease space.  The center is located at 8765 Spring Cypress in Corpus Christi, Texas.  Stables at Town Center was built between 2001 and 2002.  As of May 15, 2007, this property was 85% occupied, with approximately 85,848 square feet, excluding ground lease space, leased to thirty tenants, including one ground lease tenant.  At the time of acquisition, this property was subject to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $1.4 million remains in a separate escrow to fund a future earnout regarding 6,367 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Walgreens	14,490	15	19.25	—	04/02	04/62(1)

(1)  Walgreens has an option to terminate its lease as of April 30, 2022 upon giving six months prior notice to the lessor and, to the extent that the lease remains in effect, additional options to terminate every five years thereafter upon giving six months prior notice.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000.  The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)
2007	—	—	—	—
2008	5	13,353	246,695	14.41%
2009	4	10,700	198,576	13.53%
2010	5	9,202	187,761	14.70%
2011	5	13,325	206,149	18.75%
2012	4	10,121	212,210	23.34%
2013	1	2,449	46,531	6.68%
2014	—	—	—	—
2015	2	4,448	92,908	14.29%
2016	1	1,050	21,945	3.88%

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	93%	19.99
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million.

Cinemark — Webster.  On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster.  MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million.  The property contains approximately 80,000 of gross leasable square feet.  The building is located at 20915 Gulf Freeway in Webster, Texas.  The building was built in 2001.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with five other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with this Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	80,000	100	12.94	4/5 yr.	08/00	02/21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount. Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911.  The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	12.94
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million.

Friendswood Shopping Center.  On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space).  The center is located at 140 West Parkway in Friendswood, Texas.  Friendswood Shopping Center was built in 2000.  As of May 15, 2007, this property was 98% occupied, with a total of approximately 66,002 square feet, excluding ground lease space, leased to fourteen tenants, including one ground lease tenant.  At the time of acquisition, this property was subject to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,684	53	12.88	3/5 yr.	10/05	09/10
			14.42		10/10	09/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007.  The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	1	2,701	41,865	4.17%
2009	2	5,119	76,785	7.97%
2010	1	5,867	88,005	9.34%
2011	5	8,461	151,887	17.69%
2012	2	6,651	100,974	14.22%
2013	—	—	—	—
2014	—	—	—	—
2015	1	35,684	514,563	84.50%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	98%	15.10
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million.

Lake View Technology Center I.  On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million.  The center contains approximately 110,007 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia.  Lake View Technology Center I was built in 2001 and was expanded during 2004.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million.  The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred.  MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc.  The membership interest was transferred to MB REIT for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  This loan was subsequently repaid on December 6, 2005 by MB REIT.  On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million.  The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.61		06/06	04/07
			19.09		05/07	05/07
			19.61		06/07	05/14

GSA - U.S. Joint Forces Command	41,677	38	23.41	2/1 yr.	10/04	09/09
			26.27		10/09	10/09
			26.82		11/09	10/14

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	2	110,007	2,457,889	100%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2015 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	20.43
2005	100%	20.22
2004	100%	20.22

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.

Atascocita Shopping Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center.  MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million.  The property contains approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of May 15, 2007, this property was 98% occupied, with approximately 46,226 square feet leased to seven tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24-Hour Fitness	37,264	79	13.00	3/5 yr	07/00	07/05
			14.50		08/05	07/10
			16.00		08/10	07/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	3	3,600	64,200	8.55%
2011	3	5,362	90,243	13.15%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	37,264	596,224	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	98%	14.99
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.

Cypress Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  Cypress Town Center was built in 2003.  As of May 15, 2007, this property was 94% occupied, with approximately 51,720 square feet leased to twenty-four tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per
	GLA Leased	Total	Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Total Renal Care	5,950	11	18.00	—	11/05	11/10
			19.80		12/10	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	6	10,010	185,710	18.35%
2009	5	14,050	266,750	32.11%
2010	5	5,950	111,825	19.45%
2011	1	2,100	35,700	7.65%
2012	1	2,450	47,775	11.09%
2013	3	7,010	177,518	46.33%
2014	1	2,100	56,350	27.40%
2015	2	8,050	149,310	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	94%	19.11
2005	94%	18.95

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.

Bridgeside Point Office Building.  On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International.  MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  The property contains approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  The building was built in 2001.  One tenant, Cellomics, Inc., leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Fisher Scientific International requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per
	GLA Leased	Total	Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Cellomics, Inc.	153,110	100	16.00	2/5 yr.	10/06	09/11
			18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	16.00
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.

Winchester Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center.  MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  The center contains approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of May 15, 2007, this property was 92% occupied, with approximately 16,500 square feet leased to nine tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Washington Mutual Bank, Pho Juong Giang and Advances in Vision, lease more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Washington Mutual Bank	3,500	19	22.00	3/5 yr.	03/05	02/10

Advances in Vision	2,400	13	16.50	1/5 yr.	9/05	09/06
			17.50		10/06	09/07
			18.50		10/07	09/08
			19.50		10/08	09/09
			20.50		10/09	09/10

Pho Juong Giang	2,400	13	13.20	2/5 yr.	02/06	02/06
			18.00		03/06	02/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	12,500	252,800	77.64%
2011	2	4,000	72,800	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	92%	19.30
2005	69%	19.46

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.

Antoine Town Center.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center. MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million.  The center contains approximately 36,007 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of May 15, 2007, this property was 95% occupied, with approximately 34,030 square feet (excluding ground lease space) leased to eighteen tenants (including four ground lease tenants).  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.50	1/5 yr.	04/05	03/08

CICI’s Pizza	4,500	12	15.00	2/5 yr.	03/03	03/08
			16.50		04/08	03/13

Cato Corporation	4,000	11	12.00	2/5 yr.	11/04	01/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	7	15,900	263,925	35.58%
2009	2	3,580	62,360	13.04%
2010	1	4,000	48,000	11.55%
2011	—	—	—	—
2012	1	1,300	27,208	7.40%
2013	3	9,250	168,300	47.09%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	68%	18.82
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.

Ashford Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza.  MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million.  The center contains approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  Ashford Plaza was built in 1980.  As of May 15, 2007, this property was 84% occupied, with approximately 27,739 square feet. excluding ground lease space, leased to sixteen tenants, including two ground lease tenants.  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Christine’s Salon	3,833	12	10.20	1/5 yr.	06/01	11/09

Better Image Photography	5,850	18	10.20	1/5 yr.	10/05	10/07
			10.80		11/07	10/09
			11.40		11/09	10/10
			12.00		11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	7.56		07/06	06/07
			7.80		07/07	06/08
			8.16		07/08	06/09
			8.40		07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	8.40		07/05	06/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	1,950	18,135	5.59%
2008	2	2,580	26,316	8.50%
2009	3	6,393	63,673	22.02%
2010	3	7,711	76,888	33.50%
2011	4	3,255	42,849	28.07%
2012	2	5,850	109,800	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	77%	11.24
2005	77%	11.04

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

Highland Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza.  MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million.  The center contains approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  Highland Plaza was built in three phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of May 15, 2007, this property was 100% occupied, with approximately 73,780 square feet leased to twenty-two tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,357	48	17.00	3/5 yr.	04/04	04/19

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	3	4,126	80,638	6.02%
2009	8	10,200	181,080	14.14%
2010	1	1,050	20,475	1.86%
2011	2	1,879	36,641	3.37%
2012	2	5,750	117,764	11.22%
2013	3	9,298	169,918	18.24%
2014	2	6,120	160,776	21.10%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2006	96%	17.54
2005	100%	17.71
2004	99%	17.60

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.

West End Square.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million.  The center is located at 2201 Highway Six South in Houston, Texas.  West End Square was built in 1980.  As of May 15, 2007, this property was 89% occupied, with approximately 32,556 square feet leased to eleven tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, Weddings by Debbie, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Weddings by Debbie	14,076	33	10.80	1/5 yr.	10/06	09/08
			11.40		10/08	09/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants  only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,000	12,000	3.27%
2008	2	3,325	37,095	10.17%
2009	3	16,186	181,820	55.22%
2010	3	6,172	73,141	49.27%
2011	2	5,873	75,316	100%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	78%	11.06
2005	100%	10.26
2004	88%	10.21

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

SBC Center.  On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  The commercial office complex which consists of three buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with four office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million.  On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.  Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available)

were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.56
2005	100%	13.42

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.

Cinemark — Jacinto City.  On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City.  MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million.  The building contains approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent per
	GLA Leased	% of Total	Square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	68,000	100	10.09	4/5 yr.	05/98	05/18

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	10.09
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.

11500 Market Street Building.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000.  The building contains approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Houston Texas.  The building was built in 1987.  One tenant, Magnum Staffing, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base rent per square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Magnum Staffing	2,719	100	13.52	—	11/05	10/08
			14.16		11/08	10/10

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	2,719	38,504	100%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.52
2005	100%	13.52
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.

Blackhawk Town Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. The center contains approximately 34,128 of gross leasable square feet, excluding ground lease space.  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  Blackhawk Town Center was built in 2005.  As of May 15, 2007, this property was 100% occupied, with approximately 34,128 square feet, excluding ground lease space, leased to twelve tenants, including one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	43	24.97	—	04/05	04/80	(1)

Bank of America	4,400	13	49.43	6/5 yr	04/05	03/10
			54.38		04/10	03/15
			59.81		04/15	03/20
			65.79		04/20	03/25

(1)  Walgreens has an option to terminate the lease on April 30, 2030, and a similar option every five years thereafter until April 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	11,868	268,545	28.18%
2011	1	1,520	36,480	5.33%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	1,520	38,760	5.77%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	26.91
2005	96%	27.09

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.

Carver Creek Shopping Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.  Carver Creek Shopping Center was built in 1985.  As of May 15, 2007, this property was 71% occupied, with approximately 23,732 square feet leased to two tenants.  The leases with these tenants require the tenant to pay annual base rent.  At the time of acquisition, this property competed with four retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to

10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, Progressive Child Development and the State of Texas, each lease more than 10% of the total gross leasable area of the property.

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
State of Texas Department of Human Services	18,402	55	9.64	4/1 yr.	09/06	08/11

Progressive Child Development	5,330	16	6.36	—	08/98	09/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	5,330	33,899	16.04%
2011	1	18,402	177,384	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	71%	8.90
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.

Chili’s.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Chili’s, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Chili’s requires the tenant to pay annual base rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Chili’s (Ground Lease)	5,476	100	63,500	4/5 yr.	10/03	09/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	5,476	63,500	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	11.60
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96

Joe’s Crab Shack.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Joe’s Crab Shack, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Joe’s Crab Shack (Ground Lease)	7,282	100	87,450	4/5 yr.	08/03	07/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	12.01
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

Eldridge Town Center.  On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million.  The center contains approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  Eldridge Town Center was built in 2000.  As of May 15, 2007, this property was 100% occupied, with approximately 71,778 square feet (excluding ground lease space) leased to twenty-eight tenants (including two ground lease tenants).  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, Petco, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Petco	13,440	19	13.50	3/5 yr.	06/02	01/13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	6	8,886	167,301	10.99%
2008	4	13,212	231,845	17.06%
2009	1	1,604	29,193	2.56%
2010	7	10,299	226,516	20.30%
2011	3	8,457	180,281	20.14%
2012	2	10,500	241,857	38.25%
2013	1	13,440	181,440	37.71%
2014	1	1,500	33,000	11.01%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	18.62
2005	100%	18.31
2004	98%	18.34
2003	93%	17.64
2002	81%	17.57

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.

NTB Eldridge.  On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge.  MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. The ground lease is located at 12150 FM 1960 West in Houston, Texas.  The building on this ground lease property was built in 2003.  One tenant, NTB Eldridge, leases 100% of the total gross leasable area of this ground lease property.  At the time of acquisition, this property competed with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Current Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

NTB Eldridge (Ground Lease)	6,290	100	65,000	5/5 yr.	08/03	08/08
					09/08	08/13
					09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000.  The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	10.33
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center.  On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe, Texas.  The building was constructed during 2005. One tenant, McKesson Corporation, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash.  On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million.  The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
McKesson Corporation	162,613	100	4.07	4/4 yr.	10/05	10/10
			4.47		11/10	05/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000.  The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	4.07
2005	100%	4.07

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.

Windermere Village.  On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.  Windermere Village was built in 2004.  As of May 15, 2007, this property was approximately 73% occupied, with approximately 18,320 square feet leased to eleven tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $800,000 remains in a separate escrow to be paid to the seller for 2,000 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Pei Wei Asian Diner leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Pei Wei Asian Diner	3,200	13	26.56	2/5 yr.	11/04	11/09
			29.06		12/09	11/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000.  The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,200	27,600	6.31%
2010	5	7,600	175,190	42.04%
2011	2	3,200	68,320	28.29%
2012	1	1,520	40,584	23.44%
2013	—	—	—	—
2014	1	3,200	92,992	70.13%
2015	1	1,600	39,600	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	73%	22.43
2005	81%	23.52
2004	20%	25.04

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million.

Woodforest Square Shopping Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center.  The center contains approximately 39,966 of gross leasable square feet, and is located at 180 Uvalde B in Houston, Texas.  Woodforest Square Shopping Center was built in 1980.  As of May 15, 2007, this property was 72% occupied, with a total of approximately 28,666 square feet leased to thirteen tenants. At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million.

Three tenants, Beto, Inc., Clean Scene Washateria and Illusion Reception Hall each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Beto, Inc.	2,800	9	12.00	—	10/05	01/08

Beto, Inc.	3,500	11	12.00	—	10/05	01/08

Clean Scene Washateria	4,200	14	3.60	—	01/06	12/07

Illusion Reception Hall	5,950	19	7.20	—	02/07	10/07
			9.00		11/07	10/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	3	6,741	36,666	14.24%
2008	4	8,540	98,910	44.43%
2009	1	5,950	53,550	43.28%
2010	3	3,885	37,842	53.92%
2011	2	3,550	32,340	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	67%	8.43
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million.

Willis Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.  Willis Town Center was built in 2000.  As of May 15, 2007, this property was 87% occupied, with a total of approximately 15,240 square feet leased to nine tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $700,000 remains in a separate escrow to be paid to the seller for 2,300 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
M.G.A.	3,220	18	15.00	2/3 yr.	11/02	10/09

Time Cleaners	2,000	11	17.00	1/5 yr.	01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	1/5 yr. - 5/1 yr.	06/04	05/07
			17.05		06/07	05/12

Texas Hair Express	1,920	11	17.25	1/5 yr.	12/06	11/07
			17.75		12/07	11/08
			18.25		12/08	11/09
			18.75		12/09	11/10
			19.25		12/10	11/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000.  The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	3,220	48,300	17.69%
2010	—	—	—	—
2011	5	7,520	139,726	60.34%
2012	1	2,000	34,100	37.13%
2013	1	1,000	23,100	40.00%
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,500	34,650	100.00%

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	87%	17.16
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million.

Saratoga Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet, excluding ground lease space.  MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million.  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.  Saratoga Town Center was built in 2004.  As of May 15, 2007, this property was 98% occupied, with a total of approximately 56,782 square feet, which excludes ground lease space, leased to twenty-one tenants, which includes one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Two tenants, Utopia World Cuisine and Petco, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Utopia World Cuisine	5,918	10	18.34	1/5 yr.	03/05	02/07
			18.94		03/07	02/08
			19.54		03/08	02/10

Petco	13,500	23	14.00	3/5 yr.	07/04	01/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000.  The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	9	18,126	337,756	30.34%
2010	6	14,718	282,078	35.72%
2011	1	2,100	41,580	8.15%
2012	—	—	—	—
2013	—	—	—	—
2014	3	8,338	175,901	37.51%
2015	1	13,500	189,000	62.18%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	98%	19.26
2005	95%	17.64
2004	70%	17.18

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million.

6234 Richmond Avenue.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 28,391 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.  The building was built in 1972.  As of May 15, 2007, this property was 90% occupied, with a total of approximately 25,551 square feet leased to three tenants.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million.

Three tenants, 24-Hour Fitness, Labare and Boxer Property Management, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	6,654	23	11.67	—	06/06	05/08

Labare	9,738	34	16.13	1/5 yr.	02/03	01/09

Boxer Property Management	9,159	32	12.00	1/3 yr.	02/07	01/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000.  The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the properties:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	6,654	69,996	21.77%
2009	1	9,738	141,600	56.30%
2010	1	9,159	109,908	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	61%	14.24
2005	61%	14.24
2004	94%	14.17

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2003	94%	13.80
2002	94%	11.54

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

Paradise Shops of Largo.  On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.  Paradise Shops of Largo was newly constructed during 2005.  As of May 15, 2007, this property was 100% occupied, with a total of 54,641 square feet leased to six tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash.  On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million.  The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

One tenant, Publix Super Markets, leases more than 10% of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Publix Super Markets	44,841	82	13.80	—	07/05	07/25

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000.  The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	4	8,400	212,091	24.22%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,400	49,280	7.38%

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	15.99%
2005	97%	15.51%

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million.

Pinehurst Shopping Center.  On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.  Pinehurst Shopping Center was built in 1984.  As of May 15, 2007, this property was 65% occupied, with a total of approximately 25,722 square feet leased to eighteen tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

No tenants lease more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000.  The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	2,436	23,386	9.26%
2008	5	9,240	85,878	39.48%
2009	2	1,806	18,905	14.18%
2010	6	7,254	72,546	62.87%
2011	—	—	—	—
2012	4	4,986	58,198	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	64%	9.72
2005	70%	8.20
2004	58%	5.68

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

6101 Richmond Building.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building.  MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. The property contains approximately 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.  The building was built in 1994. One tenant, Wild West Club, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Wild West Club requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Wild West Club	19,230	100	12.92	2/5 yr.	03/03	02/08

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200.  The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	19,230	248,400	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	12.92
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness — Woodlands.  MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million.  The building contains approximately 45,906 of gross leasable square feet.  The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas.  The building was built in 2001.  One tenant, 24-Hour Fitness, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with 24-Hour Fitness requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
24-Hour Fitness	45,906	100	19.84	3/5 yr.	06/02	06/07
			21.82		07/07	06/12
			24.01		07/12	06/17

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	19.84
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million.

24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones.  MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million.  The center contains approximately 85,000 of gross leasable square feet.  The center is located at 21602 Tomball Parkway in Houston, Texas.  The building was built in 1984 and renovated during 2001.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 85,000 square feet leased to five tenants.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

Four tenants, 24-Hour Fitness, Hapkido UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	34,950	41	16.58	3/5 yr.	01/06	12/10
			18.57		01/11	12/15

Hapkido UMA Taekwondo	10,050	12	5.00		06/06	05/08
			5.50		06/08	05/10
			6.00		06/10	05/12
			6.50		06/12	05/13

Greg Majors Auctions	9,000	11	5.07		04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13		04/05	04/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	16,000	88,596	11.10%
2010	1	24,000	75,000	10.49%
2011	—	—	—	—
2012	—	—	—	—
2013	1	10,050	65,325	9.15%
2014	—	—	—	—
2015	1	34,950	648,900	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	92%	9.62
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million.

Leasehold Interests

We have acquired the following leasehold interests:

3900 Market Street.  On March 7, 2007, we, through a wholly-owned subsidiary, entered into a joint venture with Utley Residential Company, L.P. (“Utley”), an unaffiliated third party, to lease from University City Associates, a Pennsylvania nonprofit corporation (“UCA”), pursuant to a ground lease, the property known as 3900 Market Street, located in Philadelphia, Pennsylvania. On May 18, 2007, our wholly-owned subsidiary acquired the remaining interests in this joint venture as part of our acquisition of the assets of Utley. Under the ground lease, our subsidiary will undertake to construct a university student rental apartment community and retail/commercial complex that will house no more than 500 residents, and that will include a club room and meeting room (the “Complex”).  The Complex will contain approximately 166,400 leasable square feet of residential space, divided into approximately 154 apartments, and approximately 44,000 leaseable square feet of retail/commercial space.  The lessee of the ground lease will enter into agreements with certain affiliates of Utley, under which those affiliates will assist in the development and management of the Complex.

The term of this ground lease will begin when the parties to the lease have satisfied certain commencement conditions, and will end on the date that is sixty-five years after the date on which UCA receives the first payment of base rent from the lessee.  The lessee is obligated under the lease to pay to UCA quarterly base rent equal to (i) 4% of the residential gross revenue for that quarter plus (ii) 8% of the retail gross revenue for that quarter.  In addition to the base rent, the lessee is required to pay 20% of the net cash flow.  No base rent will be payable for the portion of the term occurring prior to the payment in full of the lessee’s share of the construction costs.

Potential Acquisitions

We or our joint venture, MB REIT, have identified the following properties as potential acquisitions:

Washington Park Plaza. We anticipate purchasing a fee simple interest in a retail center known as Washington Park Plaza, which contains approximately 235,321 gross leasable square feet.  The center is located at 17730-18300 South Halsted Street in Homewood, Illinois.  Washington Park Plaza was built in 1974 and underwent a teardown and redevelopment in 2005 with the exception of one multi-tenanted building which was remodeled and an additional five outlot retail buildings were newly constructed between 2006 through 2007.  As of May 15, 2007, this property was 97% occupied, with a total of approximately 227,772 square feet leased to twenty-five tenants.  We anticipate purchasing this property from an unaffiliated third party, Washington Park Plaza Partners LLC, for approximately $43.5 million.  At closing, we will assume a mortgage loan in the principal amount of $30.6 million from Wachovia Bank, N.A. and will pay the remaining amount of the purchase price of approximately $12.9 million in cash.  The interest rate of the loan is fixed at 5.92% per annum.  The term of the loan will require us to make monthly interest-only payments in the amount of $150,960 until the loan matures in May 2016.  The unpaid principal balance and all accrued unpaid interest thereon is due at maturity.  We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Our obligation will be secured by a first priority mortgage on the property.

Spring Town Center - Phase III.  MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Spring Town Center - Phase III, containing approximately 30,438 gross leasable square feet.  The center is located at 21212 Kyukendahl Road in Spring, Texas.  Spring Town Center - Phase III was built over a two year period beginning in 2004.  As of May 15, 2007, this property was 74% occupied with approximately 22,588 square feet leased to six tenants.  MB REIT anticipates purchasing this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $6.8 million in cash and may later borrow monies using the property as collateral.

CFG Portfolio -  Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Vermont.  We anticipate purchasing a fee simple interest in a portfolio of 159 retail banking properties containing a total of approximately 989,614 gross leasable square feet.  The properties are located in twelve states and were built from 1950 to 2005.  We anticipate purchasing these properties from unaffiliated third parties, Citizens Bank, N.A. and Charter One Bank, N.A., for approximately $291.9 million in cash, and may later borrow monies using the property as collateral. The breakdown of properties in the various states is as follows:

	Number of	Gross Leasable	Allocated
State	Branches	Square Feet	Purchase Price ($)

Connecticut	8	34,480	15,200,000

Delaware	4	14,778	5,400,000

Illinois	7	40,351	11,200,000

Massachusetts	20	80,038	32,200,000

Michigan	2	6,420	2,000,000

New Hampshire	8	178,109	36,600,000

New Jersey	2	8,257	2,400,000

New York	1	7,950	1,500,000

Ohio	7	35,838	10,700,000

Pennsylvania	86	380,187	131,700,000

Rhode Island	13	200,266	41,500,000

Vermont	1	2,940	1,500,000

Total	159	989,614	$291,900,000

Northwest Marketplace.  We anticipate purchasing a fee simple interest in a retail center known as Northwest Marketplace, which contains approximately 182,864 gross leasable square feet.  The center is located in Houston, Texas.  Northwest Marketplace was built in 2002.  As of May 15, 2007, this property was 92% occupied, with a total of approximately 168,972 square feet leased to twenty-seven tenants.  We anticipate purchasing this property from an unaffiliated third party, Northwest MP, L.P.EW., LLC, for approximately $36.3 million in cash, and may later borrow monies using the property as collateral.

Lakeport Commons Shopping Center.  MB REIT anticipates purchasing a fee simple interest in a retail center known as Lakeport Commons Shopping Center, which contains approximately 282,260 gross leasable square feet.  The center is located in Sioux City, Iowa.  Lakeport Commons Shopping Center was built in 2005 to 2006.  As of May 15, 2007, this property was 91% occupied, with a total of approximately 256,004 square feet leased to twenty-six tenants. MB REIT anticipates purchasing this property from an unaffiliated third party, Lakeport Commons, L.L.C., for approximately $55.8 million in cash, and may later borrow monies using the property as collateral.

Shops at Riverstone. We anticipate purchasing a fee simple interest in a newly constructed shopping center known as the Shops at Riverstone, which contains approximately 314,542 gross leasable square feet.  The center is located at Highway 6 and Riverstone Boulevard in Missouri City, Texas.  The Shops at Riverstone was built between 2004 and 2006.  As of May 15, 2007, this property was 80% occupied with a total of 250,068 square feet leased to nineteen tenants.  The property competes with at least five other retail centers in the Far Southwest submarket of the Houston retail market for sales, tenants or both.

We anticipate purchasing this property from unaffiliated third parties, Riverstone Retail Partners, Ltd., LASCO Riverstone Retail Partners, Ltd., Riverstone Copperfield Retail Partners, Ltd. and Riverstone Place Retail Partners, Ltd., for approximately $53.9 million in cash, of which approximately $10.5 million remains subject to future earnouts for 24,667 gross leasable square feet of vacant and unleased space and 30,000 gross leasable square feet of space in the process of being built out by a tenant.  The seller has up to thirty-six months to lease the earnout space, provided however, that there is an adjustment to the purchase price formula with respect to the earnout after twenty-four months based on the changes in the ten year treasury rate between the date of the initial closing and the second anniversary of that closing to lease earnout space, in order to earn all or a portion of these amounts.  We anticipate paying the purchase price in cash and may later borrow monies using this property as collateral.

If this property is acquired, we do not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants may be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

Two tenants, Hobby Lobby and LA Fitness, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Hobby Lobby	60,971	19	7.95	3/5 yr.	10/06	10/16
			8.25		11/16	10/21

LA Fitness	45,000	14	15.57		12/05	03/11
			(1)		04/11	03/16
					04/16	12/20

(1) This lease provides for an increase in base rent based on the greater of the 200% increase in the Consumer Price Index or $45,000 per annum.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $358,055.  The real estate taxes paid were calculated by multiplying the Shops at Riverstone’s assessed value by a tax rate of 1.54%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $40.4 million.

The following table sets forth information with respect to the expiration of the leases in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	1	1,256	31,400	0.91%
2012	5	17,300	332,050	9.71%
2013	—	—	—	—
2014	1	3,000	78,000	2.53%
2015	2	12,277	258,906	8.39%
2016	5	69,196	714,925	25.41%

The table below sets forth certain information with respect to the occupancy rate at Shops at Riverstone expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	70%	12.11
2005	31%	11.94
2004	1%	24.00
2003	—	—
2002	—	—

Wickes Furniture.  We anticipate purchasing a fee simple interest in a newly constructed single-tenant building known as Wickes Furniture, which contains approximately 42,792 gross leasable square feet.  The building is located at Deerpath Road & Route 12 in Lake Zurich, Illinois and was built over a one-year period beginning in 2006.  The property is located in the Chicago retail market and the far northwest submarket and competes with at least five other similar retail properties within its submarket for sales, tenants or both.

We anticipate ultimately acquiring this property from an unaffiliated third party, HP/R Deerpath, L.L.C., for approximately $10.5 million.  Seller may, at its option, contribute all or any part of its equity in the property to a single-purpose limited liability company of which we or a wholly owned subsidiary of ours will be a member and the sole manager.  If the seller exercises this option, in exchange for its contribution the seller would receive membership interests equal to the value of its net equity in the property, which interests we anticipate would entitle the seller to an approximate 5.0% annual return payable monthly.  We expect that the this single-purpose entity’s operating agreement would provide that seller will have the right to put its interests to the company for a price equal to the value of its net equity in the property, subject to certain adjustments, for approximately three years following the anticipated closing.  After this period, we expect that the company would have the right to call the seller’s interests for the same price.  If the seller does not exercise this option, we may purchase this property for cash.  We may also later borrow monies using this property as collateral.

Wickes Furniture Company, Inc. leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square	Estimated
	GLA Leased	% of Total	Renewal	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Option	Annum ($)	Beginning	To
Wickes Furniture Company	42,764	100	3/5 yr.	18.00	02/07	02/12
				19.80	03/12	02/17
				21.78	03/17	02/22

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $12,001.  The real estate taxes payable were calculated by multiplying Wickes Furniture’s assessed value by a tax rate of 6.15%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.9 million.

The property is newly constructed so there is no annual rental per square foot data for the last five years.

Bradley Portfolio: Illinois, Michigan, North Carolina and Ohio.  MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, fee simple interests the remaining four properties from a portfolio of thirty-three properties. Twenty-eight properties were purchased between October 18, 2006 and January 30, 2007.  Based on information obtained during the due diligence process, and pursuant to discussions with the seller, MB REIT anticipates that one property, 1405 South Main Street, Fountain Inn, South Carolina, will be terminated from the industrial portfolio.  The total purchase price of the remaining four properties is approximately $108 million.  The remaining four properties in this portfolio consist of four industrial buildings.  The following table sets forth certain information with respect to the location and the approximate gross leasable area, or GLA:

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	97,766	8,093,000
4412 Coloma Road, Coloma, Michigan	423,230	18,798,000
5568 West Chester Road, Westchester, Ohio	970,168	64,800,000
104 Enterprise Boulevard, Kinston, North Carolina	400,000	16,265,000

Totals	1,891,164	107,956,000

In connection with the closing, MB REIT expects to assume a mortgage loan totaling approximately $39.2 million and expects to pay the remaining amount of the purchase price in cash. MB REIT expects that the loan will be secured by a first priority mortgage on the corresponding property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property.  The following table sets forth certain information regarding the mortgage loan that is expected to be assumed:

Address	Loan Amount ($)	Maturity Date	Annual Interest Rate (%)	Monthly Payment Type
5568 W. Chester Road	39,233,733	January 1, 2013	5.5400	Principal & Interest

The remaining four properties in this portfolio compete with similar properties within their respective market areas.  The minimum number of similar competitive properties is reflected in the following table, to the extent such information is available:

		Min. No. of Competitive Properties in Submarket (or Market,
Property	Market/Submarket	if no Submarket)
Industrial Properties:
11500 Melrose Avenue; Franklin Park, Illinois(a)	Chicago, Illinois/Near West Suburbs	5
4412 Coloma Road; Coloma, Michigan(b)	Southwest Lower Michigan	Not Available
5568 West Chester Road; Westchester, Ohio(c)	Cincinnati, Ohio/Northwest	5
104 Enterprise Boulevard; Kinston, North Carolina(d)	Lenoir County, North Carolina	6

(a)             This property was built in 1969 and expanded in 1984.

(b)            This property was built in 1966.

(c)             This property was built in 1999.

(d)            This property was built between 1994 and 1996.

The remaining four properties in this portfolio were built between 1966 and 1999.  As of May 15, 2007, each of the remaining fifteen properties in this portfolio was 100% occupied.  Each of these properties has one tenant that occupies 100% of the total gross leasable area of that property.  The leases of the remaining four properties in this portfolio require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)		Beginning	To
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	Alco Manufacturing Company	97,766	—	5.42 5.52 5.57 5.63		12/98 12/06 12/07 12/08	11/06 11/07 11/08 12/09
4412 Coloma Road, Coloma, Michigan	GATX Logistics	423,230	—	3.91		04/98	05/08
5568 West Chester Road, Westchester, Ohio	Cornerstone Consolidated Service Group, Inc.	970,168	1/10 yrs.	5.55	(1)	04/99	10/12
104 Enterprise Boulevard, Kinston, North Carolina	DOPACO	400,000	2/5 yrs.	2.98	(2)	06/96	05/11

(1)           These leases provide for a 2% base rent increase per year.

(2)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The tenants for each respective property remaining in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these remaining four properties, if acquired, will be approximately $81 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate Tax	Real Estate	Income Tax Depreciable
Address	Amount ($)	Tax Rate (%)	Basis
			(in millions)
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	201,034	8.06	6.1
4412 Coloma Road, Coloma, Michigan	88,437	0.76	14.1
5568 West Chester Road, Westchester, Ohio	171,022	65.00	48.6
104 Enterprise Boulevard, Kinston, North Carolina	81,028	0.81	12.2

Totals	$541,521		$81.0

The table below sets forth certain information with respect to the occupancy rate at each of the remaining fifteen properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2002, 2003, 2004, 2005 and 2006.

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	100%	100%	100%	100%	100%
4412 Coloma Road, Coloma, Michigan	100%	100%	100%	100%	100%
5568 West Chester Road, Westchester, Ohio	100%	100%	100%	100%	100%
104 Enterprise Boulevard, Kinston, North Carolina	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	5.27	5.32	5.37	5.42	5.42
4412 Coloma Road, Coloma, Michigan	3.56	3.91	3.91	3.91	3.71
5568 West Chester Road, Westchester, Ohio	5.23	5.33	5.44	5.55	5.66
104 Enterprise Boulevard, Kinston, North Carolina	2.60	2.68	2.70	2.87	2.78

Financing Transactions

May 2007 Financing Transactions.  For the period from May 4, 2007 through May 31, 2007, we borrowed approximately $245.8 million secured by forty-seven properties.  These loans generally bear interest at rates between 5.329% and 5.765% per annum, and require us to make monthly interest-only payments until the loans mature.  The loans typically mature within five to ten years after closing.  The properties that have been financed are Chesapeake Commons, Crossroads at Chesapeake Square, Field Apartment Homes, the twenty properties within the ProLogis Tennessee Portfolio, 14th Street Market, Cross Timbers Court, Riverview Village, Market at Westlake, Hunters Glen Crossing, Josey Oaks Crossing, Park West Plaza, Shallotte Commons, Schneider Electric, Pioneer Plaza, East Gate, Shiloh Square, The Highlands, Suncreek Village, Scofield Crossing, The Center at Hugh Howell, Heritage Heights, Fury’s Ferry, Custer Creek Village, Flower Mound Crossing, Donnelson Plaza, Brandon Centre South, Bellerive Plaza and Market at Hamilton.

C & S Wholesale Grocers, Inc.: Massachusetts and Maryland.  On March 13, 2007, our subsidiaries, Inland American North Hatfield, L.L.C., Inland American South Hatfield Elm, L.L.C., Inland American Westfield summit Lock, L.L.C., and Inland America Aberdeen Old Philadelphia SPE, L.L.C. (referred to herein collectively as the “C & S Borrowers”), entered into loan documents as the borrower of approximately $82.5 million from Bear Stearns Commercial Mortgage, Inc., (referred to herein as “Bear Stearns”). The C & S Borrowers’ obligations are secured by a first priority mortgage on the properties commonly known as C & S Wholesale Grocers and located in North Hatfield, South Hatfield and Westfield, Massachusetts and Aberdeen, Maryland, respectively (collectively, the “C & S Mortgaged Properties”).  The C & S Borrowers also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of the C & S Borrowers related to the properties, as well as certain amounts placed into escrow in connection with the purchase of these properties.  These four properties were acquired by us on December 27, 2006.  The obligations secured by the properties are cross-defaulted and cross-collateralized, which means that upon an event of default by any of the C & S Borrowers, Bear Stearns, at its option, may foreclose on any one or more of the C & S Mortgaged Properties.

The loan amount and monthly interest only payments for each property are as follows:

	Principal	Monthly
	Balance	Payment
North Hatfield Property	$20,280,000	$92,612
South Hatfield Property	10,000,000	145,666
Westfield Property	29,500,000	134,717
Aberdeen Property	22,720,000	103,755

Total	$82,500,000	$376,750

The loans bear interest at the rate of 5.48% per annum.  The C & S Borrowers are required to make monthly interest-only payments totaling approximately $376,750 until the anticipated repayment date of April 1, 2017.  If the loan is not paid in full by the anticipated repayment date, then the interest rate on the loan shall adjust to the lesser of (a) the maximum rate permitted by applicable law or (b) 2% above the current interest rate.  Payments after the anticipated repayment date shall include, in addition to interest, any excess cash flow for the calendar month, which includes any funds remaining after payment of the debt service, taxes, insurance premiums and required reserves.  The C & S Borrowers may, in certain circumstances beginning April 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Beginning March 1, 2017, Borrower may prepay the loan without being subject to a prepayment premium.  Upon  maturity on April 1, 2037, the C & S Borrowers are required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted the C & S Borrowers.  In connection with the loan, the C & S Borrowers has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  We, as the sole member of each of the C & S Borrowers, have agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of the C & S Borrowers, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by the C & S Borrowers of the environmental indemnity agreement.  We also have agreed to guarantee full payment of the obligations of the C & S Borrowers under the loan documents upon the occurrence of certain bankruptcy or insolvency events of the C & S Borrowers.

New Forest Crossing II.  On March 12, 2007, a subsidiary of MB REIT, MB Houston New Forest II Limited Partnership (referred to herein as “MBHNF II”), entered into a loan agreement to borrow approximately $3.4 million from Nomura.  MBHNF II’s obligations are secured by a first priority mortgage on the property commonly known as New Forest Crossing II, located at Wallisville Road and Beltway 8 in Houston, Texas.  MBHNF II also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBHNF II related to the property.  MB REIT acquired New Forest Crossing II on December 19, 2006.

The loan bears interest at the rate of 5.623% per annum.  MBHNF II is required to make interest-only payments on a monthly basis in the amount of approximately $16,108 until the loan matures on April 11, 2012.  Upon maturity, MBHNF II will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBHNF II may, in certain circumstances, prepay the unpaid principal balance of the loan beginning approximately two years following a securitization of the loan.  Nomura is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBHNF II has also agreed to indemnify Nomura against losses suffered by Nomura arising under environmental laws or otherwise resulting from the presence of hazardous substances on the property.  MB REIT has agreed to indemnify Nomura against losses from certain acts of misconduct or from breaches of representations or covenants regarding environmental laws and hazardous substances by MBHNF II as borrower and to guaranty the obligations of MBHNF II under the loan documents upon the occurrence of certain bankruptcy or insolvency events related to MBHNF II or MB REIT.

The Shops at Sherman Plaza.  On February 12, 2007, a subsidiary of MB REIT, MB Evanston Sherman, L.L.C. (referred to herein as “MBES”), entered into loan documents as the borrower of approximately $30.3 million from Bear Stearns Commercial Mortgage, Inc., (referred to herein as “Bear Stearns”). MBES’s obligations are secured by a first priority mortgage on the property commonly known as The Shops at Sherman Plaza located at 1620 Sherman Avenue in Evanston, Illinois.  MBES also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBES related to the property, as well as certain amounts placed into escrow in connection with the purchase of this property.  The Shops at Sherman Plaza was acquired by MB REIT on December 21, 2006.

The loan bears interest at the rate of 5.569% per annum.  MBES is required to make monthly interest-only payments of approximately $140,501 until the loan matures on March 1, 2017.  Upon maturity, MBES is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBES may, in certain circumstances, after March 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Due to the number of vacancies at the time of financing, Bear Stearns required that MBES and MB REIT enter into a master lease for those tenants who have not yet moved in and commenced paying rent. Under the master lease agreement, MB REIT is required to pay monthly rent to MBES if MBES defaults under the loan agreements.  The master lease agreement expires on February 28, 2009 and may be terminated by MBES’s delivery of an estoppel certificate from each of the tenants of the property, certifying that the tenant has taken occupancy and has commenced paying rent. In addition, MBES has agreed to deliver an irrevocable letter of credit in the favor of Bear Stearns in the amount of approximately $6.0 million within 30 days of the financing. The irrevocable letter of credit has an initial one year term, and will be automatically renewed unless otherwise released once evidence of the conditions for occupancy have been evidenced.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBES.  In connection with the loan, MBES has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBES, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBES, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBES of the environmental indemnity agreement.

MB REIT has agreed to guarantee full payment of the obligations by MBES under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBES.  MB REIT also has agreed to guarantee the obligations of MBES to perform under certain provisions of the loan agreement, such as its obligation to pay a deposit to Bear Stearns if certain tenants do not renew their leases in 2016.  Additionally, MB REIT has guaranteed that MBES will punctually pay to the seller of the property when due a $10.9 million contingent earn-out obligation under the purchase agreement executed in connection with the purchase of The Shops at Sherman Plaza.

State Street Market.  On February 12, 2007, a subsidiary of MB REIT, MB Rockford State, L.L.C. (referred to herein as “MBRS”), entered into a loan agreement to borrow approximately $10.5 million from Nomura.  MBRS’s obligations are secured by a first priority mortgage on the property commonly known as State Street Market, located at 6380 East State Street in Rockford, Illinois.  MBRS also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBRS related to the property.  MB REIT acquired State Street Market on December 14, 2006.

The loan bears interest at the rate of 5.623% per annum.  MBRS is required to make interest-only payments on a monthly basis in the amount of approximately $48,967 until the loan matures on March 11, 2012.  Upon maturity, MBRS will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBRS may, in certain circumstances, prepay the unpaid principal balance of the loan on or after the date that is the eleventh day of the month occurring after the date which is two years following the securitization of the loan.  Nomura is not required to securitize the loan.

The loan requires MBRS to perform certain deferred maintenance items within nine months of the funding of the loan and is required to deliver evidence of all required repairs. If the repairs have not been completed within the designated time period, MBRS will be required to deposit with Nomura approximately $204,000, less any amounts of repairs that have been completed with Nomura.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  MBRS’s failure to complete the required repairs within the designated period, or to deposit the required funds with Nomura, also will be considered an event of default.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBRS has also agreed to indemnify Nomura against losses suffered by Nomura arising under environmental laws or otherwise resulting from the presence of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBRS under the loan documents, including the environmental indemnity given by MBRS.

Bradley Portfolio:  Arkansas, Illinois, Indiana, Ohio, Texas and Wisconsin.  On January 26, 2007, two wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C. and MB Texas BP Portfolio, Limited Partnership (collectively referred to herein as the “BP Pool B Borrowers”) entered into an agreement to borrow a total of approximately $80.0 million from the Bank of America (referred to herein as “Bank of America”).  The BP Pool B Borrowers’ obligations under the loan documents are secured by first priority mortgages on seven properties from the Bradley Portfolio located in Ottawa, Illinois; Richfield, Ohio; Lebanon, Indiana; Wood Dale, Illinois; Houston, Texas; Mosinee, Wisconsin; and North Little Rock, Arkansas, respectively, acquired between January 10, 2007, and January 23, 2007 (referred to herein as “Pool B”).  On December 28, 2006, four wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C., MB Texas BP Portfolio, Limited Partnership, MB Maryland BP Portfolio, L.L.C. and MB Pennsylvania BP Portfolio, DST (collectively referred to herein as “BP Pool A Borrowers”) borrowed approximately $104.8 million from Bank of America secured  by first priority mortgages on the nineteen properties from the Bradley Portfolio  acquired as of that date (referred to herein as “Pool A”).  T he obligations secured by the Pool A and Pool B properties are cross-collateralized, which means that upon an event of default by either the BP Pool A Borrowers or BP Pool B Borrowers, Bank of America, at its option, may foreclose on any one or more of the twenty-six Bradley Portfolio properties in Pool A and Pool B.  Bank of America also has been granted a security interest in, among other things, interests of these borrowers in certain tangible and intangible personal property used at the Pool A and Pool B properties.

The BP Pool B Borrowers’ loan bears interest at an annual interest rate of approximately 5.9%.  The  BP Pool B Borrowers are required to make monthly interest-only payments of approximately $393,828 beginning on March 1, 2007.  The unpaid principal balance  and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity on January 1, 2017.  BP Pool B Borrowers  may, in certain circumstances, after January 25, 2009, (i) prepay the unpaid principal balance of the  Pool B loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium or (ii) prepay a portion of the loan allocated to an individual property by paying, among other things, 110% of the amount of the Pool B loan allocated to the property to be released and a prepayment premium.  The properties securing the Pool B loan also may be released if certain conditions of defeasance outlined in the Pool B loan agreement are met.

The Pool B loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under either  loan, Bank of America may, subject to the customary cure rights granted to the  BP Pool B Borrowers, declare the entire outstanding balance of the Pool B loan in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

Bank of America has recourse against MB REIT, as borrower principal under the Pool B loan agreement, jointly and severally with the BP Pool B Borrowers (i) for losses caused by certain bad acts of the BP Pool B Borrowers, including for example, fraud and the misapplication or misappropriation of certain funds, and (ii) for the obligations of BP Pool B Borrowers in the event of the breach of certain covenants in the Pool B loan agreement or upon the occurrence of certain insolvency events with respect to the BP Borrowers.

Bradley Portfolio:  Arkansas, California, Georgia, Illinois, Iowa, Maryland, North Carolina, Texas and Wisconsin.  On December 28, 2006, four wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C., MB Texas BP Portfolio, LLC, MB Maryland BP Portfolio, LLC and MB Pennsylvania BP DST Portfolio, LLC (collectively referred to herein as the “BP Borrowers”) entered into an agreement to borrow a total of  approximately $104.8 million from the Bank of America (referred to herein as “Bank of America”).  Each of the BP Borrower’s obligations are secured by first priority mortgage s on the nineteen properties from the Bradley Portfolio acquired as of December 28, 2006.  These obligations are cross-collateralized, which means that upon an event of default by a BP Borrower, Bank of America, at its option, may foreclose on any one or more of the nineteen Bradley Portfolio properties.  The BP Borrowers also granted a security interest to Bank of America, its successors and assigns in, among other things, certain tangible and intangible personal property interests of the BP Borrowers related to these properties.  The BP Borrowers acquired the nineteen Bradley Portfolio properties they collectively hold between October 18 through December 18, 2006.

The BP Borrowers’ loan bears interest at rates ranging from 5.948% to 6.298% per annum over the course of the term of the loan.  The BP Borrowers are required to make monthly interest-only payments of approximately $519,313 beginning on February 1, 2007 until January 31, 2010, at which time the interest rate and corresponding monthly payment amount is subject to increase according to the terms outlined in the following table .

Term	Interest rate (%)	Monthly payment ($)
2/1/07 — 1/31/10	5.948	519,313
2/1/10 — 1/31/12	6.058	528,917
2/1/12 — 1/31/14	6.198	541,141
2/1/14 — 1/31/16	6.298	549,871
2/1/16 — 1/1/17	6.378	556,856

The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity on January 1, 2017.  The BP Borrowers may, in certain circumstances, after January 1, 2009, (i) prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium or (ii) prepay a portion of the loan allocated to an individual property by paying, among other things, 110% of the amount of the loan allocated to the property to be released and a prepayment premium.  The properties securing the loan also may be released if certain conditions of defeasance outlined in the loan agreement are met.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under any of the loans, Bank of America may, subject to the customary cure rights granted to the BP Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

In connection with the loan, MB BP Portfolio, L.L.C. and MB REIT have agreed to indemnify Bank of America against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the Bradley portfolio property in Santee, California.

MB REIT, as borrower principal under the loan agreement, has agreed to be personally liable to Bank of America, jointly and severally with the BP Borrowers,  (i) for losses caused by certain bad acts of the BP Borrowers, including for example, fraud and the misapplication or misappropriation of certain funds, and (ii) for the obligations of the BP Borrowers in the event of the breach of certain covenants in the loan agreement or upon the occurrence of certain insolvency events with respect to the BP Borrowers.

One AT&T Center.  On December 21, 2006, MBSLC entered into loan documents as the borrower of approximately $112.7 million from Bear Stearns.  MBSLC’s obligations are secured by a first priority mortgage on the property commonly known as One AT&T Center located at 909 Chestnut Street in St. Louis, Missouri.  MBSLC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBSLC related to the property.  One AT&T Center was acquired by MBSLC on December 21, 2006.

The loan bears interest at the rate of 5.3425% per annum.  MBSLC is required to make interest-only payments on a monthly basis in the amount of $501,727 until the loan matures on January 1, 2037.  After January 1, 2017, MBSLC will pay, in addition to monthly interest, any excess cash flow related to the property to the lender.  Upon maturity, MBSLC will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLC may, in certain circumstances, prepay the unpaid principal balance of the loan, along with other amounts due under the loan documents, on or after January 1, 2010.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBSLC.

In connection with the loan, MBSLC has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence or release of hazardous material on the property.  MB REIT, as sole member of MBSLC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBSLC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBSLC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBSLC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBSLC.

Lincoln Village.  On December 1, 2006, two subsidiaries of Inland American, Inland American Chicago Lincoln, L.L.C. and Inland American Chicago Lincoln II, L.L.C., (referred to herein collectively as “IACL”), entered into loan documents as the borrower of approximately $22.0 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as “Bear Stearns”).  IACL’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Village located at 6201 North Lincoln Avenue in Chicago, Illinois.  IACL also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of IACL related to the property.  Lincoln Village was acquired by us on October 13, 2006.

The loan bears interest at the rate of 5.321% per annum.  IACL is required to make monthly interest-only payments of approximately $97,707 until the loan matures on December 1, 2016.  Upon maturity, IACL is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  IACL may, in certain circumstances, after January 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. IACL is also required to contribute periodically to a required repair fund, a tax and insurance escrow fund, a replacement reserve fund, and a ground rent escrow fund.  The failure to make certain of the required contributions is an event of default, and the amounts in the reserve funds are security for payment of the loan.  IACL must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply also would constitute an event of default under the loan documents.  If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted IACL.  In connection with the loan, IACL has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  We, as sole member of IACL, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of IACL, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by IACL of the environmental indemnity agreement.  We also have agreed to guarantee full payment of the obligations by IACL under the loan documents upon the occurrence of certain bankruptcy or insolvency events of IACL.

Buckhorn Plaza.  On November 21, 2006, a subsidiary of MB REIT, MB Bloomsburg Buckhorn DST (referred to herein as “MBBB”), entered into loan documents as the borrower of approximately $9 million from Bear Stearns.  MBBB’s obligations are secured by a first priority mortgage on the property commonly known as Buckhorn Plaza located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania.  MBBB also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBBB related to the property.  Buckhorn Plaza was acquired by MB REIT on August 30, 2006.

The loan bears interest at the rate of 5.993% per annum.  MBBB is required to make monthly interest-only payments of approximately $45,072 until the loan matures on December 1, 2016.  Upon maturity, MBBB is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBBB may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBBB.  In connection with the loan, MBBB has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBBB, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBBB, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBBB of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBBB under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBBB and payment of MBBB’s $2.2 million contingent obligation under the earnout agreement executed in connection with its purchase of Buckhorn Plaza.

Washington Mutual Bank Building.  On November 21, 2006, a subsidiary of MB REIT, MB Arlington Collins Limited Partnership (referred to herein as “MBAC”), entered into loan documents as the borrower of approximately $20.1 million from Bear Stearns.  MBAC’s obligations are secured by a first priority mortgage on the property commonly known as Washington Mutual Bank Building, located at 3801 South Collins in Arlington, Texas.  MBAC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBAC related to the property.  Washington Mutual Bank was acquired by MB REIT on October 20, 2006.

The loan bears interest at the rate of 5.943% per annum.  MBAC is required to make monthly interest-only payments of approximately $99,620 until the loan matures on December 1, 2016.  Upon maturity, MBAC is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBAC may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. MBAC must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply would also constitute an event of default under the loan documents.  If an event of default occurs, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBAC.  In connection with the loan, MBAC has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBAC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBAC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBAC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBAC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBAC.

The Market at Hilliard.  On November 9, 2006, a subsidiary of MB REIT, MB Columbus Hilliard, L.L.C., (referred to herein as “MBCH”), entered into loan documents as the borrower of approximately $11.2 million from Bear Stearns.  MBCH’s obligations are secured by a first priority mortgage on the property commonly known as The Market at Hilliard located at 1852 Hilliard Rome Road in Hilliard, Ohio.  MBCH also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCH related to the property.  The Market at Hilliard was acquired by MB REIT on July 11, 2006.

The loan bears interest at the rate of 5.963% per annum.  MBCH is required to make monthly interest-only payments of approximately $55,754 until the loan matures on December 1, 2016.  Upon maturity, MBCH is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBCH may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCH.  In connection with the loan, MBCH has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCH, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBCH, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCH of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBCH under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCH.

Dulles Executive Office Plaza.  On August 30, 2006, a subsidiary of MB REIT, MB Herndon, L.L.C. (referred to herein as “MB Herndon”), entered into an agreement to borrow approximately $68.8 million from Bear Stearns.  MB Herndon’s obligations are secured by a first priority mortgage on the property commonly known as Dulles Executive Office Plaza, located at 13530 and 13560 Dulles Technology Drive in Herndon, Virginia.  MB Herndon also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MB Herndon related to the property.  MB REIT acquired Dulles Executive Office Plaza on July 25, 2006.

The loan bears interest at the rate of 5.851% per annum.  MB Herndon is required to make monthly interest-only payments of approximately $335,214 until the loan matures on September 1, 2016.  Upon maturity, MB Herndon is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MB Herndon may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MB Herndon.  In connection with the loan, MB Herndon has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MB Herndon, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MB Herndon, such as the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MB Herndon of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MB Herndon under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MB Herndon.

Lincoln Mall.  On August 9, 2006, a subsidiary of MB REIT, MB Lincoln Mall L.L.C. (referred to herein as “MBLM”), entered into an agreement to borrow approximately $33.8 million from Bear Stearns.  MBLM’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Mall, located at 620 George Washington Highway in Lincoln, Rhode Island.  MBLM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBLM related to the property.  MB REIT acquired Lincoln Mall on May 31, 2006.

The loan bears interest at the rate of 5.275% per annum.  MBLM is required to make monthly interest-only payments of approximately $148,733 until the loan matures on September 1, 2013.  Upon maturity, MBLM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MBLM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBLM.  In connection with the loan, MBLM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBLM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBLM, such as the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBLM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBLM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBLM.

Canfield Plaza.  On August 7, 2006, a subsidiary of MB REIT, MB Canfield Main L.L.C. (referred to herein as “MBCM”), entered into an agreement to borrow approximately $7.6 million from Bear Stearns.  MBCM’s obligations are secured by a first priority mortgage on the property commonly known as Canfield Plaza, located at 525 East Main Street in Canfield, Ohio.  MBCM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCM related to the property.  MB REIT acquired Canfield Plaza on April 5, 2006.

The loan bears interest at the rate of 5.225% per annum.  MBCM is required to make monthly interest-only payments of approximately $32,983 until the loan matures on September 1, 2013.  Upon maturity, MBCM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MBCM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCM.  In connection with the loan, MBCM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBCM, such as, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBCM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCM.

Brooks Corner.  On June 29, 2006, a subsidiary of MB REIT, MB San Antonio Brooks Limited (referred to herein as “MBSBL”), entered into an agreement to borrow approximately $14.3 million from Allstate Life Insurance Company (referred to herein as “Allstate”).  MBSBL’s obligations are secured by a first priority mortgage on the property commonly known as the Brooks Corner Shopping Center, located at 3143 SE Military Road in San Antonio, Texas.  MBSBL also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSBL related to the property.  MB REIT acquired Brooks Corner on June 26, 2006.

The loan bears interest at the rate of 5.38% per annum.  MBSBL is required to make interest-only payments on a monthly basis in the approximate amount of $64,003.17 until the loan matures on June 1, 2011.  Upon maturity, MBSBL will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After July 1, 2007, MBSBL may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSBL, may be liable for the obligations of MBSBL under the loan documents.  In connection with the loan, MBSBL has agreed to indemnify Allstate against losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSBL and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Ahold Portfolio — Principal Commercial Funding, LLC and Principal Life Insurance Company.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as “Principal Borrowers”) entered into an agreement to borrow a total of approximately $35.5 million from Principal Commercial Funding, LLC and Principal Life Insurance Company (collectively referred to herein as the “Principal Lenders”).  Each of the Principal Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Principal Borrowers also granted a security interest to the Principal Lenders and their successors and assigns, in, among other things, certain tangible and intangible personal property interests of the Principal Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Principal Borrowers on June 8, 2006.

The Principal Borrowers’ loans bear interest at the rates of 5.17% per annum through maturity on July 1, 2013.  The Principal Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $18,465.52 to $49,679.39 beginning on August 1, 2006, until the loans mature.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Provided there is no event of default and after the “lockout Date,” defined as (1) the date which is one year after the date of securitization or (2) the date which is two years after the date of the first full debt service payment, the Principal Borrowers may, with not less than 30 days prior written notice, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, the Principal Lenders may, subject to the customary cure rights granted to the Principal Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify the Principal Lenders, or their successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the properties.  We also have agreed to guaranty the obligations of the Principal Borrowers under the loan documents, including the environmental indemnity given by the Principal Borrowers.

Ahold Portfolio — Nomura Credit & Capital, Inc.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as the “Nomura Borrowers”) entered into agreements to borrow a total of approximately $41.5 million from Nomura Credit & Capital, Inc. (referred to herein as “Nomura”).  Each of the Nomura Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Nomura Borrowers also granted a security interest to Nomura Credit & Capital, Inc., its successors and assigns in, among other things, certain tangible and intangible personal property interests of the Nomura Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Nomura Borrowers on June 8, 2006.

The Nomura Borrowers’ loans bear interest at rates ranging from 5.01% to 5.17% per annum.  The Nomura Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $34,936.68 to $54,943.06 beginning on August 1, 2006, until the anticipated repayment date of June 11, 2011, or if the loans are extended pursuant to their respective loan agreements, until the loans mature on June 11, 2031. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Except as otherwise provided in the loan documents, the Nomura Borrowers shall not have the right to prepay the Loan in whole or in part prior to the permitted prepayment date, which is the eleventh day of the month occurring after the date which is three years following securitization of the loan.   After the permitted prepayment date, the Nomura Borrowers may, after providing Lender with written notice, prepay the unpaid principal balance of the loan in whole, but not in part, along with a prepayment fee.  The Nomura Borrowers may prepay the loan ninety days prior to the maturity date without premium, which prepayment shall be paid on a regularly scheduled payment date.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under any of the loans, Nomura may, subject to the customary cure rights granted to the Nomura Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify Nomura, or its successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the Ahold Portfolio properties.  We also have agreed to guaranty the obligations of the Nomura Borrowers under the loan documents, including the environmental indemnity given by the Nomura Borrowers.

Shakopee Shopping Center.  On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as “MBSV”), entered into an agreement to borrow approximately $8.8 million from Allstate.  MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center, located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property.  MB REIT acquired the Shakopee Shopping Center on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum.  MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011.  Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After June 1, 2007, MBSV may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents.  In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSV and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Southgate Apartments.  On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as “MBLS”), entered into an agreement to borrow approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as “Merrill Lynch”).  MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments, located at 10960 Southgate Manor Drive in Louisville, Kentucky.  MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property.  MB REIT acquired Southgate Apartments on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum.  MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016.  After May 1, 2016, MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan.  Merrill Lynch is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility.  On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as “MBSLG”), entered into a loan agreement to borrow approximately $8.2 million from Nomura.  MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility, located at 1410 Gillingham Lane in Sugar Land, Texas.  MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property.  MB REIT acquired the Thermo Process Systems facility on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum.  MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031.  After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Monadnock Marketplace.  On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as “MBKM”), entered into an agreement to borrow approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as “PCF”).  MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace, located at 20 Ashbrook Road in Keene, New Hampshire.  MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property.  MB REIT acquired the Monadnock Marketplace property on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity.  MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity.  MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (1) one year after PCF securitizes the loan or (2) two years after the date of the first full debt service payment.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building.  On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as “MBPB”), entered into an agreement to borrow approximately $17.3 million from Nomura.  MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building, located at 100 Technology Drive in Pittsburgh, Pennsylvania.  MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property.  MB REIT acquired the Bridgeside Point Office Building on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum.  MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031.  After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property.  Inland Western Retail Real Estate Trust, Inc., or Inland Western, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.  As of December 31, 2006, Inland Western was released from this guaranty to Nomura.

Triangle Center.  On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as “MBLT”), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”).  MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center, located at 1305 Ocean Beach Highway in Longview, Washington.  MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property. MB REIT acquired Triangle Place on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum.  MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011.  MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan.  LaSalle is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property.  Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.  As of December 31, 2006, Inland Western was released from this guaranty to LaSalle.

Competition

We are subject to significant competition in seeking real estate investments and tenants.  We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from other real estate investment programs, including other REITs sponsored by IREIC, for investments that may be suitable for us.  Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than we do.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Repairs and Improvements

Unless otherwise noted herein, we do not intend, in the next several years, to make significant repairs and improvements to any of the real estate assets that we currently own or that we intend to acquire. However, if any repairs or improvements are made to these properties, the tenants will be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases, except as otherwise herein noted.

Insurance

We believe that all of the properties that we currently own or that we intend to acquire are, or will be, adequately insured.

Depreciation Expense

When we and MB REIT calculate depreciation expense for tax purposes, we use the modified accelerated cost recovery system method.  With respect to our office, industrial and retail properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of forty and twenty years, respectively.  With respect to our multi-family properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of 27.5 and twenty years, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 255 of the prospectus.

The following discussion and analysis relates to the three months ended March 31, 2007 and March 31, 2006, the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.

A discussion of activity for 2004 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc., herein referred to as Inland American, was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock at $10.00 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan, herein referred to as DRP.

As of March 31, 2007, subscriptions for a total of 277,251,743 shares, net of shares repurchased, had been received and accepted, including 20,000 shares issued to our sponsor.  In addition, we sold 3,924,383 shares through our DRP.  As a result of these sales, we have raised a total of approximately $2,802,000 of gross offering proceeds as of March 31, 2007.

We seek to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  We actively manage our assets by leasing and releasing space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We intend to potentially create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this quarter were generated by collecting rental payments from our tenants, interest income on cash investments, and gains from the sale of marketable securities investments and dividend income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, landscaping, snow removal and periodic renovations to meet tenant needs.  Pursuant to the lease agreements, some tenants of various properties are required to reimburse us for some or all of the particular tenant’s pro rata share of the real estate taxes and operating expenses of the property.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•                                          Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                                          Leasing activity - new leases, renewals and expirations.

•                                          Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

Acquisition Strategy

We seek to acquire and own a diversified (by geographical location and by property type) portfolio of real estate primarily improved for use as shopping or retail centers, malls, multi-family residential buildings, office and industrial buildings.

The current environment in which we are trying to acquire properties has been very tight on pricing and yields which has led us to look at other real estate segments for opportunities.  For example, during March of 2007, we entered into a joint venture agreement with a third party to develop a student housing facility for the University of Pennsylvania.  On April 2, 2007, we entered into a definitive agreement with a third party to expand our investments into the lodging segment and on April 27, 2007 we entered into a joint venture agreement with a third party to acquire and redevelop or reposition industrial and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  We believe that our entering into this multi-platform strategy creates avenues for growth.  In addition, our joint ventures with third party real estate operators and developers align added real estate expertise with risk reduction and enhanced returns.  Our pending acquisition of the third party lodging company creates a value-added opportunity by partnering with an existing company to expand our exposure to additional market segments.

We do not generally focus property acquisitions in any one particular geographic location within the United States.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is more efficient.  We also seek properties (excluding multi-family properties) with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into purchase and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  In addition, we may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a REIT.

We also are actively seeking to acquire publicly traded or privately owned entities that own or are developing commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Any entity we acquire is operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We consider a number of factors in evaluating whether to acquire any particular asset or real estate operating company, including:

•                                          geographic location and property type;

•                                          condition and use of the asset;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the asset is located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the asset; and

•                                          tax considerations.

Financing Strategy

We routinely borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing provided by banks, institutional investors and other lenders including lenders affiliated with our sponsor. These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

As a matter of policy, adopted by our board, the aggregate borrowings secured by all of our assets may not exceed 55% of the combined fair market value of our assets.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, if later dated.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Properties and Investments

Investment Properties

As of March 31, 2007, we owned, on a consolidated basis, 110 properties consisting of sixty-seven retail properties, sixteen office properties, three multi-family properties and twenty-four industrial properties.

The following table summarizes certain key operating performance measures for our properties as of and for the three months ended March 31, 2007 and 2006 and as of and for the year ended December 31, 2006 and 2005.

	Total Properties
	As of March 31,		As of December 31,
	2007	2006	2006	2005
Multi-family Property
Physical occupancy	95%	95%	91%	—
Economic occupancy	95%	95%	91%	—
End of month scheduled base rent per unit per month	$916.00	730.00	764.00	—

Office Properties
Physical occupancy	98%	99%	97%	99%
Economic occupancy	98%	100%	97%	99%
%Base rent per square foot	$13.39	13.87	13.58	13.87

Retail Properties
Physical occupancy	93%	84%	95%	88%
Economic occupancy	96%	91%	96%	98%
Base rent per square foot	$13.84	13.71	13.77	13.19

Industrial Properties
Physical occupancy	100%	100%	100%	100%
Economic occupancy	100%	100%	100%	100%
Base rent per square foot	$5.27	5.25	5.85	4.07

Comparison of Three Months Ended March 31, 2007 to 2006

As shown in the table above, physical occupancy of our office properties was 98% and 99% as of March 31, 2007 and 2006, respectively.  The decrease is primarily due to acquiring multi-tenant properties in the last three quarters of 2006 and the first quarter of 2007 that had lower occupancy levels than our existing portfolio.  Average rental rates have also decreased in the first quarter of 2007 for the same reason by 3% to $13.39 per square foot from $13.87 per square foot in the first quarter of 2006.  Lease transactions of 77,333 square feet were completed in the first quarter of 2007 including 3,403 square feet of new leases.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing leasing and rental rates for newly acquired properties.

During the first quarter of 2007 and the last three quarters of 2006, we acquired thirty-two retail properties.  These acquisitions triggered the shifts in our property performance indicators above.  The occupancy and base rent per square foot for the retail properties which we owned at March 31, 2007 was 93% and $13.84 per square foot and at March 31, 2006 was 84% and $13.71 per square foot, respectively.  The March 31, 2007 occupancy for our retail properties increased 8% and base rent per square foot increased 1% from March 31, 2006 due to higher rental and occupancy rates in the first quarter of 2007.

Each of the retail property indicators in the above table improved during the first quarter of 2007.  We expect these upward trends to continue during 2007.  In the first quarter of 2007, we entered into 43,773 square feet of new lease transactions which were at comparable or above current rental rates.

Physical occupancy of our industrial properties was 100% as of March 31, 2007 and 2006.  Average rental rates have increased in the first quarter of 2007 to $5.27 per square foot from $5.25 per square foot for the same period in 2006.  The increase is due to higher rental rates on 22 properties acquired during the first quarter 2007 and last three quarters of 2006.  We are optimistic about the industrial business as we continue see positive trends in occupancy and rental rates in our portfolio.

Physical occupancy of our multi-family properties remained the same at 95% for the first quarter of 2007 and 2006.  The base rent per unit increased by 25% from $730 to $916 for the three months ended March 31, 2007 as compared to March 31, 2006 due to acquisitions made in the first quarter of 2007 having higher base rents per square foot.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with decreasing supply due to condo conversions.  Our multi-family property is operating as expected based on market conditions.

Because of diversified strategy of investing in multi-family, industrial, office and retail property types, we believe we will be able to alter our asset mix to leverage market timing and maximize our investment returns.  Our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in four distinct segments, which we believe lowers our risk profile, adds stability and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of March 31, 2007 based on the amount of square footage they each occupy (dollar amounts are stated in thousands).

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
AT&T, Inc.	Office	3,647,354	18.67%	$42,506	20.44%
C&S Wholesalers	Indus/Dist.	1,720,000	8.80%	$10,340	4.97%
Pearson Education, Inc	Indus/Dist.	1,091,435	5.59%	$3,492	1.68%
Deluxe Video Services, Inc	Indus/Dist.	712,000	3.64%	$3,580	1.72%
Stop & Shop	Retail	601,652	3.08%	$10,116	4.87%
Invensys Business	Indus/Dist.	545,000	2.79%	$2,632	1.27%
Dopaco, Inc	Indus/Dist.	299,176	1.53%	$1,098	0.53%
Lockheed Martin Corporation	Office	288,632	1.48%	$7,628	3.67%
Washington Mutual	Office	239,905	1.23%	$3,047	1.47%
Cinemark USA, Inc.	Retail	225,507	1.15%	$2,903	1.40%

Comparison of Year Ended December 31, 2006 to 2005

As shown in the table above, physical occupancy of our office properties was 99% in 2005 and 97% in 2006.  The decrease is primarily due to acquiring multi-tenant properties that had lower occupancy levels than our existing portfolio.  Average rental rates have also decreased in 2006 for the same reason by 2% to $13.58 per square foot from $13.87 per square foot in 2005.  The decrease is due to lower rental and occupancy rates on the 2006 acquisition properties.  Lease transactions of 33,108 square feet were completed in 2006 including 21,857 square feet of new leases.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing leasing and rental rates.

During 2006, we acquired thirty-two retail properties.  These acquisitions triggered the shifts in our property performance indicators above.  At the end of 2006, we owned sixty-three retail properties.  The 2005 year-end occupancy and base rent per square foot for the retail properties which we owned was 88% and $13.19 per square foot.  In 2006, the year-end occupancy for our retail properties increased 7% and base rent per square foot increased 4%.  The increase in occupancy is due to higher rental and occupancy rates on the 2006 acquisition properties.

Each of the retail property indicators in the above table continued to improve during 2006.  We expect these upward trends to continue during 2007.  In 2006, we entered into 161,495 square feet of new lease transactions which were comparable or above current rental rates.

Physical occupancy of our industrial properties was 100% throughout 2005 and 2006.  Average rental rates have increased in 2006 by 30% to $5.85 per square foot from $4.07 per square foot in 2005.  The increase is due to higher rental rates on the 2006 acquisition properties as compared to the 2005 acquisition properties.  Lease transactions of 255,815 square feet were completed in 2006 which were comparable or above current rental rates.  We are optimistic about the industrial business as we continue see positive trends in occupancy and rental rates in our portfolio.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with decreasing supply due to condo conversions.  Our multi-family property is operating as expected based on market conditions.

With our diversified strategy of investing in multi-family, industrial, office and retail property types, we expect to be able to alter our asset mix to leverage market timing and maximize our investment returns.  Our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in four distinct segments, which we believe lowers our risk profile, adds stability and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of December 31, 2006 based on the amount of square footage they each occupy (dollar amounts are stated in thousands).

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
AT&T/SBC	Office	3,151,488	21.29%	$37,630	21.64%
C&S Wholesale Grocers	Indus./Dist.	1,720,000	11.62%	$10,340	5.95%
Stop & Shop	Retail	601,652	4.07%	$9,845	5.66%
Dopaco, Inc	Indus./Dist.	299,176	2.02%	$1,098	0.63%
Lockheed Martin Corporation	Office	288,632	1.95%	$7,498	4.31%
Washington Mutual	Office	239,905	1.62%	$3,047	1.75%
24-Hour Fitness	Retail	238,621	1.61%	$3,587	2.06%
Cinemark USA, Inc.	Retail	225,507	1.52%	$2,903	1.67%
Oce-USA	Indus./Dist.	202,000	1.36%	$1,377	0.79%
FMC Corporation	Indus./Dist	178,600	1.21%	$563	0.32%

The majority of the income from our properties (excluding the multi-family property) consists of rent received under long-term leases.  Most of the leases require the tenant to pay a fixed minimum amount of rent, paid monthly in advance, and a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the tenant leases require the landlord to pay expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Marketable Securities

As part of our overall strategy we may acquire REITs and other real estate operating companies.  Thus, from time to time, we invest in the marketable securities of other entities. We had investments in marketable securities of $222,108 at March 31, 2007 consisting of preferred and common stock investments in other REITs that are generally potential target companies for acquisitions.  Of the investment securities held on March 31, 2007, we have accumulated other comprehensive income of $22,246, which includes gross unrealized losses of $1,582. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three months ended March 31, 2007, we realized a gain of $5,902 on the sale of shares in the entities we previously discussed acquiring.  Our policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and judges that decline to be other than temporary.  During the three months ended March

31, 2007, we recorded a write-down of $214. Dividend income is recognized when earned. During the three months ended March 31, 2007, dividend income of $2,550 was recognized.  We have purchased a portion of our investment securities through a margin account. As of March 31, 2007, we have recorded a payable of $67,390 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus twenty-five basis points and LIBOR plus fifty basis points. At March 31, 2007, these rates were equal to a range between 5.58% and 5.83%.  We recognized interest expense in the amount of $630 for the three months ended March 31, 2007.  Although these investments have generated both current income and gain on sale, during the three months ended March 31, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future.

Joint Ventures

During the first quarter of 2007, we entered into two joint ventures in which we have ownership interests of two limited liability companies.  In the first joint venture, we have a 90% ownership interest in the LLC which was formed to develop a student housing facility for the University of Pennsylvania.  We own 79% interest in the second joint venture which was formed to own a shopping center located in Gahanna, Ohio, a suburb of Columbus.

Insurance Captive

During October 2006, we entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by our sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc.  We became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  We entered into the Insurance Captive to stabilize our insurance costs, manage our exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which our initial contribution was $188.  We are required to remain as a member of the Insurance Captive for a period of five years.  Accordingly, we are required to continue making contributions to the Insurance Captive during this period even if we otherwise would be able to obtain lower insurance rates from a third party provider.  This entity is considered to be a VIE as defined in FIN 46(R) and we are not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, our net equity investment is reflected on the consolidated balance sheets and the consolidated statements of operations included our share of net income or loss from the unconsolidated entity.

Results of Operations

General

The following discussion is based on our consolidated financial statements for the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006 and 2005.

	Properties
	Purchased	Square Feet	Purchase
Quarter Ended	Per Quarter	Acquired	Price
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067
September 30, 2006	8	2,386,757	$544,340
December 31, 2006	29	6,161,185	$712,320
March 31, 2007	17	4,410,686	$374,058

Total	110	18,901,609	$2,804,835

Consolidated Results of Operations

This section describes and compares our results of operations for the three months ended March 31, 2007 and 2006, as well as for the years ended December 31, 2006 and 2005. We do not present a comparison to three months ended March 31, 2005 because there were no property or other significant operations during that time period. We generate almost all of our net operating income from property operations. In order to evaluate our overall portfolio, management analyzes the operating performance of properties that we have owned and operated for the same periods during each year. A total of thirty-six of our investment properties satisfied these criteria during the three months ended March 31, 2007 and are referred to herein as “same store” properties. These properties comprise approximately 3.5 million square feet. The “same store” investment properties represent approximately 18% of the square footage of our portfolio at March 31, 2007. We cannot provide our results in this format for the year ended December 31, 2006 because we have not owned any properties for two consecutive years. The “same store” analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio. Additionally, we are able to determine the effects of our new acquisitions on net income. A majority of our acquisitions that satisfied the criteria for “same store” analysis are in the office and retail segments. Therefore, “same store” analysis is only presented in the office and retail segment results.

Rental Income, Tenant Recovery Income and Other Property Income

Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases. Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income. Total property revenues were $63,731 and $17,721 for the three months ended March 31, 2007 and 2006, respectively. Total property revenues were $123,202 and $6,668 for the years ended December 31, 2006 and 2005, respectively.

The majority of the revenue from the properties consists of rents received under long-term operating leases. Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease. Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses. Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy. Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations. Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Comparison of Three Months Ended March 31, 2007 to 2006

	March 31,	March 31,	2007 increase
	2007	2006	from 2006
Property rentals	$48,030	$15,035	$32,995
Straight-line rents	2,540	686	1,854
Amortization of acquired above and below market leases, net	(9)	94	(103)

Total rental income	$50,561	$15,815	$34,746

Tenant recoveries	11,550	1,874	9,676
Other income	1,620	32	1,588

Total property revenues	$63,731	$17,721	$46,010

Total property revenues increased $46,010 in the first quarter of 2007 as compared to the first quarter of 2006. The increase in property revenues in the first quarter of 2007 was due primarily to acquisitions of properties made in the first quarter of 2007 and the last three quarters of 2006.

Comparison of Year Ended December 31, 2006 to 2005

			2006 increase
	2006	2005	from 2005
Property rentals	$93,428	$5,877	$87,551
Straight-line rents	4,588	250	4,338
Amortization of acquired above and below market leases, net	403	25	378

Total rental income	$98,419	$6,152	$92,267

Tenant recoveries	21,547	509	21,038
Other income	3,236	7	3,229

Total property revenues	$123,202	$6,668	$116,534

Total property revenues increased $116,534 in 2006 as compared to 2005. The increase in property revenues in 2006 was due primarily to acquisitions of properties made in 2006 and the increase in revenues from properties acquired in 2005 and 2006.

Consolidated Economic Occupancy

A summary of economic occupancy by segment follows:

Comparison of Three Months Ended March 31, 2007 to 2006

			2007 increase
	March 31,	March 31,	(decrease)
Segment	2007	2006	from 2006

Retail	96%	91%	5%
Office	98%	100%	(2)%
Industrial	100%	100%	0%
Multi-family	95%	95%	0%

Total (1)	98%	96%	2%

(1)             weighted average occupied

Weighted average overall economic occupancy increased 2% in the first quarter of 2007 as compared to the first quarter of 2006. Property acquisitions in the first quarter of 2007 and the last three quarters of 2006 in the industrial and retail sectors partially offset by higher vacancies in properties acquired in the office sector, accounted for the increase in overall economic occupancy in 2007.

Comparison of Year Ended December 31, 2006 to 2005

			2006 increase
			(decrease)
Segment	2006	2005	from 2005

Office	97%	99%	(2%)
Retail	96%	88%	8%
Multi-family	91%	N/A %	N/A
Industrial	100%	100%	0%

Total (1)	97%	94%	3%

(1)             weighted average occupied

Our overall economic occupancy increased 3% in 2006 as compared to 2005. Property acquisitions in the industrial and retail sectors partially offset by higher vacancies in the office sector, accounted for the increase in overall economic occupancy in 2006.

Property Operating Expenses and Real Estate Taxes

Comparison of Three Months Ended March 31, 2007 to 2006

Property operating expenses consist of property management fees paid to property managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. Total expenses were $16,921 and $2,826 for the three months ended March 31, 2007 and 2006, respectively.

	March 31,	March 31,	2007 increase
	2007	2006	from 2006

Property operating expenses	$10,284	$1,751	$8,533
Real estate taxes	6,637	1,075	5,562

Total property expenses	$16,921	$2,826	$14,095

Total property expenses increased $14,095 in the first quarter of 2007 compared to the first quarter of 2006 due primarily to the properties acquired in the last three quarters of 2006 and the first quarter of 2007.

Comparison of Year Ended December 31, 2006 to 2005

Total expenses were $32,826 and $987 for the years ended December 31, 2006 and 2005, respectively.

			2006 increase
	2006	2005	from 2005

Property operating expenses	$20,951	$626	$20,325
Real estate taxes	11,840	361	11,479

Total property expenses	$32,791	$987	$31,804

Total property operating expenses and real estate taxes increased $31,804 in 2006 compared to 2005 due primarily to the properties acquired in 2005 and 2006. Real estate operating expenses as a percentage of total property revenues were 26.5% for 2006 and 14.8% for 2005.

Other Operating Income and Expenses

Comparison of Three Months Ended March 31, 2007 to 2006

A summary of other operating expenses for the three months ended March 31, 2007 and 2006 appears below:

	March 31,	March 31,	2007 increase
	2007	2006	from 2006

Depreciation and amortization	$26,570	$7,821	$18,749
Interest expense	17,610	3,828	13,782
General and administrative	3,109	1,254	1,855
Business manager management fee	1,500	—	1,500

	$48,789	$12,903	$35,886

Comparison of Year Ended December 31, 2006 to 2005

A summary other operating expenses for the years ended December 31, 2006 and 2005 appears below:

			2006 increase
	2006	2005	from 2005

Depreciation and amortization	$49,681	$3,459	$46,222
Interest expense	31,553	1,412	30,141
General and administrative	7,613	1,266	6,347

	$88,847	$6,137	$82,710

Depreciation and Amortization

The $18,749 increase in depreciation and amortization expense in the first quarter of 2007 relative to the first quarter of 2006 was due substantially to the impact of the properties acquired in the last three quarters of 2006 and the first quarter of 2007. The $46,222 increase in depreciation and amortization expense in 2006 relative to 2005 was due substantially to the impact of the properties acquired in 2006.

Interest Expense

Comparison of Three Months Ended March 31, 2007 to 2006

The $13,782 increase in interest expense in the first quarter of 2007 as compared to the first quarter of 2006 was primarily due to (1) mortgage debt financings in the first quarter 2007 and the last three quarters of 2006 which increased to $1,259,475 from $323,753 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the three months ended March 31, 2007 and 2006 appears below:

	March 31,	March 31,	2007 increase
Debt Type	2007	2006	from 2006

Margin and notes payable	$2,25	$365	$1,887
Mortgages	15,358	3,463	11,895

Total	$17,610	$3,828	$13,782

Comparison of Year Ended December 31, 2006 to 2005

The $30,141 increase in interest expense in 2006 as compared to 2005 was primarily due to (1) 2006 mortgage debt financings, (2) the increase in margin borrowing on our stock and (3) the assumption of mortgage debt on four newly purchased properties.

A summary of interest expense for the years ended December 31, 2006 and 2005 appears below:

			2006 increase
Debt Type	2006	2005	from 2005

Margin and notes payable	$47,930	$14,097	$33,833
Mortgages	1,062,703	213,557	849,146

Total	$1,110,633	$227,654	$882,979

General and Administrative Expenses

General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the business manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our business manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees and printer costs. Our expenses were $3,109 and $1,254 for the three months ended March 31, 2007 and 2006, respectively. The increase in the first quarter of 2007 as compared to the first quarter of 2006 is due primarily to our growth during 2006 and 2007. Our expenses were $7,613 and $1,266 for the years ended December 31, 2006 and 2005, respectively. The increase in 2006 as compared to 2005 is due primarily to a full year property ownership in 2006.

Business Manager Management Fee

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus. We paid our business manager an asset management fee of $1,500, or approximately 0.22% on an annual basis for the three months ended March 31, 2007. No fee was paid for the three months ended March 31, 2006. The business manager has waived any further fees that may have been permitted under the agreement for the first quarter ended March 31, 2007 and 2006, respectively. Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the business manager is determined by the business manager.

Interest and Dividend Income and Realized Gain on Securities

Interest income consists of interest earned on short term investments and distributions from investments in our portfolio of marketable securities. Our interest and dividend income was $10,722 and $2,086 for the three months ended March 31, 2007 and 2006, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments. We also realized a gain on the sale of securities in the first quarter of 2007 and 2006 of $5,902 and $220 and realized a loss on securities of $214 and $0, respectively. Interest income was $8,172 and $1,341 for the three months ended March 31, 2007 and 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the first quarter of 2007 compared to the first quarter of 2006.

Our interest and dividend income was $23,289 and $1,740 for the years ended December 31, 2006 and 2005, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments. We also realized a gain on securities in 2006 of $4,096. Interest income was $15,720 and $1,610 for the years ended December 31, 2006 and 2005, respectively, resulting primarily from interest earned on cash investments.

There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

	For the year ended December 31, 2006
	Capital			Income
	Balance	Redemption	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock (2)	125	—	(15)	15	125
Series C preferred stock (3)	264,003	(264,003)	(16,489)	16,489	—
Common stock (1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

	For the year ended December 31, 2005
	Capital			Income
	Balance	Redemption	Distributions	Allocation (4)	Total

Series A preferred stock(1)	$264,132	$—	$(2,076)	$2,076	$264,132
Series B preferred stock(2)	—	—	—	—	—
Series C preferred stock(3)	224,003	—	(2,108)	2,108	224,003
Common stock(1)	29,348	—	—	(1,762)	27,586

	$517,483	$—	$(4,184)	$2,422	$515,721

(1)             owned by Minto Delaware, Inc.

(2)             owned by third party investors

(3)             owned by Inland Western Retail Real Estate Trust, Inc.

(4)             income allocation for GAAP purposes is not the same as allocation of income for tax purposes

Allocations of profit and loss are made first to series A, B, and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest. The income allocation for the common stockholders for the years ended December 31, 2006 and 2005 was based on the average monthly ownership percentages of the stockholders during the period. As of December 31, 2006, Inland American and MD’s effective ownership interest of the common stock was 97% and 3%, respectively.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments. The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $237 and $283 as of March 31, 2007 and December 31, 2006, respectively. Other income of $46 and $418 was recognized for the three months ended March 31, 2007 and 2006, respectively. The value of the put/call arrangements increased from December 31, 2006 to March 31, 2007 due to the life of the put/call being reduced. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer. The value of the put/call arrangements was a liability of $304 and $237 as of December 31, 2006 and 2005, respectively. Other expense of $46 and $237 was recognized for the year ended December 31, 2006 and 2005, respectively. The value of the put/call arrangements increased from December 31, 2005 to December 31, 2006 due in part to the life of the put/call being reduced by one year and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended
	March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$20,871	$6,819	$14,052
Tenant recoveries	5,003	39	4,964
Straight-line rents	1,166	386	780
Amortization of acquired above and below market leases, net	(202)	(10)	(192)
Other income	1,170	—	1,170

Total real estate rental revenue	$28,008	$7,234	$20,774

Real Estate Expenses
Operating expenses and real estate taxes	$7,580	$392	$7,188

Total operating and real estate expenses	$7,580	$392	$7,188

Office properties real estate rental revenues increased from $7,234 in the first quarter of 2006 to $28,008 in the first quarter of 2007 mainly due to the acquisition of eleven properties since March 31, 2006. Office properties real estate and operating expenses also increased from $392 in 2006 to $7,580 in 2007 as a result of these acquisitions.

Office segment property rental revenues are greater than the retail segment primarily due to more rentable gross square feet. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition. Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance.

Comparison of the Three Months Ended March 31, 2006 to 2007 - Same Store Office Portfolio

The table below presents operating information for our same store office portfolio consisting of five properties acquired or placed in service prior to January 1, 2006. The properties in the same store office portfolio as described were owned for the entire three months ended March 31, 2007 and 2006.

	Three months ended	Three months ended
	March 31,	March 31,
	2007	2006
Revenues:
Same store office investment properties (5 properties):
Rental income	$7,301	$7,187
Tenant recovery income	92	39
Other property income	29	—
Total same store rental and additional rental income	7,422	7,226

Other investment properties:
Rental income	14,534	8
Tenant recovery income	4,911	—
Other property income	1,141	—
Total other investments rental and additional rental income	20,586	8

Total rental and additional rental income	$28,008	$7,234

Expenses:
Same store office investment properties (5 properties):
Property operating expenses	473	338
Real estate tax expense	87	54
	560	392
Other office investment properties:
Property operating expenses	4,627	—
Real estate tax expense	2,393	—
Total other investments property operating expenses	7,020	—

Total property operating expenses	$7,580	$392

Property net operating income:
Same store office investment properties	6,862	6,834
Other investment properties	13,566	8
Total net operating income	$20,428	$6,842

On a same store office basis, property net operating income increased from $6,834 to $6,862 for a total increase of $28 or less than one percent. Total same store office property operating revenues increased by $196 and total same store office property operating expenses increased by $168 for the three months ended March 31, 2007 compared to 2006.

Same store office property operating revenues for the three months ended March 31, 2007 and 2006 were $7,422 and $7,226, respectively, resulting in an increase of $196, or 3%. The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.

Same store office property operating expenses for the three months ended March 31, 2007 and 2006 were $560 and $392, respectively, resulting in an increase of $168, or 43%. The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$40,261	$3,260	$37,001
Tenant recoveries	7,359	26	7,333
Straight-line rents	2,347	140	2,207
Amortization of acquired above and below market leases, net	(245)	(6)	(239)
Other income	1,870	1	1,869

Total real estate rental revenue	$51,592	$3,421	$48,171

Real Estate Expenses
Operating expenses and real estate taxes	$12,271	$277	$11,994

Total operating and real estate expenses	$12,271	$277	$11,994

Office properties real estate rental revenues increased from $3,421 in 2005 to $51,592 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operations for properties purchased in 2005. Office properties real estate expenses also increased from $277 in 2005 to $12,271 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operation for properties purchased in 2005.

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition. Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance. We own fewer office properties than retail properties.

Retail Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended
	March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$18,570	$7,733	$10,837
Tenant recoveries	6,190	1,832	4,358
Straight-line rents	639	283	356
Amortization of acquired above and below market lease, net	239	104	135
Other income	398	30	368

Total real estate rental revenue	$26,036	$9,982	$16,054

Real Estate Expenses
Operating expenses and real estate taxes	$8,309	$2,379	$5,930

Total operating and real estate expenses	$8,309	$2,379	$5,930

Retail properties real estate rental revenues increased from $9,982 in the first quarter of 2006 to $26,036 in the first quarter of 2007 mainly due to the acquisition of thirty-two retail properties since March 31, 2006. Retail properties real estate and operating expenses also increased from $2,379 in 2006 to $8,309 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are less than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet for the office properties. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition. Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from its tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

Comparison of the Three Months Ended March 31, 2006 to 2007 - Same Store Retail Portfolio

The table below presents operating information for our same store retail portfolio consisting of thirty-one properties acquired or placed in service prior to January 1, 2006. The properties in the same store retail portfolio as described were owned for the entire three months ended March 31, 2007 and 2006.

	Three months ended	Three months ended
	March 31,	March 31,
	2007	2006
Revenues:
Same store retail investment properties (31 properties):
Rental income	$6,494	$6,314
Tenant recovery income	2,361	1,501
Other property income	69	10
Total same store rental and additional rental income	8,924	7,825
Other investment properties:
Rental income	12,954	1,806
Tenant recovery income	3,829	331
Other property income	329	20
Total other investments rental and additional rental income	17,112	2,157

Total rental and additional rental income	$26,036	$9,982

Expenses:
Same store retail investment properties (31 properties):
Property operating expenses	1,614	1,067
Real estate tax expense	1,468	873
Total same store property operating expenses	3,082	1,940
Other retail investment properties:
Property operating expenses	2,873	309
Real estate tax expense	2,354	130
Total other investments property operating expenses	5,227	439

Total property operating expenses	$8,309	$2,379

Property net operating income:
Same store retail investment properties	5,842	5,885
Other investment properties	11,885	1,718
Total net operating income	$17,727	$7,603

On a same store retail basis, property net operating income decreased from $5,885 to $5,842 for a total decrease of $43, or 1%. Total retail property operating revenues increased by $1,099 and total retail property operating expenses increased by $1,142 for the three months ended March 31, 2007 compared to 2006.

Same store retail property operating revenues for the three months ended March 31, 2007 and 2006 were $8,924 and $7,825, respectively, resulting in an increase of $1,099, or 14%. The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.

Same store retail property operating expenses for the three months ended March 31, 2007 and 2006 were $3,082 and $1,940, respectively, resulting in an increase of $1,142, or 60%. The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, including utility costs (gas and electric) and snow removal costs in 2007

Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$48,670	$2,455	$46,215
Tenant recoveries	13,894	481	13,413
Straight-line rents	1,936	104	1,832
Amortization of acquired above and below market lease, net	664	31	633
Other income	1,248	6	1,242

Total real estate rental revenue	$66,412	$3,077	$63,335

Real Estate Expenses
Operating expenses and real estate taxes	$19,381	$699	$18,682

Total operating and real estate expenses	$19,381	$699	$18,682

Retail properties real estate rental revenues increased from $3,077 in 2005 to $66,412 in 2006 mainly due to the acquisition of thirty-two retail properties in 2006 and an entire year of operation for properties purchased in 2005. Retail properties real estate expenses also increased from $699 in 2005 to $19,381 in 2006 mainly due to the acquisition of thirty-two retail properties in 2006 and an entire year of operations for properties purchased in 2005.

Retail segment property rental revenues are greater than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition. Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from their tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and then receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

Industrial Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$7,679	$309	$7,370
Tenant recoveries	357	3	354
Straight-line rents	735	17	718
Amortization of acquired above and below market leases, net	(46)	—	(46)
Other income	7	—	7

Total real estate rental revenue	$8,732	$329	$8,403

Real Estate Expenses
Operating expenses and real estate taxes	$743	$19	$724

Total operating and real estate expenses	$743	$19	$724

Industrial properties real estate rental revenues increased from $329 in the first quarter of 2006 to $8,732 in the first quarter of 2007 mainly due to the acquisition of twenty properties since March 31, 2006. Industrial properties real estate and operating expenses also increased from $19 in 2006 to $743 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$2,822	$162	$2,660
Tenant recoveries	294	2	292
Straight-line rents	305	6	299
Amortization of acquired above and below market leases, net	(16)	—	(16)
Other income	2	—	2

Total real estate rental revenue	$3,407	$170	$3,237

Real Estate Expenses
Operating expenses and real estate taxes	$396	$11	$385

Total operating and real estate expenses	$396	$11	$385

Industrial properties real estate rental revenues increased from $170 in 2005 to $3,407 in 2006 mainly due to the acquisition of fourteen properties in 2006 and an entire year of operations for properties purchased in 2005. Industrial properties real estate expenses also increased from $11 in 2005 to $396 in 2006 mainly due to the acquisition of 14 properties in 2006 and an entire year of operations for properties purchased in 2005.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs. We own fewer industrial properties than office and retail properties.

Multi-family Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$910	$174	$736
Other income	45	2	43

Total real estate rental revenue	$955	$176	$779

Real Estate Expenses
Operating expenses and real estate taxes	$289	$36	$253

Total operating and real estate expenses	$289	$36	$253

Multi-family real estate rental revenues and expenses increased from $176 in the first quarter of 2006 to $955 in the first quarter of 2007 and $36 in the first quarter of 2006 to $289 in the first quarter of 2007, respectively. The increases are mainly due to the acquisition of two properties since March 31, 2006.

Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$1,675	$—	$1,675
Other income	116	—	116

Total real estate rental revenue	$1,791	$—	$1,791

Real Estate Expenses
Operating expenses and real estate taxes	$743	$—	$743

Total operating and real estate expenses	$743	$—	$743

Multi-family real estate rental revenues and expenses increased from $0 in 2005 to $1,791 in 2006 and $0 in 2005 to $743 in 2006, respectively, because no multi-family properties were owned in 2005.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. This section discusses those critical accounting policies and estimates. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates. This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of thirty years for buildings and improvements, and fifteen years for site improvements. Furniture, fixtures and equipment are depreciated on a straight-line basis over five years. Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease. We periodically review the collectability of outstanding receivables. Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. As of March 31, 2007 and December 31, 2006, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities

We consider FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”), EITF 04-05: Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, APB 18: The Equity Method of Accounting for Investments in Common Stock, and SOP 78-9: Accounting for Investments in Real Estate Ventures, to determine the method of accounting for each of our partially-owned entities. In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended. Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders. If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures and properties, to pay our operating expenses and the operating expenses of our properties, to pay expenses associated with our initial public offering and to make distributions to our stockholders. Generally, our cash needs have been funded from:

•                                          the net proceeds from the public offering of our shares of common stock;

•                                          from interest and investment income earned on our investment in marketable securities;

•                                          from income earned on our investment properties; or

•                                          distributions from our joint venture investments.

We expect that our current offering of shares of common stock will terminate on or before August 31, 2007.  As noted herein, through March 31, 2007, we had sold a total of 277,492,895 shares in the primary offering and 3,924,457 shares pursuant to the offering of shares through the dividend reinvestment plan leaving us with approximately 222,507,105 shares available for sale in the primary offering and 36,075,543 shares through the dividend reinvestment plan. We have also filed a registration statement with the SEC and the various state security commissions to register a follow-on offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan.  The registration statement for the follow-on offering was not effective with the SEC as of June 5, 2007.

We may also generate additional capital through borrowings secured by existing or future properties.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of March 31, 2007, we had borrowed approximately $1,259,475 equivalent to 45% of the combined fair market value of these assets on a consolidated basis.  As of December 31, 2006, we had borrowed approximately $1,062,703 equivalent to 43% of the combined fair market value of these assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.  We believe these various sources of cash will provide us with sufficient monies to pay our operating expenses and to pay distributions to our stockholders at the existing rate for the foreseeable future.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Liquidity

Offering

As of March 31, 2007, subscriptions for a total of 277,492,895 shares in the primary offering had been received and accepted, resulting in gross proceeds of approximately $2,767,000.  We have also sold an additional 3,924,457 shares pursuant to the DRP increasing the gross offering proceeds by approximately $37,300.

As of March 31, 2007, we had incurred $291,970 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding selling commissions and fees.  These expenses totaled $27,093 as of March 31, 2007, in excess of 4.5% of the gross offering proceeds. As of March 31, 2007, organization and offering costs, excluding commissions and fees, did not exceed the 4.5% limitation. We anticipate that these costs will not exceed this limitation upon completion of the offering.

Mortgage Debt

As of March 31, 2007, on a consolidated basis, we had mortgage debt secured by sixty-five properties totaling approximately $1,259,475, which excludes mortgage discounts net of accumulated amortization of $2,912 as of March 31, 2007.  These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of March 31, 2007, the weighted average interest rate on the mortgage debt was 5.35%.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of March 31, 2007, we have approximately $8,087 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $510,820 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of March 31, 2007, we have recorded a payable of $67,390 for securities purchased on margin against a total securities portfolio of $222,108.  This debt bears variable interest rates ranging between the LIBOR plus twenty-five basis points and LIBOR plus fifty basis points.  At March 31, 2007, the rates we were paying on this margin debt were in a range of between 5.58% and 5.83%, with a weighted average interest rate of 5.75%.  The margin funds provide a positive spread on this capital.

MB REIT Put/Call Agreement

The put/call agreement explained below and entered into with Minto Delaware is considered a free standing financial instrument and is thus accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.”  We may be required to redeem Minto Delaware’s interest in the MB REIT in the following circumstances:

•                                          On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1,276 per share for 207,000 shares of series A preferred stock plus accrued and unpaid dividends.

•                                          On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

•                                          On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, 100% of Minto Delaware’s investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

A DRP which allows stockholders to automatically reinvest cash distributions by purchasing additional shares from us at a price equal to $9.50 per share with no reduction in the gross proceeds for selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program enables existing stockholders with limited, interim liquidity to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                                          One year from the purchase date, $9.25 per share;

•                                          Two years from the purchase date, $9.50 per share;

•                                          Three years from the purchase date, $9.75 per share; and

As of March 31, 2007, 241,152 shares have been repurchased for a total of $2,231.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the existing and future offering of common stock and the availability of, and interest rate on, mortgage debt.  Recent increases in interest rates may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Cash provided by operating activities were $30,043 and $7,063 for the three months ended March 31, 2007 and 2006, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from the first quarter of 2006 to the first quarter of 2007 was due to the acquisition of sixty-seven properties since March 31, 2006.

Cash provided by operating activities were approximately $65,883 and $11,498 for the years ended December 31, 2006 and 2005, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from 2005 to 2006 was due to the acquisition of fifty-six properties in 2006 and an entire year of cash flow for properties acquired in 2005.

Cash Flows From Investing Activities

Cash used in investing activities was $449,782 and $159,486 for the three months ended March 31, 2007 and 2006, respectively.  During the first quarter of 2007, cash was used primarily for the acquisition of seventeen properties, the purchase of marketable securities and the funding of one note receivable.  During the first quarter of 2006, cash was used to acquire six properties and purchase marketable securities.

Cash used in investing activities was approximately $(1,552,014) and $(810,725) for the years ended December 31, 2006 and 2005, respectively.  The 2006 cash was used primarily for the acquisition of fifty-six properties, the purchase of marketable securities and the funding of three notes receivables.  The 2005 cash was used to acquire thirty-seven properties and purchase marketable securities.

Cash Flows From Financing Activities

Cash flows provided by financing activities were $1,197,987 for the three months ended March 31, 2007.  During the first quarter of 2007, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,016,042.  We generated approximately $19,459 by borrowing against our portfolio of marketable securities.  We generated approximately $217,570 from borrowings secured by mortgages on eleven properties and paid approximately $3,865 for loan fees to procure these mortgages.  MB REIT paid approximately $2,413 in distributions to its stockholders.  We paid approximately $27,334 in distributions to our common stockholders and paid off mortgage debt in the amount of $20,194.

Cash provided by financing activities was $325,400 for the three months ended March 31, 2006.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $198,443.  We generated $12,808 by borrowing against our portfolio of marketable securities.  We generated $98,481 from the issuance of new mortgages secured by three properties and paid $2,152 in loan fees to procure these mortgages.   We paid approximately $1,868 in distributions to our common stockholders.   MB REIT paid $14,590 in distributions to its stockholders and generated $40,125 from the issuance of MB REIT preferred and common shares.  Our sponsor also contributed $3,081 to us which we used to pay distributions and certain expenses.

Cash flows provided by financing activities were approximately $1,751, 494 for the year ended December 31, 2006.  During 2006, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,422,828.  We generated approximately $33,833 by borrowing against our portfolio of marketable securities.  We generated approximately $604,566 from borrowings secured by mortgages on fifty-five properties and paid approximately $13,033 for loan fees to procure these mortgages. We generated approximately $40,125 from the issuance of MB REIT preferred and common shares and paid approximately $264,003 to redeem MB REIT preferred series C shares. MB REIT paid approximately $29,658 in distributions to its common and preferred stockholders.  We paid approximately $33,394 in distributions to our common stockholders and repaid related parties in the amount of $9,339.

Cash provided by financing activities was approximately $836,156 for the year ended December 31, 2005.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $85,706.  We generated $14,097 by borrowing against our portfolio of marketable securities.  We generated $213,557 from the issuance of new mortgages secured by three properties and paid $3,543 in loan fees to procure these mortgages.   We paid approximately $123 in distributions to our common stockholders.   MB REIT paid $2,077 in distributions to MB REIT preferred stockholders and generated $517,483 from the issuance of MB REIT preferred and common shares.  Our sponsor has contributed amounts to pay the common stockholder distributions until funds from our operations are adequate to cover distributions.  The sponsor contributed $800 and advanced approximately $2,709 for the payment of common share distributions and certain of our expenses.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations, and lease agreements as of March 31, 2007.

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$2,285,475	66,307	355,730	381,596	1,481,842

Ground Lease Payments	$28,653	462	1,398	1,418	25,375

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of March 31, 2007, we would be obligated to pay as much as $36,558 in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

We are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.  We incurred and paid property management fees of $2,697 and $675 for the three months ended March 31, 2007 and 2006, respectively.  We incurred and paid property management fees of $4,885 and $359 for the years ended December 31, 2006 and 2005, respectively.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We paid our Business Manager an asset management fee of $1,500 for the three months ended March 31, 2007, and $2,400 for the year ended December 31, 2006.  None of these fees remained unpaid as of March 31, 2007 or December 31, 2006, respectively.  The Business Manager has agreed to waive all fees for the first quarter of 2007 allowed but not taken, except for the $1,500, for the three months ended March 31, 2007 and except for the $2,400, for the year ended December 31, 2006.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we borrow primarily at fixed rates or variable rates with the competitive pricing available and, in some cases, with the ability to convert variable rates to fixed rates.  We enter into, rate lock mortgage debt agreements prior to purchasing a property.  We have rate locked approximately $500,000 at favorable rates.  As of March 31, 2007 and December 31, 2006, the only variable rate debt we had was on the marketable securities.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of December 31, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of March 31, 2007 to evaluate the expected cash flows and sensitivity to interest rate changes.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,018,934

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.42%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,912, net of accumulated amortization, is outstanding as of March 31, 2007.

PLAN OF DISTRIBUTION

The following information, which was previously inserted in the “Plan of Distribution” section on page 322 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of June 2, 2007.

	Shares	Gross Proceeds($)(1)	Commissions and Fees($)(2)	Net Proceeds($)(3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	408,263,245	4,082,632,450	428,676,407	3,653,956,043

Shares sold pursuant to our distribution reinvestment plan:	5,638,908	53,569,626	—	53,569,626

Shares repurchased pursuant to our share repurchase program:	(332,671)	(3,077,211)	—	(3,077,211)

	413,589,482	4,133,324,865	428,676,407	3,704,648,458

(1)             Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)             Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)             Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

INDEPENDENT REGISTERED PUBLIC ACCOUNTing firm

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 345 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•                                          the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lake View Technology Center for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lakewood Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Village for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Washington Mutual Office/Data Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses of Fields Apartment Homes for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses of the ProLogis Properties for the year ended December 31, 2006,

•                                          the combined historical summary of gross income and direct operating expenses of the Bradley Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses for the Pavilions at Hartman Heritage for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for Lakeport Commons for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for the Shops at Riverstone for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for the Six Pines Portfolio for the year ended December 31, 2006, and

•                                          the historical summary of gross income and direct operating expenses for Worldgate Plaza for the year ended December 31, 2006.

The reports related to the above historical summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

Index to Financial Statements

Page
Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2006 and December 31, 2005	F-2

Consolidated Statements of Operations and Other Comprehensive Income for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-4

Consolidated Statement of Stockholders’ Equity for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-8

Notes to Consolidated Financial Statements at December 30, 2006 and 2005	F-11

Schedule III Real Estate and Accumulated Depreciation	F-34

Consolidated Balance Sheets at March 31, 2007 (unaudited) and December 31, 2006	F-41

Consolidated Statements of Operations and Other Comprehensive Income for the three months ended March 31, 2007 and 2006 (unaudited)	F-43

Consolidated Statement of Stockholders’ Equity for the three months ended March 31, 2007 (unaudited)	F-44

Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 (unaudited)	F-45

Notes to Consolidated Financial Statements at March 31, 2007 (unaudited)	F-48

Pro Forma Consolidated Balance Sheet at March 31, 2007 (unaudited)	F-66

Notes to Pro Forma Consolidated Balance Sheet at March 31, 2007 (unaudited)	F-68

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 (unaudited)	F-70

Notes to Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 (unaudited)	F-72

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-74

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-76

Triangle Mall:

Independent Auditors’ Report	F-78

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-79

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-80

Properties Acquired from New Quest Properties:

Independent Auditors’ Report	F-82

Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-83

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-84

Paradise Shops of Largo:

Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-87

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-88

SBC Center:

Summary Financial Information for AT&T as of December 31, 2006, 2005 and 2004, which is subject to net lease	F-89

F-i

Monadnock Marketplace:

Independent Auditors’ Report	F-91

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-92

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-93

Lakewood Shopping Center:

Independent Auditors’ Report	F-95

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-96

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-97

Lake View Technology Center:

Independent Auditors’ Report	F-99

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-100

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-101

Southgate Apartments:

Independent Auditors’ Report	F-103

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-104

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-105

Canfield Plaza:

Independent Auditors’ Report	F-106

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-107

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-108

Shakopee Center:

Independent Auditors’ Report	F-110

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-111

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-112

F-ii

Ahold Portfolio:

Independent Auditors’ Report	F-114

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-115

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-116

Lincoln Mall:

Independent Auditors’ Report	F-117

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-118

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-119

Dulles Executive Plaza I & II:

Independent Auditors’ Report	F-120

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-121

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-122

Hilliard Marketplace:

Independent Auditors’ Report	F-123

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-124

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-125

Bradley Portfolio:

Independent Auditors’ Report	F-126

Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-127

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-128

IDS Center:

Independent Auditors’ Report	F-130

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-131

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-132

F-iii

Buckhorn Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-134

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-135

Fabyan Randall:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-136

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-137

Lincoln Village:

Independent Auditors’ Report	F-138

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-139

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-140

Washington Mutual Office/Data Center:

Independent Auditors’ Report	F-142

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-143

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-144

State Street Market:

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-146

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-147

Waterford Place at Shadow Creek Ranch Apartments:

Independent Auditors’ Report	F-148

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-149

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-150

F-iv

Fields Apartment Homes:

Independent Auditors’ Report	F-151

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-152

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-153

ProLogis Properties:

Independent Auditors’ Report	F-154

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-155

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-156

Shallotte Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-158

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-159

Crossroads at Chesapeake:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-160

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-161

Chesapeake Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-162

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-163

Market at Hamilton:

Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31 ,2006 (unaudited)	F-164

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31 ,2006 (unaudited)	F-165

Bradley Portfolio:

Independent Auditors’ Report	F-166

Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2006 (unaudited) and the year ended December 31, 2005	F-167

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2006 (unaudited) and the year ended December 31, 2005	F-168

F-v

Six Pines Portfolio:

Independent Auditors’ Report	F-170

Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 and the year ended December 31, 2006	F-171

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 and the year ended December 31, 2006	F-172

Worldgate Plaza:

Independent Auditors’ Report	F-174

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-175

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-176

Shops at Riverstone:

Independent Auditors’ Report	F-177

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-178

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-179

Pavilions at Hartman Heritage:

Independent Auditors’ Report	F-180

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-181

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-182

Lakeport Commons:

Independent Auditors’ Report	F-183

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-184

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-185

Shallotte Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-186

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-187

F-vi

The Landings at Clear Lake:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-188

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-189

Gravois Dillon:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-190

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-191

Northwest Marketplace:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-192

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-193

The Villages at Kitty Hawk:

Historical Summary of Gross Income and Direct Operating Expenses for the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

F-194

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

F-195

Washington Park Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-196

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-197

F-vii

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Chicago, Illinois
February 28, 2007

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	December 31,	December 31,
	2006	2005

Investment properties:
Land	$332,113	$101,144
Building and other improvements	1,913,794	609,362

	2,245,907	710,506
Less accumulated depreciation	(38,983)	(2,751)

Net investment properties	2,206,924	707,755

Cash and cash equivalents (including cash held by management company of $4,118 and $7,329 as of December 31, 2006 and 2005, respectively)	302,492	37,129
Restricted cash (Note 2)	41,387	8,626
Restricted escrows (Note 2)	22,415	30,708
Investment in marketable securities	159,433	28,614
Investment in unconsolidated joint venture (Note 1)	201	—
Accounts and rents receivable (net of allowance of $605 and $0 as of December 31, 2006 and 2005, respectively)	14,294	1,100
Notes receivable (Note 4)	53,152	—
Due from related parties (Note 3)	88	451
Acquired in-place lease intangibles (net of accumulated amortization of $13,727 and $698 as of December 31, 2006 and 2005, respectively)	205,853	45,621
Acquired above market lease intangibles (net of accumulated amortization of $583 and $9 as of December 31, 2006 and 2005, respectively)	8,333	244
Loan fees and loan fee deposits (net of accumulated amortization of $555 and $9 as of December 31, 2006 and 2005, respectively)	16,022	3,535
Other assets	9,950	2,068

Total assets	$3,040,544	$865,851

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)
(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	December 31,	December 31,
	2006	2005
Liabilities:
Mortgages and margins payable (Note 8)	$1,107,113	$227,654
Accounts payable	3,109	1,447
Accrued offering costs to related parties	3,557	292
Accrued offering costs to non-related parties	1,832	321
Accrued interest payable	941	862
Tenant improvement payable	2,667	789
Accrued real estate taxes	9,035	1,601
Distributions payable	8,099	315
Security deposits	1,587	669
Prepaid rental and recovery income and other liabilities	15,925	5,573
Advances from sponsor	—	3,081
Acquired below market lease intangibles (net of accumulated amortization of $1,011 and $34 as of December 31, 2006 and 2005, respectively)	21,000	3,059
Restricted cash liability (Note 2)	41,387	8,626
Other financings (Note 1)	47,762	—
Due to related parties (Note 3)	2,390	10,756
Deferred income tax liability (Note 10)	1,393	—

Total liabilities	1,267,797	265,045

Minority interest	288,299	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 168,620,150 and 9,873,834 shares issued and outstanding as of December 31, 2006 and 2005, respectively	96	10
Additional paid in capital (net of offering costs of $178,012 and $13,147 as of December 31, 2006 and 2005, of which $159,357 and $7,663 was paid or accrued to affiliates as of December 31, 2006 and 2005, respectively)	1,504,576	86,410
Accumulated distributions in excess of net income (loss)	(41,882)	(1,835)
Accumulated other comprehensive income	21,658	500

Total stockholders’ equity	1,484,448	85,085

Commitments and contingencies (Note 13)

Total liabilities and stockholders’ equity	$3,040,544	865,851

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Year Ended	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2006	December 31, 2005	December 31, 2004
Income:
Rental income	$98,419	$6,152	$—
Tenant recovery income	21,547	509	—
Other property income	3,236	7	—

Total income	123,202	6,668	—

Expenses:
General and administrative expenses to related parties	4,318	339	—
General and administrative expenses to non-related parties	3,295	927	24
Property operating expenses to related parties	4,850	359	—
Property operating expenses to non- related parties	16,101	267	—
Real estate taxes	11,840	361	—
Depreciation and amortization	49,681	3,459	—
Business manager management fee	2,400	—	—

Total expenses	92,485	5,712	24

Operating income (loss)	$30,717	$956	$(24)

Interest and dividend income	23,289	1,740	—
Other expense	(28)	(235)	—
Interest expense	(31,553)	(1,412)	—
Equity in earnings of unconsolidated entities	13	—	—
Realized gain on securities	4,096	—	—

Income (loss) before income taxes and minority interest	$26,534	$1,049	$(24)

Income tax expense (Note 10)	$(1,393)	$—	$—
Minority interest (Note 9)	(24,010)	(2,422)	—

Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(continued)
(Dollar amounts in thousands, except per share amounts)

	Year Ended	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2006	December 31, 2005	December 31, 2004

Other comprehensive income:
Unrealized gain on investment securities	21,158	500	—

Comprehensive income (loss)	$22,289	$(873)	$(24)

Net income (loss) available to common stockholders per common share, basic and diluted	$.02	$(1.55)	$(1.20)

Weighted average number of common shares outstanding, basic and diluted	68,374,630	884,058	20,000

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at October 4, 2004 (inception)	—	—	—	—	—	—

Net loss applicable to common shares	—	—	—	(24)	—	(24)

Contributions by sponsor	20,000	—	200	—	—	200

Balance at December 31, 2004	20,000	—	200	(24)	—	176

Net loss applicable to common shares	—	—	—	(1,373)	—	(1,373)
Unrealized gain on investment securities	—	—	—		500	500

Distributions declared				(438)	—	(438)
Proceeds from offering	9,846,224	10	98,331	—	—	98,341
Offering costs	—	—	(13,147)	—	—	(13,147)
Proceeds from distribution reinvestment program	7,610	—	72	—	—	72
Contribution from sponsor advances	—	—	800	—	—	800
Issuance of stock options and discounts on shares issued to affiliates	—	—	153	—	—	153

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net income applicable to common shares	—	—	—	1,131	—	1,131
Unrealized gain on investment securities	—	—	—		21,158	21,158

Distributions declared	—	—	—	(41,178)		(41,178)
Proceeds from offering	156,569,365	84	1,562,146	—	—	1,562,230
Offering costs	—	—	(164,865)	—	—	(164,865)
Proceeds from distribution reinvestment program	2,202,357	2	20,920	—	—	20,922
Shares repurchased	(25,406)	—	(235)	—	—	(235)
Issuance of stock options and discounts on shares issued to affiliates	—	—	200	—	—	200

Balance at December 31, 2006	168,620,150	96	1,504,576	(41,882)	21,658	1,484,448

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Cash flows from operations:
Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by (used in) operating activities:
Depreciation	36,231	2,752	—
Amortization	13,029	707	—
Amortization of loan fees	546	—	—
Amortization on acquired above market leases	574	9	—
Amortization on acquired below market leases	(977)	(34)	—
Amortization of mortgage discount	294	—	—
Straight-line rental income	(4,588)	(250)	—
Straight-line rental expense	66	3	—
Other expense	435	237	—
Minority interests	24,010	2,422	—
Equity in earnings	(13)	—	—
Discount on shares issued to related parties	200	153	—
Realized gain on investments in securities	(4,096)	—	—
Changes in assets and liabilities:
Accounts and rents receivable	(8,606)	(762)	—
Accounts payable	1,663	1,371	10
Other assets	(3,518)	(310)	—
Accrued real estate taxes	6,905	(341)	—
Accrued interest payable	79	862	—
Prepaid rental and recovery income	(2,652)	4,649	—
Due to related parties	—	649	—
Other liabilities	3,759	751	—
Deferred income tax liability	1,393	—	—
Security deposits	18	3	—

Net cash flows provided by (used in) operating activities	65,883	11,498	(14)

Cash flows from investing activities:
Purchase of investment securities	(142,506)	(28,114)	—
Sale of investment securities	36,941	—	—
Restricted escrows	12,341	(30,708)	—
Rental income under master leases	245	6	—
Acquired in-place lease intangibles	(173,261)	(46,319)	—
Tenant improvement payable	(2,754)	789	—
Purchase of investment properties	(1,235,594)	(707,993)	—
Acquired above market leases	(8,663)	(252)	—
Acquired below market leases	18,918	3,093	—
Investment in unconsolidated joint venture	(188)	—	—
Payment of leasing fees	(91)	—	—
Funding of note receivable	(53,152)	—	—
Other assets	(4,250)	(1,226)	—

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Net cash flows used in investing activities	(1,552,014)	(810,725)	—

Cash flows from financing activities:
Proceeds from offering	1,562,233	98,341	200
Proceeds from the dividend reinvestment program	20,919	72	—
Shares repurchased	(235)	—	—
Payment of offering costs	(160,089)	(12,707)	(358)
Proceeds from mortgage debt and notes payable	604,566	213,557	—
Principal payments of mortgage debt	(794)	—	—
Proceeds from margin securities debt	33,833	14,097	—
Payment of loan fees and deposits	(13,033)	(3,543)	—
Distributions paid	(33,394)	(123)	—
Distributions paid — MB REIT preferred series A and C	(29,658)	(2,077)	—
Due from related parties	363	2,592	—
Due to related parties	(6,258)	4,955	—
Proceeds of issuance of preferred shares and common shares — MB REIT	40,125	517,483	—
Redemption of preferred shares — MB REIT	(264,003)	—	—
Sponsor advances	(3,081)	2,709	372
Contributions from sponsor	—	800	—

Net cash flows provided by financing activities	1,751,494	836,156	214

Net increase in cash and cash equivalents	265,363	36,929	200
Cash and cash equivalents, at beginning of period	37,129	200	—

Cash and cash equivalents, at end of period	$302,492	$37,129	$200

Supplemental disclosure of cash flow information:

Purchase of investment properties	(1,535,826)	(710,512)	—
Tenant improvement liabilities assumed at acquisition	4,632	(88)	—
Real estate tax liabilities assumed at acquisition	529	1,942	—
Security deposit liabilities assumed at acquisition	900	666	—
Assumption of mortgage debt at acquisition	245,375	—	—
Mortgage discount recorded at acquisition	(3,814)	—	—
Non-cash asset retirement obligation liability	8,919	—	—
Assumption of lender held escrows at acquisition	(4,048)	—	—

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Other assets recorded at acquisition	(24)	—	—
Other financings	47,762	—	—

	(1,235,594)	(707,993)	—

Cash paid for interest	$30,462	$460	$—

Supplemental schedule of non-cash investing and financing activities:	,

Distributions payable	$8,099	$315	$—

Accrued offering costs payable	$5,389	$614	$173

Write off of in-place lease intangibles	$411	—	—

Write off of building and other improvements	$180	—	—

Discount on shares	$196	$153	$—

See accompanying notes to the consolidated financial statements.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  The Company has also registered with the Securities and Exchange Commission for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan which is not effective as of February 21, 2007.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time to time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offering, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.  As of December 31, 2006, the Company has repurchased 25,406 shares for a total of $235.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity (“VIE”) and it is the primary beneficiary (as defined in FASB Interpretation 46(R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). For joint ventures that are not VIE’s of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has ownership interests of 67% to 75% in LLC’s which own nine shopping centers.  These entities are considered VIE’s as defined in FIN 46(R) and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLC’s to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.  See Note 9 of these consolidated financial statements for a discussion of MB REIT.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.

The fair value of derivative instruments is estimated using the Black-Scholes model.  The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security an appropriate discount rate.  The Company obtains volatility rates from independent sources based on expected volatility of the underlying security over the term of the derivative instrument.  The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted.  A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company’s estimate of the discount rate at which it could currently settle the derivative instrument.  Considerable management judgment   is required in estimating the Black-Scholes variables.  Actual results upon settlement upon settlement or unwinding of derivative instruments may differ materially from these estimates.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

During October 2006, the Company entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc.  The Company became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which the Company’s initial contribution was $188.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company is reflected on the consolidated balance sheets and the consolidated statements of operations included the Company’s share of net income or loss from the unconsolidated entity.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company records percentage rental revenue in accordance with SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2006 and 2005 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively.

Real estate acquisitions are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method.  Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of December 31, 2006 and 2005, respectively.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.

Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loans as a component of interest expense.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates.  The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values.  The Company considers various factors including geographic location and size of leased space.  The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.” This discount rate is a significant factor in determining the market valuation which requires the Company’s judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2006 and 2005. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $574 and $9 was applied as a reduction to rental income for the years ended December 31, 2006 and 2005, respectively.  Amortization pertaining to the below market lease costs of $977 and $34 was applied as an increase to rental income for the years ended December 31, 2006 and 2005, respectively.  The weighted average amortization period was 10 and 11 years for 2006 and 2005, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $13,029 and $698 for the years ended December 31, 2006 and 2005, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of December 31, 2006, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

Amortization of:	2007	2008	2009	2010	2011	Thereafter

Acquired above market lease costs	$(1,478)	(1,194)	(958)	(922)	(675)	(3,106)

Acquired below market lease costs	1,670	1,618	1,484	1,419	1,374	13,435

Net rental income Increase	$192	424	526	497	699	10,329

Acquired in-place lease Intangibles	$27,154	26,402	25,277	24,799	22,225	79,996

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC/AT&T, accounted for 25% of consolidated rental revenues in 2006.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $1,047,064 and $213,557 as of December 31, 2006 and 2005, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

Income taxes for certain state and local taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

The application of FASB Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143” resulted in the recognition upon acquisition of additional real estate assets and liabilities in 2006, which is recorded in building and other improvements and prepaid rental and recovery income and other liabilities on the balance sheet.  FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset.  The value of the asset retirement obligation was a liability of $9,132 and $0 as of December 31, 2006 and 2005, respectively.  For the years ended December 31, 2006 and 2005, the Company recognized $213 and $0, respectively, of expense related to the accretion of the asset retirement obligation which is recorded in property operating expenses to non-related parties.

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company’s properties.  Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years.  These funds may be released to either the Company or the seller when certain leasing conditions are met.  Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements.  The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

A note is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of December 31, 2006.

Restricted cash consists of funds received from investors that have not been executed to purchase shares.

In September 2006, the SEC’s staff issued Staff Accounting Bulletin (SAB) No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  This Bulletin provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The guidance in this Bulletin must be applied to financial reports covering the first fiscal year ending after November 15, 2006.  Implementation of this guidance in this Bulletin did not have a material effect on our 2006 annual financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Implementing the guidance in this Interpretation is not expected to have a material effect on our financial statements.

 (3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investments Corporation (the “sponsor”) contributed $200 to the capital of the Company for which it received 20,000 shares of common stock.  The sponsor agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations were adequate to cover the distributions.  For the year ended December 31, 2005, the sponsor advanced a total of $2,709 for the payment of costs and contributed $800 to pay distributions of $123 and the Company’s expenses of $677.  No funds were advanced in 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

As of December 31, 2006 and 2005, the Company had incurred $178,012 and $13,147 of offering costs, respectively, of which $159,357 and $7,663 was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of December 31, 2006 and 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $149,937 and $9,420 for the years ended December 31, 2006 and 2005, of which $3,557 and $292 was unpaid as of December 31, 2006 and 2005.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the years ended December 31, 2006 and 2005, the Company incurred $5,957 and $419 of these costs, respectively, of which $2,390 and $63 remained unpaid as of December 31, 2006 and 2005, respectively.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  For the year ended December 31, 2006, fees totaled $55.  There were no fees paid for the year ended December 31, 2005.

The Company pays a related party of the Business Manager .2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the years ended December 31, 2006 and 2005, the Company paid loan fees totaling $2,191 and $427, respectively, to this related party.  None remained unpaid as of December 31, 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $2,400 for the year ended December 31, 2006, none of which remained unpaid as of December 31, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $2,400, for the year ended December 31, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $4, 850 and $359. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the year ended December 31, 2006 and 2005, respectively.  None remained unpaid as of December 31, 2006.  The Company is due funds from this related party in the amount of $35 as of December 31, 2006.

The Company had entered into a fee arrangement with Inland Western Retail Real Estate Trust, Inc., (“Inland Western”) whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty.  The fee arrangement called for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000.  The Company incurred fees of $141 for the year ended December 31, 2006.  All fees had been paid to Inland Western as of December 31, 2006.  As of December 31, 2006, all of the guarantees were released by the lenders.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 310,075 and 130,737 shares to related parties and recognized an expense related to these discounts of $200 and $153 for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company used a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $2,086 and $24 during the years ended December 31, 2006 and 2005, respectively, of which $1,521 remained unpaid as of December 31, 2006.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of December 31, 2006 and 2005 the Company was due funds from related parties in the amount of $53 and $451, respectively, which is due from related parties for costs paid by the Company on their behalf.  As of December 31, 2006 and 2005, the Company owed funds to related parties in the amount of $2,390 and $10,756, respectively.

(4)  Notes receivable

The notes receivable balance of $53,152 as of December 31, 2006 consisted of three installment notes from three separate unrelated parties that mature on various dates through June 30, 2007.  The notes are secured by first mortgages on vacant land and guaranteed by the owners.  Interest only is due in advance on the first of each month at rates ranging from 9.00% to 9.50% per annum.  Upon closing, an interest reserve escrow was established for the notes.

(5)  Investment Securities

Investment in securities of $159,433 and $28,614 at December 31, 2006 and 2005, respectively, consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the years ended December 31, 2006 and 2005, the Company realized a gain of $4,096 and $0, respectively, on the sale of shares. Dividend income is recognized when earned. During the years ended December 31, 2006 and 2005, dividend income of $7,434 and $133, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

The Company has purchased a portion of its investment securities through a margin account. As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%. Interest expense in the amount of $2,395 and $21 is recognized in interest expense on the Consolidated Statement of Operations for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the years ended December 31, 2006 and 2005, the Company issued 17,500 and 0 options to its independent directors, respectively.  As of December 31, 2006 there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model.   During the years ended December 31, 2006 and 2005, the Company recorded $4 and $0, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $245 and $6 during the year ended December 31, 2006 and 2005, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2007	$169,714
2008	164,883
2009	158,110
2010	149,519
2011	134,515
Thereafter	853,325
Total	$1,630,066

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The remaining lease terms range from one year to 20 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent and/or percentage rent payments.  The majority of the revenue from our properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to us for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the years ended December 31, 2006 and 2005, ground lease rent was $256 and $16, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

Minimum Lease
Payments
2007	$465
2008	467
2009	468
2010	469
2011	471
Thereafter	26,753
Total	$29,093

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)
(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of December 31, 2006 and 2005 were $1,062,703 and $213,557, respectively, and had a weighted average interest rate of 5.32% and 4.99%, respectively.  All of the loans have fixed interest rates ranging from 4.88% to 6.01%.  Properties with a net carrying value of $1,692,500 at December 31, 2006 and related tenant leases are pledged as collateral. As of December 31, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	822,162

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.35%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of December 31, 2006, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,520, net of accumulated amortization, is outstanding at December 31, 2006.

The Company has purchased a portion of its securities through margin accounts.  As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%

(9)  Minority Interest

On October 11, 2005, the Company entered into a joint venture with MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, the Company agreed to purchase up to 920,000 shares of common stock at a price of $1 per share for a total investment of approximately $1,172,000 in MB REIT.  MD presently has $293,000 of contributed capital in MB REIT.  A total of $264,000 of this contributed capital is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30,000.  As of December 31, 2006, the Company owned approximately $1,050,000 of common stock.  The Company is required to purchase the remaining shares worth approximately $122,000 by March 31, 2007.  Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT elected to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT is the same as the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making is completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company.  The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock.  The series C preferred stock entitled the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly.  During 2006, MB REIT repurchased all outstanding series C preferred stock from Inland Western.  As of December 31, 2006, there are no series C preferred shares outstanding.  To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to 125 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company is entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  As of December 31, 2006 and 2005, respectively, the Company has purchased shares in MB REIT for a total investment of $1,050,000 and $47,000.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred stockholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings and to include MB REIT’s cash and the Company’s cash (including marketable securities) to the extent not committed and available for investment in common stock in MB REIT as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of December 31, 2006, the debt ratio was 42% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, or MH, an affiliate of MD, has the option to require the Company to purchase, in whole, but not in part, 100% of the MD equity (consisting of the series A preferred stock and any common stock in the MB REIT) for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348,000 or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.  The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, MH shall have an option to require the Company to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchase the MD equity or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by MD on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by MD or (B) if the shares of the Company’s common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

Under SFAS 133 the put/call arrangements described above are considered derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.

The value of the put/call arrangement was a liability $(304) and $(237) as of December 31, 2006 and 2005, respectively, resulting in other expense of $67 and $237 for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The minority interest represents outside interests in MB REIT and is comprised of:

For the year ended December 31, 2006

	Capital			Income
	Balance	Redemption	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock (2)	125	—	(15)	15	125
Series C preferred stock (3)	264,003	(264,003)	(16,489)	16,489	—
Common stock (1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

For the period from October 11, 2005 though December 31, 2005

	Capital		Income
	Contributions	Distributions	Allocation (4)	Total

Series A preferred stock (1)	264,132	(2,076)	2,076	264,132
Series C preferred stock (3)	224,003	(2,108)	2,108	224,003
Common stock (1)	29,348	—	(1,762)	27,586

	517,483	(4,184)	2,422	515,721

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    income allocation not indicative of income tax allocation

Allocations of profit and loss are made first to series A, B and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest.  The income allocation for the year ended December 31, 2006 and 2005 was based on the average ownership percentages of 87% and 21% for Inland American and 13% and 79% for MD, respectively. As of December 31, 2006, Inland American and Minto’s effective ownership interest was 97% and 3%, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(10) Income Taxes

In the second quarter of 2006, the state of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  As such, the Company has recorded a net deferred tax liability and deferred income tax expense related to temporary differences of $1,393 for the year ended December 31, 2006.

The temporary differences that give rise to the net deferred tax liability at December 31, 2006 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,432
Depreciation	(58)
Straight-line rents	24
Others	(5)

Total cumulative temporary differences	$1,393

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (11) Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses. Minority interest expense or interest and other investment income from corporate investments.

For the year ended December 31, 2006:

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$93,428	$40,261	$48,670	$2,822	$1,675
Straight-line rents	4,588	2,347	1,936	305	—
Amortization of acquired above and below market leases, net	403	(245)	664	(16)	—
Total rentals	$98,419	$42,363	$51,270	$3,111	$1,675

Tenant recoveries	21,547	7,359	13,894	294	—
Other income	3,236	1,870	1,248	2	116
Total revenues	$123,202	$51,592	$66,412	$3,407	$1,791

Operating expenses	$32,791	$12,271	$19,381	$396	$743

Net property operations	$90,411	$39,321	$47,031	$3,011	$1,048

Depreciation and amortization	$(49,681)
Business manager management fee	$(2,400)
General and administrative	$(7,613)
Interest and other investment income	$23,289
Interest expense	$(31,553)
Income tax expense	$(1,393)
Other income	$4,081
Minority interest	$(24,010)

Net income applicable to common shares	$1,131

Balance Sheet Data:
Real estate assets, net	$2,420,640	$1,086,020	$1,031,416	$285,397	$17,807
Capital expenditures	470	332	138	—	—
Non-segmented assets	619,434

Total assets	$3,040,544

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The following table summarizes net property operations income by segment for the year ended December 31, 2005.

	Total	Office	Retail	Industrial

Property rentals	$5,877	$3,260	$2,455	$162
Straight-line rents	250	140	104	6
Amortization of acquired above and below market leases, net	25	(6)	31	—
Total rentals	$6,152	$3,394	$2,590	$168

Tenant recoveries	509	26	481	2
Other income	7	1	6	—
Total revenues	$6,668	$3,421	$3,077	$170

Operating expenses	987	277	699	11

Net property operations	$5,681	3,144	2,378	159

Depreciation and amortization	(3,459)
General and administrative	(1,266)
Interest and other investment income	1,740
Interest expense	(1,412)
Other expense	(235)
Minority interest	(2,422)

Net loss applicable to common shares	$(1,373)

Balance Sheet Data:
Real estate assets, net	$753,620	$396,112	$347,775	$9,733
Non-segmented assets	112,231

Total assets	$865,851

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC/AT&T, which individually accounted for 25% and 44% of the Company’s consolidated rental revenues for the year ended December 31, 2006 and December 31, 2005, respectively.

There were no capital expenditures during 2005.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

 (12) Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss)by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the year ended December 31, 2006 and the net loss incurred in 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 68,374,630, 884,058 and 20,000 for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) through December 31, 2004, respectively.

(13) Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $26,234 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of December 31, 2006, the Company has approximately $6,512 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $443,046 in principal.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(14)  Subsequent Events

The Company paid distributions of $8,099 and $9,132 to our stockholders in January and February 2007, respectively.

The Company issued 35,682,777 shares of common stock and repurchased 160,810 shares of common stock through the SRP from January 1, 2007 through February 21, 2007, resulting in a total of 204,142,117 shares of common stock outstanding. As of February 21, 2007, subscriptions for a total of 201,037,805 shares were received resulting in total gross offering proceeds of $2,010,378 and an additional 3,290,528 shares were issued pursuant to the DRP for $31,259 of additional gross proceeds.

The Company has acquired the following properties during the period January 1 to February 21, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
1/10/07	Kinross Lakes	1998	17,500	86,000	ProQuest Business Solutions
1/12/07	Stevenson Road	1992	3,300	38,286	i-Serve Direct Commerce
1/12/07	Faulkner Road	1995	45,674	712,000	Deluxe Video Service
1/12/07	Market at Hamilton	2006	13,427	42,340	Lifestyle Fitness, Sleep Outfitters, Casa Fiesta
1/12/07	Parkway Building B	2006	2,694	7,364	Cardboard Heroes Sports Stuff
1/23/07	Tri State Holdings I	1987	9,272	137,607	Trimas Fasteners
1/23/07	Tri State Holdings II	1999	13,560	223,599	Lamous Metal Gasket Co.
1/23/07	Tri State Holdings III	1992	9,382	193,200	Cequent Trailer Products
1/23/07	Ridgeline Road	1986	14,600	85,680	Software AG
1/24/07	Mt Zion Road	2001	47,200	1,091,435	Pearson Education and Addison Wesley Longman, Inc.
1/30/07	US Highway 45	1965	26,500	197,100	USG Corporation

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from January 1 to February 21, 2007, the Company funded earnouts totaling $2,218 at three of the existing properties.

On January 23, 2007, the Company purchased 97,113 shares in MB REIT meeting its funding obligation to MB REIT.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

The mortgage debt financings obtained subsequent to December 31, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
1/23/07	Denver Highlands	5.4800%	10/01/25	10,500
1/26/07	Bradley — Pool B	5.9048%	01/01/17	80,035
02/12/07	State Street Market	5.6230%	03/11/12	10,450
02/12/07	Shops at Sherman Plaza	5.5690%	03/01/17	30,275

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(15) Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2006, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004.

	2006
	Dec. 31	Sept. 30	June 30	March 31

Total income	$49,248	35,127	21,106	17,721

Net income (loss)	2,662	916	(991)	(1,456)

Net income (loss), per common share, basic and diluted	.02	.01	(.02)	(.07)

Weighted average number of common shares outstanding, basic and diluted	129,927,358	76,848,460	45,930,663	19,485,272

	2005
	Dec. 31	Sept. 30	June 30	March 31

Total income	$6,668	—	—	—

Net loss	(1,257)	(48)	(23)	(45)

Net loss, per common share, basic and diluted:	(.36)	(2.39)	(1.15)	(2.25)

Weighted average number of common shares outstanding, basic and diluted	3,483,065	20,000	20,000	20,000

2004
Dec. 31

Total income	$—

Net loss	(24)

Net loss, per common share, basic and diluted:	(1.20)

Weighted average number of common shares outstanding, basic and diluted	20,000

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation

December 31, 2006

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
24 HOUR FITNESS - 249 & JONES	—	2,650,000	7,076,068	3,352	2,650,000	7,079,420	9,729,420	324,382	2000	10/13/05	(F)
Houston, TX

24 HOUR FITNESS -THE WOODLANDS	—	1,540,000	11,277,163	9,343	1,540,000	11,286,506	12,826,506	493,715	2002	10/13/05	(F)
Woodlands, TX

6101 RICHMOND AVENUE	—	1,700,000	1,263,207	998	1,700,000	1,264,205	2,964,205	57,908	1980	10/13/05	(F)
Houston, TX

ANTOINE TOWN CENTER	—	1,645,000	7,366,354	(23,395)	1,645,000	7,342,959	8,987,959	278,499	2003	11/16/05	(F)
Houston, TX

ASHFORD PLAZA	—	900,000	2,438,299	2,182	900,000	2,440,481	3,340,481	96,838	1980	11/16/05	(F)
Houston, TX

ATASCOCITA SHOPPING CENTER	—	1,550,000	8,058,784	(64,373)	1,550,000	7,994,411	9,544,411	319,196	2000	11/22/05	(F)
Humble, TX

BAY COLONY	—	3,190,000	29,329,854	1,298,686	3,190,000	30,628,540	33,818,540	1,057,633	2004	12/22/05	(F)
League City, TX

BI-LO - GREENVILLE	4,286,000	1,400,000	5,502,771	—	1,400,000	5,502,771	6,902,771	112,315	1994	06/08/06	(F)
Greenville, SC

BLACKHAWK TOWN CENTER	—	1,645,000	19,940,271	41,885	1,645,000	19,982,156	21,627,156	814,236	2004/2005	11/08/05	(F)
Houston, TX

BROOKS CORNER	14,275,800	10,600,000	13,648,401	—	10,600,000	13,648,401	24,248,401	249,616	2005	06/26/06	(F)
San Antonio, TX

BUCKHORN PLAZA	9,025,000	1,650,500	11,769,687	—	1,650,500	11,769,687	13,420,187	143,376	2006	08/30/06	(F)
Bloomsburg, PA

CANFIELD PLAZA	7,575,000	2,250,000	10,338,633	28,065	2,250,000	10,366,698	12,616,698	274.582	1999	04/05/06	(F)
Canfield, OH

CARVER CREEK	—	650,000	413,926	145,618	650,000	559,544	1,209,544	22,528	1980	11/08/05	(F)
Dallas, TX

CHILI’S - HUNTING BAYOU	—	400,000	—	—	400,000	—	400,000	—	2000	11/08/05	(F)
Jacinto City, TX

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
CINEMARK - JACINTO CITY	—	1,160,000	10,521,518	18,756	1,160,000	10,540,274	11,700,274	448,395	2003	11/10/05	(F)
Jacinto City, TX

CINEMARK - WEBSTER	—	1,830,000	12,034,600	59,287	1,830,000	12,093,887	13,923,887	478,984	2001	12/09/05	(F)
Webster, TX

CINEMARK 12 - SILVERLAKE	—	1,310,000	7,516,532	(21,030)	1,310,000	7,495,502	8,805,502	275,413	2004	12/28/05	(F)
Pearland, TX

CYFAIR TOWN CENTER	5,523,969	1,800,000	13,292,077		1,800,000	13,292,077	15,092,077	197,598	2005	07/21/06	(F)
Cypress, TX

CYPRESS TOWN CENTER	—	1,850,000	10,455,795	1,173,725	1,850,000	11,629,520	13,479,520	420,370	2003	11/22/05	(F)
Houston, TX

ELDRIDGE LAKES TOWN CENTER	7,308,242	1,400,000	14,047,967	—	1,400,000	14,047,967	15,447,967	205,648	2006	07/21/06	(F)
Houston, TX

ELDRIDGE TOWN CENTER	—	3,200,000	16,717,139	(54,355)	3,200,000	16,662,784	19,862,784	712,845	2000	11/02/05	(F)
Houston, TX

FABYAN RANDALL PLAZA	13,405,383	2,400,000	22,198,002	(88,991)	2,400,000	22,109,011	24,509,011	387,319	2004	06/29/06	(F)
Batavia, IL

FRIENDSWOOD SHOPPING CENTER	—	1,550,000	10,605,614	281,226	1,550,000	10,886,840	12,436,840	425,592	2000	12/08/05	(F)
Friendswood, TX

GLENDALE HEIGHTS I	4,704,680	2,220,000	6,399,483		2,220,000	6,399,483	8,619,483	39,103	1987	11/03/06	(F)
Glendale Heights, IL

HIGHLAND PLAZA	—	2,450,000	15,663,784	(21,958)	2,450,000	15,641,826	18,091,826	592,693	2001	11/16/05	(F)
Katy, TX

HUNTING BAYOU	—	2,400,000	16,265,341	—	2,400,000	16,265,341	18,665,341	471,271	1985	02/09/06	(F)
Jacinto City, TX

JOE’S CRAB SHACK-HUNTING BAYOU	—	540,000	—	—	540,000	—	540,000	—	2000	11/08/05	(F)
Jacinto City, TX

LAKEWOOD SHOPPING CENTER	11,714,963	4,115,000	20,646,383	(22,766)	4,115,000	20,623,617	24,738,617	693,064	2002	01/27/06	(F)
Margate, FL

LEXINGTON ROAD	5,453,805	1,980,000	7,104,648	—	1,980,000	7,104,648	9,084,648	43,412	1999	11/08/06	(F)
Athens, GA

LINCOLN MALL	33,835,000	11,000,000	50,394,902	—	11,000,000	50,394,902	61,394,902	1,026,276	2005	05/31/06	(F)
Lincoln, RI

LINCOLN VILLAGE	22,035,000	13,600,000	25,052,916	(23,798)	13,600,000	25,029,118	38,629,118	218,308	2002	10/13/06	(F)
Chicago, IL

MONADNOCK MARKETPLACE	26,785,000	7,000,000	39,007,614	—	7,000,000	39,007,614	46,007,614	1,364,824	2003	01/04/06	(F)
Keene

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
NEW FOREST CROSSING II	—	1,490,000	3,921,769	—	1,490,000	3,921,769	5,411,769	—	2006	12/19/06	(F)
HOUSTON, TX

NEWTOWN ROAD	967,799	904,959	877,378	—	904,959	877,378	1,782,337	2,680	1997	12/01/06	(F)
Virginia Beach

NTB ELDRIDGE	—	960,000	—	—	960,000	—	960,000	—	2003	11/02/05	(F)
Houston, TX

PARADISE SHOPS OF LARGO	7,325,000	4,640,000	7,483,243	(27,380)	4,640,000	7,455,863	12,095,863	317,989	2005	10/17/05	(F)
Largo, FL

PARKWAY CENTRE NORTH	—	4,680,000	8,720,368	—	4,680,000	8,720,368	13,400,368	79,885	2006	10/13/06	(F)
Grove City, OH

PINEHURST SHOPPING CENTER	—	625,000	2,155,792	1,205	625,000	2,156,997	2,781,997	98,784	1980	10/14/05	(F)
Humble, TX

PLAZA AT EAGLE’S LANDING	5,310,000	1,580,000	7,001,732	—	1,580,000	7,001,732	8,581,732	40,826	2005/2006	11/02/06	(F)
Stockbridge, GA

SARATOGA TOWN CENTER	—	1,500,000	12,025,395	945,153	1,500,000	12,970,548	14,470,548	510,939	2004	10/27/05	(F)
Corpus Christi, TX

SHAKOPEE SHOPPING CENTER	8,800,000	6,900,000	8,583,128	—	6,900,000	8,583,128	15,483,128	235,913	2004	04/06/06	(F)
Shakopee, MN

SHERMAN PLAZA	—	9,655,000	30,981,619	—	9,655,000	30,981,619	40,636,619	—	2006	12/21/06	(F)
Evanston, IL

SHERMAN TOWN CENTER	38,197,503	4,850,000	49,273,080	—	4,850,000	49,273,080	54,123,080	576,283	2002	08/17/06	(F)
Sherman, TX

SPRING TOWN CENTER	7,430,846	3,150,000	12,445,143	—	3,150,000	12,445,143	15,595,143	188,500	2005	07/21/06	(F)
Spring, TX

STABLES TOWN CENTER PHASE I & II	—	4,650,000	18,029,260	976,993	4,650,000	19,006,253	23,656,253	645,342	2004	12/16/05	(F)
Spring, TX

STATE STREET MARKET	—	3,950,000	14,184,146		3,950,000	14,184,146	18,134,146	43,009	2000	12/14/06	(F)
Rockford, IL

STOP & SHOP - SICKLERVILLE	8,535,000	2,200,000	11,559,288	—	2,200,000	11,559,288	13,759,288	235,962	1994	06/08/06	(F)
Sicklerville. NJ

STOP N SHOP - BRISTOL	8,368,067	1,700,000	11,830,353	—	1,700,000	11,830,353	13,530,353	241,491	1994	06/08/06	(F)
Bristol, RI

STOP N SHOP - CUMBERLAND	11,531,000	2,400,000	16,195,814	—	2,400,000	16,195,814	18,595,814	330,618	1994	06/08/06	(F)
Cumberland, RI

STOP N SHOP - FRAMINGHAM	9,268,514	6,500,000	8,516,720	—	6,500,000	8,516,720	15,016,720	173,748	1994	06/08/06	(F)
Framingham, RI

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
STOP N SHOP - HYDE PARK	8,100,000	2,000,000	12,273,916	—	2,000,000	12,273,916	14,273,916	394,907	1998	01/05/06	(F)
Hyde Park, NY

STOP N SHOP - MALDEN	12,752,742	6,700,000	13,828,407	—	6,700,000	13,828,407	20,528,407	282,269	1994	06/08/06	(F)
Malden, MA

STOP N SHOP - SOUTHINGTON	11,145,000	4,000,000	13,937,929	—	4,000,000	13,937,929	17,937,929	284,522	1994	06/08/06	(F)
Southington, CT

STOP N SHOP - SWAMPSCOTT	11,066,477	4,200,000	13,613,240	—	4,200,000	13,613,240	17,813,240	277,879	1994	06/08/06	(F)
Swampscott, MA

THE MARKET AT HILLIARD	11,220,000	4,450,000	13,308,202	—	4,450,000	13,308,202	17,758,202	232,693	2006	07/11/06	(F)
Hilliard, OH

TOMBALL TOWN CENTER	—	1,950,000	14,223,562	9,048	1,950,000	14,232,610	16,182,610	498,024	2004	12/22/05	(F)
Tomball, TX

TRIANGLE CENTER	23,600,000	12,770,000	20,386,659	4,138,549	12,770,000	24,525,208	37,295,208	812,858	2004/2005	12/22/05	(F)
Longview, WA

WALGREENS - SPRINGFIELD	—	855,000	2,528,912	1,135	855,000	2,530,047	3,385,047	92,725	2003	12/19/05	(F)
Springfield, IL

WEST END SQUARE	—	675,000	2,036,657	747,275	675,000	2,783,932	3,458,932	83,145	1980	11/16/05	(F)
Houston, TX

WILLIS TOWN CENTER	—	1,550,000	1,117,646	702,691	1,550,000	1,820,337	3,370,337	56,215	2001	10/27/05	(F)
Willis, TX

WINCHESTER TOWN CENTER	—	495,000	2,644,735	1,321,318	495,000	3,966,053	4,461,053	143,272	2004	11/22/05	(F)
Houston, TX

WINDERMERE VILLAGE	—	1,220,000	5,702,749	448,742	1,220,000	6,151,491	7,371,491	249,717	2004	11/11/05	(F)
Houston, TX

WOODFOREST SQUARE	—	300,000	2,135,295	1,068	300,000	2,136,363	2,436,363	91,307	1980	10/27/05	(F)
Houston, TX

Office
11500 MARKET STREET	—	140,000	345,662	166	140,000	345,828	485,828	14,790	2000	11/08/05	(F)
Jacinto City, TX

6234 RICHMOND AVENUE	—	500,000	968,889	962	500,000	969,851	1,469,851	41,598	1980	10/27/05	(F)
Houston, TX

AT&T - ST LOUIS	112,695,000	8,000,000	170,169,372	—	8,000,000	170,169,372	178,169,372	—	1986	12/21/06	(F)
St Louis, MO

BRIDGESIDE POINT OFFICE BLDG	17,325,000	1,525,000	28,598,049	10,586	1,525,000	28,608,635	30,133,635	1,084,625	2001	11/22/05	(F)
Pittsburg, PA

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
COMMONS DRIVE	3,662,584	1,600,000	5,746,144	—	1,600,000	5,746,144	7,346,144	35,111	1995	11/13/06	(F)
Aurora, IL

DULLES EXECUTIVE PLAZA	68,750,000	15,500,000	96,083,330	—	15,500,000	96,083,330	111,583,330	1,401,139	2002	07/25/06	(F)
Herndon, VA

HOUSTON LAKES	8,987,523	3,000,000	12,949,941	—	3,000,000	12,949,941	15,949,941	—	1993	12/18/06	(F)
Houston, TX

IDS CENTER	161,000,000	24,900,000	202,017,816	—	24,900,000	202,017,816	226,917,816	2,353,665	1972	08/17/06	(F)
Minneapolis, MN

LAKE VIEW TECHNOLOGY CENTER	14,470,000	884,000	21,971,915	99,641	884,000	22,071,556	22,955,556	836,474	2004	12/02/05	(F)
Suffolk, VA

REGIONAL ROAD	8,678,875	950,000	10,501,395	—	950,000	10,501,395	11,451,395	64,168	1988	11/07/06	(F)
Greensboro, NC

SANTEE - CIVIC CENTER	12,022,693	—	17,837,941	—	—	17,837,941	17,837,941	52,025	2003	11/30/06	(F)
Santee, CA

SBC CENTER	200,472,000	35,800,000	287,419,320	4,375	35,800,000	287,423,695	323,223,695	11,735,044	1990/1991	11/15/05	(F)
Hoffman Estates, IL

WASHINGTON MUTUAL - ARLINGTON	20,115,000	4,870,000	30,915,029	—	4,870,000	30,915,029	35,785,029	188,906	1983	10/20/06	(F)
Arlington, TX

Apartment
SOUTHGATE APARTMENTS	10,725,000	1,730,000	16,356,097		1,730,000	16,356,097	18,086,097	512,235	2002	03/02/06	(F)
Louisville, KY

Industrial
1800 BRUNING	10,156,344	10,000,000	7,970,531	—	10,000,000	7,970,531	17,970,531	24,349	2001	11/17/06	(F)
Itasca, IL

500 HARTLAND	5,860,131	1,200,000	7,458,988	—	1,200,000	7,458,988	8,658,988	45,577	2000	10/19/06	(F)
Hartland, WI

55th STREET	7,350,732	1,600,000	11,114,725	—	1,600,000	11,114,725	12,714,725	67,916	2001	10/20/06	(F)
Kenosha, WI

BAYMEADOW - GLEN BURNIE	13,824,427	1,225,000	23,407,116	—	1,225,000	23,407,116	24,632,116	68,267	1998	11/29/06	(F)
Glen Burnie, MD

C&S - ABERDEEN	—	4,650,000	33,276,177	—	4,650,000	33,276,177	37,926,177	—	1998	12/27/06	(F)
Aberdeen, MD

C&S - NORTH HATFIELD	—	4,800,000	30,103,241	—	4,800,000	30,103,241	34,903,241	—	1998	12/27/06	(F)
Hatfield, MA

C&S - SOUTH HATFIELD	—	2,500,000	15,250,628	—	2,500,000	15,250,628	17,750,628	—	1994	12/27/06	(F)
Hatfield, MA

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
C&S - WESTFIELD	—	3,850,000	45,906,015	—	3,850,000	45,906,015	49,756,015	—	2004	12/27/06	(F)
Westfield, MA

CLARION	3,171,555	87,000	4,789,965	—	87,000	4,789,965	4,876,965	13,977	1997	12/13/06	(F)
Clarion, IA

DEER PARK SEACO	2,964,819	240,000	5,271,499	—	240,000	5,271,499	5,511,499	32,212	1999	11/09/06	(F)
Deer Park, TX

DORAL - WAUKESHA	1,364,493	240,000	2,013,217	—	240,000	2,013,217	2,253,217	12,302	1991	11/09/06	(F)
Waukesha, WI

INDUSTRIAL DRIVE	3,708,608	200,000	6,812,295	—	200,000	6,812,295	7,012,295	39,736	1996	10/23/06	(F)
Horicon, WI

KIRK ROAD	7,862,815	2,200,000	11,412,892	—	2,200,000	11,412,892	13,612,892	69,738	1995	11/09/06	(F)
St. Charles, IL

McKESSON DISTRIBUTION CENTER	5,760,000	345,000	8,950,076	1,629	345,000	8,951,705	9,296,705	382,826	2005	11/02/05	(F)
Conroe, TX

THERMO PROCESS SYSTEMS	8,201,000	1,202,000	11,994,905	—	1,202,000	11,994,905	13,196,905	402,970	2005	01/17/06	(F)
Sugar Land, TX

WESTPORT - MECHANICSBURG	4,028,814	1,300,000	6,185,337	—	1,300,000	6,185,337	7,485,337	36,079	1996	11/09/06	(F)
Mechanicsburg, PA

Total	1,062,703,203	332,113,459	1,901,668,377	12,125,613	332,113,459	1,913,793,990	2,245,907,449	38,983,170

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2006

Notes:

(A)                     The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)                       The aggregate cost of real estate owned at December 31, 2006 for Federal income tax purposes was approximately $2,205,000,000 (unaudited).

(C)                       Cost capitalized subsequent to acquisition includes payments under master lease agreements as well as additional tangible costs associated with investment properties, including any earnout of tenant space.

(D)                      Reconciliation of real estate owned:

2006

Balance at December 31, 2005	$710,506,360
Purchases of investment properties	1,698,653,432
Payments received under master leases	(245,160)
Acquired in-place lease intangibles	(173,261,172)
Acquired above market lease intangibles	(8,664,011)
Acquired below market lease intangibles	18,918,000

Balance at December 31, 2006	$2,245,907,449

(E)                        Reconciliation of accumulated depreciation:

Balance at January 1, 2006	$2,751,586
Depreciation expense	36,231,584

Balance at December 31, 2006	$38,983,170

(F)                        Depreciation is computed based upon the following estimated lives:

Buildings and improvements	15-30 years
Tenant improvements and equipment	5-10 years

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(Dollar amounts in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Assets
Investment properties:
Land	$368,817	$332,113
Building and other improvements	2,218,597	1,913,794
Construction in progress	44	—

	2,587,458	2,245,907
Less accumulated depreciation	(57,343)	(38,983)

Net investment properties	2,530,115	2,206,924

Cash and cash equivalents (including cash held by management company of $19,855 and $4,118 as of March 31, 2007 and December 31, 2006, respectively)	1,080,740	302,492
Restricted cash (Note 2)	69,221	41,387
Restricted escrows (Note 2)	18,470	22,415
Investment in marketable securities	222,108	159,433
Investment in unconsolidated joint venture (Note 1)	2,866	201
Accounts and rents receivable (net of allowance of $672 and $605 as of March 31 2007 and December 31, 2006, respectively)	20,769	14,294
Notes receivable (Note 4)	69,931	53,152
Due from related parties (Note 3)	54	88
Acquired in-place lease intangibles (net of accumulated amortization of $21,755 and $13,727 as of March 31, 2007 and December 31, 2006, respectively)	233,670	205,853
Acquired above market lease intangibles (net of accumulated amortization of $1,036 and $583 as of March 31, 2007 and December 31, 2006, respectively)	10,367	8,333
Loan fees and loan fee deposits (net of accumulated amortization of $836 and $555 as of March 31, 2007 and December 31, 2006, respectively)	19,604	16,022
Other assets	15,176	9,950

Total assets	$4,293,091	$3,040,544

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)
(Dollar amounts in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Liabilities and Stockholders’ Equity
Liabilities:
Mortgages and margins payable (Note 8)	$1,323,953	$1,107,113
Accounts payable	2,217	3,109
Accrued offering costs to related parties	13,968	3,557
Accrued offering costs to non-related parties	793	1,832
Accrued interest payable	944	941
Tenant improvement payable	2,899	2,667
Accrued real estate taxes	11,961	9,035
Distributions payable	12,139	8,099
Security deposits	1,917	1,587
Prepaid rental and recovery income and other liabilities	17,815	15,925
Acquired below market lease intangibles (net of accumulated amortization of $1,411 and $1,011 as of March 31, 2007 and December 31, 2006, respectively)	20,802	21,000
Restricted cash liability (Note 2)	69,221	41,387
Other financings (Note 1)	50,522	47,762
Due to related parties (Note 3)	1,310	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	1,531,967	1,267,797

Minority interest	288,224	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 281,176,200 and 168,620,150 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	281	169
Additional paid in capital (net of offering costs of $291,970 and $178,012 as of March 31, 2007 and December 31, 2006, of which $274,716 and $159,357 was paid or accrued to affiliates as of March 31 ,2007 and December 31, 2006, respectively)	2,511,522	1,504,503
Accumulated distributions in excess of net income (loss)	(61,167)	(41,882)
Accumulated other comprehensive income	22,264	21,658

Total stockholders’ equity	2,472,900	1,484,448

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$4,293,091	3,040,544

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Income:
Rental income	$50,561	$15,815
Tenant recovery income	11,550	1,874
Other property income	1,620	32

Total income	63,731	17,721

Expenses:
General and administrative expenses to related parties	1,245	510
General and administrative expenses to non-related parties	1,864	744
Property operating expenses to related parties	2,697	675
Property operating expenses to non-related parties	7,587	1,076
Real estate taxes	6,637	1,075
Depreciation and amortization	26,570	7,821
Business manager management fee	1,500	—

Total expenses	48,100	11,901

Operating income	$15,631	$5,820

Interest and dividend income	10,722	2,086
Other income	46	419
Interest expense	(17,610)	(3,828)
Equity in earnings of unconsolidated entities	169	—
Realized gain on securities, net	5,688	220

Income before income taxes and minority interest	$14,646	$4,717

Income tax expense (Note 9)	$(219)	$—
Minority interest	(2,338)	(6,173)

Net income (loss) applicable to common shares	$12,089	$(1,456)

Other comprehensive income:
Unrealized gain on investment securities	606	3,232

Comprehensive income	$12,695	1,776

Net income (loss) available to common stockholders per common share, basic and diluted	$.06	(.07)

Weighted average number of common shares outstanding, basic and diluted	205,589,116	19,485,272

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity
(Dollar amounts in thousands)

For the three month period ended March 31, 2007

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,882)	21,658	1,484,448

Net income applicable to common shares	—	—	—	12,089	—	12,089
Unrealized gain on investment securities	—	—	—	—	606	606

Distributions declared	—	—	—	(31,374)	—	(31,374)
Proceeds from offering	111,057,306	110	1,106,222	—	—	1,106,332
Offering costs	—	—	(113,958)	—	—	(113,958)
Proceeds from distribution reinvestment program	1,714,490	2	16,289	—	—	16,291
Shares repurchased	(215,746)	—	(1,995)	—	—	(1,995)
Issuance of stock options and discounts on shares issued to affiliates	—	—	461	—	—	461

Balance at March 31, 2007	281,176,200	281	2,511,522	(61,167)	22,264	2,472,900

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$12,089	$(1,456)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	18,360	6,161
Amortization	8,083	1,660
Amortization of loan fees	283	62
Amortization on acquired above market leases	453	19
Amortization on acquired below market leases	(414)	(114)
Amortization of mortgage discount	237	—
Straight-line rental income	(2,541)	(686)
Straight-line rental expense	17	16
Other expense (income)	96	(418)
Minority interests	2,338	6,173
Equity in earnings of unconsolidated entities	(169)	—
Discount on shares issued to affiliates	461	65
Realized gain on investments in securities, net	(5,688)	—
Changes in assets and liabilities:
Accounts and rents receivable	(3,934)	(870)
Accounts payable	(892)	78
Other assets	(1,541)	265
Accrued real estate taxes	867	(406)
Accrued interest payable	3	316
Prepaid rental and recovery income	1,973	(4,009)
Other liabilities	(196)	203
Deferred income tax liability	113	—
Security deposits	45	4

Net cash flows provided by operating activities	30,043	7,063

Cash flows from investing activities:
Purchase of investment securities	(81,101)	(37,210)
Sale of investment securities	24,720	2,241
Restricted escrows	3,945	3,550
Rental income under master leases	127	7
Acquired in-place lease intangibles	(35,890)	(9,517)
Tenant improvement payable	(408)	163
Purchase of investment properties	(335,890)	(119,660)
Acquired above market leases	(2,487)	(38)
Acquired below market leases	216	2,377
Investment in development projects	(44)	—
Investment in unconsolidated joint ventures	(2,496)	—
Payment of leasing fees	(151)	—
Funding of note receivable	(16,779)	—
Other assets	(3,544)	(1,399)

Net cash flows used in investing activities	(449,782)	(159,486)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31 ,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	1,106,332	219,843
Proceeds from the dividend reinvestment program	16,291	1,193
Shares repurchased	(1,995)	—
Payment of offering costs	(104,586)	(22,593)
Proceeds from mortgage debt and notes payable	217,570	98,481
Payoffs of mortgage debt	(20,194)	—
Principal payments of mortgage debt	(232)	—
Proceeds from margin securities debt	19,459	12,808
Payment of loan fees and deposits	(3,865)	(2,152)
Distributions paid	(27,334)	(1,868)
Distributions paid — MB REIT	(2,413)	(14,590)
Due from related parties	34	451
Due to related parties	(1,080)	(3,217)
Proceeds of issuance of preferred shares and common shares — MB REIT	—	40,125
Sponsor advances	—	(3,081)

Net cash flows provided by financing activities	1,197,987	325,400

Net increase in cash and cash equivalents	778,248	172,977
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$1,080,740	$210,106

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(341,634)	$(135,993)
Tenant improvement liabilities assumed at acquisition	640	—
Real estate tax liabilities assumed at acquisition	2,059	70
Security deposit liabilities assumed at acquisition	285	216
Assumption of mortgage debt at acquisition	—	11,715
Other financings	2,760	4,332
	(335,890)	(119,660)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31 ,2006
	(unaudited)	(unaudited)

Cash paid for interest	$16,561	$3,451

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$12,139	$1,365

Accrued offering costs payable	$14,761	$1,386

Write off of in-place lease intangibles	$127	$—

Write off of below market lease intangibles	$30	$—

Write off of loan fees	$2	$—

Discount on shares	$461	$65

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)
March 31, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and hospitality properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  The Company has also registered with the Securities and Exchange Commission for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.  This offering was not effective as of May 8, 2007.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The Company has an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity is not considered a VIE as defined in FIN 46(R).  However, the Company does have substantial influence over, but does not control, this entity; therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.

The Company has an ownership interest of 79% in an LLC which owns one shopping center.  This entity is considered a VIE as defined in FIN 46(R) and the Company is considered the primary beneficiary of the LLC.  Therefore, this entity is consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has ownership interests of 67% to 75% in LLCs which own nine shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was a liability of $237 and $283 as of March 31, 2007

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

and December 31, 2006, respectively, and the Company recorded an unrealized gain on derivative instruments of $46 and $418, which is included in other income for the three months ended March 31, 2007 and March 31, 2006.

During October 2006, the Company entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Company became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which the Company’s initial contribution was $188.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity is reflected on the consolidated balance sheets and the consolidated statements of operations.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at March 31, 2007 and December 31, 2006 consist of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on March 31, 2007 and December 31, 2006, the Company recognized an impairment loss of $214 and $0 and has an unrealized gain on investment securities of $22,264 and $21,658, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of March 31, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the three months ended March 31, 2007 and March 31, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $453 and $19 was applied as a reduction to rental income for the three months ended March 31, 2007 and March 31, 2006, respectively.  Amortization pertaining to the below market lease costs of $414 and $114 was applied as an increase to rental income for the three months ended March 31, 2007 and March 31, 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $8,073 and $1,660 for the three months ended March 31, 2007 and March 31, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of March 31, 2007, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at March 31, 2007.

	2007	2008	2009	2010	2011	Thereafter
Amortization of:

Acquired above market lease costs	$(1,568)	(1,790)	(1,395)	(1,257)	(1,010)	(3,347)

Acquired below market lease costs	1,046	1,645	1,531	1,483	1,440	13,657

Net rental income
Increase	$(522)	(145)	136	226	430	10,310

Acquired in-place lease Intangibles	$26,969	31,286	28,514	28,026	25,456	93,419

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 20% of consolidated rental revenues for the three months ended March 31, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt was $1,207,505 and $1,047,064 as of March 31, 2007 and 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

A note is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of March 31, 2007.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

(3)  Transactions with Related Parties

As of March 31, 2007 and December 31, 2006, the Company had incurred $291,970 and $178,012 of offering costs, respectively, of which $274,716 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of March 31, 2007 and December 31, 2006, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $115,359 and $20,753 for the three months ended March 31, 2007 and 2006, of which $13,968 was unpaid as of March 31, 2007.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the three months ended March 31, 2007 and 2006, the Company incurred $2,043 and $719 of these costs, respectively, of which $1,242 remained unpaid as of March 31, 2007.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  The agreement allows for annual fees totaling 0.03% of the first billion dollars in mortgage balance outstanding and 0.01% of the remaining mortgage balance, payable monthly.  For the three months ended March 31, 2007 and 2006, fees totaled $35 and $2, respectively.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the three months ended March 31, 2007 and 2006, the Company paid loan fees totaling $435 and $302, respectively, to this related party.  None remained unpaid as of March 31, 2007.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $1,500 for the three months ended March 31, 2007, none of which remained unpaid as of March 31, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $1,500 taken for the three months ended March 31, 2007.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $2,697 and $675 for the three months ended March 31, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the three months ended March 31, 2007 and 2006, respectively.  None remained unpaid as of March 31, 2007.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 787,676 and 61,580 shares to related parties and recognized an expense related to these discounts of $461 and $65 for the three months ended March 31, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $354 and $98 during the three months ended March 31, 2007 and 2006, respectively, of which $354 remained unpaid as of March 31, 2007.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of March 31, 2007, the Company was due funds from related parties of the Business Manager in the amount of $54 for costs paid by the Company on their behalf.  As of March 31, 2007, the Company owed funds to related parties of the Business Manager in the amount of $1,310 for reimbursement of general and administrative costs and monies paid on the Company’s behalf.

(4)  Notes Receivable

The Company’s notes receivable balance of $69,931 as of March 31, 2007 consisted of four installment notes from separate unrelated parties that mature on various dates through June 20, 2008.  The notes are secured by first mortgages on vacant land and shopping center properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 9.50% per annum.

(5)  Investment Securities

Investment in securities of $222,108 at March 31, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on March 31, 2007, the Company has accumulated other comprehensive income of $22,264, which includes gross unrealized losses of $1,582. All such unrealized losses have been in an unrealized loss position for less than twelve months and have a related fair value of $33,176 as of March 31, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three months ended March 31, 2007 and 2006, the Company realized a gain of $5,902 and $202, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and judges that decline to be other-than-temporary. During the three months ended March 31, 2007 and 2006, the Company recorded write-downs of $214 and $0, respectively, on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations. Dividend income is recognized when earned. During the three months ended March 31, 2007 and 2006, dividend income of $2,550 and $745, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of March 31, 2007, the Company has recorded a payable of $67,390 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At March 31, 2007, these rates were equal to a range between 5.58% and 5.83%. Interest expense in the amount of $630 and $183 was recognized in interest expense on the Consolidated Statement of Operations for the three months ended March 31, 2007 and 2006, respectively.

 (6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three months ended March 31, 2007 and 2006, the Company issued 0 and 3,000 options to its independent directors, respectively.  As of March 31, 2007, there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.   During the three months ended March 31, 2007 and 2006, the Company recorded $1 and $2, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $127 and $7 during the three months ended March 31, 2007 and 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2007	$200,401	*
2008	198,550
2009	191,275
2010	183,118
2011	172,276
Thereafter	1,047,880
Total	$1,993,500

*                    For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the three months ended March 31, 2007 and 2006, ground lease rent was $132 and $53, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2007	$462	*
2008	463
2009	464
2010	471
2011	471
Thereafter	26,322
Total	$28,653

*                    For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of March 31, 2007 were $1,259,475 and had a weighted average interest rate of 5.35%.  All of the loans have fixed interest rates ranging from 4.83% to 6.01%.  Properties with a net carrying value of $1,986,957 at March 31, 2007 and related tenant leases are pledged as collateral. As of March 31, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,018,934

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.42%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of March 31, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,912, net of accumulated amortization, is outstanding at March 31, 2007.

The Company has purchased a portion of its securities through margin accounts.  As of March 31, 2007, the Company has recorded a payable of $67,390 for securities purchased on margin.  This debt bears variable interest rates ranging between the LIBOR plus 25 basis points and LIBOR plus 50 basis points.  At March 31, 2007, these rates were equal to a range between 5.58% and 5.83% and the Company had a weighted average interest rate of 5.75%.

(9) Income Taxes

In the second quarter of 2006, the State of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  This new “margin tax” relates only to properties located in Texas.  The Company has recorded a net deferred tax liability of $1,506 and deferred income tax expense related to temporary differences of $113 and a current tax liability and income tax expense of $106 for the three months ended March 31, 2007.

The temporary differences that give rise to the net deferred tax liability at March 31, 2007 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,553
Depreciation	(63)
Straight-line rents	38
Others	(22)

Total cumulative temporary differences	$1,506

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

(10)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

The following table summarizes net property operations income by segment for the three months ended March 31 ,2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$48,030	$20,871	$18,570	$7,679	$910
Straight-line rents	2,540	1,166	639	735	—
Amortization of acquired above and below market leases, net	(9)	(202)	239	(46)	—
Total rentals	$50,561	$21,835	$19,448	$8,368	$910

Tenant recoveries	11,550	5,003	6,190	357	—
Other income	1,620	1,170	398	7	45
Total revenues	$63,731	$28,008	$26,036	$8,732	$955

Operating expenses	$16,921	$7,580	$8,309	$743	$289

Net property operations	$46,810	$20,428	$17,727	$7,989	$666

Depreciation and amortization	$(26,570)
Business manager management fee	$(1,500)
General and administrative	$(3,109)
Interest and other investment income	$10,722
Interest expense	$(17,610)
Income tax expense	$(219)
Other income	$5,903
Minority interest	$(2,338)

Net income applicable to common shares	$12,089

Balance Sheet Data:
Real estate assets, net	$2,772,888	$1,159,874	$1,075,056	$457,136	$80,822
Capital expenditures	1,298	1,020	278	—	—
Non-segmented assets	1,518,905

Total assets	$4,293,091

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The following table summarizes net property operations income by segment for the three months ended March 31, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$15,035	$6,819	$7,733	$309	$174
Straight-line rents	686	386	283	17	—
Amortization of acquired above and below market leases, net	94	(10)	104	—	—
Total rentals	$15,815	$7,195	$8,120	$326	$174

Tenant recoveries	1,874	39	1,832	3	—
Other income	32	—	30	—	2
Total revenues	$17,721	$7,234	$9,982	$329	$176

Operating expenses	$2,826	$392	$2,379	$19	$36

Net property operations	$14,895	$6,842	$7,603	$310	$140

Depreciation and amortization	$(7,821)
Business manager management fee	$—
General and administrative	$(1,254)
Interest and other investment income	$2,306
Interest expense	$(3,828)
Income tax expense	$—
Other income	$419
Minority interest	$(6,173)

Net income applicable to common shares	$(1,456)

Balance Sheet Data:
Real estate assets, net	$898,962	$396,132	$459,687	$23,673	$19,470
Capital expenditures	3		3
Non-segmented assets	323,882

Total assets	$1,222,847

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 20% and 36% of the Company’s consolidated rental revenues for the three months ended March 31, 2007 and March 31, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

March 31, 2007

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the three months ended March 31, 2007 and the net loss incurred for the three months ended March 31, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 205,589,116 and 19,485,272 for the three months ended March 31, 2007 and 2006.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $36,558 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of March 31, 2007, the Company has approximately $8,087 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $510,820 in principal.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)
March 31, 2007

(13)  Subsequent Events

The Company paid distributions of $12,139 to its stockholders in April 2007.

The Company issued 88,048,839 shares of common stock and repurchased 32,581 shares of common stock through the Company’s share repurchase program from April 1, 2007 through May 8, 2007, resulting in a total of 369,192,458 shares of common stock outstanding. As of May 8, 2007, subscriptions for a total of 364,837,595 shares were received, resulting in total gross offering proceeds of approximately $3,650,000 and an additional 4,686,469 shares were issued pursuant to the DRP for $44,522 of additional gross proceeds.

The Company has acquired the following properties during the period April 1 to May 8, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
4/05/07	The Landings at Clear Lake	2006	34,000	245,992	364 Apartment Units

4/09/07	ProLogis Tennessee Portfolio
	Airport Distribution Center #15	1968	2,018	81,639	VML Company LLC
	Airport Distribution Center #16	1972	4,713	251,685	Wells Lamont
	Airport Distribution Center #11	1967	2,727	121,345	Detail Distribution, Inc.
	Airport Distribution Center #18	1972	1,716	75,000	C.C. Dickson Co.
					GDC Screen Printing, LLC
					Jackson Supply Co.
	Airport Distribution Center #19	1973	4,801	175,275	Vital Records Control, Inc.
	Airport Distribution Center #9	1981	1,277	42,000	Exide Technologies
					Thyssen Krupp Materials NA, Inc.
	Delp Distribution Center #2	1973	2,871	97,716	Vet-Serve, Inc.
	Airport Distribution Center #2	1969	2,910	102,400	Jacobsen Warehouse Company, Inc.
	Delp Distribution Center #5	1978	2,681	144,000	The Bryce Company
	Airport Distribution Center #10	1970	3,453	161,350	None
	Delp Distribution Center #8	1978	2,459	94,500	Printer Essentials, Inc.
					Kroger Limited Partnership I
	Airport Distribution Center #7	1979	1,123	42,000	C & I Supply, Inc.
	Airport Distribution Center #8	1979	797	32,400	Supply Network, Inc.
	Airport Distribution Center #4	1985	2,176	80,000	Galler Wholesale
					American Standard, Inc.
	Southwide Industrial Center #5	1976	639	28,380	Building Plastics, Inc.
					Memphis AG, LLC
					Sharp Electronic
					K&W Forklift

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)
March 31, 2007

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
	Southwide Industrial Center #6	1976	1,789	58,560	AAR Cargo Systems
					Entertainment Transportations, Inc.
					Rose Company LLC
					Keystone Automotive Industries TN, Inc.
					Shelby Railroad Industries, Inc.
	Southwide Industrial Center #7	1976	3,547	118,320	Capitoline Metro Memphis, Inc.
					Interline Brands, Inc.
					Alenie, L.P.
					Capitoline Tops, Inc.
					Chick Packaging Mid-South, Inc.
					Building Plastics, Inc.
	Southwide Industrial Center #8	1976	327	10,185	Rose Company LLC
	Stone Fort Distribution Center #1	1968	12,085	500,000	Electrolux Home Products, Inc.
	Stone Fort Distribution Center #4	1968	2,487	86,072	Ferguson Enterprises, Inc.

4/10/07	Six Pines Portfolio
	14th Street Market	1995	12,925	79,418	Tom Thumb
	Cross Timbers Court	1995	13,731	77,366	Tom Thumb
	Custer Creek Village	1999	17,009	87,219	Tom Thumb
	Flower Mound Crossing	1996	13,981	81,581	Tom Thumb
	Heritage Heights	1999	17,965	89,611	Tom Thumb
	The Highlands	1999	16,333	90,716	Tom Thumb
	Hunters Glen Crossing	1994	16,407	93,690	Tom Thumb
	Josey Oaks Crossing	1996	15,664	82,228	Tom Thumb
	Park West Plaza	1994	12,623	83,157	Tom Thumb
	Pioneer Plaza	2000	3,771	14,200	Washington Mutual Bank
					Toudanine’s Fine Dry Cleaning
	Riverview Village	1998	16,963	85,730	Tom Thumb
	Shiloh Square	2000	5,427	17,038	Perry’s Find Dry Cleaning
					David Anderson, DDS
	Suncreek Village	2000	4,497	15,009	Stephen’s Cleaners
					Dali Dental, PA
					The Nail Club
	Market at Westlake	1972	8,050	29,625	Walgreens
	Scofield Crossing	2001/2004	14,136	97,561	Randall’s Food Market
	Brandon Centre South	1987	27,039	132,896	Home Goods
					The Athletic Club Health & Wellness Center
	Fury’s Ferry	1995	10,694	70,458	Publix Super Markets
	The Center at Hugh Howell	1996	12,941	82,819	Publix Super Markets
	Bellerive Plaza	1999	10,211	75,235	Kroger
	East Gate	1995	11,397	75,716	Publix Super Markets
	Donelson Plaza	1978/1993 & 2000	3,872	12,165	CVS Pharmacy

4/30/07	Gravois Dillon Plaza - Phase I	1996/2004	22,818	136,694	Schnuck Markets
					Sears Roebuck & Company

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)
March 31, 2007

Date		Approximate Purchase
Acquired	Vacant Land	Price ($)	Acres
4/25/07	University House at Gainesville	6,500	7.57

5/01/07	University House at Huntsville	1,350	24.50

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from April 1 to May 8, 2007, the Company funded earnouts totaling $3,247 at two of the existing properties.

The mortgage debt financings obtained subsequent to March 31, 2007, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
5/04/07	Crossroads at Chesapeake	5.405%	05/2012	11,200

5/04/07	Chesapeake Commons	5.381%	05/2012	8,900

5/08/07	Fields Apartment Homes	5.329%	06/2017	18,700

Winston Hotels, Inc.

On April 2, 2007, the Company and its wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), entered into a definitive merger agreement with Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), pursuant to which the Company has agreed to purchase 100% of the outstanding shares of common stock and Series B preferred stock of Winston for $15.00 per share.  In addition, each share of company Series B preferred stock will be converted into the right to receive $25.44 per share (or $25.38 per share if the effective time of the merger occurs after June 30, 2007 and on or prior to September 30, 2007) in cash, plus any accrued and unpaid dividends as of the effective time of the merger.

Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As a REIT, Winston generally cannot operate hotels.  Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Winston’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of December 31, 2006, Alliance Hospitality Management, LLC managed forty-one of Winston’s fifty-three hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, New Castle Hotels, LLC, and GHG-Stanley Management, LLC each managed one hotel.

Of the fifty-three hotels in which Winston holds an ownership interest, fifty-two are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International. Winston anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

 (continued)
March 31, 2007

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of May 8, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.  The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock.

Stephens Venture III, LLC

On April 27, 2007, the Company entered into a joint venture agreement with Stephens Venture III, LLC referred to herein as “Stephens.”  The venture is known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.

Under the joint venture agreement the Company will invest, approximately $90 million and Stephens will invest approximately $10 million.  Stephens will also serve as the manager of the Fund.  In that capacity, Stephens will be responsible for managing the Fund’s day-to-day affairs including supervising each subsidiary established to hold each property acquired by the Fund.

The Company will be entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to Stephens.  Once Stephens has received a similar 8.5% return on its “unreturned capital contribution,” distributions will generally be made first to each member in an amount that would provide, at a minimum an 8.5% internal rate of return on each member’s capital contribution.

The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.  All decisions regarding the Fund’s operations will be made by an executive committee comprised of three members designated by Stephens and two members designated by us.  Certain “major decisions” will, however, require the approval of all members of the executive committee.

Note Receivable

On April 26, 2007, the Company funded a note receivable of $125,000 to an unrelated third party.  The note is secured by a first mortgage on vacant land and guaranteed by the owner.  Interest is due in advance at a rate of 7.9% per annum.  The loan matures on December 31, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Pro Forma Consolidated Balance Sheet

March 31, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on March 31, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties expected to be purchased in the Bradley Portfolio, ProLogis Properties, Shallotte Commons, Wickes Furniture, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, University House at Huntsville, University House at Gainesville, Pavilions at Hartman Heritage, Legacy Crossing, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, The Villages at Kitty Hawk, Lakewood Commons Phase II, Spring Town Center III, Citizens Portfolio and Shops at Riverstone.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Wickes Furniture, Spring Town Center III, Citizens Portfolio, Shops at Riverstone, Northwest Marketplace, Lakeport Commons Shopping Center and Washington Park Plaza to be probable under rule 3-14 of Regulation S-X.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Balance Sheet
March 31, 2007
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$2,530,115	1,114,898	3,645,013
Cash and cash equivalents	1,080,740	116,765	1,197,505
Restricted cash	69,221	—	69,221
Restricted escrows	18,470	(3,247)	15,223
Investment in marketable securities	222,108	—	222,108
Investment in unconsolidated joint ventures	2,866	—	2,866
Accounts and rents receivable	20,769	—	20,769
Note receivable (G)	69,931	191,178	261,109
Due from related parties	54	—	54
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	233,670	96,265	329,935
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	10,367	—	10,367
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	19,604	(1,908)	17,696
Other assets (F)	15,176	(5,674)	9,502

Total assets	$4,293,091	1,508,277	5,801,368

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	1,323,953	369,834	1,693,787
Accounts payable	2,217	—	2,217
Accrued offering costs	14,761	—	14,761
Accrued interest payable	944	—	944
Tenant improvement payable	2,899	—	2,899
Accrued real estate taxes	11,961	—	11,961
Distributions payable	12,139	—	12,139
Security deposits	1,917	—	1,917
Prepaid rental income and recovery income	17,815	—	17,815
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	20,802	—	20,802
Restricted cash liability	69,221	—	69,221
Other financings	50,522	—	50,522
Due to related parties	1,310	—	1,310
Deferred income tax	1,506	—	1,506

Total liabilities	1,531,967	369,834	1,901,801

Minority interests	288,224	—	288,224

Common stock (C)	281	126	407
Additional paid-in capital (net of offering costs for pro forma) (C)	2,511,522	1,138,317	3,649,839
Accumulated distributions in excess of net income (E)	(61,167)	—	(61,167)
Accumulated other comprehensive income	22,264	—	22,264

Total stockholders’ equity	2,472,900	1,138,443	3,611,343

Total liabilities and stockholders’ equity	$4,293,091	1,508,277	5,801,368

See accompanying notes to pro forma consolidated balance sheet.

(A)  The historical column represents the Company’s Consolidated Balance Sheet as of March 31, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio	$107,956	$84,513
ProLogis Properties	56,597	32,450
Six Pines Properties	265,636	158,500
The Landings at Clear Lake	34,000
Gravois Dillon	22,818
University House at Huntsville	1,350
University House at Gainesville	6,500
Pavilions at Hartman Heritage	39,818
Shallotte Commons	10,895	6,078
Legacy Crossing	19,171
Wickes Furniture	10,486
Northwest Marketplace	36,301
Lakeport Commons Shopping Center	55,834
Washington Park Plaza	43,500	30,600
Worldgate Plaza	109,000
Shops at Riverstone	53,941
Villages at Kitty Hawk	21,000
Lakewood Phase II	14,450
Spring Town Center III	6,758
Citizens Portfolio	291,905
Bay Colony	572
Brooks Corner	2,675
Chesapeake Commons		8,900
Crossroads at Chesapeake		11,200
Fields Apartment Homes		18,700
Schneider Electric		11,000
Market at Hamilton		7,893

Total	$1,211,163	$369,834

Allocation of net investments in properties:

Land	$247,863
Building and improvements	867,035
Acquired in-place lease intangibles and customer relationship value	96,265
Acquired above market lease intangibles	—
Acquired below market lease intangibles	—
Total	$1,211,163

(C)        Additional offering proceeds of $1,264,884, net of additional offering costs of $126,441 are reflected as received as of March 31, 2007 based on offering proceeds actually received as of May 31, 2007. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       No allocation to acquired above or below market lease intangibles or customer relationships has been made; such allocations are preliminary and subject to change upon final allocation of purchase price and available information.

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(F)         Change in Other assets of $(5,674) represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)        The pro forma adjustments to notes receivable consist of three installment notes from separate unrelated parties totaling $191,178 with interest rates ranging from 7.9% to 9.5%.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations

For the three months ended March 31, 2007
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for ProLogis Properties, Shallotte Commons, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, Pavilions at Hartman Heritage, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, Shops at Riverstone, The Villages at Kitty Hawk, Citizens Portfolio, the properties expected to be purchased in the Bradley Portfolio, and for properties purchased during the first quarter of 2007. The Company considers the properties expected to be purchased in the Bradley Portfolio, Citizens Portfolio, Shops at Riverstone, Northwest Marketplace, Lakeport Commons Shopping Center and Washington Park Plaza as probable under Rule 3-14 of Regulation S-X. No pro forma adjustments were made for Parkway Centre North Outlot Building B, Wickes Furniture, Lakewood Phase II, Spring Town Center III and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2007, nor does it purport to represent our future results of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2007 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments
	(A)	(B)	Pro Forma
Rental income (D)	$50,561	24,046	74,607
Tenant recovery income	11,550	4,893	16,443
Other property income	1,620	—	1,620

Total income	63,731	28,939	92,670

General and administrative expenses	3,109	—	3,109
Property operating expenses (F)	10,284	7,728	18,012
Real estate taxes	6,637	—	6,637
Depreciation and amortization (D)	26,570	11,639	38,209
Business manager management fee (C)	1,500	—	1,500

Total expenses	48,100	19,367	67,467

Operating income	15,631	9,572	25,203

Interest and dividend income	10,722	—	10,722
Other income	46	—	46
Interest expense (G), (H)	(17,610)	(6,352)	(23,962)
Equity in earnings of unconsolidated entities	169	—	169
Realized gain on securities	5,688	—	5,688

Income before income tax and minority interest	14,646	3,220	17,866

Income tax expense	(219)	—	(219)
Minority interest	(2,338)	(16)	(2,354)

Net income applicable to common shareholders	$12,089	3,204	15,293

Weighted average number of shares of common stock outstanding, basic and diluted (E)	205,589,116		406,865,713

Net loss per share, basic and diluted (E)	.06		.04

See accompanying notes to pro forma consolidated statement of operations and other comprehensive income.

(A)      The historical information represents the consolidated historical statement of operations of the Company for the three months ended March 31, 2007 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of May 31, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio	Pavilions at Hartman Heritage	Worldgate Plaza
ProLogis Properties	Villages at Kitty Hawk	Shops at Riverstone
Shallotte Commons	Northwest Marketplace	Schneider Electric
Six Pines Properties	Lakeport Commons Shopping Center	Market at Hamilton
The Landings at Clear Lake	Citizens Portfolio	Chesapeake Commons
Gravois Dillon	Washington Park Plaza	Crossroads at Chesapeake
Fields Apartment Homes	AT&T - Cleveland	Waterford Place at Shadow
Creek Ranch Apartments

(C)        No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(D)       Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)         The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(F)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the three months ended March 31, 2007, pro forma property operating expenses included management fees of $1,302.

(G)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North - Outlot Building B and The Market at Morse.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the three months ended March 31, 2007, the pro forma interest expense included other financing interest expense of $4.

(H)  The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, ProLogis Properties, Shallotte Commons, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, Pavilions at Hartman Heritage, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, Shops at Riverstone, Villages at Kitty Hawk, Citizens Portfolio and for properties purchased during 2006 and the first quarter of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Citizens Portfolio, Shops at Riverstone, Northwest Marketplace, Lakeport Commons Shopping Center and Washington Park Plaza as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$98,419	43,190	133,332	274,941
Tenant recovery income	21,547	11,887	28,069	61,503
Other property income	3,236	—	—	3,236

Total income	123,202	55,077	161,401	339,680

General and administrative expenses	7,613	—	—	7,613
Business manager management fee (D)	2,400	—	—	2,400
Property operating expenses (G)	20,951	18,893	37,187	77,031
Real estate taxes	11,840	—	—	11,840
Depreciation and amortization (E)	49,681	24,358	67,545	141,584

Total expenses	92,485	43,251	104,732	240,468

Operating income	30,717	11,826	56,669	99,212

Interest and dividend income	23,289	—	—	23,289
Other expense	(28)	—	—	(28)
Interest expense (H)	(31,553)	(11,361)	(41,050)	(83,964)
Equity in earnings of unconsolidated entities	13	—	—	13
Realized gain on securities	4,096	—	—	4,096

Net income before income taxes and minority interest	26,534	465	15,619	42,618

Income tax expense	(1,393)	—	—	(1,393)
Minority interest	(24,010)	—	(1,422)	(25,432)

Net income applicable to common shareholders	$1,131	465	14,197	15,793

Weighted average number of shares of common stock outstanding, basic and diluted (F)	68,374,630			406,865,713

Net income per share, basic and diluted (F)	.02			.04

See accompanying notes to pro forma consolidated statement of operations and other comprehensive income.

(A)      The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of May 31, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Shops at Riverstone	Pavilions at Hartman Heritage
Six Pines Properties	ProLogis Properties
Worldgate Plaza	Waterford Place at Shadow Creek Ranch
Lakeport Commons	Fields Apartment Homes

(C)        Total pro forma adjustments for acquisitions consummated as of May 31, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes - Lake Zurich, Spring Town Center III, Lakewood Phase II or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles Executive Plaza	Hyde Park Stop N Shop
Shakopee Shopping Center	IDS Center	Lakewood Shopping Center
Ahold Portfolio	Bradley Portfolio	New Quest Portfolio
Lincoln Mall	Lincoln Village	(properties purchased in 2006)
Monadnock Marketplace	Chesapeake Commons	Buckhorn Plaza
Thermo Process Systems	Crossroads at Chesapeake Commons	AT&T - St. Louis
Fabyan Randall	Market at Hamilton	Schneider Electric
State Street Market	The Landings at Clear Lake	C & S Portfolio
Shallotte Commons	AT&T - Cleveland	Citizens Portfolio
Northwest Plaza	Villages of Kitty Hawk	Washington Park Plaza
Gravois Dillon

(D)       No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(E)         Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(F)         The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(G)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the twelve months ended December 31, 2006, pro forma property operating expenses included management fees of $9,721.

(H)       IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, and The Market at Hamilton. These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated. Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(I)            The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Shopping Center	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles Executive Plaza	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Field Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Triangle Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Triangle Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

Triangle Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,446,756	$905,025
Operating expense and real estate tax recoveries	205,143	146,082

Total gross income	1,651,899	1,051,107

Direct operating expenses:
Operating expenses	86,138	147,217
Insurance	25,705	9,214
Real estate taxes	148,586	76,305

Total direct operating expenses	260,429	232,736

Excess of gross income over direct operating expenses	$1,391,470	$818,371

See accompanying notes to historical summary of gross income and direct operating expenses.

Triangle Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)            Business

Triangle Mall (“the Property”) is located in Longview, Washington.  The Property consists of approximately 162,755 square feet of gross leasable area and was approximately 59% occupied at December 31, 2004. The Property is leased to a total of 19 tenants, of which two tenants account for approximately 41.7% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property by December 31, 2005 with Kimco Realty Corporation, an unaffiliated third party.

(2)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)            Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $101,418 for the year ended December 31, 2004.

Triangle Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, as of December 31, 2004, are as follows:

Year
2005	$1,701,670
2006	2,638,019
2007	2,597,763
2008	2,596,824
2009	2,458,419
Thereafter	10,951,467

$22,944,162

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Properties acquired from New Quest Properties (“the Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from New Quest Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

Properties Acquired From New Quest Properties
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$19,471,376	$18,782,140
Operating expense and real estate tax recoveries	5,274,575	3,146,098

Total gross income	24,745,951	21,928,238

Direct operating expenses:
Operating expenses	1,889,316	1,981,853
Insurance	319,424	351,736
Real estate taxes	3,830,277	2,511,254
Interest expense	2,329,823	1,150,896

Total direct operating expenses	8,368,840	5,995,739

Excess of gross income over direct operating expenses	$16,377,111	$15,932,499

See accompanying notes to historical summary of gross income and direct operating expenses.

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed, through its joint venture, Minto Builders (Florida), Inc. (MB REIT), to acquire 36 properties from New Quest Properties, an unaffiliated third party.  MB REIT acquired 30 properties from October 13, 2005 through December 22, 2005, and expects to close on the remaining properties by January 31, 2006.  The following properties are included in the portfolio:

Name	Gross Leasable Area	Location	Occupancy at December 31, 2004
Windemere Village *	25,200	Houston, TX	2.9%
Antoine Town Center *	36,003	Houston, TX	90.9%
Blackhawk Town Center *	32,920	Houston, TX	0%
Carver Creek *	33,321	Dallas, TX	100%
6101 Richmond Building *	19,230	Houston, TX	100%
6234 Richmond Building *	28,391	Houston, TX	52%
Ashford Plaza *	33,094	Houston, TX	82.3%
Atascocita Shopping Center *	47,326	East Humble, TX	100%
Cinemark-Jacinto City *	107,926	Houston, TX	100%
Cinemark-Webster *	80,000	Webster, TX	100%
Cinemark-Silver Lake	39,081	Pearland, TX	0%
Saratoga Town Center *	92,982	Corpus Christi, TX	84.9%
Tomball Town Center *	65,013	Tomball, TX	7.5%
Woodforest Square *	39,677	Houston, TX	64.6%
Pinehurst Shopping Center *	39,934	Humble, TX	76.3%
Hunting Bayou Shopping Center	134,715	Houston, TX	85.1%
24 Hour Woodlands *	45,906	The Woodlands, TX	100%
Chili’s-Hunting Bayou *	32,505	Houston, TX	100%
Walgreens-Springfield MO *	14,560	Springfield, MO	100%
24 Fitness (249 & Jones) *	85,000	Houston, TX	100%
Stables at Town Center *	66,682	Spring, TX	98%
NTB Eldridge *	37,946	Houston, TX	100%
Highland Plaza *	72,280	Houston, TX	98.6%
West End Square *	36,637	Houston, TX	87%
Sherman Town Center	441,729	Sherman, TX	91.3%
Friendswood Crossing *	67,328	Friendswood, TX	95.4%
Cypress Town Center *	34,300	Houston, TX	87.4%
Eldridge Lakes Town Center	54,980	Houston, TX	87.2%
Eldridge Town Center *	71,768	Houston, TX	98.3%
Winchester Town Center *	19,200	Houston, TX	0%
Spring Town Center	21,511	Spring, TX	85.2%
Willis Town Center *	12,740	Willis, TX	100%
11500 Market St. *	2,719	Houston, TX	100%
Bay Colony *	194,163	League City, TX	54.9%
Cyfair Town Center	51,592	Cypress, TX	98.1%
Joe’s Crab Shack *	65,340	Houston, TX	100%

*Denotes that MB REIT closed on this property by December 22, 2005.

The Properties are leased to a total of 403 tenants, of which no tenants account for more than 10% of base rental revenue for the year ended December 31, 2004.

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(2)                   Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,881,258 for the year ended December 31, 2004.

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 68 years, as of December 31, 2004, are as follows:

Year
2005	$25,495,690
2006	26,979,866
2007	26,375,116
2008	25,310,128
2009	23,190,289
Thereafter	277,906,688

$405,257,777

(3)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(4)            Interest Expense

MB REIT will assume mortgage loans secured by Huntington Bayou, Sherman Town Center, Shops at Spring Town, Eldridge Lakes Town Center, and CyFair Town Center in connection with the portfolio acquisition. For each loan, the mortgage loan original balance, current balance, interest rate, and maturity date are as follows:

Property	Beginning Balance	Current Balance	Interest Rate	Maturity Date
Huntington Bayou	$4,500,000	$4,033,710	4.74%	7/30/2009
Sherman Town Center	$39,650,000	$38,946,660	4.95%	7/1/2014
Shops at Spring Town	$8,200,000	$7,919,598	4.87%	1/1/2015
Eldridge Lakes Town Center	$8,100,000	$7,794,114	4.88%	12/1/2014
CyFair Town Center	$6,125,000	$5,891,599	4.83%	12/1/2014

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$374,009
2006	2,094,125
2007	2,190,048
2008	2,282,429
2009	4,606,892
Thereafter	53,038,178

$64,585,681

Paradise Shops Of Largo
Historical Summary of Gross Income and Direct Operating Expenses

For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

For the period from July 1, 2005 (commencement of operations) to
September 30, 2005
(unaudited)
Gross income:
Base rental income	$203,818
Operating expense and real estate tax recoveries	19,124

Total gross income	222,942

Direct operating expenses:
Operating expenses	12,563
Real estate taxes	51,524
Insurance	3,740

Total direct operating expenses	67,827

Excess of gross income over direct operating expenses	$155,115

See accompanying notes to historical summary of gross income and direct operating expense.

Paradise Shops Of Largo

Note to Historical Summary of Gross Income and Direct Operating Expenses

For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 has been prepared from the operating statements provided by the owners of the property during this period and requires management of Paradise Shops of Largo to make estimates and assumptions that affect the amounts of the revenues and expense during this period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2005 (commencement of operations) to September 30, 2005.

SBC Center and One AT&T Center

On November 15, 2005 and December 21, 2006 respectively MB REIT purchased SBC Center in Hoffman Estates, Illinois and One AT&T Center in St. Louis, Missouri from unaffiliated third parties. The centers’ only tenant is AT&T, Inc. (formerly SBC Communications) (the Tenant) which is subject to net leases in which all the non-financial operating and holding costs of the centers are transferred to both tenants.  The Company has provided selected financial and operating data below for the Tenant.  The Tenant’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from the tenant’s December 31, 2006 Financial and Operational Results.

Selected Financial and Operating Data
Dollars in millions except per share amounts

At December 31 or for the year ended:	2006	2005	2004
Financial Data (1) (2)
Operating revenues	$63,055	$43,764	$40,787
Operating expenses	$52,767	$37,596	$34,886
Operating income	$10,288	$6,168	$5,901
Interest expense	$1,843	$1,456	$1,023
Equity in net income of affiliates	$2,043	$609	$873
Other income (expense) — net	$16	$14	$922
Income taxes	$3,525	$932	$2,186
Income from continuing operations	$7,356	$4,786	$4,979
Income from discontinued operations, net of tax (2)	$	$	$908
Income before extraordinary item and cumulative effect of accounting changes	$7,356	$4,786	$5,887
Net income	$7,356	$4,786	$5,887

Earnings per common share:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and cumulative effect of accounting changes	$1.89	$1.42	$1.78
Net income	$1.89	$1.42	$1.78

Earnings per common share - assuming dilution:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and cumulative effect of accounting changes	$1.89	$1.42	$1.77
Net income	$1.89	$1.42	$1.77

Total assets	$270,634	$145,632	$108,844
Long-term debt	$50,053	$26,115	$21,231
Construction and capital expenditures	$8,320	$5,576	$5,099
Dividends declared per common share	$1.35	$1.30	$1.26
Book value per common share	$18.52	$14.11	$12.27
Ratio of earnings to fixed charges	$5.01	4.11	6.32
Debt ratio	34.1%	35.9%	40.00%
Weighted-average common shares outstanding (000,000)	3,882	3,368	3,310
Weighted-average common shares outstanding with dilution (000,000)	3,902	3,379	3,322
End of period common shares outstanding (000,000)	6,239	3,877	3,301

Operating Data
Network access lines in service (000)	66,470	49,413	52,356
Long-distance lines in service (000)	12,161	6,921	20,868
DSL lines in service (000)	60,962	54,144	5,104
Wireless customers (000) — Cingular (5)	302,770	189,950	49,109
Number of employees			162,700

(1)             Amounts in the above table have been prepared in accordance with U.S. generally accepted accounting principles.

(2)             Amounts in 2005 reflect results from AT&T Corp. for the 43 days following the November 18, 2005 acquisition.

(3)             Financial statements for all periods presented reflect results from our sold directory advertising business in Illinois and northwest Indiana as discontinued operations. The operational results and the gain associated with the sale of that business are presented in “Income from discontinued operations, net of tax.”

(4)             The number presented reflects wireless segment lines in service.

(5)             The number presented represents 100% of Cingular Wireless’ (Cingular) cellular/PCS customers. The 2004 number includes customers from the acquisition of AT&T Wireless Services Inc. (AT&T Wireless). Cingular is a joint venture in which we own 60% and is accounted for under the equity method.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Monadnock Marketplace (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Monadnock Marketplace for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 23, 2005

Monadnock Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$974,852	$868,999
Operating expense and real estate tax recoveries	200,257	221,679

Total gross income	1,175,109	1,090,678

Direct operating expenses:
Operating expenses	97,827	45,647
Insurance	36,548	37,485
Real estate taxes	151,707	121,278

Total direct operating expenses	286,082	204,410

Excess of gross income over direct operating expenses	$889,027	$886,268

See accompanying notes to historical summary of gross income and direct operating expenses.

Monadnock Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Monadnock Marketplace (“the Property”) is located in Keene, New Hampshire.  The Property consists of approximately 65,237 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 4 tenants, of which 3 tenants account for approximately 91% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to complete the acquisition of the property in January 2006 with Konover Development Corporation, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain a provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,189 for the year ended December 31, 2004.

Monadnock Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from four to 20 years, as of September 30, 2005, are as follows:

Year
2005	$1,162,483
2006	3,411,144
2007	3,411,894
2008	3,414,794
2009	3,389,235
Thereafter	39,269,000
$54,058,550

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakewood Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

Lakewood Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,353,445	$1,641,208
Operating expense and real estate tax recoveries	543,873	436,119

Total gross income	1,897,318	2,077,327

Direct operating expenses:
Operating expenses	328,002	165,015
Insurance	49,155	59,581
Real estate taxes	195,341	284,260
Interest expense	541,338	613,049

Total direct operating expenses	1,113,836	1,121,905

Excess of gross income over direct operating expenses	$783,482	$955,422

See accompanying notes to historical summary of gross income and direct operating expenses.

Lakewood Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Lakewood Mall (“the Property”) is located in Margate, Florida.  The Property consists of approximately 127,780 square feet of gross leasable area and was approximately 95% occupied at December 31, 2004. The Property is leased to a total of 29 tenants, of which two tenants account for approximately 32.9% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), expects to close on the acquisition of the Property in the first quarter of 2006 with Courtelis Company, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $43,575 for the year ended December 31, 2004.

Lakewood Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from two to 63 years, as of September 30, 2005, are as follows:

Year
2005	$1,903,855
2006	1,939,647
2007	1,829,941
2008	1,535,156
2009	1,082,386
Thereafter	20,846,070

$29,137,055

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

(5)                   Interest Expense

MB REIT will assume a mortgage loan secured by Lakewood Mall in connection with the acquisition.  This mortgage loan had an original balance of $12,100,000.  As of December 31, 2004, the mortgage loan balance is $11,932,841.  The mortgage loan bears a fixed interest rate of 6.01%, payable in monthly installments of interest only through May 1, 2004 and principal and interest thereafter, and matures on April 1, 2024.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$214,000
2006	228,000
2007	242,000
2008	255,000
2009	273,000
Thereafter	10,720,841

$11,932,841

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lake View Technology Center (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake View Technology Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

Lake View Technology Center
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$1,520,467	$1,497,837
Operating expense and real estate tax recoveries	151,134	162,043

Total gross income	1,671,601	1,659,880

Direct operating expenses:
Operating expenses	220,867	247,224
Insurance	8,252	8,150
Real estate taxes	122,354	125,399

Total direct operating expenses	351,473	380,773

Excess of gross income over direct operating expenses	$1,320,128	$1,279,107

See accompanying notes to historical summary of gross income and direct operating expenses.

Lake View Technology Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Lake View Technology Center (“the Property”) is located in Suffolk, VA.  The Property consists of approximately 110,007 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is currently leased to a total of two tenants which accounts for approximately 61% of base rental revenue for the year ended December 31, 2004, as a lease expired during the year.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), closed on the acquisition of the Property on December 2, 2005 with the Jorman Partners, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $83,186 for the year ended December 31, 2004.

Lake View Technology Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, with terms of 10 years, as of September 30, 2005, are as follows:

Year
2005	$1,871,254
2006	1,909,581
2007	1,960,999
2008	1,986,623
2009	2,019,192
Thereafter	9,699,276

$19,446,925

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

Southgate Apartments
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

For the year ended
December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

Southgate Apartments
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

(1)                   Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

Canfield Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

Canfield Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

(1)                   Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

Canfield Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

Shakopee Center
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

Shakopee Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

(1)                   Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

Shakopee Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

Ahold Portfolio
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006	December 31, 2005
	(unaudited)
Gross income—base rental income	$2,248,484	8,993,935
Direct operating expenses—insurance expense	3,030	12,118

Excess of gross income over direct operating expenses	$2,245,454	8,981,817

See accompanying notes to historical summary of gross income and direct operating expenses.

Ahold Portfolio
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                   Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

Lincoln Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006	December 31, 2005
	(unaudited)
Gross income:
Base rental income	$1,163,375	$3,877,259
Percentage rent	20,615	131,111
Operating expense, insurance, and real estate tax recoveries	830,732	2,191,892

Total gross income	2,014,722	6,200,262

Direct operating expenses:
Operating expenses	671,998	2,137,926
Insurance	191,102	217,950
Real estate taxes	59,936	670,364

Total direct operating expenses	923,036	3,026,240

Excess of gross income over direct operating expenses	$1,091,686	$3,174,022

See accompanying notes to historical summary of gross income and direct operating expenses.

Lincoln Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                   Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151

$46,073,449

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Dulles Executive Plaza I & II (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dulles Executive Plaza I & II for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Dulles Executive Plaza I & II
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$3,945,798	$6,622,160
Operating expense, insurance, and real estate tax recoveries	559,538	1,167,048

Total gross income	4,505,336	7,789,208

Direct operating expenses:
Operating expenses	240,085	887,454
Insurance	46,513	112,096
Real estate taxes	408,307	712,890

Total direct operating expenses	694,905	1,712,440

Excess of gross income over direct operating expenses	$3,810,431	$6,076,768

See accompanying notes to historical summary of gross income and direct operating expenses.

Dulles Executive Plaza I & II
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Dulles Executive Plaza I & II (“the Property”) is located in Herndon, Virginia.  The Property consists of two buildings. Dulles I has approximately 190,000 square feet of gross leasable area and was 28% occupied at December 31, 2005.  Dulles II has approximately 190,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 7 tenants, of which 2 tenants accounted for approximately 66% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), acquired the Property on July 25, 2006 from Valley View Associates LP, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $233,051 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$8,681,662
2007	9,590,884
2008	9,214,378
2009	9,456,336
2010	9,714,724
Thereafter	8,606,696

$55,264,680

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees were charged by a third party manager and are included in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Hilliard Marketplace (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hilliard Marketplace for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Hilliard Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$663,977	$1,070,287
Operating expense, insurance, and real estate tax recoveries	124,000	149,138

Total gross income	787,977	1,219,425

Direct operating expenses:
Operating expenses	107,104	172,094
Insurance	2,983	9,526
Real estate taxes	57,117	86,745

Total direct operating expenses	167,204	268,365

Excess of gross income over direct operating expenses	$620,773	$951,060

See accompanying notes to historical summary of gross income and direct operating expenses.

Hilliard Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Hilliard Marketplace (“the Property”) is located in Hilliard, Ohio.  The Property consists of one building. Hilliard Marketplace has approximately 107,583 square feet of gross leasable area, and was 93% occupied at December 31, 2005. The Property is leased to a total of 9 tenants, of which 4 tenants accounted for approximately 71% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on July 11, 2006 from Continental/HR, LLC, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of these leases contain a provision for contingent rentals.  Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $159,204 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$1,386,858
2007	1,496,101
2008	1,496,436
2009	1,477,535
2010	1,269,992
Thereafter	4,068,367

$11,195,289

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

Bradley Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$18,767,386	$37,294,171
Operating expense, insurance, and real estate tax recoveries	2,225,860	4,270,442

Total gross income	20,993,246	41,564,613

Direct operating expenses:
Operating expenses	869,059	1,693,508
Insurance	46,701	84,911
Real estate taxes	1,491,733	2,841,397
Interest expense	1,401,660	2,350,030

Total direct operating expenses	3,809,153	6,969,846

Excess of gross income over direct operating expenses	$17,184,093	$34,594,767

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirty-three properties located in the following states; Illinois, Wisconsin, Indiana, Virginia, Pennsylvania, Colorado, South Carolina, North Carolina, Georgia, Texas, Michigan, Maryland, California, Ohio, and Arkansas.  The Portfolio consists of approximately 6,709,477 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Portfolio in the third quarter of 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                   Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,165,889 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$36,745,144
2007	37,435,366
2008	36,104,864
2009	34,750,060
2010	33,987,714
Thereafter	204,352,103

$383,375,251

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

(5)                   Interest Expense

MB REIT will assume mortgage loans secured by 8822 S. Ridgeline Boulevard and 5568 W. Chester Rd. in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2005	Interest Rate	Origination Date	Maturity Date
8822 S. Ridgeline Boulevard	$10,500,000	$10,500,000	5.66%	September 19, 2005	October 1, 2025
5568 W. Chester Rd.	$40,500,000	$39.818,975	5.54%	January 13, 2005	February 1, 2013

Annual principal payment under the terms of the mortgage debt are as follows:

Year
2006	$779,716
2007	824,657
2008	866,036
2009	922,105
2010	975,254
Thereafter	45,951,207

$50,318,975

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of IDS Center (the Property) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of IDS Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

IDS Center
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$9,381,812	$16,713,667
Operating expense, insurance, and real estate tax recoveries	7,070,170	11,274,743
Percentage rent	—	148,211
Other income	2,745,563	5,525,778

Total gross income	19,197,545	33,662,399

Direct operating expenses:
Operating expenses	5,777,319	11,844,527
Insurance	204,172	474,201
Real estate taxes	3,169,379	4,355,736
Interest expense	4,025,000	8,049,999

Total direct operating expenses	13,175,870	24,724,463

Excess of gross income over direct operating expenses	$6,021,675	$8,937,936

See accompanying notes to historical summary of gross income and direct operating expenses.

IDS Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

IDS Center (the Property) is located in Minneapolis, Minnesota.  The Property contains approximately 1.4 million gross leasable square feet.  As of December 31, 2005, the property was 90% occupied, with approximately 1.2 million square feet leased to 126 tenants.  On August 17, 2006, Inland American Real Estate Trust, Inc (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired a fee simple interest in the property from 80 South Eighth, L.L.C., an unaffiliated third party.  In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a share of the income, expenses and capital expenditures of the parking garage.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $148,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $980,683 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 13 years, as of December 31, 2005, are as follows:

Year
2006	$16,614,906
2007	16,533,346
2008	15,635,900
2009	14,861,848
2010	14,262,875
Thereafter	46,260,642

$124,169,517

IDS Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, environmental remediation, and professional fees are excluded from the Historical Summary.   These management fees may not be comparable to management fees charged to the Property by IARETI.

(5)                   Interest Expense

MB REIT assumed a mortgage loan secured by IDS Center in connection with the acquisition.  The mortgage had a balance as of $161,000,000 at December 31, 2005.  The mortgage loan bears a fixed interest rate of 5% and is payable in monthly installments of interest only through January 2010 when the loan matures.

Buckhorn Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005
(Commencement of Operations) and December 31, 2005 (unaudited)

	Six months ended June 30, 2006	For the period from August 1, 2005 (commencement of operations) through December 31, 2005
	(unaudited)	(unaudited)
Gross income:
Base rental income	$652,828	567,788
Operating expense, insurance, and real estate tax recoveries	137,429	158,283

Total gross income	790,257	726,071

Direct operating expenses:
Operating expenses	88,447	101,081
Insurance	44,050	35,696
Real estate taxes	13,777	7,150

Total direct operating expenses	146,274	143,927

Excess of gross income over direct operating expenses	$643,983	$582,114

Buckhorn Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005
(Commencement of Operations) and December 31, 2005 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Buckhorn Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from August 1, 2005 (commencement of operations) to December 31, 2005.

Fabyan Randall
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Six months ended June 30, 2006	Year ended December 31, 2005
	(unaudited)	(unaudited)

Gross income:
Base rental income	$951,112	1,853,923
Operating expense, insurance, and real estate tax recoveries	269,949	523,700

Total gross income	1,221,061	2,377,623

Direct operating expenses:
Operating expenses	112,535	356,599
Insurance	143,084	146,040
Real estate taxes	6,947	6,739

Total direct operating expenses	262,566	509,378

Excess of gross income over direct operating expenses	$958,496	1,868,245

Fabyan Randall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 1, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Fabyan Randall to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lincoln Village (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Village for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 10, 2006

Lincoln Village
Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$1,879,981	$2,289,475
Percentage Rent	37,667	33,031
Operating expense, insurance, and real estate tax recoveries	663,656	865,626

Total gross income	2,581,304	3,188,132

Direct operating expenses:
Operating expenses	287,808	390,015
Insurance	22,158	55,355
Real estate taxes	550,604	723,190

Total direct operating expenses	860,570	1,168,560

Excess of gross income over direct operating expenses	$1,720,734	$2,019,572

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Lincoln Village
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)            Business

Lincoln Village (“the Property”) is located in Chicago, Illinois. The Property is a shopping complex with 28 tenants and 134,362 gross leasable square feet (excluding ground lease space). The complex was 84% occupied as of December 31, 2005 with two tenants accounting for 35% of rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 13, 2006 with BGP Lincoln Village, LLC, an unaffiliated third party.

(2)            Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)            Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $33,031 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $88,001 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 57 years, as of December 31, 2005, are as follows:

Year
2006	$2,337,097
2007	2,462,957
2008	2,040,509
2009	1,899,483
2010	1,851,139
Thereafter	17,624,865

$28,216,050

Lincoln Village
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. These management fees may not be comparable to management fees charged to the Property by IARETI.

In connection with the acquisition Lincoln Village, Inland American assumed a ground lease payable to an unaffiliated third party. The ground lease expires in 2063. The ground lease provides for increases in minimum rent payments over the term of the lease every ten years based on a calculation of 10% of the appraised fair market value of the fee simple estate and land.  Minimum rents to be paid quarterly to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $106,000.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Washington Mutual Office/Data Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Washington Mutual Office/Data Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 22, 2006

Washington Mutual Office/Data Center
 Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$1,993,731	$2,658,308
Operating expense, insurance, and real estate tax recoveries	526,516	694,782

Total gross income	2,520,247	3,353,090

Direct operating expenses:
Operating expenses	141,639	247,112
Insurance	42,688	57,083
Real estate taxes	402,876	483,821

Total direct operating expenses	587,203	788,016

Excess of gross income over direct operating expenses	$1,933,044	$2,565,074

See accompanying notes to historical summary of gross income and direct operating expenses.

Washington Mutual Office/Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Washington Mutual Office/Data Center (“the Property”) is located in Arlington, Texas. The Property is an office building with 239,905 gross leasable square feet. The property was 100% occupied as of December 31, 2005 by one tenant accounting for 100% of the rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 20, 2006 with Collins, Walton, Buckner LLP, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $259,246 for the year ended December 31, 2005.

Minimum rents to be received from the one tenant under multiple operating leases, with a lease term of seven years for all the leases, as of December 31, 2005, are as follows:

Year
2006	$2,614,972
2007	3,046,793
2008	3,046,793
2009	3,046,793
2010	3,046,793
Thereafter	8,364,688

$23,166,832

Washington Mutual Office/Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

State Street Market
Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Nine months ended September 30, 2006	Year ended December 31, 2005
	(unaudited)	(unaudited)

Gross income:
Base rental income	$998,012	1,678,852
Operating expense, insurance, and real estate tax recoveries	251,010	411,956

Total gross income	1,249,022	2,090,808

Direct operating expenses:
Operating expenses	80,020	98,328
Insurance	269,832	476,355
Real estate taxes	39,784	27,670

Total direct operating expenses	389,636	602,353

Excess of gross income over direct operating expenses	$859,386	1,488,455

State Street Market
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of State Street Market to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Waterford Place at Shadow Creek Ranch Apartments (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 28, 2007

Waterford Place at Shadow Creek Ranch Apartments
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$1,534,114
Fee income	120,692

Total gross income	1,654,806

Direct operating expenses:
Advertising	105,873
General and administrative expenses	194,833
Insurance	93,208
Maintenance and repairs	39,668
Payroll expense	283,070
Utilities	174,476
Property taxes	561,884

Total direct operating expenses	1,453,012

Excess of gross income over direct operating expenses	$201,794

See accompanying notes to historical summary of gross income and direct operating expenses.

Waterford Place at Shadow Creek Ranch Apartments
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(1)                   Business

Waterford Place at Shadow Creek Ranch Apartments (“the Property”) is located in Pearland, Texas.  The Property was under development until November 2005 and commenced leasing up the apartment units throughout 2006. The Property has twelve apartment buildings containing a total of 296 apartment units. There are ninety-eight one bedroom units, one hundred sixty two bedroom units and thirty six three bedroom units. The Property was 83% occupied as if December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) is expected to close on the Property in the first quarter of 2007 from Waterford SCR, L.P., an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy — Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                     Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Fields Apartment Homes (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fields Apartment Homes for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 28, 2007

Fields Apartment Homes
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$3,336,221
Fee income	148,820

Total gross income	3,485,041

Direct operating expenses:
Lease commissions	33,255
Insurance	57,766
Maintenance and repairs	63,418
Common area expenses	182,597
Utilities	24,257
Property taxes	516,770

Total direct operating expenses	878,063

Excess of gross income over direct operating expenses	$2,606,978

See accompanying notes to historical summary of gross income and direct operating expenses.

The Field Apartments/Homes
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(1)                   Business

Fields Apartment Homes (“the Property”) is located in Bloomington, Indiana.  The Property has nineteen apartment buildings, ten town homes and a triplex, containing a total of 285 units and a commercial building with two tenants.  There are seventy-two one-bedroom units, 173 two-bedroom units, thirty-nine three-bedroom units, one four-bedroom unit and a commercial barn. This Property was 98% occupied as of December 31, 2006, with approximately 278 residential units leased.  Inland American Real Estate Trust, Inc. (“IARETI”) acquired the Property on March, 1, 2007 from Rogers Farm, LLC; Rogers Farm II, LLC; Rogers Farm III, LLC; Rogers Farm IV, LLC; Rogers Farm V, LLC and Rogers Farm VI, LLC, all unaffiliated third parties.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy — Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                     Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI

Independent Auditors’ Report

The Board of Director
Inland American Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the ProLogis Properties (the Properties) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the ProLogis Properties for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado
March 2, 2007

ProLogis Properties
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$5,122,734
Operating expense, insurance, and real estate tax recoveries	1,105,638

Total gross income	6,228,372

Direct operating expenses:
Operating expenses	555,142
Insurance	173,514
Real estate taxes	811,632

Total direct operating expenses	1,540,288

Excess of gross income over direct operating expenses	$4,688,084

See accompanying notes to historical summary of gross income and direct operating expenses.

ProLogis Properties
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(1)                   Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed to acquire 22 industrial properties (the Properties) from ProLogis, an unaffiliated third party. The following properties are included in the portfolio:

	Gross
	leasable area		Occupancy at
Name	(square feet)	Location	December 31, 2006

Airport Distribution Center #2	102,400	Memphis, TN	100%
Airport Distribution Center #4	80,000	Memphis, TN	100%
Airport Distribution Center #7	42,000	Memphis, TN	100%
Airport Distribution Center #8	32,400	Memphis, TN	100%
Airport Distribution Center #9	42,000	Memphis, TN	100%
Airport Distribution Center #10	161,350	Memphis, TN	—
Airport Distribution Center #11	121,345	Memphis, TN	100%
Airport Distribution Center #15	81,639	Memphis, TN	100%
Airport Distribution Center #16	251,685	Memphis, TN	100%
Airport Distribution Center #18	75,000	Memphis, TN	100%
Airport Distribution Center #19	175,275	Memphis, TN	100%
Delp Distribution Center #2	97,716	Memphis, TN	100%
Delp Distribution Center #5	144,000	Memphis, TN	100%
Delp Distribution Center #8	94,500	Memphis, TN	100%
Southwide Industrial Center #5	28,380	Memphis, TN	83%
Southwide Industrial Center #6	58,560	Memphis, TN	91%
Southwide Industrial Center #7	118,320	Memphis, TN	85%
Southwide Industrial Center #8	10,185	Memphis, TN	100%
Stone Fort Distribution #1	500,000	Chattanooga, TN	100%
Stone Fort Distribution #2	289,800	Chattanooga, TN	100%
Stone Fort Distribution #3	200,000	Chattanooga, TN	100%
Stone Fort Distribution #4	86,072	Chattanooga, TN	100%

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The future results of operations can be significantly impacted by the rental markets of both the Memphis and Chattanooga, Tennessee regions.

ProLogis Properties
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(3)                   Gross Income

The Properties lease industrial space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $116,334 for the year ended December 31, 2006. The Properties have one customer who represents approximately 22% of the Properties’ rental income during the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, which have remaining lives of 1 to 10 years, as of December 31, 2006, are as follows:

Year:
2007	$4,525,642
2008	3,909,237
2009	3,391,567
2010	1,857,147
2011	875,412
Thereafter	1,348,538

$15,907,543

The schedule does not reflect future rental revenues from the renewal or replacement of existing leases and excludes reimbursements of property operating expenses.

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Properties by IARETI.

Shallotte Commons
Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$644,981
Operating expense, insurance, and real estate tax recoveries	89,142

Total gross income	734,123

Direct operating expenses:
Operating expenses	90,745
Real estate taxes	39,245
Insurance	23,003

Total direct operating expenses	152,993

Excess of gross income over direct operating expenses	$581,130

Shallotte Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Crossroads at Chesapeake
Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,006,917
Operating expense, insurance, and real estate tax recoveries	263,321

Total gross income	1,270,238

Direct operating expenses:
Operating expenses	123,349
Real estate taxes	120,148
Insurance	19,675

Total direct operating expenses	263,172

Excess of gross income over direct operating expenses	$1,007,066

Crossroads at Chesapeake
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Crossroads at Chesapeake to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Chesapeake Commons
Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,062,652
Operating expense, insurance, and real estate tax recoveries	113,899

Total gross income	1,176,551

Direct operating expenses:
Operating expenses	38,804
Real estate taxes	82,553
Insurance	49,222

Total direct operating expenses	170,579

Excess of gross income over direct operating expenses	$1,005,972

Chesapeake Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Chesapeake Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Market at Hamilton
Historical Summary of Gross Income and Direct Operating Expenses
For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

For the period from October 1, 2006 (commencement of operations) through December 31, 2006
(unaudited)

Gross income:
Base rental income	$158,155
Operating expense, insurance, and real estate tax recoveries	24,477

Total gross income	182,632

Direct operating expenses:
Operating expenses	31,070
Real estate taxes	26,350
Insurance	3,694

Total direct operating expenses	61,114

Excess of gross income over direct operating expenses	$121,518

Market at Hamilton
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Market at Hamilton to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

Bradley Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$10,939,108	$12,527,596
Operating expense, insurance, real estate tax and ground rent recoveries	1,882,864	2,870,978

Total gross income	12,821,972	15,398,574

Direct operating expenses:
Operating expenses	498,328	1,189,849
Insurance	164,021	49,871
Real estate taxes	1,105,955	1,705,758
Ground rent	153,261	204,348

Total direct operating expenses	1,921,565	3,149,826

Excess of gross income over direct operating expenses	$10,900,407	$12,248,748

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of nineteen properties located in the following states; Illinois, Iowa, Wisconsin, Virginia, North Carolina, Georgia, Texas, Maryland, California, and Pennsylvania.  The Portfolio consists of approximately 1,926,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the properties in the Portfolio in 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                   Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $336,956 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$12,546,502
2007	12,842,702
2008	11,737,942
2009	10,849,700
2010	9,747,472
Thereafter	63,838,442

$121,562,760

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Six Pines Portfolio (“the Portfolio”) for the year ended December 31, 2006. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Six Pines Portfolio for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 30, 2007

Six Pines Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three months ended March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$4,256,644	$17,137,148
Operating expense, insurance, and real estate tax recoveries	1,624,995	6,522,090

Total gross income	5,881,639	23,659,238

Direct operating expenses:
Operating expenses	660,021	2,849,309
Insurance	91,614	333,142
Real estate taxes	958,886	3,652,899

Total direct operating expenses	1,710,521	6,835,350

Excess of gross income over direct operating expenses	$4,171,118	$16,823,888

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Six Pines Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                   Business

Six Pines Portfolio (collectively, “the Portfolio”) is comprised of twenty-one properties located in the following states; Kentucky, Texas, Florida, Tennessee, South Carolina, and Georgia.  The Portfolio consists of approximately 1,473,000 square feet of gross leasable area and was 97% occupied at December 31, 2006.  The Portfolio is leased to a total of 260 tenants of which one tenant accounted for approximately 34% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) closed on all of the properties of the Portfolio on April 10, 2007 with Preston Oil Company and related entities, an unaffiliated third party.

(2)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                   Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  Certain of the leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $113,870 for the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 21 years, as of December 31, 2006, are as follows:

Year
2007	$17,117,541
2008	16,116,513
2009	14,816,893
2010	13,137,309
2011	11,774,972
Thereafter	73,054,376

$146,017,604

Six Pines Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Worldgate Plaza (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Worldgate Plaza for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 30, 2007

Worldgate Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(Unaudited)

Gross income:
Base rental income	$2,082,905	7,657,988
Operating expense, insurance, and real estate tax recoveries	373,473	1,402,549

Total gross income	2,456,378	9,060,537

Direct operating expenses:
Operating expenses	399,288	1,445,456
Insurance	35,291	153,192
Real estate taxes	244,462	875,344

Total direct operating expenses	679,041	2,473,992

Excess of gross income over direct operating expenses	$1,777,337	6,586,545

See accompanying notes to historical summary of gross income and direct operating expenses.

Worldgate Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                   Business

Worldgate Plaza (“the Property”) is located in Herndon, Virginia. The Property consists of approximately 322,000 gross leasable square feet and was 75% occupied at December 31, 2006. The Property is leased to a total of 5 tenants of which two tenants accounted for approximately 69% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Worldgate Plaza, LLC, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $187,188 for the year ended December 31, 2006.

Minimum rents to be received from the 5 tenants under multiple operating leases, with a lease term of five to 20 years for all the leases, as of December 31, 2006, are as follows:

Year
2007	$7,652,670
2008	6,641,124
2009	6,821,483
2010	2,541,367
2011	449,925

$24,106,569

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, professional fees, interest expense, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Shops at Riverstone (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Shops at Riverstone for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 29, 2007

Shops at Riverstone
Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$821,074	2,588,675
Operating expense, insurance, and real estate tax recoveries	198,712	735,015

Total gross income	1,019,786	3,323,689

Direct operating expenses:
Operating expenses	82,928	298,151
Insurance	13,446	52,866
Real estate taxes	168,576	642,194

Total direct operating expenses	264,950	993,221

Excess of gross income over direct operating expenses	$754,836	2,330,468

See accompanying notes to historical summary of gross income and direct operating expenses.

Shops at Riverstone
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                   Business

The Shops at Riverstone (“the Property”) is located in Missouri City, Texas. The Property consists of approximately 315,000 gross leasable square feet and was 70% occupied at December 31, 2006. The Property is leased to a total of 18 tenants of which four tenants accounted for approximately 73% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Riverstone Retail Partners, Ltd., LASCO Riverstone Retail Partners, Ltd., Riverstone Copperfield Retail Partners, Ltd. and Riverstone Place Retail Partners, Ltd., unaffiliated third parties.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $675,405 for the year ended December 31, 2006.

Minimum rents to be received from the 20 tenants under multiple operating leases, with a lease term of five to fifteen years for all the leases, who had signed leases as of December 31, 2006, are as follows:

Year
2007	$3,087,150
2008	3,250,009
2009	3,251,009
2010	3,267,427
2011	3,289,192
Thereafter	21,384,452

$37,529,239

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Pavilions at Hartman Heritage (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Pavilions at Hartman Heritage for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 29, 2007

Pavilions at Hartman Heritage
 Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(unaudited)
Gross income:
Base rental income	$710,663	2,497,123
Operating expense, insurance, and real estate tax recoveries	196,231	700,815

Total gross income	906,894	3,197,938

Direct operating expenses:
Operating expenses	79,248	245,614
Insurance	8,581	31,205
Real estate taxes	157,459	599,845

Total direct operating expenses	245,288	876,664

Excess of gross income over direct operating expenses	$661,605	2,321,274

See accompanying notes to historical summary of gross income and direct operating expenses.

Pavilions at Hartman Heritage
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)            Business

The Pavilions at Hartman Heritage (“the Property”) is located in Independence, Missouri. The Property consists of approximately 224,000 gross leasable square feet and was 81% occupied at December 31, 2006. The Property is leased to a total of 22 tenants of which three tenants accounted for approximately 36% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the third quarter of 2007 with Pavilions LLC, an unaffiliated third party.

(2)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)            Gross Income

The Property leases shopping space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $49,524 for the year ended December 31, 2006.

Minimum rents to be received from the 22 tenants under multiple operating leases, with a lease term of three to fifteen years for all the leases, as of December 31, 2006, are as follows:

Year
2007	$2,497,663
2008	2,493,433
2009	2,347,898
2010	2,319,445
2011	2,140,054
Thereafter	7,583,748

$19,382,241

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakeport Commons (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakeport Commons for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

Chicago, Illinois
May 31, 2007

Lakeport Commons
 Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$912,738	3,335,306
Operating expense, insurance, and real estate tax recoveries	316,248	1,136,720

Total gross income	1,228,986	4,472,026

Direct operating expenses:
Operating expenses	59,950	143,212
Insurance	7,549	27,451
Real estate taxes	308,986	1,177,091

Total direct operating expenses	376,485	1,347,754

Excess of gross income over direct operating expenses	$852,501	3,124,272

See accompanying notes to historical summary of gross income and direct operating expenses.

Lakeport Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)            Business

Lakeport Commons (“the Property”) is located in Sioux City, Iowa. The Property consists of approximately 282,000 gross leasable square feet and was 88% occupied at December 31, 2006. The Property is leased to a total of 25 tenants of which two tenants accounted for approximately 32% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Lakeport Commons, L.L.C., an unaffiliated third party.

(2)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)            Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was $111,444 of contingent rent earned for the year ended December 31, 2006.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $536,540 for the year ended December 31, 2006.

Minimum rents to be received from the 25 tenants under multiple operating leases, with a lease term of four to fifteen years for all the leases, who had signed leases as of December 31, 2006, are as follows:

Year
2007	$3,634,148
2008	3,644,148
2009	3,644,148
2010	3,360,142
2011	3,183,360
Thereafter	14,597,850
$32,333,796

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Shallotte Commons
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$207,738	644,981
Operating expense, insurance, and real estate tax recoveries	29,274	89,142

Total gross income	237,012	734,123

Direct operating expenses:
Operating expenses	14,332	90,745
Real estate taxes	14,502	39,245
Insurance	6,069	23,003

Total direct operating expenses	34,903	152,993

Excess of gross income over direct operating expenses	$202,109	581,130

See accompanying notes to historical summary of gross income and direct operating expenses.

Shallotte Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

The Landings at Clear Lake
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$884,543	1,885,918
Operating expense, insurance, and real estate tax recoveries	28,374	87,766

Total gross income	912,917	1,973,684

Direct operating expenses:
Operating expenses	101,233	411,083
Real estate taxes	46,069	48,022
Insurance	31,767	147,992

Total direct operating expenses	179,069	607,097

Excess of gross income over direct operating expenses	$733,848	1,366,587

See accompanying notes to historical summary of gross income and direct operating expenses.

The Landings at Clear Lake
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of The Landings at Clear Lake to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Gravois Dillon
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$409,401	1,535,288
Operating expense, insurance, and real estate tax recoveries	109,909	324,563

Total gross income	519,310	1,859,851

Direct operating expenses:
Operating expenses	70,250	165,817
Real estate taxes	44,982	170,847
Insurance	6,889	23,962

Total direct operating expenses	122,121	360,626

Excess of gross income over direct operating expenses	$397,189	1,499,225

See accompanying notes to historical summary of gross income and direct operating expenses.

Gravois Dillon
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Gravois Dillon to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Northwest Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$656,010	2,581,818
Operating expense, insurance, and real estate tax recoveries	213,140	970,884

Total gross income	869,150	3,552,702

Direct operating expenses:
Operating expenses	70,580	377,867
Real estate taxes	187,325	674,399
Insurance	21,085	34,940

Total direct operating expenses	278,990	1,087,206

Excess of gross income over direct operating expenses	$590,160	2,465,496

See accompanying notes to historical summary of gross income and direct operating expenses.

Northwest Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Northwest Marketplace to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

The Villages at Kitty Hawk
Historical Summary of Gross Income and Direct Operating Expenses
For the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006
(commencement of operations) to December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the period from June 1, 2006 (commencement of operations) to December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$549,010	596,245
Operating expense, insurance, and real estate tax recoveries	50,359	111,680

Total gross income	599,369	707,925

Direct operating expenses:
Operating expenses	57,617	131,294
Real estate taxes	47,400	86,122
Insurance	84,799	128,123

Total direct operating expenses	189,816	345,539

Excess of gross income over direct operating expenses	$409,553	362,386

See accompanying notes to historical summary of gross income and direct operating expenses.

The Villages at Kitty Hawk
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006
(commencement of operations) to December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Washington Park Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$678,300	2,273,019
Operating expense, insurance, and real estate tax recoveries	345,421	1,021,773

Total gross income	1,023,721	3,294,792

Direct operating expenses:
Operating expenses	108,736	125,213
Insurance	18,356	58,927
Real estate taxes	294,153	1,067,497
Interest expense	452,880	1,111,727

Total direct operating expenses	874,125	2,363,364

Excess of gross income over direct operating expenses	$149,596	931,428

See accompanying notes to historical summary of gross income and direct operating expenses.

Washington Park Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Washington Park Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

APPENDIX A

PRIOR PERFORMANCE TABLES

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in both the Inland Western Retail Real Estate Trust, Inc. and 1031 Exchange programs where the offering closed in the three years prior to December 31, 2006.  The information provided for Inland Retail Real Estate Trust, Inc.  (“IRRETI”) represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc. (J)			1031 Exchange Programs
Number of programs:	1 Program		%	1 Program		%	34 Programs	%

Dollar amount offered	$5,000,000	(C)		2,500,000	(A)		284,679
Dollar amount raised	4,454,804	(D)	100.00	2,371,012	(B)	100.00	283,922	100.00
Less offering expenses:
Syndication fees (E)	442,622		9.94	194,194		8.19	21,337	7.41
Other fees (F)	14,306		0.32	21,010		0.89	33,199	10.97
Organizational fees	—		—	—		—	2,775	0.96
Reserves (G)	39,979		0.89	76,590		0.97	4,948	1.59

Available for investment	$3,957,897		88.60	2,079,218		89.95	221,664	79.07

Acquisition costs:
Cash down payments	$3,440,668			1,270,577			221,664
Repayment of indebtedness	40,479			896,304			—
Temporary cash investments	193,628			—			—
Investment in securities	283,122			109,336			—
Total acquisition costs	$3,957,897			2,276,217			221,664

Percent leverage	55%			55%			49%
Date offerings commenced		(I)			(H)		2003-2006
Length of offering		(I)			(H)		1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)		1-14 months

TABLE I-(continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)   This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)     These figures are cumulative and are as of September 30, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)     This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)    These figures are cumulative and are as of December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)      Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares.  All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)      Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)     Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)    On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share.  On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis.  On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)         In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share.  In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2006, approximately 87% of the proceeds available for investment from the offerings were invested in real properties.

(J)        On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2006, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,454,804		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,909		2,762		2,350
Acquisition cost and expense	6,006		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	676,206		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	55,868		33,624		0
Advisor asset management fee (J)	51,425		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	1,347		1,135		0
Acquisition costs expensed	445		0		0
Other administrative services	5,579		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (46 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		360,955

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	26,547	(C)
Other offering expenses (D)	116		230		4,084
Acquisition cost and expense	2,550	(E)	1,706	(E)	30,916	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		65,529

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	16		29		5,200
Advisor asset management fee (J)	0		0		3,112
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		0
Professional services	0		0		0
Mortgage servicing fees	0		0		568
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		9,471
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		557
Mortgage brokerage and refinancing fees	0		0		1,043
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)   With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2006 and the figures relating to cash available from operations are for the three years ending December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.  IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)     The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)     The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)    Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)      Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)      An affiliate provides property management services for all properties acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)     See Table V and Notes thereto regarding sales and disposals of properties.

(H)    On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”).  Each of these entities was merged into subsidiaries that are wholly owned by IRC.  As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)         On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IRRETI.  As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)        With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period.  IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

(K)    On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of IRRETI, Inland Western and the 1031 Exchange Program, Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2006.  IRRETI’s information reflects information for the seven years ended December 31, 2005.  Inland Western’s information reflects information for the four years ended December 31, 2006.  The 1031 Exchange Program’s information reflects information for the five years ended December 31, 2006.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only Inland Western, IRRETI and the forty-three 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2006	2005	2004	2003

Gross revenues	$710,103	518,055	130,575	745
Profit on sale of properties	0	0	0	0
Other income (expenses)	59,403	27,056	(348)	38

Less:
Operating expenses (G)	200,106	137,454	32,522	143
Interest expense	223,098	141,039	35,043	161
Program expenses (I)	54,475	31,738	4,856	460
Depreciation & amortization	259,884	189,631	46,105	192

Net income (loss)-GAAP basis	$31,943	45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0	0

Cash available (deficiency) from operations	296,165	201,857	63,520	724

Cash available from investing
Payments under master leases (K)	7,659	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(2,298)	(1,416)	(175)	—
Advances from sponsor	—	(3,523)	—	1,203

Total cash available before distributions and special items	301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	283,769	211,327	54,542	358
From sales	0	0	0	0
	283,769	211,327	54,542	358

Cash available after distributions before special items (D)	17,757	(7,604)	11,828	1,569

Special items:	0	0	0	0
Cash available after distributions and special items (D)	$17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	0	7,604	0	0
Cash from financing activities	0	0	0	0
Total available cash used to partially fund distributions	$0	5,146	0	0

Tax data per $1,000 invested (B):	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	64	66	15
Source (on cash basis):
Sales	0	0	0	0
Operations (F)	64	64	66	15

Percent of properties remaining unsold	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(48 Programs)

	2006	2005	2004	2003	2002

Number of programs	48	43	27	17	9
Gross revenues	$54,221	42,866	24,497	13,563	4,171
Profit on sale of properties	—	5,554	—	—	—

Less:
Operating expenses (E)	9,652	7,471	4,333	1,910	612
Interest expense	16,681	13,351	8,031	5,049	1,782
Program expenses (F)	2,595	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—	—

Net income (loss)	$25,293	26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—	—

Cash available (deficiency) from operations	25,293	26,067	10,930	5,933	1,603
Cash available from sales	5,670	10,604	0	0	0
Cash available from financing	0	0	0	0	0
Principal payment of debt amortization	(64)	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	30,899	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	24,782	19,734	10,721	5,457	1,404
From sales	5,670	10,604	0	0	0
	30,452	30,338	10,721	5,457	1,404

Cash available after distributions before special items	467	6,263	125	404	156

Special items	0	0	0	0	0
Cash available after distributions and special items	$467	6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0	0
Source (on cash basis):
Sales	310.79	1,156.67	0	0	0
Operations	79.03	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)     IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)       IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)      In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)        For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)        Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.  Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income	45.00	54.00	55.00	0.00
Return of Capital	55.00	46.00	45.00	100.00

	100.00	100.00	100.00	100.00

(G)       Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)      Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)           Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)          From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)      From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(L)        On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2006 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2006.

Program Name	Landings of Sarasota		Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$11,800		$30,000	$25,324
Number of properties purchased	One		Seven	Five
Date of closing of offering	07/02		8/88	4/90
Date of first sale of property	07/05		7/94	1/91
Date of final sale of property	07/05		4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)	625	680
Recapture		(A)	—	—
			514	59
Capital gain		(B)

Deferred gain:
Capital		(B)	—	—
Ordinary		(B)	—	—

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715		862	681
Operations	1,279		1,209	1,043

(A)  For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)  For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2006.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commiss ions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Receive d at Sale	Adjust. Resulting from Applicati on of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,220	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	291	291
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	840	840
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	1,277	1,277
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	4,986	4,986
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	2,911	2,911
IRC – Crestwood Plaza	12/96	02/22/06	1,201	0	904	0	0	2,105	0	2,105	2,105
IRC – Montgomery Sears	06/96	04/27/06	2,651	0	1,645	0	0	4,296	0	4,296	4,296
IRC – Bakers Shoes	09/98	06/14/06	3,240	0	0	0	0	3,240	0	3,240	3,240
IRC – Regency Point	04/96	09/12/06	8,016	0	0	0	0	8,016	0	8,016	8,016

Monthly Income Fund I -
Scandinavian Health Club	04/88	06/04	3,557	0	0	0	0	3,557	0	3,069	3,069
Walmart-Duncan	08/88	03/05	2,936	0	0	0	0	2,936	0	3,039	3,039
Douglas Living Center	01/88	04/05	2,475	0	0	0	0	2,475	0	3,574	3,574
Hillside Living Center	01/88	04/05	2,478	0	0	0	0	2,478	0	3,170	3,170

Monthly Income Fund II -
Kmart	12/89	05/05	2,800	0	0	0	0	2,800	0	5,072	5,072
Colonial Manor Living Center	06/89	08/05	4,270	0	0	0	0	4,270	0	7,521	7,521
Scandinavian Health Club	10/88	09/05	2,695	0	0	0	0	2,695	0	3,017	3,017

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IRC – Crestwood Plaza	(188)	0	(195)		0	(195)
IRC – Montgomery Sears	(10)	0	6		0	6
IRC – Bakers Shoes	2,365	0	0	(E)	0	0
IRC – Regency Point	4,421	0	0	(E)	0	0

Monthly Income Fund I -
Scandinavian Health Club	5,299	0	1,389		0	1,389
Walmart-Duncan	3,746	0	955		0	955
Douglas Living Center	6,513	0	811		0	811
Hillside Living Center	6,016	0	742		0	742

Monthly Income Fund II -
Kmart	4,496	0	(863)		0	(863)
Colonial Manor Living Center	13,006	0	(89)		0	(89)
Scandinavian Health Club	6,170	0	(437)		0	437

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)     The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2006.  All sales have been made to parties unaffiliated with the partnerships.

(B)     Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)     Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)    Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)      For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.